Filed Pursuant to Rule 424(b)(3)
Securities Act File No. 333-268622
File No. 812-01599
Prospectus
CRESCENT PRIVATE CREDIT INCOME CORP.
Class S, Class D and Class I Shares of Common Stock
Maximum Offering of $2,500,000,000
Crescent Private Credit Income Corp. is a Maryland corporation that seeks to invest primarily in directly originated assets, including debt securities and related equity investments, made to or issued by U.S. middle-market companies. The Fund’s primary focus is to invest in companies with annual earnings before income tax expense, depreciation and amortization (“EBITDA”) of $35 million to $120 million; however, the Fund may invest in larger or smaller companies.
To a lesser extent, we may make investments in syndicated loans and other liquid credit opportunities, including in publicly traded debt instruments, for cash management purposes, while also presenting an opportunity for attractive investment returns. Our investment objectives are to generate current income and, to a lesser extent, long-term capital appreciation. Throughout the prospectus, we refer to Crescent Private Credit Income Corp. as the “Fund,” “we,” “us” or “our,” and Crescent Capital Group LP and its controlled affiliates as “Crescent.”
We are a
non-diversified,
closed-end
management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”). We are externally managed by our adviser, Crescent Cap NT Advisors, LLC (the “investment adviser”). Our investment adviser is an affiliate of Crescent. CCAP Administration LLC (the “administrator”) provides certain administrative services and other services necessary for us to operate. We intend to elect to be treated for federal income tax purposes, and intend to qualify annually thereafter, as a regulated investment company under the Internal Revenue Code of 1986, as amended.
We are offering on a continuous basis up to $2,500,000,000 of shares of our common stock, par value $0.01 per share (the “Common Shares”), including shares of our Class S common stock (the “Class S shares”), shares of our Class D common stock (the “Class D shares”) and shares of our Class I common stock (the “Class I shares”). We are offering to sell any combination of these three classes of Common Shares, Class S shares, Class D shares and Class I shares, with a dollar value up to the maximum offering amount. The share classes have different ongoing stockholder servicing and/or distribution fees. The purchase price per share for each class of Common Shares will equal our net asset value (“NAV”) per share, as of the effective date of the monthly share purchase date. This is a “best efforts” offering, which means that Emerson Equity LLC, the “intermediary manager” for this offering, will use its best efforts to sell shares, but is not obligated to purchase or sell any specific number of shares in this offering.
Investing in our Common Shares involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. See “
Risk Factors
” beginning on page 32 of this prospectus. Also consider the following:

•	We have a limited operating history and there is no assurance that we will achieve our investment objectives.

•
We have not identified specific investments that we will make with the proceeds of this offering. As a result, this may be deemed a “blind pool” offering and you will not have the opportunity to evaluate our investments before we make them.

•
We invest primarily in privately-held companies for which very little public information exists. Such companies are also generally more vulnerable to economic downturns and may experience substantial variations in operating results.

•	The privately-held companies and below-investment-grade securities in which we will invest will be difficult to value and are illiquid.

•	You should not expect to be able to sell your Common Shares regardless of how we perform.

•	You should consider that you may not have access to the money you invest for an extended period of time.

•	We do not intend to list our Common Shares on any securities exchange, and we do not expect a secondary market in our Common Shares to develop prior to any listing.

•	Because you may be unable to sell your Common Shares, you will be unable to reduce your exposure in any market downturn.

•
Beginning no later than the first full calendar quarter after we hold the first closing in the offering of Common Shares pursuant to this prospectus, and at the sole discretion of our board of directors (our “Board”), we intend to commence a share repurchase program in which we intend to repurchase up to 5% of our Common Shares outstanding (either by number of shares or aggregate NAV) in each quarter. In addition, to the extent we offer to repurchase shares in any particular quarter, we expect any such repurchases will be at prices equal to the NAV per share as of the last calendar day of the applicable month designated by our Board, except that the Fund deducts 2.00% from such NAV for shares that have not been outstanding for at least one year. Such share repurchase prices may be lower than the price at which you purchase our Common Shares in this offering.

•	An investment in our Common Shares is not suitable for you if you need access to the money you invest. See “Suitability Standards” and “Share Repurchase Program.”

•
An investment in our Common Shares is suitable only for investors with the financial ability and willingness to accept the high risks and lack of liquidity inherent in an investment in our Common Shares.

•
We cannot guarantee that we will make distributions, and if we do we may fund such distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital to stockholders or offering proceeds, and although we generally expect to fund distributions from cash flow from operations, we have not established limits on the amounts we may pay from such sources. A return of capital is a return of a portion of your capital investment in our Common Shares.

•
Distributions may also be funded in significant part, directly or indirectly, from temporary waivers or expense reimbursements borne by our investment adviser or its affiliates, that may be subject to reimbursement to our investment adviser or its affiliates. The repayment of any amounts owed to our investment adviser or our affiliates will reduce future distributions to which you would otherwise be entitled.

•
We expect to use leverage, which will magnify the potential for loss on amounts invested in us. See “Risk Factors—Risks Relating to Our Business and Structure—Our strategy involves a high degree of leverage. We intend to continue to finance our investments with borrowed money, which will magnify the potential for gain or loss on amounts invested and increase the risk of investing in us. The risks of investment in a highly leveraged fund include volatility and possible distribution restrictions.”

•
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Common Shares less attractive to investors.

•
We invest in securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Bonds that are rated below investment grade are sometimes referred to as “high yield bonds” or “junk bonds.” Below investment grade securities have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be illiquid and difficult to value. See “Prospectus Summary—Q: What type of investments do you make?”

Neither the SEC nor any state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense. Securities regulators have also not passed upon whether this offering can be sold in compliance with existing or future suitability or conduct standards including the ‘Regulation Best Interest’ standard to any or all purchasers.
The use of forecasts in this offering is prohibited. Any oral or written predictions about the amount or certainty of any cash benefits or tax consequences that may result from an investment in our Common Shares is prohibited. No one is authorized to make any statements about this offering different from those that appear in this prospectus.

	Price to the Public (1)	Sales Load (2)	Proceeds to Us, Before Expenses (3)
Maximum Offering (4)	$2,500,000,000		Up to $	2,500,000,000
Class S Shares, per Share	$25.05	None		$833,333,333.33
Class D Shares, per Share	$25.05	None		$833.333.333.33
Class I Shares, per Share	$25.05	None		$833,333,333.33

(1)
Shares of each class of our Common Shares will be offered on a monthly basis at a price per share equal to the NAV per share for such class. As of June 30, 2023, our most recent available NAV, the NAV per share of our Class I shares was $25.05. No Class S shares or Class D shares were outstanding as of such date.

(2)
The Fund will not charge investors an upfront sales load with respect to Class S shares, Class D shares or Class I shares. However, if you buy Class S shares or Class D shares through certain selling agents, they may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amounts as they may determine, provided that selling agents limit such charges to a 3.5% cap on NAV for Class S shares and a 1.5% cap on NAV for Class D shares. Selling agents will not charge brokerage commissions on Class I shares.

(3)
We and, ultimately, our common stockholders will also pay the following stockholder servicing and/or distribution fees to Emerson Equity LLC, the intermediary manager, subject to Financial Industry Regulatory Authority, Inc. (“FINRA”) limitations on underwriting compensation: (a) for Class S shares, a stockholder servicing and/or distribution fee equal to 0.85% per annum of the aggregate NAV as of the beginning of the first calendar day of the month for the Class S shares; and (b) for Class D shares, a stockholder servicing and/or distribution fee equal to 0.25% per annum of the aggregate NAV as of the beginning of the first calendar day of the month for the Class D shares, in each case, payable monthly. No stockholder servicing and/or distribution fee will be paid with respect to Class I shares. The total amount that will be paid over time for other underwriting compensation depends on the average length of time for which shares remain outstanding, the term over which such amount is measured and the performance of our investments. We and, ultimately, our common stockholders, will also pay or reimburse certain organization and offering expenses, including, subject to FINRA limitations on underwriting compensation, certain wholesaling expenses. See “Plan of Distribution” and “Estimated Use of Proceeds.” FINRA defines “underwriting compensation” as any payment, right, interest, or benefit received or to be received by a participating member from any source for underwriting, allocation, distribution, advisory and other investment banking services in connection with a public offering. The total underwriting compensation and total organization and offering expenses will not exceed 10% and 15%, respectively, of the gross proceeds from this offering. Proceeds are calculated before deducting stockholder servicing and/or distribution fees or organization and offering expenses payable by us, which are paid over time. Our investment adviser has agreed to advance all of our organization and offering expenses on our behalf pursuant to the Expense Support and Conditional Reimbursement Agreement. We and, ultimately, our common stockholders will also pay certain ongoing offering expenses associated with our continuous offering of Common Shares if such ongoing offering costs are (i) paid by us or (ii) advanced by our investment adviser and reimbursed by us subject to certain conditions contained in the Expense Support and Conditional Reimbursement Agreement. Reimbursement by us of expenses advanced by our investment adviser associated with either our initial or continuous offering of Common Shares will reduce our NAV at the time we make such reimbursement payment and may reduce future distributions to which you would otherwise be entitled.
(4)
The table assumes that all Common Shares are sold in the primary offering, with 1/3 of the gross offering proceeds from the sale of Class S shares, 1/3 from the sale of Class D shares, and 1/3 from the sale of Class I shares. The number of Common Shares of each class sold and the relative proportions in which the classes of Common Shares are sold are uncertain and may differ significantly from this assumption. The proceeds may differ from that shown if the then-current NAV at which Common Shares are sold varies from that shown and/or additional Common Shares are registered.

The date of this prospectus is September 29, 2023

SUITABILITY STANDARDS
Common Shares offered through this prospectus are suitable only as a long-term investment for persons of adequate financial means such that they do not have a need for liquidity in this investment. We have established financial suitability standards for initial stockholders in this offering which require that a purchaser of shares have either:

•	a gross annual income of at least $70,000 and a net worth of at least $70,000, or

•	a net worth of at least $250,000.
For purposes of determining the suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. In the case of sales to fiduciary accounts, these minimum standards must be met by the beneficiary, the fiduciary account or the donor or grantor who directly or indirectly supplies the funds to purchase the shares if the donor or grantor is the fiduciary.
In addition, we will not sell shares to investors in the states named below unless they meet special suitability standards set forth below:
Alabama
—In addition to the suitability standards set forth above, an investment in us will only be sold to Alabama residents that have a liquid net worth of at least 10 times their investment in us and our affiliates.
California
—California residents may not invest more than 10% of their liquid net worth in us and must have either (a) a liquid net worth of $350,000 and annual gross income of $65,000 or (b) a liquid net worth of $500,000.
Idaho
—Purchasers residing in Idaho must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, the total investment in us shall not exceed 10% of their liquid net worth.
Iowa
—Iowa investors must (i) have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000 (net worth should be determined exclusive of home, auto and home furnishings); and (ii) limit their aggregate investment in this offering and in the securities of other non-traded
BDCs to 10% of such investor’s liquid net worth (liquid net worth should be determined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities).
Kansas
—It is recommended by the Office of the Securities Commissioner that Kansas investors limit their aggregate investment in our securities and other non-traded
BDCs to not more than 10% of their liquid net worth. Liquid net worth shall be defined as that portion of the purchaser’s total net worth that is comprised of cash, cash equivalents, and readily marketable securities, as determined in conformity with U.S. generally accepted accounting principles (“GAAP”).
Kentucky
—A Kentucky investor may not invest more than 10% of its liquid net worth in us or our affiliates. “Liquid net worth” is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.
Maine
—The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.
Massachusetts
—In addition to the suitability standards set forth above, Massachusetts residents may not invest more than 10% of their liquid net worth in us and in other illiquid direct participation programs.

i

Missouri
—In addition to the suitability standards set forth above, a Missouri investor may not invest more than 10% of their liquid net worth in us.
Nebraska
—In addition to the suitability standards set forth above, Nebraska investors must limit their aggregate investment in this offering and the securities of other business development companies to 10% of such investor’s net worth. Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), are not subject to the foregoing investment concentration limit.
New Jersey
—New Jersey investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor’s investment in us, our affiliates and other non-publicly-traded
direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of his or her liquid net worth.
New Mexico
—In addition to the general suitability standards listed above, a New Mexico investor may not invest, and we may not accept from an investor more than ten percent (10%) of that investor’s liquid net worth in shares of us, our affiliates and in other non-traded
BDCs. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.
North Dakota
—Purchasers residing in North Dakota must have a net worth of at least ten times their investment in us.
Ohio
—It is unsuitable for Ohio residents to invest more than 10% of their liquid net worth in the issuer, affiliates of the issuer and in any other non-traded
BDCs. “Liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles, minus total liabilities) comprised of cash, cash equivalents and readily marketable securities.
Oklahoma
—Purchasers residing in Oklahoma may not invest more than 10% of their liquid net worth in us.
Oregon
—In addition to the suitability standards set forth above, Oregon investors may not invest more than 10% of their liquid net worth in us and our affiliates. Liquid net worth is defined as net worth excluding the value of the investor’s home, home furnishings and automobile.
Pennsylvania
—Purchasers residing in Pennsylvania may not invest more than 10% of their liquid net worth in us.
Puerto Rico
—Purchasers residing in Puerto Rico may not invest more than 10% of their liquid net worth in us, our affiliates and other non-traded
BDCs. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus total liabilities) consisting of cash, cash equivalents and readily marketable securities.
Tennessee
—Purchasers residing in Tennessee must have a liquid net worth of at least ten times their investment in us.
Vermont
—Accredited investors in Vermont, as defined in 17 C.F.R. §230.501, may invest freely in this offering. In addition to the suitability standards described above, non-accredited
Vermont investors may not purchase an amount in this offering that exceeds 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings or automobiles) minus total liabilities.

Our investment adviser, those selling shares on our behalf and participating brokers and registered investment advisers recommending the purchase of shares in this offering are required to make every reasonable effort to determine that the purchase of shares in this offering is a suitable and appropriate investment for each investor based on information provided by the investor regarding the investor’s financial situation and investment objectives and must maintain records for at least six years after the information is used to determine that an investment in our Common Shares is suitable and appropriate for each investor. In making this determination, our investment adviser, the participating broker, registered investment adviser, authorized representative or other person selling shares will, based on a review of the information provided by the investor (including age, investment objectives, investment experience, income, net worth, financial situation and other investments), consider whether the investor:

•	meets the minimum income and net worth standards established in the investor’s state;

•	can reasonably benefit from an investment in our Common Shares based on the investor’s overall investment objectives and portfolio structure;

•	is able to bear the economic risk of the investment based on the investor’s overall financial situation, including the risk that the investor may lose their entire investment; and

•	has an apparent understanding of the following:

•	the fundamental risks of the investment, including the risk that the investor may lose their entire investment;

•	the lack of liquidity of our Common Shares;

•	the restrictions on transferability of our Common Shares;

•	the background and qualifications of our investment adviser; and

•	the tax consequences of the investment.
In addition to investors who meet the minimum income and net worth requirements set forth above, our Common Shares may be sold to financial institutions that qualify as “institutional investors” under the state securities laws of the state in which they reside. “Institutional investor” is generally defined to include banks, insurance companies, investment companies as defined in the Investment Company Act, pension or profit sharing trusts and certain other financial institutions. A financial institution that desires to purchase shares will be required to confirm that it is an “institutional investor” under applicable state securities laws.
In addition to the suitability standards established herein, (i) a participating broker may impose additional suitability requirements and investment concentration limits to which an investor could be subject and (ii) various states may impose additional suitability standards, investment amount limits and alternative investment limitations.
Broker-dealers must comply with Regulation Best Interest, which, among other requirements, enhances the existing standard of conduct for broker-dealers and establishes a “best interest” obligation for broker-dealers and their associated persons when making recommendations of any securities transaction or investment strategy involving securities to a retail customer. The obligations of Regulation Best Interest are in addition to, and may be more restrictive than, the suitability requirements listed above. When making such a recommendation to a retail customer, a broker-dealer must, among other things, act in the best interest of the retail customer at the time a recommendation is made, without placing its interests ahead of its retail customer’s interests. A broker-dealer may satisfy the best interest standard imposed by Regulation Best Interest by meeting disclosure, care, conflict of interest and compliance obligations. In addition, broker-dealers are required to provide retail investors a brief relationship summary, or Form CRS, that summarizes for the retail investor key information about the broker-dealer. Form CRS is different from this prospectus, which contains detailed information regarding this offering and the Fund. Investors should refer to the prospectus for detailed information about this offering before deciding to purchase Common Shares.

Under Regulation Best Interest, high cost, high risk and complex products may require greater scrutiny by broker-dealers and their salespersons before they recommend such products. There are likely alternatives to us that are reasonably available to you, through your broker or otherwise, and those alternatives may be less costly or have lower investment risk. Among other alternatives, listed BDCs may be reasonable alternatives to an investment in our Common Shares, and may feature characteristics like lower cost, less complexity, and lesser or different risks. Investments in listed securities also often involve nominal or zero commissions at the time of initial purchase. Currently, there is no administrative or case law interpreting Regulation Best Interest and the full scope of its applicability on brokers participating in our offering cannot be determined at this time.

ABOUT THIS PROSPECTUS
Please carefully read the information in this prospectus and any accompanying prospectus supplements, which we refer to collectively as the “prospectus.” You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. You should not assume that the information contained in this prospectus is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.
We intend to disclose the NAV per share of each class of our Common Shares for each month when available on our website at www.
crescentprivatecredit.com
. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider that information to be part of this prospectus.
The words “we,” “us,” “our” and the “Fund” refer to Crescent Private Credit Income Corp., together with its consolidated subsidiaries.
Unless otherwise noted, numerical information relating to Crescent is approximate as of June 30, 2023.
Citations included herein to industry sources are used only to demonstrate third-party support for certain statements made herein to which such citations relate. Information included in such industry sources that do not relate to supporting the related statements made herein are not part of this prospectus and should not be relied upon. The industry sources and reports are provided below:

•
The National Center for the Middle Market (“NCMM”)
is a collaboration between The Ohio State University Fisher College of Business, Chubb and Visa. NCMM is a source of research on the middle market economy, providing data analysis, insights, and perspectives for companies, policymakers, and other key stakeholders, to help accelerate growth, increase competitiveness and create jobs in the sector.
www.middlemarketcenter.org

•
Leveraged Commentary and Data (“LCD”), a part of Pitchbook
, is a provider of real-time coverage of the US and European leveraged loan and high-yield bond markets, from deal inception through the trading life of the debt. With over 500 leveraged loan indexes in the US and Europe that track performance, index characteristics, and risk measures, LCD is the industry standard for leveraged loan data, news, analysis, and indexes–providing coverage across the full loan lifecycle. Additionally, LCD provides growing coverage of investment grade bond issuance, distressed debt, corporate bankruptcies, and middle market transactions.
https://pitchbook.com/leveraged-commentary-data

•
Preqin
is a privately held London-based investment data company that provides financial data and insight on the alternative assets market, as well as tools to support investment in alternatives. By the company’s own definition, its data encompasses private capital and hedge funds, including fund, fund manager, investor, performance and deal information. The asset classes it covers are: private equity, venture capital, hedge funds, private debt, real estate, infrastructure, natural resources and secondaries.
https://www.preqin.com/

•
Refinitiv,
a London Stock Exchange Group business, is one of the world’s largest providers of financial markets data and infrastructure, providing information, insights, and technology that enable customers to execute investing, trading and risk decisions.
https://www.refinitiv.com

•
S&P Capital IQ
is the research division of S&P Global, one of the world’s largest providers of ratings, data, research, and the S&P Dow Jones Indices. S&P Capital IQ investigates financial news, market insights, company performance data, and sector-specific data. The firm provides subscribers with intelligence on more than 62,000 public companies and 4.4 million private firms. According to the company’s website, it covers financials for 88,000 publicly-listed companies or 99% of global market capitalization.
https://www.capitaliq.com/

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Some of the statements included in this prospectus and any accompanying prospectus supplement, constitute forward-looking statements, which relate to future events or our future performance or financial condition. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current or prospective portfolio investments, our industry, our beliefs, and our assumptions. We believe that it is important to communicate our future expectations to our investors. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “will,” “should,” “targets,” “projects,” and variations of these words and similar expressions identify forward-looking statements, although not all forward-looking statements include these words. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and are difficult to predict, that could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.
The following factors and factors listed under “Risk Factors” in this prospectus and any accompanying prospectus supplement, provide examples of risks, uncertainties and events that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements. The occurrence of the events described in these risk factors and elsewhere in this prospectus and any accompanying prospectus supplement could have a material adverse effect on our business, results of operation and financial position. The following factors are among those that may cause actual results to differ materially from our forward-looking statements:

•	the impact of global health crises on our portfolio companies and the markets in which they operate, interest rates and the economy in general;

•	the ability of our investment adviser to locate suitable investments for us and to monitor and administer our investments;

•	regulations governing our operation as a business development company;

•	financing investments with borrowed money;

•	operation in a highly competitive market for investment opportunities;

•	our ability to successfully complete and integrate any acquisitions;

•	risks associated with original issue discount (“OID”) and payment-in-kind (“PIK”) interest income;

•	changes in interest rates may affect our cost of capital and net investment income;

•	the impact of changes in London Interbank Offered Rate (“LIBOR”) on our operating results;

•	uncertainty as to the value of certain portfolio investments;

•	our ability to deploy any capital raised in this offering;

•	lack of liquidity in investments;

•	the impact of changes in laws or regulations (including the interpretation thereof), including tax laws, governing our operations or the operations of our portfolio companies;

•	the social, geopolitical, financial, trade and legal implications of Brexit;

•	the timing, form and amount of any dividend distributions;

•	risks regarding distributions;

•	potential resignation of our investment adviser and/or administrator;

•	potential adverse effects of price declines and illiquidity in the corporate debt markets;

•	potential impact of economic recessions or downturns;

•	defaults by portfolio companies;

•	the outcome and impact of any litigation;

•	uncertainty surrounding the financial stability of the United States, Europe and China;

•	adverse developments in the credit markets; and

•	potential fluctuation in quarterly operating results.
Although we believe that the assumptions on which these forward-looking statements are based upon are reasonable, some of those assumptions may be based on the work of third parties and any of those assumptions could prove to be inaccurate; as a result, forward-looking statements based on those assumptions also could prove to be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this prospectus and any accompanying prospectus supplement should not be regarded as a representation by us that our plans and objectives will be achieved. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus or any prospectus supplement or other information incorporated herein by reference, as applicable. We do not undertake any obligation to update or revise any forward-looking statements or any other information contained herein, except as required by applicable law. You are advised to consult any additional disclosures that we may make directly to you or through reports that we in the future may file with the SEC, including annual reports on Form
10-K,
quarterly reports on Form
10-Q
and current reports on Form
8-K.
These forward-looking statements do not meet the safe harbor for forward-looking statements pursuant to Section 27A of the Securities Act or Section 21E of the Exchange Act.

PROSPECTUS SUMMARY
This prospectus summary highlights certain information contained elsewhere in this prospectus. This is only a summary and it may not contain all of the information that is important to you. Before deciding to invest in this offering, you should carefully read this entire prospectus, including the “Risk Factors” section. Except where the context suggests otherwise, the terms “we,” “us,” “our,” “the Fund” and “Crescent Private Credit Income Corp.” refer to Crescent Private Credit Income Corp. and its consolidated subsidiaries; “Crescent Cap NT Advisors, LLC” and “our investment adviser” refer to Crescent Cap NT Advisors, LLC; “CCAP Administration LLC” and “our administrator” refer to CCAP Administration LLC and “Crescent” and “Crescent Capital” refer to Crescent Capital Group LP and its affiliated companies (other than portfolio companies and its affiliated funds).

Q:	What is Crescent Private Credit Income Corp.?

A:
We are a specialty finance company focused on lending to middle-market companies. We are a Maryland corporation formed on November 10, 2022. We are a non-diversified,
closed-end
management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”). We are externally managed by our adviser, Crescent Cap NT Advisors, LLC (the “investment adviser”), an affiliate of Crescent Capital Group LP (“Crescent”).

Q:	Who is Crescent?

A:
Crescent is a global credit investment manager with total assets under management of over $40 billion. Crescent focuses on below investment grade credit through strategies that invest in marketable and privately originated debt securities including senior bank loans, high yield bonds, as well as private senior, unitranche and junior debt securities. Headquartered in Los Angeles, Crescent has over 200 employees based in five offices in the U.S. and Europe.

Crescent was formed in 1991 by Mark Attanasio and Jean-Marc Chapus as an asset management firm specializing in below-investment grade debt securities. With a
30-year
investment track record in private credit, Crescent possesses the scale, market presence and experience to provide bespoke one-stop
solutions to all segments of the middle-market.
In 2021, Sun Life Financial (collectively with its affiliates, “Sun Life”) acquired a majority economic interest in Crescent. Crescent operates as an independent business within Sun Life, with its own product offerings and investment, marketing and support teams. Sun Life is a publicly-owned Canadian financial services organization with an over
150-year
history and over $1 trillion of assets under management. Sun Life has committed to invest up to $750 million in Crescent’s investment strategies, supporting the launch of new products and creating alignment with Crescent’s investors. In May 2023, we entered into a subscription agreement with Sun Life Assurance Company of Canada (“Sun Life Assurance”), an affiliate of Sun Life, for the commitment to purchase an aggregate of up to $150 million of the Fund’s unregistered Class I shares. In June 2023, Sun Life Assurance subsequently transferred its undrawn capital commitment to BK Canada Holdings Inc. (“BK Canada”), an affiliate of Sun Life. As of the date of this prospectus, we have called $75 million of the $150 million total capital commitment ($30 million from Sun Life Assurance and $45 million from BK Canada). See “Prospectus Summary—Recent Developments.”
Our objective is to bring Crescent’s leading credit investment platform to the non-exchange
traded BDC industry.

Q:	What are your investment objectives?

A:
Our investment objectives are to maximize the total return to our stockholders in the form of current income and, to a lesser extent, long-term capital appreciation through debt and related equity investments.

Q:	What is your investment strategy?

A:	We seek to meet our investment objectives by:

•
utilizing the experience and expertise of the management team of the investment adviser, along with the broader resources of Crescent, in sourcing, evaluating and structuring transactions, subject to Crescent’s policies and procedures regarding the management of conflicts of interests;

•
employing an investment approach focused on long-term credit performance and principal protection, generally investing in loans with loan-to-value
metrics and interest coverage ratios that the investment adviser believes provide substantial credit protection, and also seeking favorable financial protections, including, where the investment adviser believes necessary, more restrictive covenants;

•
focusing primarily on loans and securities of middle-market private U.S. borrowers who seek access to financing and who historically relied heavily on bank lending or capital markets. The Fund’s primary focus is to invest in companies with EBITDA of $35 million to $120 million; however, the Fund may invest in larger or smaller companies. We believe this opportunity set generates favorable pricing and more rigorous structural protections relative to that offered by investments in the broadly syndicated markets. From time to time, we may also invest in loans and debt securities issued by corporate borrowers outside of the middle-market private borrower space to the extent we believe such investments enhance the overall risk/return profile for our common stockholders and help us meet our investment objectives; and

•	maintaining rigorous portfolio monitoring in an attempt to mitigate negative credit events within our portfolio.
Our investment strategy is expected to capitalize on Crescent’s scale and reputation in the market as an attractive financing partner to source investments with attractive pricing and terms, emphasizing capital preservation through credit selection and risk mitigation. This approach reflects Crescent’s view that the cornerstone of successful investing is fundamental credit analysis. We expect to benefit from Crescent’s ability to transact in size and provide speed and certainty of execution, as well as its long-standing and extensive relationships with both private equity firms and companies. We also expect our targeted portfolio to provide downside protection through conservative capital structures with meaningful cash flow and interest coverage, priority in the capital structure and information requirements.

Q:	What type of investments do you make?

A:
Under normal circumstances, we will invest at least 80% of our total assets (net assets plus borrowings for investment purposes) in private credit investments (loans, bonds and other credit instruments that are issued in private offerings or issued by private companies).

Once we have invested a substantial amount of proceeds from this offering, under normal circumstances we expect that the majority of our portfolio will be in privately originated and privately negotiated investments, predominantly directly lending to U.S. middle market companies through (i) first lien senior secured and unitranche loans and (ii) second lien, unsecured, subordinated or mezzanine loans and structured credit, as well as broadly syndicated loans, club deals (generally investments made by a small group of investment firms) and other debt and equity securities of private U.S. middle-market companies, including equity co-investments
(the investments described in this sentence, collectively, “private credit”). The first and second lien senior secured loans generally have terms of five to eight years. In connection with our first and second lien senior secured loans, we generally receive security interests in certain assets of our portfolio companies that could serve as collateral in support of the repayment of such loans. First and second lien senior secured loans generally have floating interest rates, which may have interest rate floors, and also may provide for some amortization of principal and excess cash flow payments, with the remaining principal balance due at maturity. To a lesser extent, we will also invest in publicly traded securities of large corporate issuers, which will generally be liquid, and may be used for the purposes of maintaining liquidity for our share repurchase program and cash management, while also presenting an opportunity for attractive investment returns.
While most of our investments will be in private U.S. companies, we also expect to invest to some extent in European and other non-U.S. companies (subject to compliance with BDCs’ regulatory requirement to invest at least 70% of its assets in “qualifying assets,” including private U.S. companies). We do not, however, expect to invest in emerging markets. Subject to the limitations of the Investment Company Act, we may also invest in loans or other securities, the proceeds of which may refinance or otherwise repay debt or securities of companies whose debt is owned by other Crescent funds. We expect that the majority of our private credit investments will be originated by our investment adviser or its affiliates, which we may participate in pursuant to the exemptive relief granted to Crescent from the SEC that allows us to engage in such co-investment
transactions. See “Regulation—Co-Investment Exemptive Order.”
The loans in which we invest will generally pay floating interest rates based on a variable base rate. The senior secured loans, unitranche loans and senior secured bonds in which we will invest generally have stated terms of five to eight years, and the mezzanine, unsecured or subordinated debt investments that we may make will generally have stated terms of up to ten years, but the expected average life of such securities is generally between three and five years. However, there is no limit on the maturity or duration of any security we may hold in our portfolio. We expect most of our debt investments will be unrated, which is often an indication of size, credit worthiness and speculative nature relative to the capacity of the borrower to pay interest and principal. Generally, if our unrated investments were rated, they would be rated below investment grade. Bonds that are rated below investment grade are sometimes referred to as “high yield bonds” or “junk bonds.” These securities have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be difficult to value and are illiquid.
We may, but are not required to, enter into interest rate, foreign exchange or other derivative agreements to hedge interest rate, currency, credit or other risks, but we do not generally intend to enter into any such derivative agreements for speculative purposes. Any derivative agreements entered into for speculative purposes are not expected to be material to the Fund’s business or results of operations. These hedging activities, which will be in compliance with applicable legal and regulatory requirements, may include the use of futures, options, currency options, forward contracts, interest rate swaps, caps, collars and floors. We will bear the costs incurred in connection with entering into, administering and settling any such derivative contracts. There can be no assurance any hedging strategy we employ will be successful.
Our investments are subject to a number of risks. See “Investment Objective and Strategies” and “Risk Factors.”
The investments we will make are also subject to a number of risks, including as a result of the debt instruments we will invest in, economic recessions, inflation, and risks related to the structure of the type of debt investments we will make, among others. Furthermore, we intend to primarily invest in U.S. middle-market companies and such investments involve a number of risks, including that these companies may have limited financial resources, may be unable to meet their obligations, typically have shorter operating histories, typically depend on the talents and efforts of a small group of persons, generally have little available public information, generally have less predictable operating results and may have difficulty accessing capital markets to meet future capital needs. See “Risk Factors—Risks Relating to our Investments” for more information on the types of investments we may make and their risks.

Q:	What is an originated loan?

A:
An originated loan is a loan where we lend directly to the borrower and hold the loan on our own or generally with other Crescent affiliates or sometimes with a small number of other unaffiliated lenders. This is distinct from a syndicated loan, which is generally originated by a bank and then syndicated, or sold, to other investors. Originated loans are generally held until maturity or until they are refinanced by the borrower. Syndicated loans often have liquid markets and can be traded by investors.

Q:	What competitive strengths does the investment adviser offer?

A:
Crescent is one of the longest-tenured players in the middle market direct lending space and in the private credit space more broadly, with extensive experience originating and managing below-investment grade debt investments across multiple strategies and over numerous market cycles. We believe investors may benefit from the following investment adviser strengths:

•
The Crescent Platform.
Since 1991, Crescent has been focused on and is a leading investor and credit manager in the below-investment grade credit markets. Crescent’s experience and performance across its investment strategies has earned the firm recognition and a reputation as a leading, reliable and creative provider of below-investment grade secured and unsecured debt capital solutions. We believe that the breadth of Crescent’s over $40 billion platform, including over $31 billion of private credit assets, is a distinct strength when sourcing proprietary investment opportunities, providing access to an extensive network of relationships and insights into industry trends and the state of the capital markets. The Fund’s affiliation with Crescent provides a distinct competitive advantage across the credit spectrum through Crescent’s market presence, scale, origination capabilities and experience investing in private credit. Crescent’s private credit strategies have collectively invested over $36 billion across more than 560 transactions since inception, with a primary focus on partnering with private equity firms on new opportunities. Over its history, Crescent’s private credit investment team (the “Private Credit Team”) has:

•	Reviewed over 17,000 transactions

•	Originated opportunities from over 1,200 unique private equity firms

•	Closed one or more debt financings with over 260 unique private equity firms
Crescent also leverages market information, company knowledge and industry insight to enhance its ability to select liquid and illiquid credit assets for the Fund. Crescent’s professionals maintain extensive financial sponsor and intermediary relationships, which provide valuable insight and access to transactions and information.

•
Scale and Tenure in the Credit Markets.
As a large institution exclusively focused on below investment grade credit, Crescent has closed one or more deals with over 260 private equity firms. We believe Crescent is known as a reliable counterparty with valuable and focused expertise, which provides Crescent with access to investment opportunities not broadly available to other market participants. Crescent is also one of the largest U.S. direct lenders and liquid credit managers, which makes it a desirable and flexible capital provider, especially in competitive markets. We believe Crescent’s scale and experience enables it to identify attractive investment opportunities throughout economic cycles and across a company’s capital structure so we can make investments consistent with our stated investment objectives. Given its focus on capital preservation, Crescent has been entrusted with third party capital to invest across the below investment grade corporate credit landscape for over three decades and across numerous market cycles:

•
Seasoned and Integrated Investment Team.
We believe the depth of the experience of Crescent’s senior management team, together with the wider resources of Crescent’s team of investment professionals, which is dedicated to identifying, originating, investing in and managing a portfolio of credit investments, is one of Crescent’s key strengths when sourcing and analyzing investment opportunities. Within Crescent, there are 110 dedicated investment professionals, including the 80+ person Private Credit Team. Senior investment professionals on the Private Credit Team average over 20 years of relevant industry experience and over 10 years at Crescent.

•
Established, Research-Focused Investment Process.
With over three decades of experience of investing in below investment grade credit, Crescent has developed an extensive investment review process, seeking to achieve attractive risk adjusted returns while minimizing losses. Crescent’s investment approach seeks to combine a rigorous analysis of macroeconomic and market factors with a deep understanding of individual companies and their respective industries, management and prospects. We believe Crescent’s disciplined investment approach is distinguished by the following:

•
Credit-Focused Due Diligence.
Crescent’s investment process and the depth and experience of its investment team allow it to conduct thorough due diligence necessary to identify and appropriately evaluate risks and opportunities. Crescent’s disciplined approach is focused on identifying sustainable businesses with leading and defensible market positions, strong, and properly incentivized management teams, solid liquidity and free cash flow generation, and appropriate capital structures. Evaluation of investment opportunities begins with fundamental credit-focused company and industry research and, in Crescent’s private fund strategies, culminates in a formal review by the respective investment committees.

•
Ability to Structure Investments Creatively.
Crescent has extensive experience investing across the capital structure of portfolio companies. The resulting investments include secured and unsecured debt, including senior notes, subordinated debt and related equity securities. Furthermore, we believe that Crescent can structure attractively priced debt investments which allow for the incorporation of other return-enhancing mechanisms such as commitment fees, original issue discounts, early redemption premiums, PIK interest or some form of equity securities.

•
Active Portfolio Monitoring.
Crescent actively monitors the credit profile of portfolio investments, with the aim of proactively identifying sector and operational issues and carefully managing risks. Crescent regularly receives monthly and/or quarterly financial and operating reporting metrics from its portfolio companies as well as typically engages in direct dialogue with the management team and private equity sponsor.

•
Long-Term Investment Horizon.
Our long-term investment horizon gives us great flexibility, which we believe allows us to maximize returns on our investments. Unlike most private equity and venture capital funds, as well as many private debt funds, we will not be required to return capital to our common stockholders once we exit a portfolio investment. We believe that freedom from such capital return requirements, which allows us to invest using a long-term lens, provides us with an attractive opportunity to increase total returns on invested capital.

•
Track Record of Strong Capital Preservation.
Capital preservation is a
core component of Crescent’s investment philosophy. In addition to its focus on sustainable businesses, Crescent employs a highly selective and rigorous diligence and investment evaluation process focused on identification of potential risks. Crescent believes tight credit structuring is a fundamental part of the risk and recovery calculus, as the illiquidity in private credit means that secondary market liquidity is not a reliable risk mitigant. This philosophy has translated into what we believe to be one of the strongest track records in the private credit space. Since inception, Crescent’s Credit Solutions (1992) (formerly known as “Mezzanine”), CCAP (defined below) (2015), Direct Lending (2005) and European Specialty Lending strategies (2014) (collectively, “Crescent Private Credit”) have experienced historical net loss ratios of less than 20 basis points, 12 basis points, 5 basis points and 0 basis points, respectively.

•
Breadth of Middle Market Coverage.
Crescent Private Credit strategies collectively cover lower-, middle- and upper-middle market companies. The Fund’s primary focus is to invest in companies with EBITDA of $35 million to $120 million; however, the Fund may invest in larger or smaller companies. We believe Crescent has the flexibility to opportunistically make investments across a wide spectrum of debt opportunities given its dedicated strategies focused on the middle-market. We believe this target market has been underserved by banks, which have withdrawn from the middle- and upper-middle markets, as well as many direct lending institutions, who do not have the scale or resources needed to service the requirements of these borrowers.

Q:	What is the market opportunity?

A:
Private credit as an asset class has grown considerably since the global financial crisis of 2008. We expect this growth to continue and, along with the factors outlined below, to provide a robust backdrop to what Crescent believes will be a significant number of attractive investment opportunities aligned to our investment strategy.

Attractive Opportunities in Senior Secured Loans.
We believe that opportunities in senior secured loans are significant because of the strong defensive characteristics of this asset class. While there is inherent risk in investing in any securities, senior secured loans benefit from their priority position, typically sitting as the most senior obligation in an issuer’s or borrower’s capital structure. Senior secured loans generally consist of floating rate cash interest payments that Crescent believes can be an attractive return attribute in a rising interest rate environment. In addition to a current income component, senior secured loans typically include original issue discount, closing payments, commitment fees, Secured Overnight Financing Rate (“SOFR”) (or other benchmark interest rate) floors, call protection, and/or prepayment penalties and related fees that are additive components of total return. The seniority and security of a senior secured loan, coupled with the privately negotiated nature of direct lending, are helpful mitigants in reducing downside risk. Further, these investments are secured by the issuer’s or borrower’s assets, and often have restrictive covenants for the purpose of additional principal protection and ensuring repayment before junior creditors. These attributes have contributed to the comparatively strong record of recovery after a default, as senior secured loans have historically demonstrated a higher recovery rate than unsecured parts of an issuer’s capital structure.
Large and Growing Target Market.
According to the NCMM, there were nearly 200,000 middle market companies in the United States with annual revenues between $10 million and $1 billion as of December 31, 2022. This market, which employs approximately 48 million people and represents one-third
of private sector GDP in the United States, has generated a significant number of investment opportunities for investment vehicles advised by Crescent and its affiliates over the past three decades, and we believe that this market segment will continue to produce significant investment opportunities for us.
Consistent, Strong Leveraged Buyout Volumes Driving Demand.
Leveraged buyout transaction volume in the United States has experienced significant growth over the past decade:

Source: LCD, a part of PitchBook.

We believe that the private equity markets will remain active, in part due to the significant amount of uninvested capital available to private equity funds. According to Preqin, as of August 2023, private equity funds globally had over $1 trillion of capital available for new investments. This large pool of private equity capital will be used for future investments, which will require debt financing. The potential for a significant amount of private equity investment activity comes at a time when Crescent believes that the supply of private debt fund capital, while growing, is relatively limited. The amount of private debt fund capital available globally as of August 2023 was approximately $287 billion, representing just over 25% of the available private equity capital, as illustrated in the chart below.

Source: Preqin.
Increasing activity in the leveraged buyout market suggests greater demand for various forms of private, direct debt solutions. Moody’s Investors Services estimates the private credit market to reach at least $2.0 trillion by 2027. We believe that the current levels of private equity activity present attractive investment opportunities for middle-market lenders with dedicated pools of committed capital to deploy, and Crescent’s ability to compete for these opportunities on the basis of size, certainty of execution and deep relationships with hundreds of private equity sponsors, affords us advantages.
Sponsor-Backed Middle Market Companies Attracted to Private Credit Solutions.
Private equity firms continue to allocate an increasing share of their financings to direct lenders over the syndicated debt markets. As private credit has grown in size, the ability to commit to and hold larger debt tranches has led to market share gains. One driver of the market share gains is due to the fact that private credit typically provides for greater certainty of execution, particularly in periods of market volatility, relative to the syndicated credit markets, with one or more private credit lenders committing to an entire tranche and / or capital structure, significantly reducing the market risk typically associated with a broadly syndicated deal.

Source: S&P Capital IQ, LCD, Refinitiv.

Q:	Why do you invest in liquid credit investments in addition to originated loans?

A:
We believe that our liquid credit investments will help maintain liquidity to satisfy our share repurchase program in which we intend to repurchase up to 5% of our Common Shares outstanding (either by number of shares or aggregate NAV) in each quarter and manage cash before investing subscription proceeds into originated loans while also seeking attractive investment returns. We expect these investments to enhance our risk/return profile and serve as a source of liquidity for the Fund.

Q:	How will you identify investments?

A:
In order to source transactions, the investment adviser will leverage the breadth of its platform and its significant access to transaction flow, along with its trading platform. The investment adviser seeks to generate investment opportunities primarily through direct origination channels, as well as through syndicate and club deals. The investment adviser will continue to employ a disciplined approach with respect to sourcing, evaluating and executing prospective investment opportunities, consistent with how Crescent manages its funds’ investments across the firm. Crescent’s process is defined by an emphasis on meaningful downside protection and the preservation of capital, which our investment adviser seeks to achieve through extensive due diligence, asset-level and market environment analysis, a systematic approach to identifying risk and structuring and a hands-on
approach to driving value and managing investments throughout the ownership period. We believe that Crescent’s strong reputation and longstanding relationships will help drive meaningful proprietary deal flow and a significant pipeline of investment opportunities for the Fund.

Q:	Will you use leverage?

A:
Yes. To seek to enhance our returns, we intend to employ leverage as market conditions permit and at the discretion of the investment adviser, but in no event will leverage employed exceed the limitations set forth in the Investment Company Act, which currently allows us to borrow up to a 2:1 debt to equity ratio. We intend to use leverage in the form of borrowings, including loans from certain financial institutions and the issuance of debt securities. We may also use leverage in the form of the issuance of preferred shares, but do not currently intend to do so. In determining whether to borrow money, we will analyze the maturity, covenant package and rate structure of the proposed borrowings as well as the risks of such borrowings compared to our investment outlook. Any such leverage, if incurred, would be expected to increase the total capital available for investment by the Fund.

Q:	How will the Fund be allocated investment opportunities?

A:
Crescent, including our investment adviser, provides or may provide investment management services to other BDCs, including Crescent Capital BDC, Inc. (“CCAP”), registered investment companies, investment funds, client accounts and proprietary accounts that Crescent may establish.

Our investment adviser has received an exemptive order from the SEC that permits us and other BDCs and registered closed-end
management investment companies managed by Crescent to
co-invest
in portfolio companies with each other and with affiliated investment funds (the
“Co-Investment
Exemptive Order”).
Co-investments
made under the
Co-Investment
Exemptive Order are subject to compliance with certain conditions and other requirements which could limit our ability to participate in a co-investment
transaction. We may also otherwise
co-invest
with funds managed by Crescent or any of its downstream affiliates, subject to compliance with existing regulatory guidance, applicable regulations and our investment adviser’s allocation procedures.
If an investment falls within our investment objective and strategies, Crescent must offer an opportunity for us to participate. We may determine to participate or not to participate, depending on whether our investment adviser determines that the investment is appropriate for us (e.g., based on investment strategy). If our investment adviser determines that our participation is appropriate, it will then determine an appropriate level of investment. If the size of a co-investment
opportunity is insufficient to meet our and the other Crescent funds’ desired level of participation in full, co-investment
would generally be allocated to us and the other Crescent funds that target similar assets pro rata based on available capital in the applicable asset class. If our investment adviser determines that such investment is not appropriate for us, the investment will not be allocated to us, but our investment adviser will be required to report such investment and the rationale for its determination for us to not participate in the investment to the Board at the next quarterly board meeting.

Q:	How is an investment in our Common Shares different from an investment in listed BDCs?

A:	An investment in our Common Shares generally differs from an investment in listed BDCs in a number of ways, including:

•
Shares of listed BDCs are priced by the trading market, which is influenced generally by numerous factors, not all of which are related to the underlying value of the entity’s assets and liabilities. Our Board, rather than the “market,” determined the initial offering price of our Common Shares in its sole discretion after considering the initial public offering prices per share of other blind pool non-traded
BDCs. The estimated value of our assets and liabilities will be used to determine our NAV for Common Shares sold in this offering. As a result, non-traded
BDCs are generally less volatile and more closely correlated with the values of their underlying loans as opposed to other conditions that may impact public markets.

•
An investment in our Common Shares has limited or no liquidity outside of our share repurchase program and our share repurchase program may be modified, suspended or terminated. In contrast, an investment in a listed BDC is a liquid investment, as shares can be sold on an exchange at any time the exchange is open.

•	Some listed BDCs are self-managed, whereas our investment operations are managed by the investment adviser, which is part of Crescent.

•
Listed BDCs may be reasonable alternatives to the Fund and may be less costly and less complex with fewer and/or different risks than we have. Such listed BDCs will likely have historical performance that investors can evaluate and transactions for listed securities often involve nominal or no commissions.

•
Unlike the offering of a listed BDC, this offering will be registered in every state in which we are offering and selling shares. As a result, we include certain limits in our governing documents that are not typically provided for in the charter of a listed BDC. For example, our charter limits the fees we may pay to the investment adviser. A listed BDC does not typically provide for these restrictions within its charter. A listed BDC is, however, subject to the governance requirements of the exchange on which its shares are traded, including requirements relating to its board, its audit committee, independent director oversight of executive compensation and the director nomination process, code of conduct, stockholder meetings, related party transactions, stockholder approvals and voting rights.

Although we expect to follow many of these same governance guidelines, there is no requirement that we do so unless it is required for other reasons. Both listed BDCs and non-traded
BDCs are subject to the requirements of the Investment Company Act and the Exchange Act.

Q:	For whom may an investment in our Common Shares be appropriate?

A:	An investment in our Common Shares may be appropriate for you if you:

•	meet the minimum suitability standards described above under “Suitability Standards;”

•	seek to allocate a portion of your investment portfolio to a direct investment vehicle with an income-oriented portfolio of primarily U.S. credit investments;

•	seek to receive current income through regular distribution payments;

•	wish to obtain the potential benefit of long-term capital appreciation; and

•	are able to hold your Common Shares as a long-term investment and do not need liquidity from your investment quickly in the near future.
We cannot assure you that an investment in our Common Shares will allow you to realize any of these objectives. An investment in our Common Shares is only intended for investors who do not need the ability to sell their shares quickly in the future since we are not obligated to offer to repurchase any of our Common Shares in any particular quarter in our discretion. See “Share Repurchase Program.”

Q:	Are there any risks involved in buying our Common Shares?

A:
Investing in our Common Shares involves a high degree of risk. If we are unable to effectively manage the impact of these risks, we may not meet our investment objectives and, therefore, you should purchase our Common Shares only if you can afford a complete loss of your investment. An investment in our Common Shares involves significant risks and is intended only for investors with a long-term investment horizon and who do not require immediate liquidity or guaranteed income. Some of the more significant risks relating to an investment in our Common Shares include those listed below:

•	We have a limited operating history and there is no assurance that we will achieve our investment objectives.

•
We have not identified specific investments that we will make with the proceeds of this offering. As a result, this may be deemed a “blind pool” offering and you will not have the opportunity to evaluate our investments before we make them.

•
We invest primarily in privately held companies for which very little public information exists. Such companies are also generally more vulnerable to economic downturns and may experience substantial variation in operating results.

•	The privately held companies and below investment-grade securities in which we will invest will be difficult to value and are illiquid.

•
There may be changes in laws or regulations (including interpretations thereof), including tax laws, governing our operations or the operations of our portfolio companies or the operations of our competitors.

•	You should not expect to be able to sell your Common Shares regardless of how we perform.

•	You should consider that you may not have access to the money you invest for an extended period of time.

•	We do not intend to list our Common Shares on any securities exchange, and we do not expect a secondary market in our Common Shares to develop prior to any listing.

•	Because you may be unable to sell your Common Shares, you will be unable to reduce your exposure in any market downturn.

•
Beginning no later than the first full calendar quarter after we hold the first closing in the offering of Common Shares pursuant to this prospectus, and at the sole discretion of our Board, we intend to commence a share repurchase program in which we intend to repurchase up to 5% of our Common Shares outstanding (either by number of shares or aggregate NAV) in each quarter. In addition, to the extent we offer to repurchase shares in any particular quarter, we expect any such repurchases will be at prices equal to the NAV per share as of the last calendar day of the applicable month designated by our Board, except that the Fund deducts 2.00% from such NAV for shares that have not been outstanding for at least one year. Such share repurchase prices may be lower than the price at which you purchase our Common Shares in this offering.

•	An investment in our Common Shares is not suitable for you if you need access to the money you invest. See “Suitability Standards” and “Share Repurchase Program.”

•
An investment in our Common Shares is suitable only for investors with the financial ability and willingness to accept the high risks and lack of liquidity inherent in an investment in our Common Shares.

•
We cannot guarantee that we will make distributions, and if we do we may fund such distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings or return of capital to stockholders or offering proceeds, and although we generally expect to fund distributions from cash flow from operations, we have not established limits on the amounts we may pay from such sources. A return of capital (1) is a return of the original amount invested to stockholders, (2) does not constitute earnings or profits and (3) will have the effect of reducing the basis such that when a stockholder sells its shares the sale may be subject to taxes even if the shares are sold for less than the original purchase price.

•
Distributions may also be funded in significant part, directly or indirectly, from temporary waivers or expense reimbursements borne by the investment adviser or its affiliates, that may be subject to reimbursement to the investment adviser or its affiliates. The repayment of any amounts owed to our affiliates will reduce future distributions to which you would otherwise be entitled.

•
We expect to use leverage, which will magnify the potential for loss on amounts invested in us. See “Risk Factors—Risks Relating to Our Business and Structure—Our strategy involves a high degree of leverage. We intend to continue to finance our investments with borrowed money, which will magnify the potential for gain or loss on amounts invested and increase the risk of investing in us. The risks of investment in a highly leveraged fund include volatility and possible distribution restrictions.”

•
We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act”, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Common Shares less attractive to investors.

•
We invest in securities that are rated below investment grade by rating agencies or that would be rated below investment grade if they were rated. Bonds that are rated below investment grade are sometimes referred to as “high yield bonds” or “junk bonds.” Below investment grade securities have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be illiquid and difficult to value. See “Prospectus Summary—Q: What type of investments do you make?”

Q:	Do you currently own any investments?

A:
Yes. Proceeds from the Sun Life Investment (as defined in “Prospectus Summary — Recent Developments”) have been invested in accordance with the Fund’s investment objective. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Estimated Use of Proceeds” for a discussion of our investment objective and the estimated use of proceeds from this offering. As of June 30, 2023, the NAV per share for our Class I shares was $25.05.

Q:	What is the role of our Board?

A:
We operate under the direction of our Board. We have five directors, three of whom have been determined to be independent of us, the investment adviser, Crescent and its affiliates and the intermediary manager (the “independent directors”). Our independent directors are responsible for reviewing the performance of the investment adviser and approving the compensation paid to the investment adviser and its affiliates. The names and biographical information of our directors are provided under “Management of the Fund—Biographical Information.”

Q:	What is the difference between the Class S shares, Class D shares and Class I shares being offered?

A:
We are offering to the public three classes of Common Shares: Class S shares, Class D shares and Class I shares. The differences among the share classes relate to ongoing stockholder servicing and/or distribution fees. The Fund will not directly charge you a sales load. However, if you buy Class S shares or Class D shares through certain selling agents, they may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that selling agents limit such charges to a 1.5% cap on NAV for Class D shares and a 3.5% cap on NAV for Class S shares. Selling agents will not charge such fees on Class I shares. The total underwriting compensation and total organization and offering expenses will not exceed 10% and 15%, respectively, of the gross proceeds from this offering. See “Description of Our Shares” and “Plan of Distribution” for a discussion of the differences between our Class S shares, Class D shares and Class I shares.

Assuming a constant net asset value per share of $25.00, we expect that a one-time
investment in 400 shares of each class of our Common Shares (representing an aggregate net asset value of $10,000 for each class) would be subject to the following stockholder servicing and/or distribution fees:

	Annual Stockholder Servicing and/or Distribution Fee	Total Over Five Years
Class S	$85.00	$425.00
Class D	$25.00	$125.00
Class I	$—	$—
Class S shares are available through brokerage and transaction-based accounts. Class D shares are generally available for purchase in this offering only (1) through fee-based
programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating broker-dealers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through transaction/ brokerage platforms at participating broker-dealers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) by other categories of investors that we name in an amendment or supplement to this prospectus. Class I shares are generally available for purchase in this offering only (1) through fee-based
programs, also known as wrap accounts, that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating broker- dealers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) through certain registered investment advisers, (5) by our executive officers and directors and their immediate family members, as well as officers and employees of our investment adviser, Crescent, or other affiliates and their immediate family members, and joint venture partners, consultants and other service providers or (6) by other categories of investors that we name in an amendment or supplement to this prospectus. In certain cases, where a holder of Class S shares or Class D shares exits a relationship with a participating broker-dealer for this offering and does not enter into a new relationship with a participating broker-dealer for this offering, such holder’s shares may be exchanged for a number of Class I shares with an equivalent NAV. Before making your investment decision, please consult with your investment adviser regarding your account type and the classes of Common Shares you may be eligible to purchase.
If you are eligible to purchase all three classes of shares, then in most cases you should purchase Class I shares because participating brokers will not charge transaction or other fees, including upfront placement fees or brokerage commissions, on Class I shares and Class I shares have no stockholder servicing and/or distribution fees, which will reduce the NAV or distributions of the other share classes. However, Class I shares will not receive stockholder services.
Our Class S shares, Class D shares and Class I shares are available for different categories of investors. Class S shares are available to the general public. Class D shares are available for purchase in this offering only (1) through fee-based
programs, also known as wrap accounts, (2) through participating broker-dealers that have alternative fee arrangements with their clients, (3) through investment advisers registered under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”) or applicable state law or (4) through bank trust departments or any other organization or person authorized to act as a fiduciary for its clients or customers. Class I shares are available for purchase in this offering only (1) by institutional accounts as defined by FINRA Rule 4512(c), (2) through bank-sponsored collective trusts and bank-sponsored common trusts, (3) by retirement plans (including a director or custodian under any deferred compensation or pension or profit sharing plan or payroll deduction individual retirement account (an “IRA”) established for the benefit of the employees of any company), foundations or endowments, (4) through certain financial intermediaries that are not otherwise registered with or as a broker-dealer and that direct clients to trade with a broker-dealer that offers Class I shares, (5) by our executive officers and directors and their immediate family members, as well as officers and employees of the investment adviser and the investment adviser’s product specialists or other affiliates of the investment adviser and their immediate family members, our product specialists and their affiliates and, if approved by our Board, joint venture partners, consultants and other service providers, (6) by investors purchasing shares in a transaction that entitles our intermediary manager to a “primary dealer fee,” (7) through bank trust departments or any other organization or person authorized to act as a fiduciary for its clients or customers and (8) by any other categories of purchasers that we name in an amendment or supplement to this prospectus. If you are eligible to purchase any of the classes of shares, you should consider, among other things, the amount of your investment, the length of time you intend to hold the shares, the selling commission and fees attributable to each class of shares and whether you qualify for any selling commission discounts if you elect to purchase Class S shares. Before making your investment decision, please consult with your financial advisor regarding your account type and the classes of Common Shares you may be eligible to purchase. See “Description of Our Shares” and “Plan of Distribution” for a discussion of the differences between our Class S shares, Class D shares and Class I shares.

Q:	What is the per share purchase price?

A:	Shares of each class of our Common Shares will be issued on a monthly basis at a price per share equal to the then-current NAV per share, as described below.

Q:	How will your NAV per share be calculated?

A:	Our NAV will be determined based on the value of our assets less our liabilities, including accrued fees and expenses, as of any date of determination.
Investments for which market quotations are readily available are typically valued at those market quotations. To validate market quotations, our investment adviser utilizes a number of factors to determine if the quotations are representative of fair value, including the source and number of the quotations. With respect to investments for which market quotations are not readily available, or for which market quotations are deemed not reflective of the fair value, our investment adviser, as the Board’s valuation designee, determines the fair value of the investments in good faith, based on, among other things, the fair valuation recommendations from investment professionals, the oversight of the Fund’s Audit Committee and independent third-party valuation firms. Independent third-party valuation firms may be engaged by our investment adviser, subject to the oversight of our Board, to help affirm the valuation of certain portfolio investments without a readily available market quotation. See “Determination of Net Asset Value.”

Q:	Is there any minimum investment required?

A:
The minimum initial investment in Class S shares and Class D shares is $2,500, and the minimum investment in Class I shares is $1,000,000. The minimum subsequent investment in our Common Shares is $500 per transaction, except that the minimum subsequent investment amount does not apply to purchases made under our distribution reinvestment plan. In addition, we may elect to accept smaller investments in our discretion.

Q:	What is a “best efforts” offering?

A:
This is our initial public offering of our Common Shares on a “best efforts” basis. A “best efforts” offering means the intermediary manager and the participating brokers are only required to use their best efforts to sell the shares. When shares are offered to the public on a “best efforts” basis, no underwriter, broker-dealer or other person has a firm commitment or obligation to purchase any of the shares. Therefore, we cannot guarantee the number of shares that will be sold in this offering.

Q:	What is the expected term of this offering?

A:
We have registered $2,500,000,000 in Common Shares. It is our intent, however, to conduct a continuous offering for an extended period of time, by filing for additional offerings of our Common Shares, subject to regulatory approval and continued compliance with the rules and regulations of the SEC and applicable state laws.

We will endeavor to take all reasonable actions to avoid interruptions in the continuous offering of our Common Shares. There can be no assurance, however, that we will not need to suspend our continuous offering while the SEC and, where required, state securities regulators, review such filings for additional offerings of our Common Shares until such filings are declared effective, if at all.

Q:	When may I make purchases of shares and at what price?

A:
Subscriptions to purchase our Common Shares may be made on an ongoing basis, but investors may only purchase our Common Shares pursuant to accepted subscription orders effective as of the first day of each month (based on the NAV per share as determined as of the previous day, being the last day of the preceding month), and to be accepted, a subscription request including the full subscription amount must be received in good order at least five business days prior to the first day of the month (unless waived by the intermediary manager).

Notice of each share transaction will be furnished to stockholders (or their financial representatives) as soon as practicable but not later than seven business days after the Fund’s NAV is determined and credited to the stockholder’s account, together with information relevant for personal and tax records. While a stockholder will not know our NAV applicable on the effective date of the share purchase, we intend for our NAV applicable to a purchase of shares to be available generally within 20 business days after the effective date of the share purchase; at that time, the number of shares based on that NAV and each stockholder’s purchase will be determined and shares are credited to the stockholder’s account as of the effective date of the share purchase.
See “How to Subscribe” for more details.

Q:	When will the NAV per share be available?

A:
We intend to report our NAV per share as of the last day of each month on our website within 20 business days of the last day of each month. Because subscriptions must be submitted at least five business days prior to the first day of each month, you will not know the NAV per share at which you will be subscribing at the time you subscribe.

For example, if you are subscribing in October, your subscription must be submitted at least five business days prior to November 1. The purchase price for your Common Shares will be the NAV per share determined as of October 31. The NAV per share as of October 31 will generally be available within 20 business days from October 31.

Q:	May I withdraw my subscription request once I have made it?

A:
Yes, you may withdraw your subscription request if we have not yet accepted it. Subscribers are not committed to purchase shares at the time their subscription orders are submitted and any subscription may be canceled at any time before the time it has been accepted. You may withdraw your purchase request by notifying the transfer agent, through your financial intermediary or directly on our toll-free, automated telephone line,(888) 875-0116.

Q:	When will my subscription be accepted?

A:	Completed subscription requests will not be accepted by us any earlier than two business days before the first day of each month.

Q:	Will I receive distributions and how often?

A:
We currently intend to pay regular monthly distributions commencing with the first full calendar quarter after we hold the first closing in the offering of Common Shares pursuant to this prospectus. Any distributions we make will be at the discretion of our Board, considering factors such as our earnings, cash flow, capital needs and general financial condition and the requirements of Maryland law. As a result, our distribution rates and payment frequency may vary from time to time.

Our Board’s discretion as to the payment of distributions will be directed, in substantial part, by its determination to cause us to comply with the RIC (as defined below) requirements. To maintain our treatment as a RIC, we generally are required to make aggregate annual distributions to our common stockholders of at least 90% of our taxable income and tax exempt interest. See “Description of Our Shares” and “Certain Material U.S. Federal Income Tax Considerations.”
The per share amount of distributions on Class S shares, Class D shares and Class I shares generally differ because of different class-specific stockholder servicing and/or distribution fees that are deducted from the gross distributions for each share class. Specifically, distributions on Class S shares will be lower than Class D shares, and distributions on Class D shares will be lower than Class I shares because we are required to pay higher ongoing stockholder servicing and/or distribution fees with respect to the Class S shares (compared to Class D shares and Class I shares) and we are required to pay a higher ongoing stockholder servicing and/or distribution fees with respect to Class D shares (compared to Class I shares). In this way, stockholder servicing and/or distribution fees are indirectly paid by holders of Class S shares and Class D shares, in that the stockholder servicing and/or distribution fee charged to such class is used by the Fund to compensate third-party brokers that sell Common Shares or provide services to investors who own Common Shares. See “Plan of Distribution—Underwriting Compensation—Stockholder Servicing and/or Distribution Fees—Class S shares, Class D shares and Class I shares.”
There is no assurance we will pay distributions in any particular amount, if at all. We may fund any distributions from sources other than cash flow from operations, including the sale of assets, borrowings or return of capital to stockholders, and although we generally expect to fund distributions from cash flow from operations, we have not established limits on the amounts we may pay from such sources. The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, how quickly we invest the proceeds from this and any future offering and the performance of our investments. Funding distributions from the sales of assets, borrowings, return of capital to stockholders or proceeds of this offering will result in us having less funds available to acquire investments. As a result, the return you realize on your investment may be reduced. Additionally, funding distributions from the sales of assets, borrowings, return of capital to stockholders or proceeds of this offering may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your shares. We believe the likelihood that we pay distributions from sources other than cash flow from operations will be higher in the early stages of the offering, but, over time, we intend to fund distributions fully from cash flow from operations.

Q:	Will the distributions I receive be taxable as ordinary income?

A:
Generally, distributions that you receive, including cash distributions that are reinvested pursuant to our distribution reinvestment plan, will be taxed as ordinary income to the extent they are paid from our current or accumulated earnings and profits. Dividends received will generally not be eligible to be taxed at the lower U.S. federal income tax rates applicable to individuals for “qualified dividends.”
We may designate a portion of distributions as capital gain dividends taxable at capital gain rates to the extent we recognize net capital gains from asset sales. In addition, a portion of your distributions may be considered return of capital to you for U.S. federal income tax purposes. Amounts considered a return of capital to you generally will not be subject to tax, but will instead reduce the tax basis of your investment. This, in effect, defers a portion of your tax until your Common Shares are repurchased, you sell your Common Shares, or we are liquidated, at which time you generally will be taxed at capital gains rates. Because each investor’s tax position is different, you are urged to consult with your tax advisor. In particular,
non-U.S.
investors are urged to consult their tax advisors regarding potential withholding taxes on distributions that they receive. See “Certain Material U.S. Federal Income Tax Considerations.”

Q:	May I reinvest my cash distributions in additional shares?

A:
Yes. We have adopted a distribution reinvestment plan whereby stockholders (other than Alabama, Arkansas, California, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont and Washington investors and clients of certain participating brokers that do not permit automatic enrollment in our distribution reinvestment plan) will have their cash distributions automatically reinvested in additional Common Shares unless they elect to receive their distributions in cash. Alabama, Arkansas, California, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Oregon, Vermont and Washington investors and clients of certain participating brokers that do not permit automatic enrollment in our distribution reinvestment plan will automatically receive their distributions in cash unless they elect to have their cash distributions reinvested in additional Common Shares. Ohio residents that own Class S shares or Class D shares are not eligible to participate in our distribution reinvestment plan. If stockholders participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that the stockholders own will be automatically invested in additional Common Shares. The purchase price for shares issued under our distribution reinvestment plan will be equal to the most recent NAV per share for such shares at the time the distribution is payable. Stockholders will not pay upfront selling commissions when purchasing shares under our distribution reinvestment plan and funds reinvested to purchase shares pursuant to the distribution reinvestment plan will not have sales commissions or fees deducted from them; however, all shares, including those issued under our distribution reinvestment plan, will be subject to ongoing stockholder servicing and/or distribution fees. Participants may terminate their participation in the distribution reinvestment plan by providing written notice to the Plan Administrator (as defined in “Distribution Reinvestment Plan”) notifying the Plan Administrator by submitting a letter of instruction terminating the participant’s account under the distribution reinvestment plan to Crescent Private Credit Income Corp., c/o SS&C GIDS, Inc. (attention Transfer Agent), 1055 Broadway Street, Kansas City, Missouri 64105. Such termination shall be effective immediately if the participant’s notice is received by the Plan Administrator at least 10 days prior to any record date for a distribution to stockholders; otherwise, such termination shall be effective only with respect to any subsequent distribution. See “Description of Our Shares” and “Distribution Reinvestment Plan.”

Q:	Can I request that my shares be repurchased?

A:
Yes, subject to limitations. Beginning no later than the first full calendar quarter after we hold the first closing in the offering of Common Shares pursuant to this prospectus, and at the discretion of our Board, we intend to commence a share repurchase program in which we intend to repurchase up to 5% of our Common Shares outstanding (either by number of shares or aggregate NAV) in each quarter. Our Board may amend, suspend or terminate the share repurchase program at any time if it deems such action to be in our best interests. For example, in accordance with our directors’ duties to the Fund, our Board may amend, suspend or terminate the share repurchase program during periods of market dislocation where selling assets to fund a repurchase could have a materially negative impact on remaining stockholders. As a result, share repurchases may not be available each quarter, such as when a repurchase offer would place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the Fund that would outweigh the benefit of the repurchase offer. Following any such suspension, the Board will reinstate the share repurchase program when appropriate and subject to our directors’ duties to the Fund. We intend to conduct such repurchase offers in accordance with the requirements of Rule
13e-4
promulgated under the Exchange Act and the Investment Company Act, with the terms of such tender offer published in a tender offer statement to be sent to all stockholders and filed on Schedule TO. All shares purchased by us pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued shares.
Under our share repurchase program, to the extent we offer to repurchase shares in any particular quarter, we expect to repurchase shares pursuant to tender offers using a purchase price equal to the NAV per share as of the last calendar day of the applicable month designated by our Board, except that the Fund deducts 2.00% from such NAV for shares that have not been outstanding for at least one year (the “Early Repurchase Deduction”). Such share repurchase prices may be lower than the price at which you purchase our Common Shares in this offering. The one-year
holding period is measured as of the subscription closing date immediately following the prospective repurchase date. The Early Repurchase Deduction may be waived in the case of repurchase requests arising from the death, divorce or qualified disability of the holder. The Early Repurchase Deduction will be retained by the Fund for the benefit of remaining common stockholders.
In the event the number of shares tendered exceeds the repurchase offer amount, shares will be repurchased on a pro rata basis. All unsatisfied repurchase requests must be resubmitted in the next quarterly tender offer, or upon the recommencement of the share repurchase program, as applicable.
Most of our assets will consist of instruments that cannot generally be readily liquidated without impacting our ability to realize full value upon their disposition. Therefore, we may not always have sufficient liquid resources to make repurchase offers. In order to provide liquidity for share repurchases, we intend to generally maintain under normal circumstances an allocation to syndicated loans and other liquid investments. We may fund repurchase requests from sources other than cash flow from operations, including the sale of assets, borrowings or return of capital to stockholders, and although we generally expect to fund distributions from cash flow from operations, we have not established limits on the amounts we may pay from such sources. Should making repurchase offers, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the Fund as a whole, or should we otherwise determine that investing our liquid assets in originated loans or other illiquid investments rather than repurchasing our Common Shares is in the best interests of the Fund as a whole, then we may choose to offer to repurchase fewer shares than described above, or none at all. See “Share Repurchase Program.”

Q:	What transfer restrictions are there on our Common Shares?

A:
Except as may be provided by our Board in setting the terms of classified or reclassified stock, our Common Shares will have no preemptive, exchange or redemption rights and will be freely transferable, except where their transfer is restricted by federal and state securities laws or by contract and to the extent necessary for the Fund to qualify as a regulated investment company (a “RIC”) under the Internal Revenue Code of 1986, as amended (the “Code”) or the characterization or treatment of income or loss, except that, in order to avoid the possibility that our assets could be treated as “plan assets,” we may require any person proposing to acquire our Common Shares to furnish such information as may be necessary to determine whether such person is a benefit plan investor or a controlling person, restrict or prohibit transfers of shares of such stock or redeem any outstanding shares of stock for such price and on such other terms and conditions as may be determined by or at the direction of the Board. If the Fund rejects a transfer of Common Shares, such rejection will be affirmatively supported by an opinion of counsel. A charge may be imposed by the Fund to cover its actual, necessary and reasonable administrative and filing expenses incurred in connection with a transfer. There is currently no market for our Common Shares, and we can offer no assurances that a market for our Common Shares will develop in the future. See “Description of Our Shares.”

Q:	What is a business development company, or BDC?

A:
A BDC is a special
closed-end
investment vehicle that is regulated under the Investment Company Act and used to facilitate capital formation by smaller U.S. companies. BDCs are subject to certain restrictions applicable to investment companies under the Investment Company Act. As a BDC, at least 70% of our assets must be the type of “qualifying” assets listed in Section 55(a) of the Investment Company Act, as described herein, which are generally privately-offered securities issued by U.S. private or thinly-traded companies. We may also invest up to 30% of our portfolio opportunistically in
“non-qualifying”
portfolio investments, such as investments in
non-U.S.
companies. See “Investment Objective and Strategies—Regulation as a BDC.”

Q:	What is a regulated investment company, or RIC?

A:	We intend to elect to be treated for federal income tax purposes, and intend to qualify annually thereafter, as a RIC under the Code.
In general, a RIC is a company that:

•	is a BDC or registered investment company that combines the capital of many investors to acquire securities;

•	offers the benefits of a securities portfolio under professional management;

•	satisfies various requirements of the Code, including an asset diversification requirement; and

•
is generally not subject to U.S. federal corporate income taxes on its net taxable income that it currently distributes to its stockholders, which substantially eliminates the “double taxation” (i.e., taxation at both the corporate and stockholder levels) that generally results from investments in a C corporation.

Q:	What is a non-exchange traded, perpetual-life BDC?

A:
A
non-exchange
traded BDC is a BDC whose shares are not listed for trading on a stock exchange or other securities market. We use the term “perpetual-life BDC” to describe an investment vehicle of indefinite duration, whose shares of common stock are intended to be sold by the BDC monthly on a continuous basis at a price generally equal to the BDC’s monthly NAV per share. In our perpetual-life structure, we may offer to repurchase our Common Shares on a quarterly basis, but we are not obligated to offer to repurchase any in any particular quarter in our discretion. We believe that our perpetual nature enables us to execute a patient strategy and be able to invest across different market environments. This may reduce the risk of the Fund being a forced seller of assets in market downturns compared to non-perpetual
funds. While we may consider a liquidity event at any time in the future, we currently do not intend to undertake a liquidity event, and we are not obligated by our charter or otherwise to effect a liquidity event at any time.

Q:	Will I be notified of how my investment is doing?

A:	Yes. We will provide you with periodic updates on the performance of your investment with us, including:

•	three quarterly financial reports and investor statements;

•	an annual report;

•	in the case of certain U.S. stockholders, an annual Internal Revenue Service (“IRS”) Form 1099-DIV or IRS Form 1099B, if required, and, in the case of non-U.S. stockholders, an annual IRS Form 1042-S;

•	confirmation statements (after transactions affecting your balance, except reinvestment of distributions in us and certain transactions through minimum account investment or withdrawal programs); and

•
a quarterly statement providing material information regarding your participation in the distribution reinvestment plan and an annual statement providing tax information with respect to income earned on shares under the distribution reinvestment plan for the calendar year.

Depending on legal requirements, we may post this information on our website,
www.crescentprivatecredit.com
, when available, or provide this information to you via U.S. mail or other courier, electronic delivery, or some combination of the foregoing. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider that information to be part of this prospectus. Information about us will also be available on the SEC’s website at
www.sec.gov
.
In addition, our monthly NAV per share will be posted on our website promptly after it has become available. We use our website as a channel of distribution of fund information. The information we post through this channel may be deemed material. Accordingly, investors should monitor this channel, in addition to following our press releases, SEC filings and webcasts. The contents of our website are not, however, a part of this prospectus or registration statement.

Q:	What fees do you pay to the investment adviser?

A:
Pursuant to the investment advisory and management agreement between us and the investment adviser (the “Investment Advisory and Management Agreement”), the investment adviser is responsible for, among other things, originating prospective investments, conducting research and due diligence investigations on potential investments, analyzing investment opportunities, negotiating and structuring our investments and monitoring our investments and portfolio companies on an ongoing basis. We will pay the investment adviser a fee for its services under the Investment Advisory and Management Agreement consisting of two components: a management fee and an incentive fee.

•
The management fee is payable monthly in arrears at an annual rate of 1.25% of the value of our net assets as of the beginning of the first calendar day of the applicable month. For the first calendar month in which the Fund had operations, May 2023, net assets were measured as the beginning net assets as of the effective date of the Investment Advisory and Management Agreement. Substantial additional fees and expenses may also be charged by the administrator to the Fund, which is an affiliate of the investment adviser, for our allocable portion of overhead expenses under the Administration Agreement (as defined below). Our investment adviser has agreed to waive its management and incentive fees until the initial closing for the offering of Common Shares pursuant to this prospectus. The longer an investor holds our Common Shares during this period, the longer such investor will receive the benefit of this fee waiver period.

•	The incentive fee consists of two components as follows:

•
The first part of the incentive fee is based on income, whereby we pay the investment adviser quarterly in arrears 12.5% of our
Pre-Incentive
Fee Net Investment Income (as defined below) for each calendar quarter subject to a 5.0% annualized hurdle rate, with a catch-up.

•
The second part of the incentive fee is based on realized capital gains, whereby we pay the investment adviser at the end of each calendar year in arrears 12.5% of cumulative realized capital gains from inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gains incentive fees, as calculated in accordance with GAAP.

The incentive fee is not based on a particular share class and will be allocated to each class of Common Shares based upon the relative proportion of net assets represented by such class.
See “Investment Advisory and Management Agreement and Administrative Agreement.”

Q:	Who will administer the Fund?

A:
Pursuant to an administration agreement, referred to herein as the “Administration Agreement”, with our administrator, CCAP Administration LLC (our “administrator”) our administrator furnishes us with administrative services. These services include providing us with office facilities, equipment, clerical, bookkeeping and recordkeeping, maintaining financial and other records, preparing reports to stockholders and reports and other materials filed with the SEC or any other regulatory authority, and generally overseeing the payment of our expenses and the performance of administrative and professional services rendered to us by others. The Fund reimburses our administrator (or its affiliates) for an allocable portion of the costs, expenses and benefits paid by our administrator or its affiliates to our chief compliance officer, chief financial officer, general counsel and secretary, their respective staffs and operations personnel who provide services to us; provided that such reimbursement does not conflict with Section 7.8 of the Fund’s charter. The allocable portion of the compensation for these officers and other professionals are included in the administration expenses paid to our administrator. See “Investment Advisory and Management Agreement and Administration Agreement—Administration Agreement.”

Q:	What are the offering and servicing costs?

A:
The Fund will not directly charge you a sales load. However, if you buy Class S shares or Class D shares through certain selling agents, they may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that selling agents limit such charges to a 1.5% cap on NAV for Class D shares and a 3.5% cap on NAV for Class S shares. Selling agents will not charge such fees on Class I shares. Please consult your selling agent for additional information.

Subject to FINRA limitations on underwriting compensation, we and, ultimately, our common stockholders will pay the following stockholder servicing and/or distribution fees to the intermediary manager: (a) for Class S shares, a stockholder servicing and/or distribution fee equal to 0.85% per annum of the aggregate NAV as of the beginning of the first calendar day of the month for the Class S shares and (b) for Class D shares, a stockholder servicing and/or distribution fee equal to 0.25% per annum of the aggregate NAV as of the beginning of the first calendar day of the month for the Class D shares, in each case, payable monthly. The intermediary manager anticipates that all or a portion of the stockholder servicing and/or distribution fees will be retained by, or reallowed (paid) to, participating broker dealers. The total amount that will be paid over time for other underwriting compensation depends on the average length of time for which shares remain outstanding, the term over which such amount is measured and the performance of our investments. We and, ultimately, our common stockholders will also pay or reimburse certain organization and offering expenses, including, subject to FINRA limitations on underwriting compensation, certain wholesaling expenses. See “Plan of Distribution” and “Estimated Use of Proceeds.” The total underwriting compensation and total organization and offering expenses will not exceed 10% and 15%, respectively, of the gross proceeds from this offering.
The investment adviser has agreed to advance all of our organization and offering expenses on our behalf (including legal, accounting, printing, mailing, subscription processing and filing fees and expenses and other offering expenses, including costs associated with technology integration between the Fund’s systems and those of our participating broker-dealers, reasonable bona fide due diligence expenses of participating broker-dealers supported by detailed and itemized invoices, costs in connection with preparing sales materials and other marketing expenses, design and website expenses, fees and expenses of our escrow agent and transfer agent, fees to attend retail seminars sponsored by participating broker-dealers and costs, expenses and reimbursements for travel, meals, accommodations, entertainment and other similar expenses related to meetings or events with prospective investors, broker-dealers, registered investment advisers or financial or other advisers, but excluding the stockholder servicing and/or distribution fee) pursuant to the Expense Support and Conditional Reimbursement Agreement. If our investment adviser elects to cover such expenses pursuant to the Expense Support and Conditional Reimbursement Agreement, then we and, ultimately, our common stockholders will be obligated to repay such expenses pursuant to the terms of that agreement. See “Plan of Distribution” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Components of Operations—Expense Support and Conditional Reimbursement Agreement.”

Q:	What are your expected operating expenses?

A:
We expect to incur operating expenses in the form of our management and incentive fees, stockholder servicing and/or distribution fees, interest expense on our borrowings and other expenses, including the expenses we pay to our administrator. See “Fees and Expenses.”

Q:	What are your policies related to conflicts of interests with Crescent and its affiliates?

A:
The investment adviser, Crescent and their respective affiliates (collectively, the “Firm”) will be subject to certain conflicts of interest with respect to the services the Firm provides for us and other investment funds, partnerships, limited liability companies, corporations or similar investment vehicles, clients or the assets or investments for the account of any client, or separate account for which, in each case, the investment adviser or one or more of its affiliates acts as general partner, manager, managing member, investment adviser, sponsor or in a similar capacity (collectively, including the Fund, “Crescent Clients”). These conflicts will arise primarily from the involvement of the Firm in other activities that may conflict with our activities. Such conflicts may arise in allocating and structuring investments, and allocation of time, services, expenses or resources among the investment activities of Crescent Clients and the Firm. You should be aware that individual conflicts will not necessarily be resolved in favor of our interest.

Our investment adviser has adopted an investment allocation policy designed to ensure that all investment opportunities are, to the extent practicable, allocated among Crescent Clients on a basis that over a period of time is fair and equitable to each Crescent Client relative to other Crescent Clients as well as a co-investment policy designed to ensure fair allocation of co-investment opportunities amongst Crescent Clients.
As a BDC, we are subject to certain regulatory requirements that restrict our ability to engage in certain related-party transactions. We have adopted procedures for the review, approval and monitoring of transactions that involve us and certain of our related persons. For example, we have a code of conduct that generally prohibits our executive officers or directors from using their personal influence or personal relationships improperly to influence investment decisions or financial reporting by the Fund whereby the executive officer or director would benefit personally to the detriment of the Fund, cause the Fund to take action, or fail to take action, for the individual personal benefit of the covered person rather than for the benefit of the Fund; or use material non-public knowledge of portfolio transactions made or contemplated for the Fund to trade personally, or cause others to trade personally, in contemplation of the market effect of such transactions. Any waiver to the code of conduct will generally only be permitted to be obtained from the audit committee and will be publicly disclosed as required by applicable law and regulations. In addition, the audit committee is required to review all related-party transactions (as defined in Item 404 of Regulation S-K).
See “Potential Conflicts of Interest” for additional information about conflicts of interest that could impact the Fund.

Q:	Are there any ERISA considerations in connection with an investment in our Common Shares?

A:
We intend to conduct our affairs so that our assets should not be deemed to constitute “plan assets” under the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the U.S. Department of Labor regulations at 29 C.F.R. 2510.3-101, as modified by Section 3(42) of ERISA (the “Plan Asset Regulations”). In this regard, until such time as all classes of our Common Shares are considered “publicly-offered securities” within the meaning of the Plan Asset Regulations, the Fund intends to limit investment in our Common Shares by “benefit plan investors” to less than 25% of the total value of each class of our Common Shares, within the meaning of the Plan Asset Regulations.

In addition, each prospective investor that is, or is acting on behalf of any (i) “employee benefit plan” (within the meaning of Section 3(3) of ERISA) that is subject to Title I of ERISA, (ii) “plan” described in Section 4975(e)(1) of the Code that is subject to Section 4975 of the Code (including, for example, an individual retirement account and a “Keogh” plan), (iii) plan, account or other arrangement that is subject to the provisions of any other federal, state, local,
non-U.S.
or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), or (iv) entity whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i), (ii) and (iii) (each of the foregoing described in clauses (i), (ii), (iii) and (iv) referred to as a “Plan”), must independently determine that our Common Shares are an appropriate investment for the Plan, taking into account its obligations under ERISA, the Code and applicable Similar Laws, and the facts and circumstances of each investing Plan.
Prospective investors should carefully review the matters discussed under Risk Factors—”Risks Related to an Investment in Our Common Shares” and “Restrictions on Share Ownership” and should consult with their own advisors as to the consequences of making an investment in the Fund.

Q:	What is the impact of being an “emerging growth company”?

A:
We are an “emerging growth company,” as defined by the JOBS Act. As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting and disclosure requirements that are applicable to public companies that are not emerging growth companies. For so long as we remain an emerging growth company, we will not be required to:

•	have an auditor attestation report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley Act”);

•
submit certain executive compensation matters to stockholder advisory votes pursuant to the “say on frequency” and “say on pay” provisions (requiring a non-binding
stockholder vote to approve compensation of certain executive officers) and the “say on golden parachute” provisions (requiring a non-binding
stockholder vote to approve golden parachute arrangements for certain executive officers in connection with mergers and certain other business combinations) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010; or

•
disclose certain executive compensation related items, such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, the JOBS Act provides that an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means that an emerging growth company can delay adopting certain accounting standards until such standards are otherwise applicable to private companies.
We will remain an emerging growth company for up to five years, or until the earliest of: (1) the last date of the fiscal year during which we had total annual gross revenues of $1 billion or more; (2) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible
debt; or (3) the date on which we are deemed to be a “large accelerated filer” as defined under Rule
12b-2
under the Exchange Act.
We do not believe that being an emerging growth company will have a significant impact on our business or this offering. We have elected to opt into the extended transition period for complying with new or revised accounting standards available to emerging growth companies. Also, because we are not a large accelerated filer or an accelerated filer under
Section 12b-2
of the Exchange Act, and will not be for so long as our Common Shares are not traded on a securities exchange, we will not be subject to auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act even once we are no longer an emerging growth company. In addition, so long as we are externally managed by the investment adviser and we do not directly compensate our executive officers, or reimburse the investment adviser or its affiliates for the salaries, bonuses, benefits and severance payments for persons who also serve as one of our executive officers or as an executive officer of the investment adviser, we do not expect to include disclosures relating to executive compensation in our periodic reports or proxy statements and, as a result, do not expect to be required to seek stockholder approval of executive compensation and golden parachute compensation arrangements pursuant to Section 14A(a) and (b) of the Exchange Act.

Q:	When will I get my detailed tax information?

A:	In the case of certain U.S. stockholders, we expect your IRS Form 1099-DIV tax information, if required, to be mailed by January 31 of each year.

Q:	Who can help answer my questions?

A:	If you have more questions about this offering or if you would like additional copies of this prospectus, you should contact your financial adviser or our transfer agent: SS&C GIDS, Inc.

Recent Developments
Sun Life Investment
In May 2023, we entered into a subscription agreement (the “Subscription Agreement”) with Sun Life Assurance, an affiliate of Sun Life, for the commitment to purchase an aggregate of up to $150 million of the Fund’s unregistered Class I shares (the “Sun Life Investment”). In June 2023, Sun Life Assurance subsequently transferred its undrawn capital commitment to BK Canada, an affiliate of Sun Life.
Pursuant to the Subscription Agreement, Sun Life Assurance committed to purchase Class I shares at an initial offering price of $25.00 per share, to be adjusted following the initial drawdown of the subscription to a price per share equal to the NAV per share as of the most recently completed month-end prior to the date of such drawdown. Under the Subscription Agreement, we intend to call all capital prior to closing on the sale of any shares pursuant to this prospectus.
Pursuant to the Subscription Agreement, as of the date of this prospectus, we have called $75 million of the $150 million total capital commitment ($30 million from Sun Life Assurance and $45 million from BK Canada), and in exchange therefore we have issued Class I shares to three stockholders, including the investment from our sole initial stockholder. We have not sold any Class S shares or Class D shares.

We commenced investment operations in May 2023 after we received initial capital from the Sun Life Investment. In connection with the commencement of our investment operations, the Investment Advisory and Management Agreement became effective and the base management fee and any incentive fees, as applicable, payable by us to our investment adviser under the Investment Advisory and Management Agreement began to accrue. Our investment adviser has agreed to waive its management and incentive fees until the initial closing for the offering of Common Shares pursuant to this prospectus. Proceeds from the Sun Life Investment are being invested in accordance with the Fund’s investment objective.

FEES AND EXPENSES
The following table is intended to assist you in understanding the costs and expenses that an investor in Common Shares will bear, directly or indirectly. Other expenses are estimated and may vary. Actual expenses may be greater or less than shown.

	Class S Shares	Class D Shares	Class I Shares
Stockholder transaction expenses (fees paid directly from your investment)
Maximum sales load (1)	—%	—%	—%
Maximum Early Repurchase Deduction (2)	2.00%	2.00%	2.00%

Annual expenses (as a percentage of net assets attributable to our Common Shares) (3)
Base management fees (4)	1.25%	1.25%	1.25%
Incentive fees (5)	—%	—%	—%
Stockholder servicing and/or distribution fees (6)	0.85%	0.25%	—%
Interest payment on borrowed funds (7)	4.00%	4.00%	4.00%
Other expenses (8)	0.95%	0.95%	0.95%
Total annual expenses	7.05%	6.45%	6.20%

(1)
The Fund will not directly charge you a sales load. However, if you buy Class S shares or Class D shares through certain selling agents, they may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that selling agents limit such charges to a 1.5% cap on NAV for Class D shares and 3.5% cap on NAV for Class S shares. Selling agents will not charge such fees on Class I shares. Please consult your selling agent for additional information.

(2)
Under our share repurchase program, to the extent we offer to repurchase shares in any particular
quarter, we expect to repurchase shares pursuant to tender offers using a purchase price equal to the NAV per share as of the last calendar day of the applicable month designated by our Board, except that the Fund deducts 2.00% from such NAV for shares that have not been outstanding for at least one year, also referred to as the Early Repurchase Deduction. Such share repurchase prices may be lower than the price at which you purchase our Common Shares in this offering. The one-year
holding period is measured as of the subscription closing date immediately following the prospective repurchase
date. The Early Repurchase Deduction may be waived in the case of repurchase requests arising from the death, divorce or qualified disability of the holder. The Early Repurchase Deduction will be retained by the Fund for the benefit of remaining common stockholders.

(3)
Weighted average net assets employed as the denominator for expense ratio computation is $337.5 million. This estimate is based on the assumption that we sell $450 million of our Common Shares in the initial
12-month
period of the offering (including amounts raised from the Sun Life Investment). Actual net assets will depend on the number of shares we actually sell, realized gains/losses, unrealized appreciation/ depreciation and share repurchase activity, if any.

(4)	The base management fee paid to our investment adviser is calculated at an annual rate of 1.25% of the value of our net assets as of the beginning of the first calendar day of the applicable month.
(5)	We may have capital gains and investment income that could result in the payment of an incentive fee in the first year of investment operations. The incentive fees, if any, are divided into two parts:

•
The first part of the incentive fee is based on income, whereby we pay our investment adviser quarterly in arrears 12.5% of our pre-incentive
fee net investment income (as defined below) for each calendar quarter subject to a 5.0% annualized hurdle rate, with a catch-up.

•
The second part of the incentive fee is based on realized capital gains, whereby we pay our investment adviser at the end of each calendar year in arrears 12.5% of cumulative realized capital gains from inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gains incentive fees, as calculated in accordance with GAAP.

The incentive fee is not based on a particular share class and will be allocated to each class of Common Shares based upon the relative proportion of net assets represented by such class.
As we cannot predict whether we will meet the necessary performance targets, we have assumed no incentive fee for this chart. Once fully invested, we expect the incentive fees we pay to increase to the extent we earn greater income or generate capital gains through our investments in portfolio companies. If we achieved an annualized total return of 5.0% for each quarter made up entirely of net investment income, no incentive fees would be payable to our investment adviser because the hurdle rate was not exceeded. If instead we achieved a total return of 5.0% in a calendar year made up of entirely realized capital gains net of all realized capital losses and unrealized capital depreciation, an incentive fee equal to 0.625% of our net assets would be payable. See “Investment Advisory and Management Agreement and Administration Agreement” for more information concerning the incentive fees.

(6)
Subject to FINRA limitations on underwriting compensation, we and, ultimately, our common stockholders will pay the following stockholder servicing and/or distribution fees to the intermediary manager: (a) for Class S shares, a stockholder servicing and/or distribution fee equal to 0.85% per annum of the aggregate NAV as of the beginning of the first calendar day of the month for the Class S shares and (b) for Class D shares, a stockholder servicing and/or distribution fee equal to 0.25% per annum of the aggregate NAV as of the beginning of the first calendar day of the month for the Class D shares, in each case, payable monthly. Stockholders will not pay transaction related charges when purchasing Common Shares under our distribution reinvestment plan, but all outstanding Class S shares and Class D shares, including those issued under our distribution reinvestment plan, will be subject to ongoing servicing fees. The intermediary manager anticipates that all or a portion of the stockholder servicing and/or distribution fees will be retained by, or reallowed (paid) to, participating broker dealers. The total amount that will be paid over time for other underwriting compensation depends on the average length of time for which shares remain outstanding, the term over which such amount is measured and the performance of our investments. We will cease paying the stockholder servicing and/or distribution fee on the Class S shares and Class D shares on the earlier to occur of the following: (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of our assets or (iii) the date following the completion of the primary portion of this offering on which, in the aggregate underwriting compensation from all sources in connection with this offering, including the stockholder servicing and/or distribution fee and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering. The total underwriting compensation and total organization and offering expenses will not exceed 10% and 15%, respectively, of the gross proceeds from this offering. See “Plan of Distribution” and “Estimated Use of Proceeds.”

(7)
We may borrow funds to make investments, including before we have fully invested the proceeds of this continuous offering. To the extent that we determine it is appropriate to borrow funds to make investments, the costs associated with such borrowing will be indirectly borne by common stockholders. The figure in the table assumes that we borrow for investment purposes an amount equal to 50% of our weighted average net assets in the initial
12-month
period of the offering after the initial closing for the offering of Common Shares pursuant to this prospectus, and that the average annual cost of borrowings, including the amortization of cost associated with obtaining borrowings and unused commitment fees, on the amount borrowed is 8.0%. Our ability to incur leverage during the 12 months following the commencement of this offering depends, in large part, on the amount of money we are able to raise through the sale of shares registered in this offering and the availability of financing in the market. See “Prospectus Summary—Recent Developments.”

(8)
“Other expenses” includes our overhead expenses, including payments under our Administration Agreement based on our allocable portion of overhead and other expenses incurred by CCAP Administration LLC in performing its obligations under the Administration Agreement, and income taxes. The amount presented in the table estimates the amounts we expect to pay during the initial
12-month
period of the offering following the date of this offering. See “Prospectus Summary—Recent Developments.”
We have entered into an Expense Support and Conditional Reimbursement Agreement with our investment adviser. Our investment adviser may elect to pay certain of our expenses, including, but not limited to, organization and offering expenses, administration expenses, management fees and incentive fees, on our behalf (each such payment, an “Expense Payment”), provided that no portion of an Expense Payment will be used to pay any interest expense or stockholder servicing and/or distribution fees of the Fund. Any Expense Payment that our investment adviser has committed to pay must be paid by our investment adviser to us or on behalf of us in any combination of cash or other immediately available funds no later than forty-five days after such election was made in writing by our investment adviser, and/or offset against amounts due from us to our investment adviser or its affiliates. If our investment adviser elects to pay certain of our expenses, our investment adviser will be entitled to reimbursement of such expenses from us if, following any calendar month, Available Operating Funds (as defined below) exceed the cumulative distributions accrued to the Fund’s stockholders. The Fund shall pay such Excess Operating Funds (as defined below), or a portion thereof, to its investment adviser until such time as all Expense Payments made by its investment adviser to or on behalf of the Fund within three years prior to the last business day of the applicable calendar month have been reimbursed. Such reimbursements are conditioned on (i) an expense ratio (excluding any management or incentive fee) that, after giving effect to the recoupment, is lower than the expense ratio (excluding any management or incentive fee) at the time of the fee waiver or expense reimbursement and (ii) a distribution level (exclusive of return of capital, if any), equal to, or greater than, the rate at the time of the waiver or reimbursement. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Components of Operations—Expense Support and Conditional Reimbursement Agreement” for additional information regarding the Expense Support Agreement. Because our investment adviser’s obligation to pay certain of our expenses is voluntary, the table above does not reflect the impact of any expense support from our investment adviser.
Example:
We have provided an example of the projected dollar amount of total expenses that would be incurred over various periods with respect to a hypothetical $1,000 investment in each class of our Common Shares. In calculating the following expense amounts, we have assumed that:

(1)	our annual operating expenses and offering expenses remain at the levels set forth in the table above, except to reduce annual expenses upon completion of organization and offering expenses;

(2)	the annual return before fees and expenses is 5.0%;

(3)	the net return after payment of fees and expenses is distributed to common stockholders and reinvested at NAV; and

(4)	your financial intermediary does not directly charge you transaction or other fees.

Class	S shares

Return Assumption	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5.0% annual return from net investment income (1) :	$74	$217	$353	$665
Total expenses assuming a 5.0% annual return solely from net realized capital gains (2) :	$80	$233	$378	$701

Class	D shares

Return Assumption	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5.0% annual return from net investment income (1) :	$68	$199	$327	$625
Total expenses assuming a 5.0% annual return solely from net realized capital gains (2) :	$74	$217	$352	$665

Class	I shares

Return Assumption	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5.0% annual return from net investment income (1) :	$65	$192	$316	$608
Total expenses assuming a 5.0% annual return solely from net realized capital gains (2) :	$71	$209	$342	$648

(1)	Assumes that we will not realize any capital gains computed net of all realized capital losses and unrealized capital depreciation.
(2)
Assumes no unrealized capital depreciation and a 5% annual return resulting entirely from net realized capital gains and therefore subject to the incentive fee based on capital gains. Because our investment strategy involves investments that generate primarily current income, we believe that a 5% annual return resulting entirely from net realized capital gains is unlikely.

The foregoing table is to assist you in understanding the various costs and expenses that an investor in our Common Shares will bear directly or indirectly. While the examples assume, as required by the SEC, a 5% annual return, our performance will vary and may result in a return greater or less than 5%. If we were to achieve sufficient returns on our investments, including through the realization of capital gains, to trigger incentive fees of a material amount, our expenses, and returns to our investors, would be higher. In addition, while the example assumes reinvestment of all dividends and distributions at net asset value, if our Board authorizes and we declare a cash dividend, participants in our distribution reinvestment plan who have elected to receive shares will receive a number of Common Shares determined by dividing the total dollar amount of the dividend payable to a participant by the NAV per share on the valuation date for the dividend. See “Distribution Reinvestment Plan” below for additional information regarding our distribution reinvestment plan.
This example and the expenses in the table above should not be considered a representation of the actual expenses (including the cost of debt, if any, and other expenses) that we may incur in the future and such actual expenses may be greater or less than those shown.

FINANCIAL HIGHLIGHTS
The following table of financial highlights is intended to help a prospective investor understand our financial performance for the period shown. The financial data set forth in the following table as of and for the period from May 5, 2023 (commencement of operations) to June 30, 2023 are derived from the Fund’s consolidated financial statements. Results as of and for the period from May 5, 2023 (commencement of operations) to June 30, 2023 are not necessarily indicative of the results that may be expected for future periods. You should read these financial highlights in conjunction with our consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in this prospectus.
Below is the schedule of the Fund’s financial highlights (in thousands, except share and per share data):

For the period from May 5, 2023 (Commencement of Operations) through June 30, 2023 (6)
Per Share Data: (1)
Net asset value, beginning of period	$25.00
Net investment income/(loss)	(0.02)
Net realized and unrealized gains (losses) on investments	0.07

Net increase (decrease) in net assets resulting from operations	0.05
Net asset value, end of period	$25.05
Shares outstanding, end of period	1,201,000
Weighted average shares outstanding	1,201,000
Total return based on net asset value (2)	0.20%
Ratio/Supplemental Data:
Net assets, end of period	$30,090
Ratio of total net expenses to average net assets (3)(4)	5.83%
Ratio of net investment income/(loss) to average net assets (4)	-0.56%
Portfolio turnover (5)	0.24%

(1)	Based on actual number of shares outstanding at the end of the corresponding period or the weighted average shares outstanding for the period, unless otherwise noted, as appropriate.
(2)
Total return based on NAV is calculated as the change in NAV per share during the period plus declared dividends per share during the period, divided by the beginning NAV per share, and not annualized.

(3)	The ratio of total expenses to average net assets in the table above reflects the Adviser’s voluntary waivers of its right to receive a portion of the management fees and income incentive fees.
(4)	Annualized.
(5)	Not annualized.
(6)	Net asset information presented is related to Class I shares.

RISK FACTORS
Investing in our Common Shares involves a number of significant risks. The following information is a discussion of all known material risk factors associated with an investment in our Common Shares specifically, as well as those factors generally associated with an investment in a company with investment objectives, investment policies, capital structure or traders markets similar to ours. In addition to the other information contained in this prospectus, you should carefully consider the following information before making an investment in our Common Shares. The risks below are not the only risks we face. Additional risks and uncertainties not presently known to us or not presently deemed material by us may also impair our operations and performance. If any of the following events occur our business, financial condition and results of operations could be materially and adversely affected. In such cases, the NAV of our Common Shares could decline, and you may lose all or part of your investment.
Risks Relating to Our Business and Structure
We have a limited operating history.
We are a
non-diversified,
closed-end
management investment company that has elected to be regulated as a BDC under the Investment Company Act with a limited operating history. As a result, prospective investors have a limited track record or history on which to base their investment decision. We are subject to the business risks and uncertainties associated with recently formed businesses, including the risk that we will not achieve our investment objectives and the value of a stockholder’s investment could decline substantially or become worthless. Further, our investment adviser has not previously offered a non-traded
business development company. While we believe that the past professional experiences of our investment adviser’s investment team, including investment and financial experience of our investment adviser’s senior management, will increase the likelihood that our investment adviser will be able to manage us successfully, there can be no assurance that this will be the case.
Our Board may change our investment objectives, operating policies and strategies without prior notice or stockholder approval.
Our Board has the authority, except as otherwise provided in the Investment Company Act or state law, as described below, to modify or waive certain of our investment objectives, operating policies and strategies without prior notice and without stockholder approval. Pursuant to Rule 35d-1 under the Investment Company Act, we may not change our investment strategy with respect to 80% of our total assets without 60 days’ prior notice to stockholders. If we, in the future, operate as a diversified management investment company for a period of three or more years, we will not resume operation as a non-diversified management investment company without prior stockholder approval. Additionally, absent stockholder approval, we may not change the nature of our business so as to cease to be, or withdraw our election as, a BDC. Under Maryland law, we also cannot be dissolved without prior stockholder approval. We cannot predict the effect any changes to our operating policies and strategies would have on our business, operating results and the market price of our Common Shares. Nevertheless, any such changes could adversely affect our business and impair our ability to make distributions to our common stockholders.
Global capital markets could enter a period of severe disruption and instability. These conditions have historically affected and could again materially and adversely affect debt and equity capital markets in the United States and around the world and our business.
From time to time, the global capital markets may experience periods of disruption and instability resulting in increasing spreads between the yields realized on riskier debt securities and those realized on risk-free securities and a lack of liquidity in parts of the debt capital markets, significant write-offs in the financial services sector relating to subprime mortgages and the re-pricing
of credit risk in the broadly syndicated market.

3
2

Deteriorating market conditions could result in increasing volatility and illiquidity in the global credit, debt and equity markets generally. The duration and ultimate effect of such market conditions cannot be forecasted. Deteriorating market conditions and uncertainty regarding economic markets generally could result in declines in the market values of potential investments or declines in the market values of investments after they are made or acquired by us and affect the potential for liquidity events involving such investments or portfolio companies.
Such declines may be exacerbated by other events, such as the failure of significant financial institutions or hedge funds, dislocations in other investment markets or other extrinsic events. Applicable accounting standards require us to determine the fair value of our investments as the amount that would be received in an orderly transaction between market participants at the measurement date. While most of our investments are not publicly traded, as part of the valuation process, we consider a number of measures, including comparison to publicly traded securities. As a result, volatility in the public capital markets can adversely affect our investment valuations.
During any such periods of market disruption and instability, we and other companies in the financial services sector may have limited access, if any, to alternative markets for debt and equity capital. Equity capital may be difficult to raise because, subject to some limited exceptions that will apply to us as a BDC, we will generally not be able to issue additional Common Shares at a price less than NAV without first obtaining approval for such issuance from our common stockholders and independent directors. In addition, our ability to incur indebtedness (including by issuing preferred stock) is limited by applicable regulations such that our asset coverage, as defined in the Investment Company Act, as amended, must equal at least 150% immediately after each time we incur indebtedness. The debt capital that will be available, if any, may be at a higher cost and on less favorable terms and conditions in the future. Any inability to raise capital could have a negative effect on our business, financial condition and results of operations.
A prolonged period of market illiquidity may cause us to reduce the volume of loans and debt securities we originate and/or fund and adversely affect the value of our portfolio investments, which could have a material and adverse effect on our business, financial condition, results of operations and cash flows.
Global economic, political and market conditions caused by the current public health crisis have (and in the future, could further) adversely affected our business, results of operations and financial condition and those of our portfolio companies.
A novel strain of coronavirus initially appeared in China in late 2019 and rapidly spread to other countries, including the United States. In an attempt to slow the spread of the coronavirus, governments around the world, including the United States, placed restrictions on travel, issued “stay at home” orders and ordered the temporary closure of certain businesses, such as factories and retail stores. Such restrictions and closures impacted supply chains, consumer demand and/or the operations of many businesses. As jurisdictions around the United States and the world continue to experience surges in cases of
COVID-19
and governments consider pausing the lifting of or
re-imposing
restrictions, there is considerable uncertainty surrounding the full economic impact of the coronavirus pandemic and the long-term effects on the U.S. and global financial markets.
Any disruptions in the capital markets, as a result of the
COVID-19
pandemic or otherwise, may increase the spread between the yields realized on risk-free and higher risk securities and can result in illiquidity in parts of the capital markets, significant write-offs in the financial sector and re-pricing
of credit risk in the broadly syndicated market. These and any other unfavorable economic conditions could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. In addition, our success depends in substantial part on the management, skill and acumen of our investment adviser, whose operations may be adversely impacted, including through quarantine measures and travel restrictions imposed on its investment professionals or service providers, or any related health issues of such investment professionals or service providers.

3
3

In addition, the restrictions and closures and related market conditions, if re-imposed
in the future, could result in certain of our portfolio companies halting or significantly curtailing operations and negative impacts to the supply chains of certain of our portfolio companies. The financial results of middle-market companies, like those in which we invest, may experience deterioration, which could ultimately lead to difficulty in meeting debt service requirements and an increase in defaults, and further deterioration will further depress the outlook for those companies. Further, adverse economic conditions decreased and may in the future decrease the value of collateral securing some of our loans and the value of our equity investments. Such conditions have required and may in the future require us to modify the payment terms of our investments, including changes in PIK interest provisions and/or cash interest rates. The performance of certain of our portfolio companies has been, and in the future may be, negatively impacted by these economic or other conditions, which can result in our receipt of reduced interest income from our portfolio companies and/or realized and unrealized losses related to our investments, and, in turn, may adversely affect distributable income and have a material adverse effect on our results of operations. In addition, as governments ease
COVID-19
related restrictions, certain of our portfolio companies may experience increased health and safety expenses, payroll costs and other operating expenses.
As the potential long-term impact of the coronavirus pandemic remains difficult to predict, the extent to which the pandemic could negatively affect our and our portfolio companies’ operating results or the duration or reoccurrence of any potential business or supply-chain disruption is uncertain. Any potential impact to our results of operations will depend to a large extent on future developments regarding the duration and severity of the pandemic and the actions taken by governments (including stimulus measures or the lack thereof) and their citizens to contain the coronavirus or treat its impact, all of which are beyond our control.
A failure on our part to maintain our status as a BDC may significantly reduce our operating flexibility.
If we fail to maintain our status as a BDC, we might be regulated as a closed-end
investment company that is required to register under the Investment Company Act, which would subject us to additional regulatory restrictions and significantly decrease our operating flexibility. In addition, any such failure could cause an event of default under our outstanding indebtedness, which could have a material adverse effect on our business, financial condition or results of operations.
We are a
non-diversified
investment company within the meaning of the Investment Company Act; therefore we are not limited with respect to the proportion of our assets that may be invested in securities of a single issuer.
We are classified as a
non-diversified
investment company within the meaning of the Investment Company Act, which means that we are not limited by the Investment Company Act with respect to the proportion of our assets that we may invest in securities of a single issuer. To the extent that we assume large positions in the securities of a small number of issuers, our NAV may fluctuate to a greater extent than that of a diversified investment company as a result of changes in the financial condition or the market’s assessment of the issuer and the aggregate returns we realize may be significantly adversely affected if a small number of investments perform poorly or if we need to write down the value of any one investment. Additionally, while we are not targeting any specific industries, our investments may be concentrated in relatively few industries. As a result, a downturn in any particular industry in which we are invested could also significantly impact the aggregate returns we realize. We may also be more susceptible to any single economic or regulatory occurrence than a diversified investment company. Beyond the asset diversification requirements applicable to RICs, we do not have fixed guidelines for diversification, and our investments could be concentrated in relatively few portfolio companies.
We are dependent upon key personnel of Crescent and our investment adviser.
We do not have any internal management capacity or employees. Our ability to achieve our investment objectives will depend on our ability to manage our business and to grow our investments and earnings. This will

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depend, in turn, on the diligence, skill and network of business contacts of Crescent’s senior professionals. We expect that these senior professionals will evaluate, negotiate, structure, close and monitor our investments in accordance with the terms of our Investment Advisory and Management Agreement. We can offer no assurance, however, that Crescent’s senior professionals will continue to provide investment advice to us. If these individuals do not maintain their employment or other relationships with Crescent and do not develop new relationships with other sources of investment opportunities available to us, we may not be able to grow our investment portfolio. In addition, individuals with whom Crescent’s investment professionals have relationships are not obligated to provide us with investment opportunities. Therefore, we can offer no assurance that such relationships will generate investment opportunities for us. The departure or misconduct of any of these individuals, or of a significant number of the investment professionals of Crescent, could have a material adverse effect on our business, financial condition or results of operations.
Our investment adviser is an affiliate of Crescent and will depend upon access to the investment professionals and Crescent’s other resources to fulfill its obligations to us under the Investment Advisory and Management Agreement. Our investment adviser will also depend upon such investment professionals to obtain access to deal flow generated by Crescent. In addition, we cannot assure you that an affiliate of Crescent will remain our investment adviser or that we will continue to have access to Crescent’s investment professionals or its information and deal flow.
Crescent’s and our investment adviser’s investment professionals, which are currently composed of the same personnel, have substantial responsibilities in connection with the management of other Crescent clients. Crescent’s personnel may be called upon to provide managerial assistance to our portfolio companies. These demands on their time, which may increase as the number of investments grow, may distract them or slow our rate of investment.
Our investment adviser’s investment committee, which provides oversight over our investment activities, is provided to us by our investment adviser under the Investment Advisory and Management Agreement. The loss of any member of our investment adviser’s investment committee or of Crescent’s other senior professionals would limit our ability to achieve our investment objectives and operate as we anticipate. This could have a material adverse effect on our financial condition, results of operations and cash flows.

We will not provide key person life insurance for any of our key personnel.
Further, we depend upon Crescent to maintain its relationships with private equity sponsors, placement agents, investment banks, management groups and other financial institutions, and we expect to rely to a significant extent upon these relationships to provide us with potential investment opportunities. If Crescent fails to maintain such relationships, or to develop new relationships with other sources of investment opportunities, we will not be able to grow our investment portfolio. In addition, individuals with whom Crescent’s senior professionals have relationships are not obligated to provide us with investment opportunities, and we can offer no assurance that these relationships will generate investment opportunities in the future. There can be no assurance that Crescent will replicate its historical ability to generate investment opportunities (See “Prospectus Summary—What competitive strengths does the investment adviser offer?”), and we caution you that our investment returns could be substantially lower than the returns achieved by other Crescent-managed funds.
We may not replicate the historical performance achieved by Crescent.
Our primary focus in making investments may differ from those of existing investment funds, accounts or other investment vehicles that are or have been managed by members of our investment adviser’s investment committee or by Crescent. Past performance should not be relied upon as an indication of future results. There can be no guarantee that we will replicate the historical performance of Crescent or the historical performance of investment funds, accounts or other investment vehicles that are or have been managed by members of our investment adviser’s investment committee or by Crescent or its employees, and we caution investors that our investment returns could be substantially lower than the returns achieved by them in prior periods. We cannot assure you that we will be profitable in the future or that our investment adviser will be able to continue to

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implement our investment objectives with the same degree of success that it has had in the past. Additionally, all or a portion of the prior results may have been achieved in particular market conditions which may never be repeated. Moreover, current or future market volatility and regulatory uncertainty may have an adverse impact on our future performance.
We depend on Crescent to manage our business effectively.
Our ability to achieve our investment objectives will depend on our ability to manage our business and to grow our investments and earnings. This will depend, in turn, on Crescent’s ability to identify, invest in and monitor portfolio companies that meet our investment criteria. The achievement of our investment objectives on a cost-effective basis will depend upon Crescent’s execution of our investment process, its ability to provide competent, attentive and efficient services to us and, to a lesser extent, our access to financing on acceptable terms. Crescent’s investment professionals will have substantial responsibilities in connection with the management of other investment funds, accounts and investment vehicles. Crescent’s personnel may be called upon to provide managerial assistance to our portfolio companies. These activities may distract them from servicing new investment opportunities for us or slow our rate of investment. Any failure to manage our business and our future growth effectively could have a material adverse effect on our business, financial condition, results of operations and cash flows.
Our ability to grow depends on our ability to raise capital.
We will need to periodically access the capital markets to raise cash to fund new investments in excess of our repayments, and we may also need to access the capital markets to refinance any future debt obligations to the extent such maturing obligations are not repaid with availability under our revolving credit facilities or cash flows from operations. We intend to be treated as a RIC and operate in a manner so as to qualify for the U.S. federal income tax treatment applicable to RICs. Among other things, in order to maintain our RIC status, we must distribute to our common stockholders on a timely basis generally an amount equal to at least 90% of our investment company taxable income, and, as a result, such distributions will not be available to fund investment originations or repay maturing debt. We must borrow from financial institutions and issue additional securities to fund our growth. Unfavorable economic or capital market conditions may increase our funding costs, limit our access to the capital markets or could result in a decision by lenders not to extend credit to us. An inability to successfully access the capital markets may limit our ability to refinance our debt obligations as they come due and/or to fully execute our business strategy and could limit our ability to grow or cause us to have to shrink the size of our business, which could decrease our earnings, if any.
In addition, we may borrow amounts or issue debt securities or preferred stock, which we refer to collectively as “senior securities,” such that our asset coverage, as calculated pursuant to the Investment Company Act, equals at least 150% immediately after such borrowing (i.e., we are able to borrow up to two dollars for every dollar we have in assets less all liabilities and indebtedness not represented by senior securities issued by us). Such requirement, in certain circumstances, may restrict our ability to borrow or issue debt securities or preferred stock. The amount of leverage that we employ will depend on our investment adviser’s and our Board’s assessments of market and other factors at the time of any proposed borrowing or issuance of senior securities. We cannot assure you that we will be able to obtain lines of credit or issue senior securities at all or on terms acceptable to us.
Regulations governing our operation as a BDC affect our ability to, and the way in which we may, raise additional capital.
We may issue debt securities or preferred stock and/or borrow money from banks or other financial institutions, which we refer to collectively as “senior securities,” up to the maximum amount permitted by the Investment Company Act. Under the provisions of the Investment Company Act, we are permitted as a BDC to issue senior securities in amounts such that our asset coverage ratio, as defined in the Investment Company Act,

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as amended, equals at least 150% of our gross assets less all liabilities and indebtedness not represented by senior securities, after each issuance of senior securities. If the value of our assets declines, we may be unable to satisfy this test. If that happens, we may be required to sell a portion of our investments at a time when such sales may be disadvantageous to us in order to repay a portion of its indebtedness. If we issue senior securities, we will be exposed to typical risks associated with leverage, including an increased risk of loss.
Furthermore, equity capital may be difficult to raise because, subject to some limited exceptions, we are not generally able to issue and sell our Common Shares at a price below NAV per share. We may, however, sell our Common Shares, or warrants, options or rights to acquire our Common Shares, at a price below the then-current NAV per share of our Common Share if our Board determines that such sale is in our best interests, and if our common stockholders, including holders of a majority of our Common Shares that are not affiliated with us, approve such sale. In any such case, the price at which our securities are to be issued and sold may not be less than a price that, in the determination of our Board, closely approximates the market value of such securities (less any distributing commission or discount). We do not currently have authorization from our common stockholders to issue our Common Shares at a price below the then-current NAV per share.
If we do not invest a sufficient portion of our assets in qualifying assets, we could fail to qualify as a BDC or be precluded from investing according to our current business strategy.
To maintain our status as a BDC, we are not permitted to acquire any assets other than “qualifying assets” specified in the Investment Company Act unless, at the time the acquisition is made, at least 70% of our total assets are qualifying assets (with certain limited exceptions). Subject to certain exceptions for follow-on
investments and investments in distressed companies, an investment in an issuer that has outstanding securities listed on a national securities exchange may be treated as qualifying assets only if such issuer has a common equity market capitalization that is less than $250 million at the time of such investment.
We may be precluded from investing in what we believe are attractive investments if such investments are not qualifying assets for purposes of the Investment Company Act. If we do not invest a sufficient portion of our assets in qualifying assets, we could violate the Investment Company Act provisions applicable to BDCs. As a result of such violation, specific rules under the Investment Company Act could prevent us, for example, from making follow-on
investments in existing portfolio companies (which could result in the dilution of our position) or could require us to dispose of investments at inappropriate times in order to come into compliance with the Investment Company Act. If we need to dispose of such investments quickly, it could be difficult to dispose of such investments on favorable terms. We may not be able to find a buyer for such investments and, even if we do find a buyer, we may have to sell the investments at a substantial loss. Any such outcomes would have a material adverse effect on our business, financial condition, results of operations and cash flows.
Our failure to make
follow-on
investments in our portfolio companies could impair the value of our portfolio.
Following an initial investment in a portfolio company, we may make additional investments in that portfolio company as
“follow-on”
investments, in seeking to:

•	increase or maintain in whole or in part our position as a creditor or equity ownership percentage in a portfolio company;

•	exercise warrants, options or convertible securities that were acquired in the original or subsequent financing; or

•	preserve or enhance the value of our investment.
We have discretion to make
follow-on
investments, subject to the availability of capital resources. Failure on our part to make follow-on
investments may, in some circumstances, jeopardize the continued viability of a portfolio company and our initial investment, or may result in a missed opportunity for us to increase our participation in a successful operation.

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Even if we have sufficient capital to make a desired
follow-on
investment, we may elect not to make a
follow-on
investment because we may not want to increase its level of risk, because we prefer other opportunities or because we are inhibited by compliance with BDC requirements of the Investment Company Act or the desire to maintain our qualification as a RIC.
Additionally, certain loans that we may make to portfolio companies may be secured on a second priority basis by the same collateral securing senior secured debt of such companies. The first priority liens on the collateral will secure the portfolio company’s obligations under any outstanding senior debt and may secure certain other future debt that may be permitted to be incurred by the portfolio company under the agreements governing the loans. The holders of obligations secured by first priority liens on the collateral will generally control the liquidation of, and be entitled to receive proceeds from, any realization of the collateral to repay their obligations in full before us. In addition, the value of the collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from sales of all of the collateral would be sufficient to satisfy the loan obligations secured by the second priority liens after payment in full of all obligations secured by the first priority liens on the collateral. If such proceeds were not sufficient to repay amounts outstanding under the loan obligations secured by the second priority liens, then we, to the extent not repaid from the proceeds of the sale of the collateral, will only have an unsecured claim against the portfolio company’s remaining assets, if any.
We may also make unsecured loans to portfolio companies, meaning that such loans will not benefit from any interest in collateral of such companies. Liens on such portfolio companies’ collateral, if any, will secure the portfolio company’s obligations under its outstanding secured debt and may secure certain future debt that is permitted to be incurred by the portfolio company under its secured loan agreements. The holders of obligations secured by such liens will generally control the liquidation of, and be entitled to receive proceeds from, any realization of such collateral to repay their obligations in full before us. In addition, the value of such collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. There can be no assurance that the proceeds, if any, from sales of such collateral would be sufficient to satisfy our unsecured loan obligations after payment in full of all secured loan obligations. If such proceeds were not sufficient to repay the outstanding secured loan obligations, then our unsecured claims would rank equally with the unpaid portion of such secured creditors’ claims against the portfolio company’s remaining assets, if any. Additionally, we invest in unitranche loans (loans that combine both senior and subordinated debt, generally in a first lien position), which may provide for a waterfall of cash flow priority between different lenders in the unitranche loan. In certain instances, we may find another lender to provide the “first out” portion of such loan and retain the “last out” portion of such loan, in which case the “first out” portion of the loan would generally receive priority with respect to repayment of principal, interest and any other amounts due thereunder over the “last out” portion of the loan that we would continue to hold.
The rights we may have with respect to the collateral securing the loans we make to our portfolio companies with senior debt outstanding may also be limited pursuant to the terms of one or more intercreditor agreements that we enter into with the holders of such senior debt. Under a typical intercreditor agreement, at any time that obligations that have the benefit of the first priority liens are outstanding, any of the following actions that may be taken in respect of the collateral will be at the direction of the holders of the obligations secured by the first priority liens:

•	the ability to cause the commencement of enforcement proceedings against the collateral;

•	the ability to control the conduct of such proceedings;

•	the approval of amendments to collateral documents;

•	releases of liens on the collateral; and

•	waivers of past defaults under collateral documents.
We may not have the ability to control or direct such actions, even if its rights are adversely affected.

Our strategy involves a high degree of leverage. We intend to continue to finance our investments with borrowed money, which will magnify the potential for gain or loss on amounts invested and increase the risk of investing in us. The risks of investment in a highly leveraged fund include volatility and possible distribution restrictions.
The use of leverage magnifies the potential for gain or loss on amounts invested. The use of leverage is generally considered a speculative investment technique and increases the risks associated with investing in our securities. However, we have borrowed from, and may in the future issue debt securities to, banks, insurance companies and other lenders. Lenders of these funds have fixed dollar claims on our assets that are superior to the claims of the holders of our Common Shares, and we would expect such lenders to seek recovery against our assets in the event of a default. We may pledge up to 100% of our assets and may grant a security interest in all of our assets under the terms of any debt instruments we may enter into with lenders. In addition, under the terms of our credit facilities and any borrowing facility or other debt instrument we may enter into, we are likely to be required to use the net proceeds of any investments that we sell to repay a portion of the amount borrowed under such facility or instrument before applying such net proceeds to any other uses. If the value of our assets decreases, leveraging would cause net asset value to decline more sharply than it otherwise would have had we not leveraged, thereby magnifying losses or eliminating our stake in a leveraged investment. Similarly, any decrease in our revenue or income will cause our net income to decline more sharply than it would have had we not borrowed. Such a decline would also negatively affect our ability to make dividend payments on our Common Shares or preferred stock. Our ability to service any debt will depend largely on our financial performance and will be subject to prevailing economic conditions and competitive pressures. In addition, holders of our Common Shares will bear the burden of any increase in our expenses as a result of our use of leverage, including interest expenses and any increase in the base management fee payable to our investment adviser.
There can be no assurance that our business will generate sufficient cash flow from operations or that future borrowings will be available to us under our credit facilities or otherwise in an amount sufficient to enable us to repay our indebtedness or to fund our other liquidity needs. We may need to refinance all or a portion of our indebtedness on or before it matures. There can be no assurance that we will be able to refinance any of our indebtedness on commercially reasonable terms or at all. If we cannot service our indebtedness, we may have to take actions such as selling assets or seeking additional equity. There can be no assurance that any such actions, if necessary, could be effected on commercially reasonable terms or at all, or on terms that would not be disadvantageous to stockholders or on terms that would not require us to breach the terms and conditions of our future debt agreements.
As a BDC, we are generally required to meet a coverage ratio of total assets to total borrowings and other senior securities, which include all of our borrowings and any preferred stock that we may issue in the future, of at least 150%. If this ratio declines below 150%, we will not be able to incur additional debt and could be required to sell a portion of our investments to repay some debt when it is otherwise disadvantageous for us to do so. This could have a material adverse effect on our operations, and we may not be able to make distributions. The amount of leverage that we employ will depend on our investment adviser’s assessment of market and other factors at the time of any proposed borrowing. We cannot assure stockholders that we will be able to obtain credit at all or on terms acceptable to it.
Our business could be adversely affected in the event we default under our future credit or other borrowing facility.
We may enter into one or more credit facilities. The closing of any credit facilities is contingent on a number of conditions including, without limitation, the negotiation and execution of definitive documents relating to such credit facility. If we obtain any additional credit facilities, we intend to use borrowings under such credit facilities to make additional investments and for other general corporate purposes. However, there can be no assurance that we will be able to close such additional credit facilities or obtain other financing.

In the event we default under one of our credit facilities or any other future borrowing facility, our business could be adversely affected as we may be forced to sell a portion of our investments quickly and prematurely at what may be disadvantageous prices to us in order to meet our outstanding payment obligations and/or support working capital requirements under the relevant credit facility or such future borrowing facility, any of which would have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, following any such default, the agent for the lenders under any future borrowing facility could assume control of the disposition of any or all of our assets, including the selection of such assets to be disposed and the timing of such disposition, which would have a material adverse effect on our business, ability to pay dividends, financial condition, results of operations and cash flows. If we were unable to obtain a waiver of a default from the lenders or holders of that indebtedness, as applicable, those lenders or holders could accelerate repayment under that indebtedness, which might result in cross-acceleration of other indebtedness. An acceleration could have a material adverse impact on our business, financial condition and results of operations.
Lastly, as a result of any such default, we may be unable to obtain additional leverage, which could, in turn, affect our return on capital.
Because our sole initial stockholder has approved a proposal that allows us to reduce our asset coverage ratio to 150%, we are subject to a 150% asset coverage.
Under the Investment Company Act, a BDC is allowed to increase the maximum amount of leverage it may incur from an asset coverage ratio of 200% to an asset coverage ratio of 150% if certain requirements are met. The reduced asset coverage requirement permits a BDC to borrow up to two dollars for every dollar it has in assets less all liabilities and indebtedness not represented by senior securities issued by it. Because Crescent, as our sole initial stockholder, has approved a proposal that allows us to reduce our asset coverage ratio to 150%, the ratio applicable to our senior securities is 150%.
Leverage magnifies the potential for loss on investments in our indebtedness and on invested equity capital. As we may use leverage to partially finance our investments, you will experience increased risks of investing in our securities. If the value of our assets increases, then leveraging would cause the net asset value attributable to our Common Shares to increase more sharply than it would have had we not leveraged our business. Similarly, any increase in our income in excess of interest payable on the borrowed funds would cause our net investment income to increase more than it would have without the leverage, while any decrease in our income would cause net investment income to decline more sharply than it would have had we not borrowed. Such a decline could negatively affect our ability to make distributions or pay dividends on our Common Shares, make scheduled debt payments or other payments related to our securities. Leverage is generally considered a speculative investment technique. See “Risk Factors—Risks Relating to Our Business and Structure—Our strategy involves a high degree of leverage. We intend to continue to finance our investments with borrowed money, which will magnify the potential for gain or loss on amounts invested and increase the risk of investing in us. The risks of investment in a highly leveraged fund include volatility and possible distribution restrictions.”
We are and may be subject to restrictions under our credit facilities and any future credit or other borrowing facility that could adversely impact our business.
Our credit facilities, and any future borrowing facility, may be backed by all or a portion of our loans and securities on which the lenders may have a security interest. We may pledge up to 100% of our assets and may grant a security interest in all of our assets under the terms of any debt instrument we enter into with lenders. We expect that any future security interests we grant will be set forth in a pledge and security agreement and evidenced by the filing of financing statements by the agent for the lenders, and we expect that the custodian for our securities serving as collateral for such loan would include in the custodian’s electronic systems notices indicating the existence of such security interests and, following notice of occurrence of an event of default, if any, and during its continuance, will only accept transfer instructions with respect to any such securities from the lender or its designee. If we were to default under the terms of any future borrowing facility, the agent for the applicable lenders would be able to assume control of the timing of disposition of the assets pledged under the facility, which could include any or all of our assets securing such debt. Such remedial action would have a material adverse effect on our business, financial condition, results of operations and cash flows.
In addition, the security interests as well as negative covenants under any other future borrowing facility may limit our ability to create liens on assets to secure additional debt and may make it difficult for us to restructure or refinance indebtedness at or prior to maturity or obtain additional debt or equity financing. In addition, if our borrowing base under our credit facilities or any other borrowing facility were to decrease, we would be required to secure additional assets in an amount equal to any borrowing base deficiency. In the event that all of our assets are secured at the time of such a borrowing base deficiency, we could be required to repay advances under the relevant credit facility or any other borrowing facility or make deposits to a collection account, either of which could have a material adverse impact on our ability to fund future investments and to pay dividends.
In addition, under our credit facilities, or any other future borrowing facility, we may be limited as to how borrowed funds may be used, which may include restrictions on geographic and industry concentrations, loan size, payment frequency and status, average life, collateral interests and investment ratings, as well as regulatory restrictions on leverage which may affect the amount of funding that may be obtained.
There may also be certain requirements relating to portfolio performance, including required minimum portfolio yield and limitations on delinquencies and charge-offs, a violation of which could limit further advances and, in some cases, result in an event of default. An event of default under our credit facilities or any other borrowing facility could result in an accelerated maturity date for all amounts outstanding thereunder, which could have a material adverse effect on our business and financial condition. This could reduce our revenues and, by delaying any cash payment allowed to us under the relevant credit facility or any other borrowing facility until the lenders have been paid in full, reduce our liquidity and cash flow and impair our ability to grow our business and maintain our qualification as a RIC.
In addition to regulatory requirements that restrict our ability to raise capital, any future debt facilities may contain various covenants that, if not complied with, could accelerate repayment under such debt facilities, thereby materially and adversely affecting our liquidity, financial condition and results of operations.
Future agreements governing any debt facilities may require us to comply with certain financial and operational covenants. These covenants may include, among other things:

•	restrictions on the level of indebtedness that we are permitted to incur in relation to the value of our assets;

•	restrictions on our ability to incur liens; and

•	maintenance of a minimum level of stockholders’ equity.
Our compliance with these covenants depends on many factors, some of which are beyond our control. For example, depending on the condition of the public debt and equity markets and pricing levels, unrealized depreciation in our portfolio may increase in the future. Any such increase could result in our inability to comply with an obligation to restrict the level of indebtedness that we are able to incur in relation to the value of our assets or to maintain a minimum level of stockholders’ equity.
Accordingly, there are no assurances that we will be able to comply with the covenants in any debt facilities we enter into. Failure to comply with these covenants could result in a default under these debt facilities, that, if we were unable to obtain a waiver from the lenders or holders of such indebtedness, as applicable, such lenders or holders could accelerate repayment under such indebtedness and thereby have a material adverse impact on our business, financial condition and results of operations.

We may form one or more CLOs, which may subject us to certain structured financing risks.
To finance investments, we may securitize certain of our secured loans or other investments, including through the formation of one or more collateralized loan obligations (“CLOs”), while retaining all or most of the exposure to the performance of these investments. This would involve contributing a pool of assets to a special purpose entity and selling debt interests in such entity on a non-recourse
or limited-recourse basis to purchasers. It is possible that an interest in any such CLO held by us may be considered a
“non-qualifying”
portfolio investment for purposes of the Investment Company Act.
If we create a CLO, we will depend in part on distributions from the CLO’s assets out of its earnings and cash flows to enable us to make distributions to stockholders. The ability of a CLO to make distributions will be subject to various limitations, including the terms and covenants of the debt it issues. Also, a CLO may take actions that delay distributions in order to preserve ratings and to keep the cost of present and future financings lower or the CLO may be obligated to retain cash or other assets to satisfy over-collateralization requirements commonly provided for holders of the CLO’s debt, which could impact our ability to receive distributions from the CLO. If we do not receive cash flow from any such CLO that is necessary to satisfy the Annual Distribution Requirement (defined below) for maintaining RIC status, and we are unable to obtain cash from other sources necessary to satisfy this requirement, we may not maintain our qualification as a RIC, which would have a material adverse effect on an investment in the shares.
In addition, a decline in the credit quality of loans in a CLO due to poor operating results of the relevant borrower, declines in the value of loan collateral or increases in defaults, among other things, may force a CLO to sell certain assets at a loss, reducing their earnings and, in turn, cash potentially available for distribution to us for distribution to stockholders. To the extent that any losses are incurred by the CLO in respect of any collateral, such losses will be borne first by us as owner of equity interests in the CLO.
The manager for a CLO that we create may be the Fund, our investment adviser or an affiliate, and such manager may be entitled to receive compensation for structuring and/or management services. To the extent our investment adviser or an affiliate other than the Fund serves as manager and the Fund is obligated to compensate our investment adviser or the affiliate for such services, we, our investment adviser or the affiliate will implement offsetting arrangements to assure that we, and indirectly, our common stockholders, pay no additional management fees to our investment adviser or the affiliate in connection therewith. To the extent we serve as manager, we will waive any right to receive fees for such services from the Fund (and indirectly its stockholders) or any affiliate.
We operate in an increasingly competitive market for investment opportunities, which could make it difficult for us to identify and make investments that are consistent with our investment objectives.
A number of entities compete with us to make the types of investments that we make and plan to make. We compete with other BDCs, public and private funds, commercial and investment banks, commercial financing companies and, to the extent they provide an alternative form of financing, private equity and hedge funds. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. For example, we believe some of our competitors may have access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. Furthermore, many of our competitors are not subject to the regulatory restrictions that the Investment Company Act imposes on us as a BDC or the source-of-income,
asset diversification and distribution requirements we must satisfy to maintain our RIC qualification. The competitive pressures we face may have a material adverse effect on our business, financial condition, results of operations and cash flows. As a result of this competition, we may not be able to take advantage of attractive investment opportunities from time to time, and we may not be able to identify and make investments that are consistent with our investment objectives.
With respect to the investments we make, we will not seek to compete based primarily on the interest rates we will offer, and we believe that some of our competitors may make loans with interest rates that will be lower than the rates we offer. In the secondary market for acquiring existing loans, we expect to compete generally on the basis of pricing terms. With respect to all investments, we may lose some investment opportunities if we do not match our competitors’ pricing, terms and structure. However, if we match our competitors’ pricing, terms and structure, we may experience decreased net interest income, lower yields and increased risk of credit loss. We may also compete for investment opportunities with investment funds, accounts and investment vehicles managed by Crescent. Although Crescent will allocate opportunities in accordance with its policies and procedures, allocations to such investment funds, accounts and investment vehicles will reduce the amount and frequency of opportunities available to us and may not be in our best interests. Moreover, the performance of investments will not be known at the time of allocation. See “—Our investment adviser, the investment committee of our investment adviser, Crescent and their affiliates, officers, directors and employees may face certain conflicts of interest.”
Our ability to enter into transactions with our affiliates is restricted.
We are prohibited under the Investment Company Act from participating in certain transactions with our affiliates without the prior approval of our independent directors and, in some cases, the SEC. We consider our investment adviser and its affiliates, including Crescent, to be our affiliates for such purposes. In addition, any person that owns, directly or indirectly, 5% or more of our outstanding voting securities will be our affiliate for purposes of the Investment Company Act, and we are generally prohibited from buying or selling any security from or to such affiliate without the prior approval of our independent directors. We consider our investment adviser and its affiliates, including Crescent, to be our affiliates for such purposes. The Investment Company Act also prohibits certain “joint” transactions with certain of our affiliates, which could include investments in the same portfolio company, without prior approval of our independent directors and, in some cases, of the SEC. We are prohibited from buying or selling any security from or to any person who owns more than 25% of our voting securities or certain of that person’s affiliates, or entering into prohibited joint transactions with such persons, absent the prior approval of the SEC. If we are prohibited by applicable law from investing alongside Crescent’s investment funds, accounts and investment vehicles with respect to an investment opportunity, we may not be able to participate in such investment opportunity.
We may, however, invest alongside Crescent’s investment funds, accounts and investment vehicles in certain circumstances where doing so is consistent with our investment strategy as well as applicable law and SEC staff interpretations or exemptive orders and Crescent’s allocation policy. For example, we may invest alongside such investment funds, accounts and investment vehicles consistent with guidance promulgated by the SEC staff to purchase interests in a single class of privately placed securities so long as certain conditions are met, including that Crescent, acting on our behalf and on behalf of such investment funds, accounts and investment vehicles, negotiates no term other than price.
In situations where
co-investment
with investment funds, accounts and investment vehicles managed by Crescent is not permitted or appropriate, such as when there is an opportunity to invest in different securities of the same issuer or where the different investments could be expected to result in a conflict between our interests and those of Crescent’s clients, subject to the limitations described in the preceding paragraph, Crescent will need to decide which client will proceed with the investment. Similar restrictions limit our ability to transact business with our officers or directors or their affiliates. These restrictions will limit the scope of investment opportunities that would otherwise be available to us.
Crescent has been granted exemptive relief from the SEC, upon which we and our investment adviser may rely, which permits greater flexibility to negotiate the terms of co-investments
if our Board determines that it would be advantageous for us to co-invest
with investment funds, accounts and investment vehicles managed by Crescent in a manner consistent with our investment objectives, positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. We believe that co-investment
by us and investment funds, accounts and investment vehicles managed by Crescent may afford us additional investment opportunities and an ability to achieve a more varied portfolio. Accordingly, the exemptive order permits us to invest with investment funds, accounts and investment vehicles managed by Crescent in the same portfolio companies under circumstances in which such investments would otherwise not be permitted by the Investment Company Act. The exemptive relief permitting co-investment
transactions generally applies only if our independent directors and directors who have no financial interest in such transaction review and approve in advance each co-investment
transaction. The exemptive relief provides that, if the size of a co-investment
opportunity is insufficient to meet our and the other Crescent funds’ desired level of participation in full, allocations will generally be made pro rata based on capital available for investment, as determined, in our case, by our Board as well as the terms of our governing documents and those of such investment funds, accounts and investment vehicles. It is our policy to base our determinations on such factors as: the amount of cash on-hand,
existing commitments and reserves, if any, our targeted leverage level, our targeted asset mix and diversification requirements and other investment policies and restrictions set by our Board or imposed by applicable laws, rules, regulations or interpretations. We expect that these determinations will be made similarly for investment funds, accounts and investment vehicles managed by Crescent. However, we can offer no assurance that investment opportunities will be allocated to us fairly or equitably in the short-term or over time.
Our ability to sell or otherwise exit investments also invested in by other Crescent investment vehicles is restricted.
We may be considered affiliates with respect to certain of our portfolio companies because our affiliates, which may include certain investment funds, accounts or investment vehicles managed by Crescent, also hold interests in these portfolio companies and as such these interests may be considered a joint enterprise under the Investment Company Act. To the extent that our interests in these portfolio companies may need to be restructured in the future or to the extent that we choose to exit certain of these transactions, our ability to do so will be limited. Crescent has obtained exemptive relief from the SEC in relation to certain joint transactions, upon which we and our investment adviser may relay; however, there is no assurance that the terms such exemptive relief that would permit us to negotiate future restructurings or other transactions that may be considered a joint enterprise.
Our investment adviser, the investment committee of our investment adviser, Crescent and their affiliates, officers, directors and employees may face certain conflicts of interest.
As a result of our arrangements with Crescent, our investment adviser and our investment adviser’s investment committee, there may be times when our investment adviser or such persons have interests that differ from those of our common stockholders, giving rise to a conflict of interest.
The members of our investment adviser’s investment committee serve, or may serve, as officers, directors, members, or principals of entities that operate in the same or a related line of business as we do, or of investment funds, accounts, or investment vehicles managed by Crescent and/or its affiliates. Similarly, Crescent and its affiliates may have other clients with similar, different or competing investment objectives.
In serving in these multiple capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may not be in the best interests of, or which may be adverse to the interests of, us or our common stockholders. For example, an affiliate of Crescent presently serves as the investment adviser to CCAP, a publicly listed business development company. Some of our executive officers may serve is similar or other capacities for CCAP. In addition, Crescent has, and will continue to have management responsibilities for other investment funds, accounts and investment vehicles. There is a potential that we will compete with CCAP and such funds, and other entities managed by Crescent and its affiliates, for capital and investment opportunities. As a result, members of our investment adviser’s investment committee who are affiliated with Crescent will face conflicts in the allocation of investment opportunities among us, CCAP and other investment funds, accounts and investment vehicles managed by Crescent and its affiliates and may make certain investments that are appropriate for us but for which we receive a relatively small allocation or no allocation at all. Crescent intends to allocate investment opportunities among us, CCAP, eligible investment funds, accounts and investment vehicles in a manner that is fair and equitable over time and consistent with its allocation policy. However, we can offer no assurance that such opportunities will be allocated to us fairly or equitably in the short-term or over time, and we may not be given the opportunity to participate in all investments made by investment funds managed by Crescent or its affiliates, and there can be no assurance that we will be able to participate in all investment opportunities that are suitable to us.
Further, to the extent permitted by applicable law, we and our affiliates may own investments at different levels of a portfolio company’s capital structure or otherwise own different classes of a portfolio company’s securities, which may give rise to conflicts of interest or perceived conflicts of interest. Conflicts may also arise because decisions regarding our portfolio may benefit our affiliates. Our affiliates may pursue or enforce rights with respect to one of its portfolio companies, and those activities may have an adverse effect on us.
Crescent’s principals and employees, our investment adviser or their affiliates may, from time to time, possess material non-public
information, limiting our investment discretion.
Crescent’s executive officers and directors, principals and other employees, including members of our investment adviser’s investment committee, may serve as directors of, or in a similar capacity with, portfolio companies in which we invest, the securities of which are purchased or sold on our behalf and may come into possession of material non-public
information with respect to issuers in which we may be considering making an investment. In the event that material non-public
information is obtained with respect to such companies, or we become subject to trading restrictions under the internal trading policies of those companies, Crescent’s policies or as a result of applicable law or regulations, we could be prohibited for a period of time or indefinitely from purchasing or selling the securities of such companies, or we may be precluded from providing such information or other ideas to other funds affiliated with Crescent that might benefit from such information, and this prohibition may have an adverse effect on us.
Conflicts may arise related to other arrangements with Crescent and our investment adviser and other affiliates.
We have entered into a license agreement with Crescent under which Crescent has agreed to grant us a non-exclusive,
royalty-free license to use the name “Crescent Capital.” In addition, the Administration Agreement with our administrator, an affiliate of Crescent, requires we pay to our administrator our allocable portion of overhead and other expenses incurred by our administrator in performing its obligations under the Administration Agreement, such as our allocable portion of the cost of our chief compliance officer, chief financial officer, general counsel and secretary, their respective staffs and operations personnel who provide services to us; provided that such reimbursement does not conflict with Section 7.8 of our charter. These agreements create conflicts of interest that the independent members of our Board will monitor. For example, under the terms of the license agreement, we will be unable to preclude Crescent from licensing or transferring the ownership of the “Crescent Capital” name to third parties, some of whom may compete against us. Consequently, it will be unable to prevent any damage to goodwill that may occur as a result of the activities of Crescent or others. Furthermore, in the event the license agreement is terminated, we will be required to change our name and cease using “Crescent Capital” as part of our name. Any of these events could disrupt our recognition in the marketplace, damage any goodwill it may have generated and otherwise harm our business.
Our Investment Advisory and Management Agreement was negotiated with our investment adviser and the Administration Agreement was negotiated with our administrator, which are both our related parties.
The Investment Advisory and Management Agreement, and the Administration Agreement were negotiated between related parties. Consequently, their terms, including fees payable to our investment adviser, may not be as favorable to us as if they had been negotiated exclusively with an unaffiliated third party. In addition, we may desire not to enforce, or to enforce less vigorously, its rights and remedies under these agreements because of our desire to maintain our ongoing relationship with our investment adviser, our administrator and their respective affiliates. Any such decision, however, could breach our directors’ duties to us.

We and our investment adviser are subject to regulations and SEC oversight. If we or our investment adviser fail to comply with applicable requirements, it may adversely impact our results relative to companies that are not subject to such regulations.
As a BDC, we are subject to a portion of the Investment Company Act. In addition, we have elected to be treated, and intend to operate in a manner so as to continuously qualify, as a RIC in accordance with the requirements of Subchapter M of the Code. The Investment Company Act and the Code impose various restrictions on the management of a BDC, including related to portfolio construction, asset selection, and tax. These restrictions may reduce the chances that we will achieve the same results as other vehicles managed by Crescent and/or our investment adviser.
However, if we do not maintain our status as a BDC, we would be subject to regulation as a registered closed-end
investment company under the Investment Company Act. As a registered closed-end
investment company, we would be subject to substantially more regulatory restrictions under the Investment Company Act which would significantly decrease our operating flexibility. In addition to these and other requirements applicable to us, our investment adviser is subject to regulatory oversight by the SEC. To the extent the SEC raises concerns or has negative findings concerning the manner in which we or our investment adviser operates, it could adversely affect our business.
We will be subject to corporate level income tax if we are unable to qualify as a RIC.
We have elected to be treated as a RIC under the Code and intend to operate in a manner so as to qualify for the U.S. federal income tax treatment applicable to RICs. As a RIC, we generally will not pay U.S. federal corporate-level income taxes on our income and net capital gains that we distribute (or are deemed to distribute) to our common stockholders as dividends on a timely basis. We will be subject to U.S. federal corporate-level income tax on any undistributed income and/or gains. To maintain our status as a RIC, we must meet certain source of income, asset diversification and annual distribution requirements. We may also be subject to certain U.S. federal excise taxes, as well as state, local and foreign taxes.
To qualify as a RIC under the Code, we must meet certain
source-of-income,
asset diversification and distribution requirements. The distribution requirement for a RIC is satisfied if we timely distribute an amount equal to at least 90% of our investment company taxable income (as defined by the Code, which generally includes net ordinary income and net short-term capital gains in excess of net long-term capital losses, if any) to our common stockholders on an annual basis (the “Annual Distribution Requirement”). We have the ability to pay a large portion of our distributions in shares of our stock, and as long as a portion of such distribution is paid in cash and other requirements are met, such distributions will be taxable as a dividend for U.S. federal income tax purposes. This may result in our U.S. stockholders having to pay tax on such dividends, even if no cash is received, and may result in our
non-U.S.
stockholders being subject to withholding tax in respect of amounts distributed in our stock. We will be subject, to the extent we use debt financing, to certain asset coverage ratio requirements under the Investment Company Act and financial covenants under loan and credit agreements that could, under certain circumstances, restrict us from making distributions necessary to qualify as a RIC. If we are unable to obtain cash from other sources, we may fail to qualify as a RIC and, thus, may be subject to corporate-level income tax.
To qualify as a RIC, in addition to the Annual Distribution Requirement, we must also meet certain annual source of income requirements at the end of each taxable year (the “90% Income Test”) and asset diversification requirements at the end of each calendar quarter (the “Diversification Tests”). Failure to meet these tests may result in our having to (a) dispose of certain investments quickly or (b) raise additional capital in order to prevent the loss of our qualifications as a RIC. Because most of our investments will be in private or thinly traded public companies and are generally illiquid, any such dispositions could be made at disadvantageous prices and may result in substantial losses. If we fail to qualify as a RIC for any reason and become subject to corporate income tax, the resulting corporate taxes could substantially reduce our net assets, the amount of income available for distributions to our common stockholders and the amount of funds available for new investments. Such a failure would have a material adverse effect on us and our common stockholders.
Our business may be adversely affected if it fails to maintain its qualification as a RIC.
To maintain RIC tax treatment under the Code, we must meet the Annual Distribution Requirement, 90% Income Test and Diversification Tests. The Annual Distribution Requirement will be satisfied if we distribute dividends to our common stockholders in respect of each taxable year of an amount generally at least equal to 90% of its investment company taxable income, determined without regard to any deduction for distributions paid. In this regard, a RIC may, in certain cases, satisfy the Annual Distribution Requirement by distributing dividends relating to a taxable year after the close of such taxable year under the “spillback dividend” provisions of Subchapter M of the Code. We will be subject to tax, at regular corporate rates, on any retained income and/or gains, including any short-term capital gains or long-term capital gains. We will be subject to a 4% nondeductible U.S. federal excise tax on certain undistributed income unless we distribute in a timely manner an amount at least equal to the sum of (1) 98% of our ordinary income for each calendar year, (2) 98.2% of our capital gain net income for each calendar year and (3) any income realized, but not distributed, in preceding years (to the extent that U.S. federal income tax was not imposed on such amounts) less certain over-distributions in the prior year (collectively, the “Excise Tax”). Because we use debt financing, we are subject to (i) an asset coverage ratio requirement under the Investment Company Act and are subject to (ii) certain financial covenants under loan and credit agreements that could, under certain circumstances, restrict us from making distributions necessary to satisfy the distribution requirements. If we are unable to obtain cash from other sources, or chose or be required to retain a portion of our taxable income or gains, we could (i) be required to pay the Excise Tax and (ii) fail to qualify for RIC tax treatment, and thus become subject to corporate-level income tax on our taxable income (including gains).
The 90% Income Test will be satisfied if we earn at least 90% of its gross income each taxable year from distributions, interest, gains from the sale of stock or securities, or other income derived from the business of investing in stock or securities. The Diversification Tests will be satisfied if we meet certain asset diversification requirements at the end of each quarter of our taxable year. To satisfy the Diversification Tests, at least 50% of the value of our assets at the close of each quarter of each taxable year must consist of cash, cash equivalents (including receivables), U.S. government securities, securities of other RICs, and other acceptable securities, and no more than 25% of the value of its assets can be invested in the securities, other than U.S. government securities or securities of other RICs, of one issuer, of two or more issuers that are controlled, as determined under applicable Code rules, by us and that are engaged in the same or similar or related trades or businesses or of certain “qualified publicly traded partnerships.” Failure to meet these requirements may result in us having to dispose of certain investments quickly in order to prevent the loss of RIC status. Because most of our investments will be in private companies, and therefore will be relatively illiquid, any such dispositions could be made at disadvantageous prices and could result in substantial losses.
We may invest in certain debt and equity investments through taxable subsidiaries and the net taxable income of these taxable subsidiaries will be subject to federal and state corporate income taxes. We also may invest in certain foreign debt and equity investments that could be subject to foreign taxes (such as income tax, withholding, and value added taxes). If we fail to maintain RIC tax treatment for any reason and are subject to corporate income tax, the resulting corporate taxes could substantially reduce our net assets, the amount of income available for distribution, and the amount of our distributions.
Certain investors are limited in their ability to make significant investments in us.
Private funds that are excluded from the definition of “investment company” either pursuant to Section 3(c)(1) or 3(c)(7) of the Investment Company Act are restricted from acquiring directly or through a controlled entity more than 3% of our total outstanding voting stock (measured at the time of the acquisition). Investment companies registered under the Investment Company Act and BDCs, such as us, are also currently subject to this restriction as well as other limitations under the Investment Company Act that would restrict the amount that they are able to invest in our securities. As a result, certain investors will be limited in their ability to make significant investments in us at a time that they might desire to do so. The SEC has adopted Rule
12d1-4
under the Investment Company Act. Subject to certain conditions, Rule
12d1-4
provides an exemption to permit registered investment companies and BDCs to invest in the securities of other registered investment companies and BDCs in excess of the limits currently prescribed by the Investment Company Act.
We may be subject to withholding of U. S. Federal income tax on distributions for
non-U.S.
stockholders.
Distributions by a RIC generally are treated as dividends for U.S. tax purposes and will be subject to U.S. income or withholding tax unless the stockholder receiving the dividend qualifies for an exemption from U.S. tax, or the distribution is subject to one of the special look-through rules described below. Distributions paid out of net capital gains can qualify for a reduced rate of taxation in the hands of an individual U.S. stockholder, and an exemption from U.S. tax in the hands of a
non-U.S.
stockholder.
Properly reported dividend distributions by RICs paid out of certain interest income (such distributions, “interest-related dividends”) are generally exempt from U.S. withholding tax for
non-U.S.
stockholders. Under such exemption, a
non-U.S.
stockholder generally may receive interest-related dividends free of U.S. withholding tax if the stockholder would not have been subject to U.S. withholding tax if it had received the underlying interest income directly. No assurance can be given as to whether any of our distributions will be eligible for this exemption from U.S. withholding tax or, if eligible, will be designated as such by us. In particular, the exemption does apply to distributions paid in respect of a RIC’s
non-U.S.
source interest income, its dividend income or its foreign currency gains. In the case our Common Shares held through an intermediary, the intermediary may withhold U.S. federal income tax even if we designate the payment as a dividend eligible for the exemption. Also, because our Common Shares will be subject to significant transfer restrictions, and an investment in our Common Shares will generally be illiquid,
non-U.S.
stockholders whose distributions on our Common Shares are subject to U.S. withholding tax may not be able to transfer our Common Shares easily or quickly or at all.
We may retain income and capital gains in excess of what is permissible for excise tax purposes and such amounts will be subject to 4% U.S. federal excise tax, reducing the amount available for distribution to stockholders.
We may retain some income and capital gains in the future, including for purposes of providing additional liquidity, which amounts would be subject to the 4% Excise Tax. In that event, we will be liable for the tax on the amount by which it does not meet the foregoing distribution requirement.
We may need to raise additional capital.
We intend to access the capital markets periodically to issue debt or equity securities or borrow from financial institutions in order to obtain additional capital to fund new investments and grow our portfolio of investments. Unfavorable economic conditions could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. A reduction in the availability of new capital could limit our ability to grow. In addition, we will be required to distribute in respect of each taxable year at least 90% of our net ordinary income and net short-term capital gains in excess of net long-term capital losses, if any, for such taxable year to our common stockholders to maintain our qualification as a RIC. Amounts so distributed will not be available to fund new investments or repay maturing debt. An inability on our part to access the capital markets successfully could limit our ability to grow our business and execute our business strategy fully and could decrease our earnings, if any, which would have an adverse effect on the value of our securities.
Further, we may pursue growth through acquisitions or strategic investments in new businesses. Completion and timing of any such acquisitions or strategic investments may be subject to a number of contingencies and risks. There can be no assurance that the integration of an acquired business will be successful or that an acquired business will prove to be profitable or sustainable.

We may have difficulty paying our required distributions if we recognize income before, or without, receiving cash representing such income.
For U.S. federal income tax purposes, we generally are required to include in income certain amounts that we have not yet received in cash, such as the accretion of OID. This may arise if we receive warrants in connection with the making of a loan and in other circumstances, or through contracted payment-in-kind (“PIK”) interest, which represents contractual interest added to the loan principal balance and due at the end of the loan term. Such OID, which could be significant relative to our overall investment activities or increases in loan balances as a result of contracted PIK arrangements, will be included in income before we receive any corresponding cash payments. We also may be required to include in income certain other amounts that we will not receive in cash, including, for example, amounts attributable to hedging and foreign currency transactions.
Since in certain cases we may recognize income before or without receiving cash in respect of such income, we may have difficulty meeting the requirement to distribute at least 90% of our net ordinary income and net short-term capital gains in excess of net long-term capital losses, if any, to maintain our qualification as a RIC. In such a case, we may have to sell some of our investments at times we would not consider advantageous, raise additional debt or equity capital or reduce new investment originations to meet these distribution requirements. If we are not able to obtain such cash from other sources, we may fail to qualify as a RIC and thus be subject to corporate-level income tax. Such a failure could have a material adverse effect on us and on any investment in us.
Our investments in OID and PIK interest income may expose us to risks associated with such income being required to be included in accounting income and taxable income prior to receipt of cash.
Our investments may include OID and PIK instruments. To the extent OID and PIK interest income constitute a portion of our income, we will be exposed to risks associated with such income being required to be included in an accounting income and taxable income prior to receipt of cash, including the following:

•
OID instruments and PIK securities may have unreliable valuations because the accretion of OID as interest income and the continuing accruals of PIK securities require judgments about their collectability and the collectability of deferred payments and the value of any associated collateral;

•	OID income may also create uncertainty about the source of our cash distributions;

•
OID instruments may create heightened credit risks because the inducement to the borrower to accept higher interest rates in exchange for the deferral of cash payments typically represents, to some extent, speculation on the part of the borrower;

•
for accounting purposes, cash distributions to stockholders that include a component of accreted OID income do not come from paid-in
capital, although they may be paid from the offering proceeds. Thus, although a distribution of accreted OID income may come from the cash invested by the stockholders, the Investment Company Act does not require that stockholders be given notice of this fact;

•	generally, we must recognize income for income tax purposes no later than when it recognizes such income for accounting purposes;

•
the higher interest rates on PIK securities reflects the payment deferral and increased credit risk associated with such instruments and PIK securities generally represent a significantly higher credit risk than coupon loans;

•
the presence of accreted OID income and PIK interest income create the risk of non-refundable
cash payments to our investment adviser in the form of incentive fees on income based on non-cash
accreted OID income and PIK interest income accruals that may never be realized;

•	even if accounting conditions are met, borrowers on such securities could still default when our actual collection is expected to occur at the maturity of the obligation;

•
OID and PIK create the risk that incentive fees will be paid to our investment adviser based on non-cash
accruals that ultimately may not be realized, which our investment adviser will be under no obligation to reimburse us or these fees; and

•
PIK interest has the effect of generating investment income and increasing the incentive fees payable at a compounding rate. In addition, the deferral of PIK interest also reduces the loan-to-value
ratio at a compounding rate.

We are exposed to risks associated with changes in interest rates.
General interest rate fluctuations may have a substantial negative impact on our investments and investment opportunities and, accordingly, may have a material adverse effect on our investment objectives and our net investment income. Because we borrow money and may issue debt securities or preferred stock to make investments, our net investment income is dependent upon the difference between the rate at which we borrow funds or pay interest or dividends on such debt securities or preferred stock and the rate at which we invest these funds. If market rates decrease we may earn less interest income from investments made during such lower rate environment. From time to time, we may also enter into certain hedging transactions, such as futures, options, currency options, forward contracts, interest rate swaps, caps, collars and floors to mitigate our exposure to changes in interest rates. In addition, we may increase our floating rate investments to position the portfolio for rate increases. However, we cannot assure you that such transactions will be successful in mitigating our exposure to interest rate risk. There can be no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income.
Trading prices tend to fluctuate more for fixed-rate securities that have longer maturities. Although we have no policy governing the maturities of our investments, under current market conditions we expect that we will invest in a portfolio of debt generally having maturities of up to 10 years. Trading prices for debt that pays a fixed rate of return tend to fall as interest rates rise. This means that we are subject to greater risk (other things being equal) than a fund invested solely in shorter-term securities. A decline in the prices of the debt we own could adversely affect the NAV of our Common Shares. Also, an increase in interest rates available to investors could make an investment in our Common Shares less attractive if we are not able to increase our dividend rate. Further, portfolio companies may be highly leveraged, and leveraged companies are often more sensitive to economic factors such as a significant rise in interest rates, as a leveraged company’s income and net assets will tend to increase or decrease at a greater rate than if borrowed money were not used. If a portfolio company is unable to generate sufficient cash flow to meet principal and interest payments to lenders, it may be forced to take actions to satisfy such obligations under its indebtedness or be forced into liquidation, dissolution or insolvency. These alternative measures may include reducing or delaying capital expenditures, selling assets, seeking additional capital, or restructuring or refinancing indebtedness. If such strategies are not successful and do not permit the portfolio company to meet its scheduled debt service obligations, such actions could significantly reduce or even eliminate the value of the Fund’s investment(s) in such portfolio company.
We are subject to risks associated with the current interest rate environment, and to the extent we use debt to finance our investments, changes in interest rates may affect our cost of capital and net investment income. Further, the discontinuation of LIBOR may adversely affect the value of LIBOR-indexed securities, loans, and other financial obligations or extensions of credit in our portfolio.
An increase in interest rates may make it more difficult for our portfolio companies to service their obligations under the debt investments that we hold. Rising interest rates could also cause portfolio companies to shift cash from other productive uses to the payment of interest, which may have a material adverse effect on their business and operations and could, over time, lead to increased defaults.
In connection with the global transition away from LIBOR led by regulators and market participants, LIBOR was last published on a representative basis at the end of June 2023. Alternative reference rates to

LIBOR have been established in most major currencies. The U.S. Federal Reserve, in conjunction with the Alternative Reference Rates Committee, a steering committee comprised of large U.S. financial institutions, supports replacing U.S.-dollar LIBOR with SOFR, a new index calculated by short-term repurchase agreements, backed by Treasury securities.
On March 15, 2022, the federal Adjustable Interest Rate (LIBOR) Act (the “LIBOR Act”) was signed into law. The federal legislation provides a statutory fallback mechanism on a nation-wide basis to replace U.S. dollar LIBOR with a benchmark rate, selected by the U.S. Federal Reserve Board and based on SOFR, for certain contracts that reference U.S. dollar LIBOR and contain no or insufficient fallback provisions. On December 16, 2022, the U.S. Federal Reserve Board adopted a final rule implementing certain provisions of the LIBOR Act (“Regulation ZZ”). Regulation ZZ specifies that on the LIBOR replacement date, which is the first London banking day after June 30, 2023, the U.S. Federal Reserve Board-selected benchmark replacement, based on SOFR and including any tenor spread adjustment as provided by Regulation ZZ, will replace references to overnight, 1, 3, 6, and 12-month LIBOR in certain contracts that do not mature before the LIBOR replacement date and that do not contain adequate fallback language. The LIBOR Act Regulation ZZ could apply to certain of our investments that reference LIBOR to the extent that they do not have fallback provisions or adequate fallback provisions.
Although there have been a few issuances utilizing SOFR or the Sterling Over Night Index Average, an alternative reference rate that is based on transactions, it is unknown whether these alternative reference rates will attain market acceptance as replacements for LIBOR. Any transition away from LIBOR to alternative reference rates is complex and could have a material adverse effect on our business, financial condition and results of operations, including as a result of any changes in the pricing of our investments, changes to the documentation for certain of our investments and the pace of such changes, disputes and other actions regarding the interpretation of current and prospective loan documentation or modifications to processes and systems.
There can be no assurance that all of the LIBOR-indexed securities, loans, and other financial obligations or extensions of credit in which we will invest will include, or be amended to include, an alternative rate-setting methodology to be used in the event that LIBOR ceases to exist. In addition, any further changes or reforms to the determination or supervision of LIBOR may result in a sudden or prolonged increase or decrease in reported LIBOR, which could have an adverse impact on the market for or value of any LIBOR- linked securities, loans, and other financial obligations or extensions of credit held by or due to us or on our overall financial condition or results of operations.
To the extent we borrow money to make investments, our net investment income will depend, in part, upon the difference between the rate at which we borrow funds and the rate at which we invest those funds. As a result, we can offer no assurance that a significant change in market interest rates would not have a material adverse effect on our net investment income in the event we use debt to finance our investments. In periods of rising interest rates, our cost of funds would increase, which could reduce our net investment income.
In addition, a rise in the general level of interest rates typically leads to higher interest rates applicable to our debt investments. Accordingly, an increase in interest rates may result in an increase of the amount of our pre-incentive
fee net investment income, which could make it easier for us to meet or exceed the hurdle amount (as described herein under the heading “Incentive Fee”) and, as a result, increase the incentive fees payable to our investment adviser.
In anticipation of the cessation of LIBOR, we may need to renegotiate credit facilities and any credit agreements extending beyond 2022 with our prospective portfolio companies that utilize LIBOR as a factor in determining the interest rate or rely on certain fallback provisions that could cause interest rates to shift to a base rate plus a margin. Any such renegotiations may have a material adverse effect on our business, financial condition and results of operations, including as a result of changes in interest rates payable to us by our portfolio companies or payable by us under our credit facilities.

Most of our portfolio investments will not be publicly traded and, as a result, the fair value of these investments may not be readily determinable.
A large percentage of our portfolio investments will not be publicly traded. The fair value of investments that are not publicly traded may not be readily determinable. We value these investments at fair value as determined by our investment adviser, as the Board’s valuation designee, based on, among other things, the input of our management committee and the oversight of our audit committee and independent valuation firms that may be engaged by our investment adviser, subject to the oversight of our Board, to help affirm the valuation of certain portfolio investments without a readily available market quotation. In addition, we expect that our independent registered public accounting firm will obtain an understanding of, and perform select procedures relating to, our investment valuation process within the context of performing the integrated audit.
The types of factors that may be considered in valuing our investments include the enterprise value of the portfolio company (the entire value of the portfolio company to a market participant, including the sum of the values of debt and equity securities used to capitalize the enterprise at a point in time), the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings and discounted cash flows, the markets in which the portfolio company does business, a comparison of the portfolio company’s securities to similar publicly traded securities, changes in the interest rate environment and the credit markets generally that may affect the price at which similar investments would trade in their principal markets and other relevant factors. When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, we consider the pricing indicated by the external event to corroborate our valuation. Because such valuations, and particularly valuations of private investments and private companies, are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these investments existed and may differ materially from the values that we may ultimately realize. Our net asset value per share could be adversely affected if our determinations regarding the fair value of these investments are higher than the values that we realize upon disposition of such investments.
The lack of liquidity in our investments may adversely affect our business.
All of our assets may be invested in illiquid loans and securities, and a substantial portion of our investments in leveraged companies will be subject to legal and other restrictions on resale or will otherwise be less liquid than more broadly traded public securities. The illiquidity of these investments may make it difficult for us to sell such investments if the need arises. In addition, if we are required to liquidate all or a portion of its portfolio quickly, we may realize significantly less than the value at which it has previously recorded its investments. Some of our debt investments may contain interest rate reset provisions that may make it more difficult for the borrowers to make periodic interest payments to us. In addition, some of our debt investments may not pay down principal until the end of their lifetimes, which could result in a substantial loss to us if the portfolio companies are unable to refinance or repay their debts at maturity.
Our financial condition and results of operations could be negatively affected if a significant investment fails to perform as expected.
Our investment portfolio includes investments that may be significant individually or in the aggregate. If a significant investment in one or more companies fails to perform as expected, such a failure could have a material adverse effect on our business, financial condition and operating results, and the magnitude of such effect could be more significant than if we had further diversified our portfolio.
We are subject to risks related to corporate social responsibility.
Our business (including that of our portfolio companies) faces increasing public scrutiny related to environmental, social and governance (“ESG”) activities, which are increasingly considered to contribute to the long-term sustainability of a company’s performance. A variety of organizations measure the performance of companies on ESG topics, and the results of these assessments are widely publicized. In addition, investment in funds that specialize in companies that perform well in such assessments are increasingly popular, and major institutional investors have publicly emphasized the importance of such ESG measures to their investment decisions. Crescent also recognizes the importance of considering ESG factors in the investment-decision making process in accordance with its ESG policy.
We risk damage to our brand and reputation if we fail to act responsibly in a number of areas, such as diversity, equity and inclusion, environmental stewardship, support for local communities, corporate governance and transparency and considering ESG factors in our investment processes. Adverse incidents with respect to ESG activities could impact the value of our brand, our relationship with future portfolio companies, the cost of our operations and relationships with investors, all of which could adversely affect our business and results of operations.
Additionally, new regulatory initiatives related to ESG that are applicable to us and our portfolio companies could adversely affect our business. In May 2018, the European Commission adopted an “action plan on financing sustainable growth.” The action plan is, among other things, designed to define and reorient investment toward sustainability. The action plan contemplates: establishing European Union (“EU”) labels for green financial products; increasing disclosure requirements in the financial services sector around ESG and strengthening the transparency of companies on their ESG policies and introducing a ‘green supporting factor’ in the EU prudential rules for banks and insurance companies to incorporate climate risks into banks’ and insurance companies’ risk management policies. There is a risk that a significant reorientation in the market following the implementation of these and further measures could be adverse to our portfolio companies if they are perceived to be less valuable as a consequence of, e.g., their carbon footprint or “greenwashing” (i.e., the holding out of a product as having green or sustainable characteristics where this is not, in fact, the case). We and our portfolio companies are subject to the risk that similar measures might be introduced in other jurisdictions in the future. In addition, the SEC has proposed rules that would require additional disclosures about ESG investment practices by investment advisers and certain funds, including BDCs. The SEC has also proposed rules that, among other matters, would establish a framework for reporting of climate-related risks. At this time, there is uncertainty regarding the scope of these proposed rules and when they would become effective (if at all). Compliance with these proposed rules may be onerous and expensive. Further, compliance with any new laws, regulations or disclosure obligations increases our regulatory burden and could make compliance more difficult and expensive, affect the manner in which we or our portfolio companies conduct our businesses and adversely affect our profitability.
Compliance with any new laws or regulations increases our regulatory burden and could make compliance more difficult and expensive, affect the manner in which we or our portfolio companies conduct our businesses and adversely affect our profitability.
New or modified laws or regulations governing our operations may adversely affect our business.
We and our portfolio companies may be subject to regulation by laws at the U.S. federal, state and local levels. These laws and regulations, as well as their interpretation, may change from time to time, including as the result of interpretive guidance or other directives from the U.S. President and others in the executive branch, and new laws, regulations and interpretations may also come into effect. Any such new or changed laws or regulations could have a material adverse effect on our business. In addition, if we do not comply with applicable laws and regulations, we could lose any licenses that we then hold for the conduct of its business and may be subject to civil fines and criminal penalties.
Additionally, changes to the laws and regulations governing our operations, including those associated with RICs, may cause us to alter our investment strategy in order to avail our self of new or different opportunities or result in the imposition of corporate-level taxes on us. Such changes could result in material differences to the strategies and plans set forth therein and may shift our investment focus from the areas of Crescent’s expertise to other types of investments in which Crescent may have little or no expertise or experience. Any such changes, if they occur, could have a material adverse effect on our results of operations and the value of an investor’s investment. If we invest in commodity interests in the future, our investment adviser may determine not to use investment strategies that trigger additional regulation by the U.S. Commodity Futures Trading Commission (“CFTC”) or may determine to operate subject to CFTC regulation, if applicable. If we or our investment adviser were to operate subject to CFTC regulation, we may incur additional expenses and would be subject to additional regulation.
On January 20, 2021, Mr. Joseph R. Biden was inaugurated as President of the United States. As a candidate, President Biden called for significant policy changes and the reversal of several of the prior presidential administration’s policies, including significant changes to U.S. fiscal, tax, trade, healthcare, immigration, foreign, and government regulatory policy. To the extent the U.S. Congress or the current presidential administration implements changes to U.S. policy, those changes may impact, among other things, the U.S. and global economy, international trade and relations, unemployment, immigration, corporate taxes, healthcare, the U.S. regulatory environment, inflation, interest rates, fiscal or monetary policy and other areas in ways that adversely impact us or our portfolio companies.
Further, there has been increasing commentary amongst regulators and intergovernmental institutions, including the Financial Stability Board and International Monetary Fund, on the topic of so called “shadow banking” (a term generally taken to refer to credit intermediation involving entities and activities outside the regulated banking system). We are an entity outside the regulated banking system and certain of our activities may be argued to fall within this definition and, in consequence, may be subject to regulatory developments. As a result, we and our investment adviser could be subject to increased levels of oversight and regulation. This could increase costs and limit operations. In an extreme eventuality, it is possible that such regulations could render our continued operation unviable and lead to our premature termination or restructuring.
The United Kingdom referendum decision to leave the European Union may create significant risks and uncertainty for global markets and our investments.
On January 31, 2020, the United Kingdom (“UK”) officially withdrew from the EU, commonly referred to as “Brexit”. On May 1, 2021, the Trade and Cooperation Agreement between the UK and EU (“UK/EU Trade Agreement”) took effect and now governs the economic and legal framework for trade between the UK and the EU. As the UK/EU Trade Agreement is a new legal framework, the implementation of the UK/EU Trade Agreement may result in uncertainty in its application and periods of volatility in both the UK and wider European markets, as economic relations between the UK and EU are now on more restricted terms than existed prior to Brexit. The UK’s exit from the EU is expected to result in additional trade costs and disruptions in this trading relationship. Furthermore, there is the possibility that either party may impose tariffs on trade in the future in the event that regulatory standards between the EU and the UK diverge. The long-term effects of Brexit are expected to depend on, among other things, any agreements the UK has made, or makes to retain access to EU markets. The terms of the future relationship may cause continued uncertainty in the global financial markets, and adversely affect our ability, and the ability of our portfolio companies, to execute our respective strategies and to receive attractive returns.
Additionally, legislative or other actions relating to taxes could have a negative effect on us.
The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. We cannot predict with certainty how any changes in the tax laws might affect us, our common stockholders, or our portfolio companies. New legislation and any U.S. Treasury regulations, administrative interpretations or court decisions interpreting such legislation could significantly and negatively affect our ability to qualify for tax treatment as a RIC or the U.S. federal income tax consequences to us and our common stockholders of such qualification or could have other adverse

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consequences. Stockholders are urged to consult with their tax advisor regarding tax legislative, regulatory, or administrative developments and proposals and their potential effect on an investment in our securities.
Changes to United States tariff and import/export regulations may have a negative effect on our portfolio companies and, in turn, harm us.
There has been ongoing discussion and commentary regarding potential significant changes to U.S. trade policies, treaties and tariffs. There continues to exist significant uncertainty about the future relationship between the U.S. and other countries with respect to such trade policies, treaties and tariffs. These developments, or the perception that any of them could occur, may have a material adverse effect on global economic conditions and the stability of global financial markets, and may significantly reduce global trade and, in particular, trade between the impacted nations and the U.S. Any of these factors could depress economic activity and restrict our portfolio companies’ access to suppliers or customers and have a material adverse effect on their business, financial condition and results of operations, which in turn would negatively impact us.
Our investment adviser has limited liability and is entitled to indemnification under the Investment Advisory and Management Agreement.
Under the Investment Advisory and Management Agreement, our investment adviser has not assumed any responsibility to us other than to render the services called for under that agreement. Our investment adviser will not be responsible for any action of our Board in following or declining to follow our investment adviser’s advice or recommendations. Under the Investment Advisory and Management Agreement, our investment adviser, its officers, managers, partners, agents, employees, controlling persons and members and any other person or entity affiliated with our investment adviser, including, without limitation, our administrator, and any person controlling or controlled by our investment adviser will not be liable to us, any of our subsidiaries, our directors, our common stockholders or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the Investment Advisory and Management Agreement, except those resulting from acts constituting gross negligence, willful misfeasance, bad faith or reckless disregard of the duties that our investment adviser owes to us under the Investment Advisory and Management Agreement. In addition, as part of the Investment Advisory and Management Agreement, we have agreed to indemnify our investment adviser and each of its officers, managers, partners, agents, employees, controlling persons and members and any other person or entity affiliated with our investment adviser, including, without limitation, our administrator, and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by such party in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of us or our security holders) arising out of or otherwise based upon the performance of any of our investment adviser’s duties or obligations under the Investment Advisory and Management Agreement or otherwise as an investment adviser of us, except in respect of any liability to us or our security holders to which such party would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of our investment adviser’s duties or by reason of the reckless disregard of our investment adviser’s duties and obligations under the Investment Advisory and Management Agreement. These protections may lead our investment adviser to act in a riskier manner when acting on our behalf than our investment adviser would when acting for its own account.
We may be obligated to pay our investment adviser certain fees even if we incur a loss.
Our investment adviser is entitled to incentive fees for each fiscal quarter in an amount equal to a percentage of the excess of our pre-incentive
fee net investment income for that quarter (before deducting any incentive fees and certain other items) above a threshold return for that quarter. Our pre-incentive
fee net investment income for incentive fee purposes excludes realized and unrealized capital losses or depreciation and income taxes related to realized gains that we may incur in the fiscal quarter, even if such capital losses or depreciation and income taxes related to realized gains result in a net loss on our statement of operations for that quarter. Thus, we may be

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required to pay our investment adviser incentive fees for a fiscal quarter even if there is a decline in the value of our portfolio or the net asset value of our Common Shares or we incur a net loss for that quarter.
If a portfolio company defaults on a loan that is structured to provide interest, it is possible that accrued and unpaid interest previously used in the calculation of incentive fees will become uncollectible. Our investment adviser is not under any obligation to reimburse us for any part of incentive fees it received that was based on accrued income that we never receive.
There is a risk that investors in our Common Shares may not receive dividends or that our dividends may not grow over time and that investors in our debt securities may not receive all of the interest income to which they are entitled.
We make distributions on a monthly basis to our common stockholders out of assets legally available for distribution. There is no assurance we will pay distributions in any particular amount, if at all. We may fund any distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital to stockholders or offering proceeds, and we have no limits on the amounts we may pay from such sources. In addition, distributions may also be funded in significant part, directly or indirectly, from temporary waivers or expense reimbursements borne by our investment adviser or its affiliates, that may be subject to reimbursement to our investment adviser or its affiliates. The repayment of any amounts owed to our investment adviser or our affiliates will reduce future distributions to which you would otherwise be entitled. We cannot assure you that we will achieve investment results that will allow us to make a specified level of cash distributions or year-to-year
increases in cash distributions. If we declare a dividend and if more stockholders opt to receive cash distributions rather than participate in its reinvestment plan, we may be forced to sell some of our investments in order to make cash dividend payments.
In addition, due to the asset coverage test applicable to us as a BDC, we may be limited in our ability to make distributions. Certain of our credit facilities may also limit our ability to declare dividends if we default under certain provisions. Further, if we invest a greater amount of assets in equity securities that do not pay current dividends, it could reduce the amount available for distribution.
The above-referenced restrictions on distributions may also inhibit our ability to make required interest payments to holders of our debt, which may cause a default under the terms of its debt agreements. Such a default could materially increase our cost of raising capital, as well as cause us to incur penalties under the terms of its debt agreements.
The amount of any distributions we may make is uncertain. Our distributions may exceed our earnings, particularly during the period before we have substantially invested the net proceeds from our public offering. Therefore, portions of the distributions that we make may represent a return of capital to you that will lower your tax basis in your Common Shares and thereby increase the amount of capital gain (or decrease the amount of capital loss) realized upon a subsequent sale or redemption of such shares and reduce the amount of funds we have for investment in targeted assets.
We may fund our cash distributions to stockholders from any sources of funds available to us, including offering proceeds, borrowings, net investment income from operations, capital gains proceeds from the sale of assets, non-capital
gains proceeds from the sale of assets, dividends or other distributions paid to us on account of preferred and common equity investments in portfolio companies and expense reimbursement waivers from the investment adviser or the administrator, if any. Our ability to pay distributions might be adversely affected by, among other things, the impact of one or more of the risk factors described in this registration statement. In addition, the inability to satisfy the asset coverage test applicable to us as a BDC may limit our ability to pay distributions. All distributions are and will be paid at the sole discretion of our Board and will depend on our earnings, our financial condition, maintenance of our RIC status, compliance with applicable BDC regulations and such other factors as our Board may deem relevant from time to time. We cannot assure you that we will

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continue to pay distributions to our common stockholders in the future. In the event that we encounter delays in locating suitable investment opportunities, we may pay all or a substantial portion of our distributions from the proceeds of our public offering or from borrowings in anticipation of future cash flow, which may constitute a return of your capital. A return of capital is a return of your investment, rather than a return of earnings or gains derived from our investment activities.
Our distributions to stockholders may be funded from expense reimbursements that are subject to repayment pursuant to our Expense Support and Conditional Reimbursement Agreement.
Substantial portions of our distributions may be funded through the reimbursement of certain expenses by our investment adviser and its affiliates. Any such distributions funded through expense reimbursements will not be based on our investment performance, and can only be sustained if we achieve positive investment performance in future periods and/or our investment adviser and its affiliates continue to make such reimbursements. Our future repayments of amounts reimbursed by our investment adviser or its affiliates will reduce the distributions that stockholders would otherwise receive in the future. The initial advancement of expenses or waiver of fees by our investment adviser and its affiliates pursuant to the Expense Support and Conditional Reimbursement Agreement may prevent or reduce a decline in NAV in the short term, and our reimbursement of these amounts may reduce NAV in the future. Further, there can be no assurance that we will achieve the performance necessary to be able to pay distributions at a specific rate or at all. Our investment adviser and its affiliates have no obligation to waive advisory fees or otherwise reimburse expenses in future periods.
We have not established any limit on the amount of funds we may use from available sources, such as borrowings, if any, or proceeds from this offering, to fund distributions (which may reduce the amount of capital we ultimately invest in assets).
Stockholders should understand that any distributions made from sources other than cash flow from operations or relying on expense reimbursement waivers, if any, from our investment adviser or our administrator are not based on our investment performance, and can only be sustained if we achieve positive investment performance in future periods and/or our investment adviser or our administrator continues to makes such expense reimbursements, if any. The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, how quickly we invest the proceeds from this and any future offering and the performance of our investments. Stockholders should also understand that our future repayments to our investment adviser will reduce the distributions that they would otherwise receive. There can be no assurance that we will achieve such performance in order to sustain these distributions, or be able to pay distributions at all. Our investment adviser and our administrator have no obligation to waive fees or receipt of expense reimbursements, if any.
Our investment adviser and administrator each have the ability to resign on 120 days’ and 60 days’ notice, respectively, and we may not be able to find a suitable replacement within that time, resulting in a disruption in operations that could adversely affect our financial condition, business and results of operations.
Our investment adviser has the right under the Investment Advisory and Management Agreement to resign as our investment adviser at any time upon not less than 120 days’ written notice, whether we have found a replacement or not. Similarly, our administrator has the right under the Administration Agreement to resign at any time upon not less than 60 days’ written notice, whether we have found a replacement or not. If our investment adviser or administrator were to resign, we may not be able to find a new investment adviser or administrator, as applicable, or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms within 120 days or 60 days, respectively, or at all. If we are unable to do so quickly, our operations are likely to experience a disruption, our financial condition, business and results of operations as well as our ability to pay distributions to our common stockholders are likely to be adversely affected and the market price of our shares may decline. In addition, the coordination of our internal management and investment or

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administrative activities, as applicable, is likely to suffer if we are unable to identify and reach an agreement with a single institution or group of executives having the expertise possessed by our investment adviser and administrator, as applicable. Even if we are able to retain a comparable service provider or individuals performing such services are retained, whether internal or external, their integration and lack of familiarity with our investment objectives may result in additional costs and time delays that may adversely affect our business, financial condition, results of operations and cash flows.
In addition, if our investment adviser resigns or is terminated, we would lose the benefits of our relationship with Crescent, including the use of its communication and information systems, market expertise, sector and macroeconomic views and due diligence capabilities, as well as any investment opportunities referred to us by Crescent, and we would be required to change our name, which may have a material adverse impact on our operations.
Although we expect to adopt a share repurchase program, we have discretion to not repurchase your Common Shares, to suspend the program, and to cease repurchases.
We currently expect that the Board will adopt a share repurchase program beginning no later than the first full calendar quarter after we hold the first closing in the offering of Common Shares pursuant to this prospectus. Our Board may amend, suspend or terminate the share repurchase program at any time in its discretion. You may not be able to sell your Common Shares at all in the event our Board amends, suspends or terminates the share repurchase program, absent a liquidity event, and we currently do not intend to undertake a liquidity event, and we are not obligated by our charter or otherwise to effect a liquidity event at any time. We will notify you of such developments in our quarterly reports or other filings. If less than the full amount of Common Shares requested to be repurchased in any given repurchase offer is repurchased, funds will be allocated pro rata based on the total number of Common Shares being repurchased without regard to class. The share repurchase program has many limitations and should not be relied upon as a method to sell shares promptly or at a desired price.
As a public company, we are subject to regulations not applicable to private companies, such as provisions of the Sarbanes-Oxley Act. Efforts to comply with such regulations will involve significant expenditures, and non-compliance
with such regulations may adversely affect us.
As a public company, we are subject to the Sarbanes-Oxley Act, and the related rules and regulations promulgated by the SEC. Our management is required to report on our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. We are required to review on an annual basis our internal control over financial reporting, and on a quarterly and annual basis to evaluate and disclose changes in our internal control over financial reporting. As a relatively new company, developing and maintaining an effective system of internal controls may require significant expenditures, which may negatively impact our financial performance and our ability to make distributions. This process also will result in a diversion of our management’s time and attention. We cannot be certain of when our evaluation, testing and remediation actions will be completed or the impact of the same on our operations. In addition, we may be unable to ensure that the process is effective or that our internal controls over financial reporting are or will be effective in a timely manner. In the event that we are unable to develop or maintain an effective system of internal controls and maintain or achieve compliance with the Sarbanes-Oxley Act and related rules, we may be adversely affected.

Our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting until there is a public market for our Common Shares, which is not expected to occur.

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We are an “emerging growth company” under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Common Shares less attractive to investors.
We will be and we will remain an “emerging growth company” as defined in the JOBS Act until the earlier of (a) the last day of the fiscal year (i) in which we have total annual gross revenue of at least $1 billion, or (ii) in which we are deemed to be a large accelerated filer, which means the market value of our Common Shares that is held by non-affiliates
exceeds $700 million as of the date of our most recently completed second fiscal quarter, and (b) the date on which we have issued more than $1.0 billion in non-convertible
debt during the prior three- year period. For so long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. We cannot predict if investors will find our Common Shares less attractive because we will rely on some or all of these exemptions. If some investors find our Common Shares less attractive as a result, there may be a less active trading market for our Common Shares and our share price may be more volatile.
In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We will take advantage of the extended transition period for complying with new or revised accounting standards, which may make it more difficult for investors and securities analysts to evaluate us since our financial statements may not be comparable to companies that comply with public company effective dates and may result in less investor confidence.
We may not be able to obtain all required state licenses.
We may be required to obtain various state licenses in order to, among other things, originate commercial loans. Applying for and obtaining required licenses can be costly and take several months. There is no assurance that we will obtain all of the licenses that we need on a timely basis. Furthermore, we will be subject to various information and other requirements in order to obtain and maintain these licenses, and there is no assurance that we will satisfy those requirements. Our failure to obtain or maintain licenses might restrict investment options and have other adverse consequences.
Compliance with the SEC’s Regulation Best Interest may negatively impact our ability to raise capital in this offering, which would harm our ability to achieve our investment objectives.
Broker-dealers must comply with Regulation Best Interest, which, among other requirements, enhances the existing standard of conduct for broker-dealers and establishes a “best interest” obligation for broker-dealers and their associated persons when making recommendations of any securities transaction or investment strategy involving securities to a retail customer. The obligations of Regulation Best Interest are in addition to, and may be more restrictive than, the suitability requirements listed above. When making such a recommendation to a retail customer, a broker-dealer must, among other things, act in the best interest of the retail customer at the time a recommendation is made, without placing its interests ahead of its retail customer’s interests. A broker-dealer may satisfy the best interest standard imposed by Regulation Best Interest by meeting disclosure, care, conflict of interest and compliance obligations. In addition, broker-dealers are required to provide retail investors a brief relationship summary, or Form CRS, that summarizes for the retail investor key information about the broker-dealer. Form CRS is different from this prospectus, which contains detailed information regarding this offering and the Fund. Investors should refer to the prospectus for detailed information about this offering before deciding to purchase Common Shares.

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Under Regulation Best Interest, high cost, high risk and complex products may require greater scrutiny by broker-dealers and their salespersons before they recommend such products. There are likely alternatives to us that are reasonably available to you, through your broker or otherwise, and those alternatives may be less costly or have lower investment risk. Among other alternatives, listed BDCs may be reasonable alternatives to an investment in our Common Shares, and may feature characteristics like lower cost, less complexity, and lesser or different risks. Investments in listed securities also often involve nominal or zero commissions at the time of initial purchase. Currently, there is no administrative or case law interpreting Regulation Best Interest and the full scope of its applicability on brokers participating in our offering cannot be determined at this time.
The impact of Regulation Best Interest on brokers participating in our offering cannot be determined at this time, but it may negatively impact whether brokers and their associated persons recommend this offering to retail customers. Such brokers and their associated persons may determine that Regulation Best Interest requires such brokers and their associated persons to not recommend the Fund to their customers because doing so may not be in the customers’ best interest, which would negatively impact our ability to raise capital in this offering. If Regulation Best Interest reduces our ability to raise capital in this offering, it would harm our ability to create a diversified portfolio of investments and achieve our investment objectives and would result in our fixed operating costs representing a larger percentage of our gross income.
Risks Relating to Our Investments
Price declines and illiquidity in the corporate debt markets may adversely affect the fair value of our portfolio investments, reducing NAV through increased net unrealized depreciation.
As a BDC, we are required to carry our investments at market value or, if no market value is ascertainable, at fair value as determined by our investment adviser, as the Board’s valuation designee, as described above in “—Risks Relating to our Business and Structure—Most of our portfolio investments will not be publicly traded and, as a result, the fair value of these investments may not be readily determinable.”
When an external event such as a purchase transaction, public offering or subsequent equity sale occurs, we use the pricing indicated by the external event to corroborate our valuation. While most of our investments are not publicly traded, applicable accounting standards require us to assume as part of our valuation process that our investments are sold in a principal market to market participants (even if we plan on holding an investment through its maturity). As a result, volatility in the capital markets can also adversely affect our investment valuations. We record decreases in the market values or fair values of our investments as unrealized depreciation. Declines in prices and liquidity in the corporate debt markets may result in significant net unrealized depreciation in our portfolio. The effect of all of these factors on our portfolio may reduce our NAV by increasing net unrealized depreciation in our portfolio. Depending on market conditions, we could incur substantial realized losses and may suffer additional unrealized losses in future periods, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.
Economic recessions or downturns could impair our portfolio companies, and defaults by our portfolio companies will harm our operating results.
Many of the portfolio companies in which we expect to make investments are likely to be susceptible to economic slowdowns or recessions and may be unable to repay their loans during such periods. Therefore, the number of our non-performing
assets is likely to increase and the value of our portfolio is likely to decrease during such periods. Macroeconomic factors such as real GDP growth, consumer confidence, the
COVID-19
pandemic, supply chain disruptions, inflation, employment levels, oil prices, interest rates, tax rates, foreign currency exchange rate fluctuations and other macroeconomic trends can adversely affect customer demand for the products and services that our portfolio companies offer and may adversely impact their businesses or financial results. In addition, although we invest primarily in companies located in the United States, our portfolio companies may rely on parts or supplies manufactured outside the United States. As a result, any event causing a disruption of imports, including natural disasters, public health crises, or the imposition of import or trade restrictions in the form of tariffs or quotas could increase the cost and reduce the supply of products available to our portfolio companies, which may negatively impact their businesses or financial results.
Adverse economic conditions may also decrease the value of collateral securing some of our loans and debt securities and the value of our equity investments. If the value of collateral underlying our loan declines during the term of the loan, a portfolio company may not be able to obtain the necessary funds to repay the loan at maturity through refinancing. Decreasing collateral value may hinder a portfolio company’s ability to refinance our loan because the underlying collateral cannot satisfy the debt service coverage requirements necessary to obtain new financing. Thus, economic slowdowns or recessions could lead to financial losses in our portfolio and a decrease in revenues, net income and assets. Unfavorable economic conditions also could increase our funding costs, limit its access to the capital markets or result in a decision by lenders not to extend credit to us. We consider a number of factors in making our investment decisions, including, but not limited to, the financial condition and prospects of a portfolio company and its ability to repay our loan. Unfavorable economic conditions could negatively affect the valuations of our portfolio companies and, as a result, make it more difficult for such portfolio companies to repay or refinance our loan. Therefore, these events could prevent us from increasing our investments and harm our operating results. A portfolio company’s failure to satisfy financial or operating covenants imposed by us or other lenders could lead to defaults and, potentially, acceleration of the time when the loans are due, termination of the portfolio company’s loans and foreclosure on its assets, which could trigger cross-defaults under other agreements and jeopardize its ability to meet its obligations under the loans and debt securities that we hold. We may incur expenses to the extent necessary to seek recovery upon default or to negotiate new terms with a defaulting portfolio company, which may include the waiver of certain financial covenants. Furthermore, if one of our portfolio companies were to file for bankruptcy protection, depending on the facts and circumstances, including the extent to which we actually provide significant managerial assistance to that portfolio company, a bankruptcy court might re-characterize
our debt holding and subordinate all or a portion of our claim to claims of other creditors, even though we may have structured our investment as senior secured debt.
In addition, the failure of certain financial institutions, namely banks, may increase the possibility of a sustained deterioration of financial market liquidity, or illiquidity at clearing, cash management and/or custodial financial institutions. The failure of a bank (or banks) with which we and/or our portfolio companies have a commercial relationship could adversely affect, among other things, our and/or our portfolio companies’ ability to pursue key strategic initiatives, including by affecting our or our portfolio company’s ability to access deposits or borrow from financial institutions on favorable terms. Additionally, if a portfolio company or its sponsor has a commercial relationship with a bank that has failed or is otherwise distressed, the portfolio company may experience issues receiving financial support from a sponsor to support its operations or consummate transactions, to the detriment of their business, financial condition and/or results of operations. In addition, such bank failure(s) could affect, in certain circumstances, the ability of both affiliated and unaffiliated co-lenders, including syndicate banks or other fund vehicles, to undertake and/or execute co-investment transactions with the Fund, which in turn may result in fewer co-investment opportunities being made available to the Fund or impact the Fund’s ability to provide additional follow-on support to portfolio companies. The ability of the Fund and portfolio companies to spread banking relationships among multiple institutions may be limited by certain contractual arrangements, including liens placed on our respective assets as a result of a bank agreeing to provide financing.

Our portfolio companies may be unable to repay or refinance outstanding principal on their loans at or prior to maturity, and rising interests rates may make it more difficult for portfolio companies to make periodic payments on their loans.
Our portfolio companies may be unable to repay or refinance outstanding principal on their loans at or prior to maturity. This risk and the risk of default is increased to the extent that the loan documents do not require the portfolio companies to pay down the outstanding principal of such debt prior to maturity. In addition, if general

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interest rates rise, there is a risk that our portfolio companies will be unable to pay escalating interest amounts, which could result in a default under their loan documents with us. Any failure of one or more portfolio companies to repay or refinance its debt at or prior to maturity or the inability of one or more portfolio companies to make ongoing payments following an increase in contractual interest rates could have a material adverse effect on our business, financial condition, results of operations and cash flows.
We will be subject to the risk that the debt investments we make in our portfolio companies may be repaid prior to maturity.
We expect that our investments will generally allow for repayment at any time subject to certain penalties. When such prepayment occurs, we intend to generally reinvest these proceeds in temporary investments, pending their future investment in accordance with our investment strategy. These temporary investments will typically have substantially lower yields than the debt being prepaid, and we could experience significant delays in reinvesting these amounts. Any future investment may also be at lower yields than the debt that was repaid. As a result, our results of operations could be materially adversely affected if one or more of our portfolio companies elects to prepay amounts owed to us. Additionally, prepayments could negatively impact our ability to pay, or the amount of, dividends on our Common Shares, which could result in a decline in the market price of our shares.
Inflation has adversely affected and may continue to adversely affect the business, results of operations and financial condition of our portfolio companies.
Certain of our portfolio companies may be in industries that have been, or are expected to be, impacted by inflation. Recent inflationary pressures have increased the costs of labor, energy and raw materials and have adversely affected consumer spending, economic growth and our portfolio companies’ operations. If such portfolio companies are unable to pass any increases in their costs of operations along to their customers, it could adversely affect their operating results and impact their ability to pay interest and principal on our loans, particularly if interest rates rise in response to inflation. In addition, any projected future decreases in our portfolio companies’ operating results due to inflation could adversely impact the fair value of those investments. Any decreases in the fair value of our investments could result in future realized or unrealized losses and therefore reduce our net assets resulting from operations. Additionally, the U.S. Federal Reserve has raised, and has indicated its intent to continue raising, certain benchmark interest rates in an effort to combat inflation. See “—We are exposed to risks associated with changes in interest rates.”
We typically invest in middle-market companies, which involves higher risk than investments in large companies.
Our investment strategy focuses on investments in private middle-market companies. The Fund’s primary focus is to invest in companies with EBITDA of $35 million to $120 million; however, the Fund may invest in larger or smaller companies. Investment in private and middle-market companies involves a number of significant risks. Generally, little public information exists about these companies, and we will rely on the ability of Crescent’s investment professionals to obtain adequate information to evaluate the potential returns from investing in these companies. If we are unable to uncover all material information about these companies, we may not make a fully informed investment decision and may lose money on our investments. Middle-market companies may have limited financial resources and may be unable to meet their obligations under their loans and debt securities that we hold, which may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of our realizing any guarantees that it may have obtained in connection with our investment.
In addition, such companies typically have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns. Additionally, middle-market companies are more likely to depend on the management talents and efforts of a small group of persons. Therefore, the death, disability, resignation or termination of one or more of these persons could have a material adverse impact on

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one or more of the portfolio companies we invest in and, in turn, on us. Middle-market companies also may be parties to litigation and may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence. In addition, our executive officers, directors and our investment adviser may, in the ordinary course of business, be named as defendants in litigation arising from our investments in portfolio companies. What constitutes a middle-market company is not standardized in our industry, and our definition may differ from those of our competitors and other market participants. Additionally, the primary metric we use to identify middle-market companies, EBITDA, is based in part on qualitative judgement. Thus, our calculation of a company’s EBITDA may differ from those of other parties.
In addition, investment in middle-market companies involves a number of other significant risks, including:

•
they typically have shorter operating histories, narrower product lines and smaller market shares than larger businesses, which tend to render them more vulnerable to competitors’ actions and market conditions, as well as general economic downturns;

•
they generally have less predictable operating results, may from time to time be parties to litigation, may be engaged in rapidly changing businesses with products subject to a substantial risk of obsolescence, and may require substantial additional capital to support their operations, finance expansion or maintain their competitive position;

•	changes in laws and regulations, as well as their interpretations, may adversely affect their business, financial structure or prospects; and

•	they may have difficulty accessing the capital markets to meet future capital needs, which may limit their ability to grow or to repay their outstanding indebtedness upon maturity.
We may be the target of litigation.
Our investment activities subject it to litigation relating to the bankruptcy process and the normal risks of becoming involved in litigation by third parties. This risk is somewhat greater where we exercise control or significant influence over a portfolio company’s direction. Any litigation could result in substantial costs and divert management’s attention and resources from our business and cause a material adverse effect on our business, financial condition and results of operations.
Our investments may be risky and we could lose all or part of our investment.
The debt that we invest in is typically not initially rated by any rating agency, but we believe that if such investments were rated, they would be below investment grade (rated lower than “Baa3” by Moody’s Investors Service, lower than
“BBB-”
by Fitch Ratings or lower than
“BBB-”
by Standard & Poor’s Ratings Services). Below investment grade securities have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. Bonds that are rated below investment grade are sometimes referred to as “high yield bonds” or “junk bonds.” Therefore, our investments may result in an above average amount of risk and volatility or loss of principal. While the debt we invest in is often secured, such security does not guarantee that we will receive principal and interest payments according to the terms of the loan, or that the value of any collateral will be sufficient to allow us to recover all or a portion of the outstanding amount of the loan should we be forced to enforce our remedies.
Some of the loans in which we may invest directly or indirectly through investments in CDOs, CLOs or other types of structured entities may be “covenant-lite” loans, which means the loans contain fewer covenants than other loans (in some cases, none) and may not include terms which allow the lender to monitor the performance of the borrower and declare a default if certain criteria are breached. An investment by us in a covenant-lite loan may potentially hinder the ability to reprice credit risk associated with the issuer and reduce the ability to restructure a problematic loan and mitigate potential loss. We may also experience delays in enforcing our rights under covenant-lite loans. Furthermore, we will generally not have direct rights against the

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underlying borrowers or entities that sponsor CLOs, which means we will not be able to directly enforce any rights and remedies in the event of a default of a loan held by a CLO vehicle. As a result of these risks, our exposure to losses may be increased, which could result in an adverse impact on our net income and net asset value.
We also may invest in assets other than first and second lien and subordinated debt investments, including high-yield securities, U.S. government securities, credit derivatives and other structured securities and certain direct equity investments. These investments entail additional risks that could adversely affect our investment returns.
We may invest in high yield debt, or below investment grade securities, which has greater credit and liquidity risk than more highly rated debt obligations.
We may also invest in debt securities which will not be rated by any rating agency and, if they were rated, would be rated as below investment grade quality. Bonds that are rated below investment grade are sometimes referred to as “high yield bonds” or “junk bonds.” Below investment grade securities have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be illiquid and difficult to value.
Investments in equity securities, many of which are illiquid with no readily available market, involve a substantial degree of risk.
We may purchase common and other equity securities. Although common stock has historically generated higher average total returns than fixed income securities over the long-term, common stock also has experienced significantly more volatility in those returns. The equity securities we acquire may fail to appreciate and may decline in value or become worthless and our ability to recover our investment will depend on the underlying portfolio company’s success. Investments in equity securities involve a number of significant risks, including:

•
any equity investment we make in a portfolio company could be subject to further dilution as a result of the issuance of additional equity interests and to serious risks as a junior security that will be subordinate to all indebtedness (including trade creditors) or senior securities in the event that the issuer is unable to meet its obligations or becomes subject to a bankruptcy process;

•	to the extent that the portfolio company requires additional capital and is unable to obtain it, we may not recover our investment; and

•
in some cases, equity securities in which we invest will not pay current dividends, and our ability to realize a return on our investment, as well as to recover our investment, will be dependent on the success of the portfolio company. Even if the portfolio company is successful, our ability to realize the value of our investment may be dependent on the occurrence of a liquidity event, such as a public offering or the sale of the portfolio company. It is likely to take a significant amount of time before a liquidity event occurs or we can otherwise sell our investment. In addition, the equity securities we receive or invest in may be subject to restrictions on resale during periods in which it could be advantageous to sell them.

There are special risks associated with investing in preferred securities, including:

•
preferred securities may include provisions that permit the issuer, at its discretion, to defer distributions for a stated period without any adverse consequences to the issuer. If we own a preferred security that is deferring its distributions, we may be required to report income for tax purposes before we receive such distributions;

•	preferred securities are subordinated to debt in terms of priority to income and liquidation payments, and therefore will be subject to greater credit risk than debt;

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•	preferred securities may be substantially less liquid than many other securities, such as common stock or U.S. government securities; and

•	generally, preferred security holders have no voting rights with respect to the issuing company, subject to limited exceptions.
Additionally, when we invest in first lien senior secured loans (including “unitranche” loans, which are loans that combine both senior and subordinated debt, generally in a first lien position), second lien senior secured loans or subordinated debt, we may acquire warrants or other equity securities as well. Our goal is ultimately to dispose of such equity interests and realize gains upon our disposition of such interests. However, the equity interests we receive may not appreciate in value and, in fact, may decline in value. Accordingly, we may not be able to realize gains from our equity interests and any gains that we do realize on the disposition of any equity interests may not be sufficient to offset any other losses we experience.
We may invest, to the extent permitted by law, in the equity securities of investment funds that are operating pursuant to certain exceptions to the Investment Company Act and in advisers to similar investment funds and, to the extent we so invest, will bear our ratable share of any such company’s expenses, including management and performance fees. We will also remain obligated to pay the management fee and incentive fees to our investment adviser with respect to the assets invested in the securities and instruments of such companies. With respect to each of these investments, each of our common stockholders will bear his or her share of the management fee and incentive fees due to our investment adviser as well as indirectly bearing the management and performance fees and other expenses of any such investment funds or advisers.
We may be subject to risks associated with syndicated loans.
From time to time, the Fund’s investments may consist of syndicated loans that were not originated by us or our investment adviser. Under the documentation for such loans, a financial institution or other entity typically is designated as the administrative agent and/or collateral agent. This agent is granted a lien on any collateral on behalf of the other lenders and distributed payments on the indebtedness as they are received. The agent is the party responsible for administering and enforcing the loan and generally may take actions only in accordance with the instructions of a majority or two-thirds
in commitments and/or principal amount of the associated indebtedness. Accordingly, we may be precluded from directing such actions unless we or our investment adviser is the designated administrative agent or collateral agent or we act together with other holders of the indebtedness. If we are unable to direct such actions, we cannot assure you that the actions taken will be in our best interests.
There is a risk that a loan agent may become bankrupt or insolvent. Such an event would delay, and possibly impair, any enforcement actions undertaken by holders of the associated indebtedness, including attempts to realize upon the collateral securing the associated indebtedness and/or direct the agent to take actions against the related obligor or the collateral securing the associated indebtedness and actions to realize on proceeds of payments made by obligors that are in the possession or control of any other financial institution. In addition, we may be unable to remove the agent in circumstances in which removal would be in our best interests. Moreover, agented loans typically allow for the agent to resign with certain advance notice.
The disposition of our investments may result in contingent liabilities.
We currently expect that substantially all of our investments will involve loans and private securities. In connection with the disposition of an investment in loans and private securities, we may be required to make representations about the business and financial affairs of the portfolio company typical of those made in connection with the sale of a business. We may also be required to indemnify the purchasers of such investment to the extent that any such representations turn out to be inaccurate or with respect to potential liabilities. These arrangements may result in contingent liabilities that ultimately result in funding obligations that we must satisfy through its return of distributions previously made to us.

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Our subordinated investments may be subject to greater risk than investments that are not similarly subordinated.
We may make subordinated investments that rank below other obligations of the borrower in right of payment. Subordinated investments are subject to greater risk of default than senior obligations as a result of adverse changes in the financial condition of the borrower or in general economic conditions. If we make a subordinated investment in a portfolio company, the portfolio company may be highly leveraged, and its relatively high debt-to-equity
ratio may create increased risks that its operations might not generate sufficient cash flow to service all of its debt obligations.
There may be circumstances in which our debt investments could be subordinated to claims of other creditors or we could be subject to lender liability claims.
If one of our portfolio companies were to go bankrupt, even though we may have structured our interest as senior debt, depending on the facts and circumstances, a bankruptcy court might recharacterize our debt holding as an equity investment and subordinate all or a portion of our claim to that of other creditors. In addition, lenders can be subject to lender liability claims for actions taken by them where they become too involved in the borrower’s business or exercise control over the borrower. For example, we could become subject to a lender’s liability claim, if, among other things, we actually render significant managerial assistance.
We may hold the debt securities of leveraged companies.
Investment in leveraged companies involves a number of significant risks. Leveraged companies in which we invest may have limited financial resources and may be unable to meet their obligations under their loans and debt securities that we hold. Such developments may be accompanied by a deterioration in the value of any collateral and a reduction in the likelihood of our realizing any guarantees that it may have obtained in connection with our investment. Smaller leveraged companies also may have less predictable operating results and may require substantial additional capital to support their operations, finance their expansion or maintain their competitive position.
Leveraged companies may experience bankruptcy or similar financial distress. The bankruptcy process has a number of significant inherent risks. Many events in a bankruptcy proceeding are the product of contested matters and adversary proceedings and are beyond the control of the creditors. A bankruptcy filing by a portfolio company may adversely and permanently affect the portfolio company. If the proceeding is converted to a liquidation, the value of the portfolio company may not equal the liquidation value that was believed to exist at the time of the investment. The duration of a bankruptcy proceeding is also difficult to predict, and a creditor’s return on investment can be adversely affected by delays until the plan of reorganization or liquidation ultimately becomes effective.
The administrative costs in connection with a bankruptcy proceeding are frequently high and would be paid out of the debtor’s estate prior to any return to creditors. Because the standards for classification of claims under bankruptcy law are vague, our influence with respect to the class of securities or other obligations that we own may be lost by increases in the number and amount of claims in the same class or by different classification and treatment. In the early stages of the bankruptcy process, it is often difficult to estimate the extent of, or even to identify, any contingent claims that might be made. In addition, certain claims that have priority by law (for example, claims for taxes) may be substantial.
Our portfolio companies may incur debt or issue equity securities that rank equally with, or senior to, our investments in such companies.
Our portfolio companies may have, or may be permitted to incur, other debt, or issue other equity securities, that rank equally with, or senior to, our investments. By their terms, such instruments may provide that the

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holders are entitled to receive payment of dividends, interest or principal on or before the dates on which we are entitled to receive payments in respect of our investments. These debt investments would usually prohibit the portfolio companies from paying interest on or repaying our investments in the event and during the continuance of a default under such debt. Also, in the event of insolvency, liquidation, dissolution, reorganization or bankruptcy of a portfolio company, holders of securities ranking senior to our investment in that portfolio company typically are entitled to receive payment in full before we receive any distribution in respect of our investment. After repaying such holders, the portfolio company may not have any remaining assets to use for repaying its obligation to us. In the case of securities ranking equally with our investments, we would have to share on an equal basis any distributions with other security holders in the event of an insolvency, liquidation, dissolution, reorganization or bankruptcy of the relevant portfolio company.
The rights we may have with respect to the collateral securing any junior priority loans we make to our portfolio companies may also be limited pursuant to the terms of one or more intercreditor agreements (including agreements governing “first out” and “last out” structures) that we enter into with the holders of senior debt. Under such an intercreditor agreement, at any time that senior obligations are outstanding, we may forfeit certain rights with respect to the collateral to the holders of the senior obligations. These rights may include the right to commence enforcement proceedings against the collateral, the right to control the conduct of such enforcement proceedings, the right to approve amendments to collateral documents, the right to release liens on the collateral and the right to waive past defaults under collateral documents. We may not have the ability to control or direct such actions, even if as a result our rights as junior lenders are adversely affected.
When we are a debt or minority equity investor in a portfolio company, we are often not in a position to exert influence on the entity, and other equity holders and management of the company may make decisions that could decrease the value of our investment in such portfolio company.
When we make debt or minority equity investments, we are subject to the risk that a portfolio company may make business decisions with which we disagree and the other equity holders and management of such company may take risks or otherwise act in ways that do not serve our interests. As a result, a portfolio company may make decisions that could decrease the value of our investment.
Our portfolio companies may be highly leveraged.
Some of our portfolio companies may be highly leveraged, which may have adverse consequences to these companies and to us as an investor. These companies may be subject to restrictive financial and operating covenants and the leverage may impair these companies’ ability to finance their future operations and capital needs. As a result, these companies’ flexibility to respond to changing business and economic conditions and to take advantage of business opportunities may be limited. Further, a leveraged company’s income and net assets will tend to increase or decrease at a greater rate than if borrowed money were not used.
Our management and incentive fee structure may create incentives for our investment adviser that are not fully aligned with our common stockholders’ interests and may induce our investment adviser to make speculative investments.
We have entered into the Investment Advisory and Management Agreement with our investment adviser, pursuant to which, we will pay management and incentive fees to our investment adviser. We intend to use leverage to make investments. Our investment adviser may have an incentive to use leverage to make additional investments as additional leverage would magnify positive returns, if any, on our portfolio, and the incentive fee would become payable to our investment adviser (i.e., exceed the hurdle amount) at a lower average return on our portfolio. Thus, if we incur additional leverage, our investment adviser may receive additional incentive fees without any corresponding increase (and potentially with a decrease) in the performance of our portfolio.

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Additionally, under the incentive fee structure, our investment adviser may benefit when capital gains are recognized and, because our investment adviser will determine when to sell a holding, our investment adviser will control the timing of the recognition of such capital gains. As a result of these arrangements, there may be times when the management team of our investment adviser has interests that differ from those of our common stockholders, giving rise to a conflict. Furthermore, there is a risk our investment adviser will make more speculative investments in an effort to receive this payment. PIK interest and OID would increase our pre-incentive
fee net investment income by increasing the size of the loan balance of underlying loans and increasing our assets under management and would make it easier for our investment adviser to surpass the hurdle amount and increase the amount of incentive fees payable to our investment adviser.
The part of the incentive fee payable to our investment adviser relating to our net investment income is computed and paid on income that may include interest income that has been accrued but not yet received in cash. This fee structure may give rise to a conflict of interest for our investment adviser to the extent that it encourages our investment adviser to favor debt financings that provide for deferred interest, rather than current cash payments of interest. Our investment adviser may have an incentive to invest in deferred interest securities in circumstances where it would not have done so but for the opportunity to continue to earn the incentive fee even when the issuers of the deferred interest securities would not be able to make actual cash payments to us on such securities. This risk could be increased because, under the Investment Advisory and Management Agreement, our investment adviser is not obligated to reimburse us for incentive fees it receives even if we subsequently incur losses or never receives in cash the deferred income that was previously accrued.
Our Board is charged with protecting our interests by monitoring how our investment adviser addresses these and other conflicts of interest associated with its services and compensation. While our Board is not expected to review or approve each investment decision or incurrence of leverage, our independent directors will periodically review our investment adviser’s services and fees as well as its portfolio management decisions and portfolio performance. In connection with these reviews, our independent directors will consider whether our investment adviser’s fees and expenses (including those related to leverage) remain appropriate.
We may invest, to the extent permitted by law, in the securities and instruments of other investment companies, including private funds, and, to the extent it so invests, bear its ratable share of any such investment company’s expenses, including management and performance fees. We also remain obligated to pay management and incentive fees to our investment adviser with respect to the assets invested in the securities and instruments of other investment companies. With respect to each of these investments, each of our common stockholders bears his or her share of the management and incentive fees of our investment adviser as well as indirectly bearing the management and performance fees and other expenses of any investment companies in which we invest.
Conflicts of interest may be created by the valuation process for certain portfolio holdings.
We make many of our portfolio investments in the form of loans and securities that are not publicly traded and for which no market-based price quotation is available. As a result, our investment adviser, as the Board of Directors’ valuation designee, will determine the fair value of these loans and securities as described above in “—Risks Relating to our Business and Structure—Most of our portfolio investments will not be publicly traded and, as a result, the fair value of these investments may not be readily determinable.” Each of the interested members of our Board has an indirect pecuniary interest in our investment adviser. The participation of our investment adviser’s investment professionals in our valuation process, and the pecuniary interest in our investment adviser by certain members of our Board, could result in a conflict of interest as our investment adviser’s management fee is based, in part, on the value of our net assets, and our incentive fees will be based, in part, on realized gains and realized and unrealized losses.

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Our investments in foreign companies may involve significant risks in addition to the risks inherent in U.S. investments.
Our investment strategy contemplates potential investments in foreign companies. Investing in foreign companies may expose us to additional risks not typically associated with investing in U.S. companies. These risks include changes in exchange control regulations, political and social instability, expropriation, imposition of foreign taxes (potentially at confiscatory levels), less liquid markets, less available information than is generally the case in the U.S., higher transaction costs, less government supervision of exchanges, brokers and issuers, less developed bankruptcy laws, difficulty in enforcing contractual obligations, lack of uniform accounting and auditing standards and greater price volatility.
Although we expect most of our investments will be U.S. dollar denominated, our investments that are denominated in a foreign currency will be subject to the risk that the value of a particular currency will change in relation to one or more other currencies. Among the factors that may affect currency values are trade balances, the level of short-term interest rates, differences in relative values of similar assets in different currencies, long-term opportunities for investment and capital appreciation and political developments. We may employ hedging techniques to minimize these risks, but we cannot assure you that such strategies will be effective or without risk to us.
We may be subject to risks under hedging transactions and may become subject to risk if it invests in
non-U.S.
securities.
The Investment Company Act generally requires that 70% of our investments be in issuers each of whom is organized under the laws of, and has its principal place of business in, any state of the United States, the District of Columbia, Puerto Rico, the Virgin Islands or any other possession of the United States. However, our portfolio may include debt securities of
non-U.S.
companies, including emerging market issuers, to the limited extent such transactions and investments would not cause us to violate the Investment Company Act. We expect that these investments would focus on the same secured debt, unsecured debt and related equity security investments that we make in U.S. middle-market companies and, accordingly, would be complementary to our overall strategy and enhance the diversity of our holdings. Investing in loans and securities of emerging market issuers involves many risks including economic, social, political, financial, tax and security conditions in the emerging market, potential inflationary economic environments, regulation by foreign governments, different accounting standards and political uncertainties. Economic, social, political, financial, tax and security conditions also could negatively affect the value of emerging market companies. These factors could include changes in exchange control regulations, political and social instability, expropriation, imposition of foreign taxes, less liquid markets and less available information than is generally the case in the United States, higher transaction costs, less government supervision of exchanges, brokers and issuers, less developed bankruptcy laws, difficulty in enforcing contractual obligations or judgments or foreclosing on collateral, lack of uniform accounting and auditing standards and greater price volatility.
Engaging in either hedging transactions or investing in foreign loans and securities would entail additional risks to our common stockholders. We could, for example, use instruments such as interest rate swaps, caps, collars and floors and, if we were to invest in foreign loans and securities, we could use instruments such as forward contracts or currency options and borrow under a credit facility in currencies selected to minimize our foreign currency exposure. In each such case, we generally would seek to hedge against fluctuations of the relative values of our portfolio positions from changes in market interest rates or currency exchange rates. Hedging against a decline in the values of our portfolio positions would not eliminate the possibility of fluctuations in the values of such positions or prevent losses if the values of the positions declined. However, such hedging could establish other positions designed to gain from those same developments, thereby offsetting the decline in the value of such portfolio positions. Such hedging transactions could also limit the opportunity for gain if the values of the underlying portfolio positions increased. Moreover, it might not be possible to hedge against an exchange rate or interest rate fluctuation that was so generally anticipated that we would not be able to enter into a hedging transaction at an acceptable price.

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While we may enter into such transactions to seek to reduce currency exchange rate and interest rate risks, unanticipated changes in currency exchange rates or interest rates could result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged could vary. Moreover, for a variety of reasons, we might not seek to establish a perfect correlation between the hedging instruments and the portfolio holdings being hedged. Any such imperfect correlation could prevent us from achieving the intended hedge and expose us to risk of loss. In addition, it might not be possible for us to hedge fully or perfectly against currency fluctuations affecting the value of securities denominated in
non-U.S.
currencies because the value of those loans and securities would likely fluctuate as a result of factors not related to currency fluctuations.
We may not realize anticipated gains on the equity interests in which we invest.
When we invest in loans and debt securities, we may acquire warrants or other equity securities of portfolio companies as well. We may also invest in equity securities directly. To the extent we hold equity investments, we will attempt to dispose of them and realize gains upon such disposition. However, the equity interests we receive may not appreciate in value and, may decline in value. As a result, we may not be able to realize gains from our equity interests, and any gains that we do realize on the disposition of any equity interests may not be sufficient to offset any other losses we experience.
Risks Relating to an Investment in Our Common Shares
If we are unable to raise substantial funds, then we will be more limited in the number and type of investments we may make, our expenses may be higher relative to our total assets, and the value of your investment in us may be reduced in the event our assets under-perform.
Amounts that we raise may not be sufficient for us to purchase a broad portfolio of investments. To the extent that less than the maximum number of Common Shares is subscribed for, the opportunity for us to purchase a broad portfolio of investments may be decreased and the returns achieved on those investments may be reduced as a result of allocating all of our expenses among a smaller capital base. If we are unable to raise substantial funds, we may not achieve certain economies of scale and our expenses may represent a larger proportion of our total assets.
We may have difficulty sourcing investment opportunities.
We cannot assure investors that we will be able to locate a sufficient number of suitable investment opportunities to allow us to deploy all investments successfully. In addition, privately negotiated investments in loans and illiquid securities of private middle market companies require substantial due diligence and structuring, and we cannot assure investors that we will achieve our anticipated investment pace. As a result, investors will be unable to evaluate any future portfolio company investments prior to purchasing our Common Shares. Additionally, our investment adviser will select our investments subsequent to this offering, and our common stockholders will have no input with respect to such investment decisions. These factors increase the uncertainty, and thus the risk, of investing in our Common Shares. To the extent we are unable to deploy all investments, our investment income and, in turn, our results of operations, will likely be materially adversely affected.
The due diligence process that our investment adviser undertakes in connection with our investments may not reveal all the facts that may be relevant in connection with an investment.
Our investment adviser’s due diligence may not reveal all of a company’s liabilities and may not reveal other weaknesses in its business. There can be no assurance that our due diligence process will uncover all relevant facts that would be material to an investment decision. Before making an investment in, or a loan to, a company, our investment adviser will assess the strength and skills of the company’s management team and other factors that it believes are material to the performance of the investment. In making the assessment and otherwise conducting customary due diligence, our investment adviser will rely on the resources available to it and, in some cases, an investigation by third parties. This process is particularly important and highly subjective with respect to newly organized entities because there may be little or no information publicly available about the entities. We may make investments in, or loans to, companies, including middle market companies, which are not subject to public company reporting requirements, including requirements regarding preparation of financial statements, and will, therefore, depend upon the compliance by investment companies with their contractual reporting obligations and the ability of our investment advisers’ investment professionals to obtain adequate information to evaluate the potential returns from investing in these companies. If we and our investment adviser are unable to uncover all material information about these companies, we may not make a fully informed investment decision and may lose money on our investments. As a result, the evaluation of potential investments and the ability to perform due diligence on and effective monitoring of investments may be impeded, and we may not realize the returns that it expects on any particular investment. In the event of fraud by any company in which we invest or with respect to which we make a loan, we may suffer a partial or total loss of the amounts invested in that company.
An investment in our Common Shares will have limited liquidity.
Our shares constitute illiquid investments for which there is not, and will likely not be, a secondary market at any time prior to a public offering and listing of our Common Shares on a national securities exchange. There can be no guarantee that we will conduct a public offering and list our Common Shares on a national securities exchange. Investment in the Fund is suitable only for sophisticated investors and requires the financial ability and willingness to accept the high risks and lack of liquidity inherent in an investment in the Fund. Except in limited circumstances for legal or regulatory purposes, stockholders are not entitled to have their shares repurchased. Stockholders must be prepared to bear the economic risk of an investment in our Common Shares for an extended period of time. While we may consider a liquidity event at any time in the future, we currently do not intend to undertake a liquidity event, and we are not obligated by our charter or otherwise to effect a liquidity event at any time.
Certain investors will be subject to Exchange Act filing requirements.
Because our Common Shares will be registered under the Exchange Act, ownership information for any person who beneficially owns 5% or more of our Common Shares will have to be disclosed in a Schedule 13G or other filings with the SEC. Beneficial ownership for these purposes is determined in accordance with the rules of the SEC, and includes having voting or investment power over the securities. In some circumstances, our common stockholders who choose to reinvest their dividends may see their percentage stake in the Fund increased to more than 5%, thus triggering this filing requirement. Each stockholder is responsible for determining its filing obligations and preparing the filings. In addition, our common stockholders who hold more than 10% of a class of our Common Shares may be subject to Section 16(b) of the Exchange Act, which recaptures for the benefit of the Fund profits from the purchase and sale of registered stock (and securities convertible or exchangeable into such registered stock) within a six-month
period.
Special considerations for certain benefit plan investors.
We intend to conduct our affairs so that our assets should not be deemed to constitute “plan assets” under ERISA and the Plan Asset Regulations. In this regard, until such time as all classes of our Common Shares are considered “publicly-offered securities” within the meaning of the Plan Asset Regulations, we intend to limit investment in each class of our Common Shares by “benefit plan investors” to less than 25% of the total value of each class of our Common Shares (within the meaning of the Plan Asset Regulations).
If, notwithstanding our intent, the assets of the Fund were deemed to be “plan assets” of any common stockholder that is a “benefit plan investor” under the Plan Asset Regulations, this would result, among other

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things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by the Fund, and (ii) the possibility that certain transactions in which the Fund might seek to engage could constitute “prohibited transactions” under ERISA and Section 4975 of the Code. If a prohibited transaction occurs for which no exemption is available, our investment adviser and/or any other fiduciary that has engaged in the prohibited transaction could be required to (i) restore to the “benefit plan investor” any profit realized on the transaction and (ii) reimburse the Covered Plan (as defined below) for any losses suffered by the “benefit plan investor” as a result of the investment. In addition, each party in interest or disqualified person (within the meaning of Section 3(14) of ERISA or Section 4975 of the Code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100%. The fiduciary of a “benefit plan investor” who decides to invest in the Fund could, under certain circumstances, be liable for prohibited transactions or other violations as a result of its investment in the Fund or as co-fiduciary
for actions taken by or on behalf of the Fund or our investment adviser. With respect to a “benefit plan investor” that is an IRA that invests in the Fund, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose its tax-exempt
status.
Until such time as all the classes of our Common Shares constitute “publicly traded securities” within the meaning of the Plan Asset Regulations, we have the power to (a) exclude any common stockholder or potential common stockholder from purchasing our Common Shares; (b) prohibit any redemption of our Common Shares; and (c) redeem some or all Common Shares held by any holder if, and to the extent that, our Board determines that there is a substantial likelihood that such holder’s purchase or ownership of Common Shares or the redemption of such holder’s Common Shares would result in our assets to be characterized as “plan assets,” for purposes of the fiduciary responsibility or prohibited transaction provisions of ERISA or Section 4975 of the Code, and all Common Shares of the Fund shall be subject to such terms and conditions.
Prospective investors should carefully review the matters discussed under “Restrictions on Share Ownership” and should consult with their own advisors as to the consequences of making an investment in the Fund.
No stockholder approval is required for certain mergers.
Our Board may undertake to approve mergers between us and certain other funds or vehicles. Subject to the requirements of the Investment Company Act and Maryland law, such mergers will not require stockholder approval so you will not be given an opportunity to vote on these matters unless such mergers are reasonably anticipated to result in a material dilution of the NAV per share of the Fund or are otherwise required to be approved under Maryland law. These mergers may involve funds managed by affiliates of our investment adviser. Subject to stockholder approval, the Board may also seek to convert the form and/or jurisdiction of organization, including to take advantage of laws that are more favorable to maintaining board control in the face of dissident stockholders.
Investing in our Common Shares may involve an above average degree of risk.
The investments we make in accordance with our investment objectives may result in a higher amount of risk than alternative investment options and volatility or loss of principal, including the risk that the investor may lose their entire investment. Our investments in portfolio companies may be highly speculative and aggressive and, therefore, an investment in our securities may not be suitable for someone with lower risk tolerance.
The NAV of our Common Shares, and liquidity, if any, of the market for our Common Shares may fluctuate significantly.
The capital and credit markets have experienced periods of extreme volatility and disruption over the past several years (including as a result of the
COVID-19
pandemic). The NAV for our Common Shares may be

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significantly affected by numerous factors, some of which are beyond our control and may not be directly related to our operating performance. These factors include:

•	price and volume fluctuations in the capital and credit markets from time to time;

•	changes in law, regulatory policies or tax guidelines, or interpretations thereof, particularly with respect to RICs or BDCs;

•	changes in accounting guidelines governing valuation of our investments;

•	loss of our RIC or BDC status;

•	loss of a major funding source;

•	our ability to manage our capital resources effectively;

•	changes in our earnings or variations in our operating results;

•	changes in the value of our portfolio of investments;

•	any shortfall in investment income or net investment income or any increase in losses from levels expected by investors or securities analysts;

•	departure of Crescent’s key personnel;

•	uncertainty surrounding the strength of the U.S. economy;

•	uncertainty between the U.S. and other countries with respect to trade policies, treaties, and tariffs;

•	global unrest;

•	the length and duration of the COVID-19 outbreak; and

•	general economic trends and other external factors.
Our common stockholders will experience dilution in their ownership percentage if they opt out of our distribution reinvestment plan.
All distributions declared in cash payable to stockholders that are participants in our distribution reinvestment plan are automatically reinvested in our Common Shares. As a result, our common stockholders that opt out of our distribution reinvestment plan will experience dilution in their ownership percentage of our Common Shares, and thus, their voting power, over time. See “Distribution Reinvestment Plan.”
Common stockholders who participate in the distribution reinvestment plan may increase their risk of overconcentration.
Common stockholders who opt in to our distribution reinvestment plan will have any cash distributions otherwise payable to them automatically reinvested in additional shares of our common stock. This may increase such stockholder’s ownership percentage in us and could increase such stockholder’s risk of overconcentration.
Stockholders may be required to pay tax in excess of the cash they receive.
Under our distribution reinvestment plan, if a stockholder owns our Common Shares, the stockholder will have all cash distributions automatically reinvested in additional Common Shares unless such stockholder, or his, her or its nominee on such stockholder’s behalf, specifically “opts out” of the distribution reinvestment plan by delivering a written notice to the Plan Administrator, that is received by the Plan Administrator at least 10 days prior to the record date of the next distribution. If a stockholder does not “opt out” of the distribution reinvestment plan, that stockholder will be deemed to have received, and for U.S. federal income tax purposes will be taxed on, the amount reinvested in our Common Shares to the extent the amount reinvested was not a

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tax-free
return of capital to the stockholder. As a result, a stockholder may have to use funds from other sources to pay U.S. federal income tax liability on the value of the Common Shares received. Even if a stockholder chooses to “opt out” of the distribution reinvestment plan, we will have the ability to declare a large portion of a dividend in our Common Shares instead of in cash in order to satisfy the Annual Distribution Requirement (as defined herein under the heading “Certain Material U.S. Federal Income Tax Considerations—Election to Be Taxed as a RIC”). As long as a portion of this dividend is paid in cash and certain other requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, a stockholder generally will be subject to tax on 100% of the fair market value of the dividend on the date the dividend is received by the stockholder in the same manner as a cash dividend, even though most of the dividend was paid in our Common Shares.
Our future credit ratings may not reflect all risks of an investment in our debt securities.
Our credit ratings are an assessment by third parties of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of our debt securities. Our future credit ratings, however, may not reflect the potential impact of risks related to market conditions generally or other factors discussed above on the market value of or trading market for the publicly issued debt securities.
General Risk Factors
Global economic, political and market conditions, including uncertainty about the financial stability of the United States, could have a significant adverse effect on our business, financial condition and results of operations.
Downgrades by rating agencies to the U.S. government’s credit rating or concerns about its credit and deficit levels in general, could cause interest rates and borrowing costs to rise, which may negatively impact both the perception of credit risk associated with our debt portfolio and our ability to access the debt markets on favorable terms. In addition, a decreased U.S. government credit rating could create broader financial turmoil and uncertainty, which may weigh heavily on our financial performance and the value of our Common Shares.
Deterioration in the economic conditions in the Eurozone and globally, including instability in financial markets, may pose a risk to our business. In recent years, financial markets have been affected at times by a number of global macroeconomic and political events, including the following: large sovereign debts and fiscal deficits of several countries in Europe and in emerging markets jurisdictions, levels of non-performing
loans on the balance sheets of European banks, the potential effect of any European country leaving the Eurozone, the potential effect of the United Kingdom leaving the European Union, and market volatility and loss of investor confidence driven by political events. Market and economic disruptions have affected, and may in the future affect, consumer confidence levels and spending, personal bankruptcy rates, levels of incurrence and default on consumer debt and home prices, among other factors. We cannot assure you that market disruptions in Europe, including the increased cost of funding for certain governments and financial institutions, will not impact the global economy, and we cannot assure you that assistance packages will be available, or if available, be sufficient to stabilize countries and markets in Europe or elsewhere affected by a financial crisis. To the extent uncertainty regarding any economic recovery in Europe negatively impacts consumer confidence and consumer credit factors, our business, financial condition and results of operations could be significantly and adversely affected.
The current global financial market situation, as well as various social and political circumstances in the U.S. and around the world, including wars and other forms of conflict, terrorist acts, security operations and catastrophic events such as fires, floods, earthquakes, tornadoes, hurricanes, adverse effects of climate crisis and global health epidemics (including the
COVID-19),
may contribute to increased market volatility and economic uncertainties or deterioration in the U.S. and worldwide. Additionally, the U.S. government’s credit and deficit concerns, the European sovereign debt crisis, and the potential trade war with China, could cause interest rates to be volatile, which may negatively impact our ability to access the debt markets on favorable terms.

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Adverse developments in the credit markets may impair our ability to enter into new debt financing arrangements.
During the economic downturn in the United States that began in mid-2007,
many commercial banks and other financial institutions stopped lending or significantly curtailed their lending activity. In addition, in an effort to stem losses and reduce their exposure to segments of the economy deemed to be high risk, some financial institutions limited refinancing and loan modification transactions and reviewed the terms of existing facilities to identify bases for accelerating the maturity of existing lending facilities. If these conditions recur, it may be difficult for us to enter into a new credit or other borrowing facility, obtain other financing to finance the growth of our investments, or refinance any outstanding indebtedness on acceptable economic terms, or at all.
The Russian invasion of Ukraine may have a material adverse impact on us and our portfolio companies.
On February 24, 2022, the President of Russia, Vladimir Putin, announced a military invasion of Ukraine. In response, countries worldwide, including the United States, have imposed sanctions against Russia on certain businesses and individuals, including, but not limited to, those in the banking, import and export sectors. This invasion has led, is currently leading, and for an unknown period of time will continue to lead to disruptions in local, regional, national, and global markets and economies affected thereby. These disruptions caused by the invasion have included, and may continue to include, political, social, and economic disruptions and uncertainties and material increases in certain commodity prices that may affect our business operations or the business operations of our portfolio companies.
We may experience fluctuations in our quarterly operating results.
We could experience fluctuations in our quarterly operating results due to a number of factors, including the interest rate payable on the loans and debt securities we acquire, the default rate on such loans and securities, the level of our expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which we encounter competition in our markets and general economic conditions. In light of these factors, results for any period should not be relied upon as being indicative of performance in future periods.
We are dependent on information systems and systems failures could significantly disrupt our business, which may, in turn, negatively affect our liquidity, financial condition or results of operations.
Our business is dependent on our and third parties’ communications and information systems. Further, in the ordinary course of our business we or our investment adviser may engage certain third party service providers to provide us with services necessary for our business. Any failure or interruption of those systems or services, including as a result of the termination or suspension of an agreement with any third-party service providers, could cause delays or other problems in our business activities. Our financial, accounting, data processing, backup or other operating systems and facilities may fail to operate properly or become disabled or damaged as a result of a number of factors including events that are wholly or partially beyond our control and adversely affect our business. There could be:

•	sudden electrical or telecommunications outages;

•	natural disasters such as earthquakes, tornadoes and hurricanes;

•	disease pandemics;

•	events arising from local or larger scale political or social matters, including terrorist acts; and

•	cyber-attacks.
These events, in turn, could have a material adverse effect on our business, financial condition and operating results and negatively affect the NAV of our Common Shares and our ability to pay dividends to our common stockholders.

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We are highly dependent on information systems, and systems failures or cyber-attacks could significantly disrupt its business.
Our business is highly dependent on Crescent’s communications and information systems, to which we have access through our administrator. In addition, certain of these systems are provided to Crescent by third-party service providers. Any failure or interruption of such systems, including as a result of the termination of an agreement with any such third-party service provider, could cause delays or other problems in our activities. This, in turn, could have a material adverse effect on our operating results.
Cybersecurity risks and cyber incidents may adversely affect our business by causing a disruption to our operations, a compromise or corruption of its confidential information and/or damage to its business relationships.
A cyber incident is considered to be any adverse event that threatens the confidentiality, integrity or availability of our information resources. These incidents may be an intentional attack or an unintentional event and could involve gaining unauthorized access to our information systems for purposes of misappropriating assets, stealing confidential information, corrupting data or causing operational disruption. The result of these incidents may include disrupted operations, misstated or unreliable financial data, liability for stolen information, misappropriation of assets, increased cybersecurity protection and insurance costs, litigation and damage to our business relationships. This could result in significant losses, reputational damage, litigation, regulatory fines or penalties, or otherwise adversely affect our business, financial condition or results of operations. In addition, we may be required to expend significant additional resources to modify its protective measures and to investigate and remediate vulnerabilities or other exposures arising from operational and security risks. We face risks posed to our information systems, both internal and those provided to it by third-party service providers. We, our investment adviser and its affiliates have implemented processes, procedures and internal controls to help mitigate cybersecurity risks and cyber intrusions, but these measures, as well as our increased awareness of the nature and extent of a risk of a cyber-incident, may be ineffective and do not guarantee that a cyber-incident will not occur or that our financial results, operations or confidential information will not be negatively impacted by such an incident.
Third parties with which we do business (including those that provide services to us) may also be sources or targets of cybersecurity or other technological risks. We outsource certain functions and these relationships allow for the storage and processing of our information and assets, as well as certain investor, counterparty, employee and borrower information.
While we engage in actions to reduce our exposure resulting from outsourcing, ongoing threats may result in unauthorized access, loss, exposure or destruction of data, or other cybersecurity incidents, with increased costs and other consequences, including those described above. Privacy and information security laws and regulation changes, and compliance with those changes, may also result in cost increases due to system changes and the development of new administrative processes.

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ESTIMATED USE OF PROCEEDS
We intend to use the net proceeds from this offering to (1) make investments in accordance with our investment strategy and policies, (2) reduce borrowings and repay indebtedness incurred under various financing agreements we may enter into and (3) fund repurchases under our share repurchase program. Generally, our policy will be to pay distributions and operating expenses from cash flow from operations, however, we are not restricted from funding these items from proceeds from this offering or other sources and may choose to do so, particularly in the earlier part of this offering.
We will seek to invest the net proceeds received in this offering as promptly as practicable after receipt thereof, and in any event generally within 90 days of each subscription closing. However, depending on market conditions and other factors, including the availability of investments that meet our investment objectives, we may be unable to invest such proceeds within the time period we anticipate. Pending such investments, we will invest the net proceeds primarily in cash, cash equivalents, U.S. government securities and other high-quality short-term investments. These securities may earn yields substantially lower than the income that we anticipate receiving once we are fully invested in accordance with our investment objectives. As a result, we may not be able to achieve our investment objectives and/or pay any distributions during this period or, if we are able to do so, such distributions may be substantially lower than the distributions that we expect to pay when our portfolio is fully invested. If we do not realize yields in excess of our expenses, we may incur operating losses and the net asset value of our Common Shares may decline. See “Regulation—Temporary Investments” for additional information about temporary investments we may make while waiting to make longer-term investments in pursuit of our investment objectives.
We estimate that we will incur approximately $5,003,500 of initial organization and offering expenses (excluding the stockholder servicing and/or distribution fee) in connection with this offering, or approximately 0.20% of the gross proceeds, assuming maximum gross proceeds of $2,500,000,000. Our investment adviser has agreed to advance all of our organization and offering expenses on our behalf pursuant to the Expense Support and Conditional Reimbursement Agreement. Any reimbursements will not exceed actual expenses incurred by our investment adviser and its affiliates.
The following tables set forth our estimate of how we intend to use the gross proceeds from this offering. Information is provided assuming that the Fund sells the maximum number of shares registered in this offering, or shares. The amount of net proceeds may be more or less than the amount depicted in the table below depending on the public offering price of our Common Shares and the actual number of shares we sell in this offering. The table below assumes that shares are sold at the current offering price of $25.05 per share. Such amount is subject to increase or decrease based upon our NAV per share.
The following tables present information about the net proceeds raised in this offering for each class, assuming the maximum primary offering amount of $2,500,000,000. The tables assume that 1/3 of our gross offering proceeds are from the sale of Class S shares, 1/3 of our gross offering proceeds are from the sale of Class D shares and 1/3 of our gross offering proceeds are from the sale of Class I shares. The number of shares of each class sold and the relative proportions in which the classes of shares are sold are uncertain and may differ significantly from what is shown in the tables below. Because amounts in the following tables are estimates, they may not accurately reflect the actual receipt or use of the gross proceeds from this offering. Amounts expressed as a percentage of net proceeds or gross proceeds may be higher or lower due to rounding.

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The following table presents information regarding the use of proceeds raised in this offering with respect to Class S shares.

	Maximum Offering of $833,333,333.33 in Class S Shares
Gross Proceeds (1)	$833,333,333.33	100%
Upfront Sales Load (2)	—	—%
Initial Organization and Offering Expenses (3)	$1,667,833.33	0.20%
Net Proceeds Available for Investment	$831,665,500.00	99.80%
The following table presents information regarding the use of proceeds raised in this offering with respect to Class D shares.

	Maximum Offering of $833,333,333.33 in Class D Shares
Gross Proceeds (1)	$833,333,333.33	100%
Upfront Sales Load (2)		—%
Initial Organization and Offering Expenses (3)	$1,667,833.33	0.20%
Net Proceeds Available for Investment	$831,665,500.00	99.80%
The following table presents information regarding the use of proceeds raised in this offering with respect to Class I shares.

	Maximum Offering of $833,333,333.33 in Class I Shares
Gross Proceeds (1)	$833,333,333.33	100%
Upfront Sales Load (2)		—%
Initial Organization and Offering Expenses (3)	$1,667,833.33	0.20%
Net Proceeds Available for Investment	$831,665,500.00	99.80%

(1)
We intend to conduct a continuous offering of an unlimited number of Common Shares over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415 under the Securities Act; however, in certain states this offering is subject to annual extensions.

(2)
The Fund will not directly charge you a sales load. However, if you buy Class S shares or Class D shares through certain selling agents, they may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that selling agents limit such charges to a 1.5% cap on NAV for Class D shares and a 3.5% cap on NAV for Class S shares. Selling agents will not charge such fees on Class I shares. Subject to FINRA limitations on underwriting compensation, we will pay the following stockholder servicing and/or distribution fees to the intermediary manager: (a) for Class S shares, a stockholder servicing and/or distribution fee equal to 0.85% per annum of the aggregate NAV as of the beginning of the first calendar day of the month for the Class S shares and (b) for Class D shares, a stockholder servicing and/or distribution fee equal to 0.25% per annum of the aggregate NAV as of the beginning of the first calendar day of the month for the Class D shares, in each case, payable monthly. The intermediary manager anticipates that all or a portion of the stockholder servicing and/or distribution fees will be retained by, or reallowed (paid) to, participating broker dealers. The total amount that will be paid over time for other underwriting compensation depends on the average length of time for which shares remain outstanding, the term over which such amount is measured and the performance of our investments. We will cease paying the stockholder servicing and/or distribution fee on the Class S shares and Class D shares on the earlier to occur of the following: (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity or the sale or other disposition of all or substantially all of our assets or (iii) the date following the completion of the primary portion of this offering on which, in the aggregate, underwriting compensation from all sources in connection with this offering, including the stockholder servicing and/or distribution fee and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering.

(3)
The organization and offering expense numbers shown above represent our estimates of initial expenses to be incurred by us in connection with this offering and include estimated wholesaling expenses reimbursable by us. See “Plan of Distribution” for examples of the types of organization and offering expenses we may incur.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
Overview
We are an externally managed,
non-diversified
closed-end
management investment company that has elected to be treated as a BDC under the Investment Company Act. Formed as a Maryland corporation on November 10, 2022, we are externally managed by our investment adviser, which is responsible for sourcing potential investments, conducting due diligence on prospective investments, analyzing investment opportunities, structuring investments and monitoring our portfolio on an ongoing basis. Our investment adviser is registered as an investment adviser with the SEC. We also intend to elect to be treated, and intend to qualify annually thereafter, as a RIC under the Code.
We are externally managed by our investment adviser, Crescent Cap NT Advisors, LLC, an affiliate of Crescent, pursuant to our Investment Advisory and Management Agreement (as defined below). Our administrator, CCAP Administration LLC, an affiliate of Crescent, provides certain administrative and other services necessary for us to operate. CCAP Administration LLC also serves as the administrator of Crescent Capital BDC, Inc., a publicly-traded BDC affiliated with the Fund, since 2015.
Our investment objectives are to generate current income and, to a lesser extent, long-term capital appreciation through debt and related equity investments. We invest primarily in directly originated assets, including first lien senior secured loans (including “unitranche” loans, which are loans that combine both senior and subordinated debt, generally in a first lien position), second lien senior secured loans, subordinated secured and unsecured loans, subordinated debt, which in some cases includes an equity component and preferred component and other types of credit instruments, made to or issued by U.S. middle-market companies. The Fund’s primary focus is to invest in companies with EBITDA of $35 million to $120 million; however, the Fund may invest in larger or smaller companies. The first and second lien senior secured loans generally have terms of five to eight years. In connection with our first and second lien senior secured loans, we generally receive security interests in certain assets of our portfolio companies that could serve as collateral in support of the repayment of such loans. First and second lien senior secured loans generally have floating interest rates, which may have interest rate floors, and also may provide for some amortization of principal and excess cash flow payments, with the remaining principal balance due at maturity. To a lesser extent, we may make investments in syndicated loans and other liquid credit investment opportunities, including in publicly traded debt instruments, for cash management purposes, while also presenting an opportunity for attractive investment returns. The credit instruments we may invest in include distressed securities, securitized products, notes, bills, debentures, bank loans, convertible and preferred securities, government and municipal obligations. The Fund may also invest in foreign instruments and illiquid and restricted securities. Under normal circumstances, we will invest at least 80% of our total assets (net assets plus borrowings for investment purposes) in private credit investments (loans, bonds and other credit instruments that are issued in private offerings or issued by private companies). While most of our investments will be in private U.S. companies, we also expect to invest from time to time in non-U.S. companies (we generally have to invest at least 70% of our total assets in “qualifying assets,” including private U.S. companies). We believe that our liquid credit investments will help maintain liquidity to satisfy any share repurchases we choose to make in our sole discretion and manage cash before investing subscription proceeds into directly originated loans while also seeking attractive investment returns. We expect these investments to enhance our risk/return profile and serve as a source of liquidity for the Fund. Subject to the limitations of the Investment Company Act, we may invest in loans or other securities, the proceeds of which may refinance or otherwise repay debt or securities of companies whose debt is owned by other Crescent funds. From time to time, we may co-invest
with other Crescent funds. See
“Regulation—Co-Investment
Exemptive Order.
”
“First lien” investments are senior loans that have the benefit of a first-priority security interest on all existing and future assets of the issuer. The security interest ranks above the security interest of any second-lien lenders in those assets.

“Unitranche” investments are loans that may extend deeper in a company’s capital structure than traditional first lien debt and may provide for a waterfall of cash flow priority among different lenders in the unitranche loan. In certain instances, we may find another lender to provide the “first out” portion of such loan and retain the “last out” portion of such loan, in which case, the “first out” portion of the loan would generally receive priority with respect to payment of principal, interest and any other amounts due thereunder over the “last out” portion that we would continue to hold. In exchange for the greater risk of loss, the “last out” portion earns a higher interest rate.
“Second lien” investments are loans with a second priority lien on all existing and future assets of the portfolio company. The security interest ranks below the security interests of any first lien and unitranche lenders in those assets.
“Unsecured debt” investments are loans that generally rank senior to a borrower’s equity securities and junior in right of payment to such borrower’s other senior indebtedness.
Critical Accounting Policies
Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with GAAP. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses. Changes in the economic environment, financial markets and any other parameters used in determining such estimates could cause actual results to differ materially. The critical accounting policies should be read in connection with our risk factors as disclosed herein.
For a description of our critical accounting policies, see Note 2 “Significant Accounting Policies” to our financial statements included in this report. We consider the most significant accounting policies to be those related to our Investment Valuation, Interest and Dividend Income Recognition, Distributions, and Income Taxes.
Components of Our Operations
Investments
We expect our investment activity to vary substantially from period to period depending on many factors, the general economic environment, the amount of capital we have available to us, the level of merger and acquisition activity for middle-market companies, including the amount of debt and equity capital available to such companies and the competitive environment for the type of investments we make. In addition, as part of our risk strategy on investments, we may reduce certain levels of investments through partial sales or syndication to additional investors.
We may not invest in any assets other than “qualifying assets” specified in the Investment Company Act, unless, at the time the investments are made, at least 70% of our total assets are qualifying assets (with certain limited exceptions). Qualifying assets include investments in “eligible portfolio companies.” Pursuant to rules adopted by the SEC, “eligible portfolio companies” include certain companies that do not have any securities listed on a national securities exchange and public companies whose securities are listed on a national securities exchange but whose market capitalization is less than $250 million.
The Investment Adviser
Our investment activities are managed by our investment adviser, which is responsible for originating prospective investments, conducting research and due diligence investigations on potential investments, analyzing investment opportunities, negotiating and structuring our investments and monitoring our investments and portfolio companies on an ongoing basis. Crescent is majority owned by Sun Life.

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Revenues
We generate revenue primarily in the form of interest income on debt investments and capital gains and distributions, if any, on equity securities that we may acquire in portfolio companies.
Certain investments may have contractual PIK interest or dividends. PIK represents accrued interest or accumulated dividends that are added to the loan principal or cost basis of the investment on the respective interest or dividend payment dates rather than being paid in cash and generally becomes due at maturity or upon being called by the issuer. PIK is recorded as interest or dividend income, as applicable. If at any point we believe PIK is not expected to be realized, the investment generating PIK will be placed on non-accrual
status. Accrued PIK interest or dividends are generally reversed through interest or dividend income, respectively, when an investment is placed on non-accrual
status. We also generate revenue in the form of commitment or origination fees. Loan origination fees, original issue discount and market discount or premium are capitalized, and we accrete or amortize such amounts into income over the life of the loan using the effective yield method.
Dividend income from common equity securities is recorded on the record date for private portfolio companies or on the ex-dividend date for publicly-traded portfolio companies. Dividend income from preferred equity securities is recorded on an accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected.
We may receive other income, which may include income such as consent, waiver, amendment, underwriting, and arranger fees associated with our investment activities as well as any fees for managerial assistance services rendered to the portfolio companies. Such fees are recognized as income when earned or the services are rendered.
Expenses
Except as specifically provided below, all investment professionals of our investment adviser and their respective staff, when and to the extent engaged in providing investment advisory services to us, and the base compensation, bonus and benefits, and the routine overhead expenses, of such personnel allocable to such services, will be provided and paid for by our investment adviser. We bear all other costs and expenses of our operations, administration and transactions, including, but not limited to:

•	investment advisory fees, including management fees and incentive fees, to our investment adviser, pursuant to the Investment Advisory and Management Agreement;

•
our allocable portion of the costs, expenses and benefits paid by our administrator or its affiliates to our chief compliance officer, chief financial officer, general counsel and secretary, their respective staffs and our operations and finance staffs who provide services to us; provided that such reimbursement does not conflict with Section 7.8 of our charter;

•	all other expenses reasonably incurred by us in operating the business.
Our investment adviser has agreed to advance all of our organization and offering expenses on our behalf until the commencement of the Fund’s anticipated public offering of its common shares. Subsequent to the commencement of this offering, any such expenses incurred by the Fund, including the reimbursements to our investment adviser, will be expensed as incurred subject to the Expense Support Agreement. We are obligated to reimburse our investment adviser for such advanced expenses (including any additional expenses our investment adviser elects to pays on our behalf), subject to certain conditions. See “Investment Advisory and Management Agreement and Administration Agreements—Payment of Our Expenses Under the Investment Advisory and Management Agreement and Administration Agreements.” Any reimbursements will not exceed actual expenses incurred by our investment adviser and its affiliates.
From time to time, our investment adviser, our administrator, or their respective affiliates, may pay third party providers of goods or services. We will reimburse our investment adviser, our administrator, or such affiliates thereof for any such amounts paid on our behalf. Each of our investment adviser or our administrator will waive its right to be reimbursed in the event that such reimbursements would cause any distributions to our common stockholders to constitute a return of capital to stockholders. All of these expenses will ultimately be borne by the Fund’s common stockholders.
Expense Support and Conditional Reimbursement Agreement
We have entered into an Expense Support and Conditional Reimbursement Agreement (the “Expense Support Agreement”) with our investment adviser. Our investment adviser may elect to pay Expense Payments on our behalf, provided that no portion of an Expense Payment will be used to pay any interest expense or stockholder servicing and/or distribution fees of the Fund. Any Expense Payment that our investment adviser has committed to pay must be paid by our investment adviser to us or on behalf of us in any combination of cash or other immediately available funds no later than forty-five days after such election was made in writing by our investment adviser, and/or offset against amounts due from us to our investment adviser or its affiliates.
Following any calendar month in which Available Operating Funds (as defined below) exceed the cumulative distributions accrued to the Fund’s stockholders based on distributions declared with respect to record dates occurring in such calendar month (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), we shall pay such Excess Operating Funds, or a portion thereof, to our investment adviser until such time as all Expense Payments made by our investment adviser to or on behalf of the Fund within three years prior to the last business day of such calendar month have been reimbursed. Any payments required to be made by the Fund shall be referred to herein as a “Reimbursement Payment.” Reimbursement Payments are conditioned on (i) an expense ratio (excluding any management or incentive fee) that, after giving effect to the recoupment, is lower than the expense ratio (excluding any management or incentive fee) at the time of the fee waiver or expense reimbursement and (ii) a distribution level (exclusive of return of capital to stockholders, if any) equal to, or greater than, the rate at the time of the waiver or reimbursement. Available Operating Funds means the sum of (i) our net investment company taxable income (including net short-term capital gains reduced by net long-term capital losses), (ii) our net capital gains (including the excess of net long-term capital gains over net short-term capital losses) and (iii) dividends and other distributions paid to us on account of investments in portfolio companies (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).
The Fund’s obligation to make a Reimbursement Payment shall automatically become a liability of the Fund on the last business day of the applicable calendar month, except to the extent our investment adviser has waived its right to receive such payment for the applicable month. Reimbursement Payments for a given Expense Payment must be made within three years prior to the last business day of the applicable calendar month. The expense support is measured on a per share class basis.
For additional information see “Note 3. Agreements and Related Party Transactions” to the financial statements.
Leverage
In accordance with applicable SEC staff guidance and interpretations, we, as a BDC, are permitted to borrow amounts such that our asset coverage ratio is at least 150% after such borrowing (if certain requirements are met). Short-term credits necessary for the settlement of securities transactions and arrangements with respect to securities lending will not be considered borrowings for these purposes. The amount of leverage that we may employ depends on our Adviser’s and our Board’s assessment of market conditions and other factors at the time of any proposed borrowing.

8
3

Portfolio Investment Activity
Our portfolio at fair value was comprised of the following:

($ in millions)	As of June 30, 2023
Investment Type	Fair Value	Percentage
Senior Secured First Lien	$23.1	81.1%
Unitranche First Lien	5.4	18.9

Total Investments	$28.5	100.0%

The following table presents certain selected information regarding our investment portfolio:

($ in millions)	For the period from May 5, 2023 (Commencement of Operations) through
June 30, 2023
New investments at cost:
Senior Secured First Lien	$23.1
Unitranche First Lien	5.4

Total Investments	$28.5

Proceeds from investments sold or repaid:
Senior Secured First Lien	$0.1

Total Proceeds	$0.1

Net increase (decrease) in portfolio	$28.4

Loans are generally placed on
non-accrual
status when there is reasonable doubt that principal or interest will be collected in full.
Non-accrual
loans are restored to accrual status when past due principal and interest is paid current and, in management’s judgment, are likely to remain current. Management may determine to not place a loan on non-accrual
status if the loan has sufficient collateral value and is in the process of collection. As of June 30, 2023, we had no investments on non-accrual
status.
Our investment adviser monitors our portfolio companies on an ongoing basis. Our investment adviser monitors the financial trends of each portfolio company to determine if it is meeting its business plans and to assess the appropriate course of action for each company. Our investment adviser has a number of methods of evaluating and monitoring the performance and fair value of our investments, which may include the following:

•	assessment of success of the portfolio company in adhering to its business plan and compliance with covenants;

•	review of monthly and quarterly financial statements and financial projections for portfolio companies;

•	contact with portfolio company management and, if appropriate, the financial or strategic sponsor, to discuss financial position, requirements and accomplishments;

•	comparisons to other companies in the industry; and

•	attendance and participation in board meetings.
As part of the monitoring process, our investment adviser regularly assesses the risk profile of each of our investments and, on a quarterly basis, grades each investment on a risk scale of 1 to 5. Risk assessment is not standardized in our industry and our risk assessment may not be comparable to ones used by our competitors. Our assessment is based on the following categories:

(1)
Involves the least amount of risk relative to cost or amortized cost. Investment performance is above expectations since origination or acquisition. Trends and risk factors are generally favorable, which may include financial performance or a potential exit.

8
4

(2)
Involves a level of risk that is similar to the risk at the time of origination or acquisition. The investment is generally performing as expected, and the risks around our ability to ultimately recoup the cost of the investment are neutral to favorable relative to the time of origination or acquisition. New investments are generally assigned a rating of 2 at origination or acquisition.

(3)
Indicates an investment performing below expectations where the risks around our ability to ultimately recoup the cost of the investment have increased since origination or acquisition. For debt investments, borrowers are more likely than not in compliance with debt covenants and loan payments are generally not past due. An investment rating of 3 requires closer monitoring.

(4)
Indicates an investment performing materially below expectations where the risks around our ability to ultimately recoup the cost of the investment have increased materially since origination or acquisition. For debt investments, borrowers may be out of compliance with debt covenants and loan payments may be past due (but generally not more than 180 days past due).
Non-accrual
status is strongly considered for debt investments rated 4.

(5)
Indicates an investment performing substantially below expectations where the risks around our ability to ultimately recoup the cost of the investment have substantially increased since origination or acquisition. We do not expect to recover our initial cost basis from investments rated 5. Debt investments with an investment rating of 5 are generally in payment and/or covenant default and are on non-accrual
status.

The following table shows the composition of our portfolio on the 1 to 5 investment performance rating scale. Investment performance ratings are accurate only as of those dates and may change due to subsequent developments relating to a portfolio company’s business or financial condition, market conditions or developments, and other factors.

($ in millions)	As of June 30, 2023
Investment Performance Rating	Investments at Fair Value	Percentage of Total Portfolio
1	—	—%
2	28.5	100
3	—	—
4	—	—
5	—	—

Total	28.5	100%

Results of Operations
Summary Statement of Operations
We commenced operations on May 5, 2023 after we received initial capital from an affiliate.
Operating results were as follows:

($ in millions)	For the period from May 5, 2023 (Commencement of Operations) through June 30, 2023
Total investment income	$0.3
Total net expenses	0.3

Net investment income	$0.0
Net unrealized appreciation (depreciation) on investments	0.1

Net increase (decrease) in net assets resulting from operations	$0.1

Net income can vary substantially from period to period due to various factors, the level of new investment commitments, the recognition of realized gains and losses and unrealized appreciation and depreciation.
Total investment income for the period from May 5, 2023 (commencement of operations) through June 30, 2023 consisted of $0.3 of interest income primarily from portfolio investments.
During the period from May 5, 2023 (commencement of operations) through June 30, 2023, we incurred expenses of $0.3 million, all of which are related to our operations.
For the period from May 5, 2023 (commencement of operations) through June 30, 2023, we recorded net unrealized gains on investments of $0.1 million primarily due to the performance of our liquid credit investments.
Financial Condition, Liquidity and Capital Resources
The primary uses of our cash and cash equivalents are for (1) investments in portfolio companies and other investments; (2) the cost of operations (including paying our investment adviser and expense reimbursements paid to our administrator); and (3) cash distributions to the holders of our common stock. We expect to generate additional liquidity from (1) future offerings of securities, and (2) cash flows from operations, including investment sales and repayments as well as income earned on investments.
As of June 30, 2023, we had $69.7 million in cash and cash equivalents. As of June 30, 2023, the cash and cash equivalents were in excess of our unfunded commitments.
Net Worth of Sponsors
The North American Securities Administrators Association (“NASAA”), in its Omnibus Guidelines Statement of Policy adopted on March 29, 1992 and as amended on May 7, 2007 and from time to time (the “Omnibus Guidelines”), requires that our affiliates and investment adviser, or our Sponsor as defined under the Omnibus Guidelines, have an aggregate financial net worth, exclusive of home, automobiles and home furnishings, of the greater of either $100,000, or 5.0% of the first $20 million of both the gross amount of securities currently being offered in this offering and the gross amount of any originally issued direct participation program securities sold by our affiliates and sponsors within the past 12 months, plus 1.0% of all amounts in excess of the first $20 million. Based on these requirements, our investment adviser and its affiliates, while not liable directly or indirectly for any indebtedness we may incur, have an aggregate financial net worth in excess of those amounts required by the Omnibus Guidelines.
Capital Share Activity
Pursuant to the subscription agreement entered into between us and Crescent, Sun Life Assurance Company of Canada and BK Canada Holdings Inc., (the “Private Placement Agreements”), the affiliates participating in the Private Placement (the “Private Placement Investors”) committed to purchase Class I shares at an initial offering price of $25.00 per share. Private Placement Investors’ subscriptions were initially drawn down at a price of $25.00 per share, and subsequent drawdowns are priced at our current NAV at the time of drawdown. Under the Private Placement Agreements, we intend to call all capital from the Private Placement Investors prior to closing on the sale of any shares pursuant to this Registration Statement. Since our commencement of operations and through June 30, 2023, we called an aggregate of $30.0 million of $150.0 million of committed capital from the Private Placement Investors, and in exchange therefore, we issued approximately 1.2 million Class I shares to three stockholders, including the investment from our sole initial stockholder. We have not offered or sold any of our Class S or Class D Shares.

Share Repurchase Program
Beginning no later than the first full calendar quarter after we hold the first closing in the offering of Common Shares pursuant to this prospectus, and at the discretion of our Board, we intend to commence a share repurchase program in which we intend to repurchase up to 5% of our Common Shares outstanding (either by number of shares or aggregate NAV) in each quarter. Our Board may amend, suspend or terminate the share repurchase program at any time if it deems such action to be in our best interests. For example, in accordance with our directors’ duties to the Fund, our Board may amend, suspend or terminate the share repurchase program during periods of market dislocation where selling assets to fund a repurchase could have a materially negative impact on remaining stockholders. As a result, share repurchases may not be available each quarter, such as when a repurchase offer would place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the Fund that would outweigh the benefit of the repurchase offer. Following any such suspension, the Board will reinstate the share repurchase program when appropriate and subject to our directors’ duties to the Fund. We intend to conduct such repurchase offers in accordance with the requirements of
Rule 13e-4
promulgated under the Exchange Act and the Investment Company Act, with the terms of such tender offer published in a tender offer statement to be sent to all stockholders and filed on Schedule TO. All shares purchased by us pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued shares.
Under our share repurchase program, to the extent we offer to repurchase shares in any particular quarter, we expect to repurchase shares pursuant to tender offers using a purchase price equal to the NAV per share as of the last calendar day of the applicable month designated by our Board, except that the Fund deducts 2.00% from such NAV for shares that have not been outstanding for at least one year, also referred to as the Early Repurchase Deduction. Such share repurchase prices may be lower than the price at which you purchase our Common Shares in this offering. The one-year holding period is measured as of the subscription closing date immediately following the prospective repurchase date. The Early Repurchase Deduction may be waived in the case of repurchase requests arising from the death, divorce or qualified disability of the holder. The Early Repurchase Deduction will be retained by the Fund for the benefit of remaining common stockholders.
Off-Balance
Sheet Arrangements
Other than contractual commitments and other legal contingencies incurred in the normal course of our business, we do not expect to have any off-balance sheet financings or liabilities. Our investment portfolio may contain investments that are in the form of lines of credit or unfunded commitments which require us to provide funding when requested by portfolio companies in accordance with the terms of the underlying agreements. Unfunded commitments to provide funds to portfolio companies are not reflected on our Statements of Assets and Liabilities. These commitments are subject to the same underwriting and ongoing portfolio maintenance as are the on-balance sheet financial instruments that we hold. Since these commitments may expire without being drawn, the total commitment amount does not necessarily represent future cash requirements. As of June 30, 2023 we had aggregate unfunded commitments totaling $0.6 million. See Note 6 to the Fund’s unaudited financial statements for the period from May 5, 2023 (commencement of operations) through June 30, 2023 contained in this registration statement for more information on our commitments.
Recent Developments
On July 3, 2023, BK Canada, an affiliate of Sun Life, purchased 1,796,407 Class I shares for $45.0 million. $45.0 million of BK Canada’s $120.0 million total capital commitment has been called through July 3, 2023.
Quantitative and Qualitative Disclosures About Market Risk
We are subject to financial market risks, including valuation risk, interest rate risk and currency risk.

Valuation Risk
We have invested, and plan to continue to invest, in illiquid debt and equity securities of private companies. These investments will generally not have a readily available market price, and we will value these investments at fair value as determined in good faith by our Adviser, as the Board’s valuation designee, in accordance with our valuation policy. There is no single standard for determining fair value in good faith. As a result, determining fair value requires that judgment be applied to the specific facts and circumstances of each portfolio investment while employing a consistently applied valuation process for the types of investments we make. If we were required to liquidate a portfolio investment in a forced or liquidation sale, we may realize amounts that are different from the amounts presented and such differences could be material. See Note 2 “Summary of Significant Account Policies” to our financial statements for more details on estimates and judgments made by us in connection with the valuation of our investments.
Interest Rate Risk
Interest rate sensitivity refers to the change in earnings that may result from changes in the level of interest rates. We plan to fund a portion of our investments with borrowings and our net investment income will be affected by the difference between the rate at which we invest and the rate at which we borrow. Accordingly, there can be no assurance that a significant change in market interest rates will not have a material adverse effect on our net investment income.
We regularly measure our exposure to interest rate risk. We assess interest rate risk and manage our interest rate exposure on an ongoing basis by comparing our interest rate-sensitive assets to our interest rate-sensitive liabilities. Based on that review, we determine whether or not any hedging transactions are necessary to mitigate exposure to changes in interest rates.
See “Risk Factors—Risks Relating to Our Business and Structure—We are exposed to risks associated with changes in interest rates.”
As of June 30, 2023, 100.0% of the investments at fair value in our portfolio were at variable rates, subject to interest rate floors.
Assuming that our Statement of Assets and Liabilities as of June 30, 2023 were to remain constant and that we took no actions to alter our existing interest rate sensitivity, the following table shows the annualized impact of hypothetical base rate changes in interest rates (considering interest rate floors for floating rate instruments):
($ in millions)

Basis Point Change	Interest Income	Interest Expense	Net Interest Income (1)
Up 100 basis points	$0.3	$—	$0.3
Up 75 basis points	0.2	—	0.2
Up 50 basis points	0.1	—	0.1
Up 25 basis points	0.1	—	0.1
Down 25 basis points	(0.1)	—	(0.1)
Down 50 basis points	(0.1)	—	(0.1)
Down 75 basis points	(0.2)	—	(0.2)
Down 100 basis points	(0.3)	—	(0.3)

(1)	Excludes the impact of income incentive fees. See Note 3 to our financial statements for more information on the income incentive fees.
Although we believe that this analysis is indicative of our existing sensitivity to interest rate changes, it does not adjust for changes in the credit market, credit quality, the size and composition of the assets in our portfolio and other business developments that could affect our net income. Accordingly, we cannot assure you that actual results would not differ materially from the analysis above.

We may in the future hedge against interest rate fluctuations by using hedging instruments such as interest rate swaps, futures, options and forward contracts. While hedging activities may mitigate our exposure to adverse fluctuations in interest rates, certain hedging transactions that we may enter into in the future, such as interest rate swap agreements, may also limit our ability to participate in the benefits of lower interest rates with respect to our portfolio investments.

PORTFOLIO COMPANIES
The following table describes each of the businesses included in our portfolio and reflects data as of June 30, 2023. Percentages shown for class of investment securities held by us represent the percentage of the class owned and do not necessarily represent voting ownership. Percentages shown for equity securities, other than warrants or options, represent the actual percentage of the class of security held before dilution. Percentages shown for warrants and options held represent the percentage of the class of security we may own assuming we exercise our warrants or options before dilution.
Where we have indicated by footnote the amount of undrawn commitments to portfolio companies to fund various revolving and delayed draw senior secured and subordinated loans, such undrawn commitments are presented net of (i) standby letters of credit treated as drawn commitments because they are issued and outstanding, (ii) commitments substantially at our discretion and (iii) commitments that are unavailable due to borrowing base or other covenant restrictions.

PORTFOLIO COMPANIES
As of June 30, 2023
(dollar amounts in thousands)

Country/Security/Company	Investment Type	Interest Term*	Interest Rate	Maturity/ Dissolution Date	Principal Amount, Par Value or Shares**	Cost	Percentage of Net Assets***	Fair Value
Investments (1)(2)(3)
United States
Debt Investments
Capital Goods
AECOM Management Services (Amentum)	Senior Secured First Lien Term Loan	S + 400	9.22%	01/2027	748	733	2.4	739
Fairbanks Morse Defense	Senior Secured First Lien Term Loan	S + 475 (75 Floor)	10.25%	06/2028	374	365	1.2	366
White Cap (7)	Senior Secured First Lien Term Loan	S + 375 (50 Floor)	8.85%	10/2027	1,000	994	3.2	993

					2,122	2,092	6.8	2,098

Commercial and Professional Services
Vaco Holdings (7)	Senior Secured First Lien Term Loan	S + 500 (75 Floor)	10.59%	01/2029	748	684	2.3	684
WCG/WIRB-Copernicus Group, Inc. (7)	Senior Secured First Lien Term Loan	S + 400 (100 Floor)	9.22%	01/2027	748	732	2.4	736

					1,496	1,416	4.7	1,420

Consumer Discretionary Distribution and Retail
1-800 Contacts (CNT Holdings I Corp) (7)	Senior Secured First Lien Term Loan	S + 350 (75 Floor)	8.80%	11/2027	748	743	2.4	746
Bass Pro - Great American Outdoors Group LLC (7)	Senior Secured First Lien Term Loan	L + 375 (75 Floor)	8.94%	03/2028	748	742	2.4	743
Harbor Freight Tools USA, Inc (7)	Senior Secured First Lien Term Loan	S + 275 (50 Floor)	7.97%	10/2027	750	737	2.5	741

					2,246	2,222	7.3	2,230

Consumer Durables and Apparel
Lakeshore Learning (7)	Senior Secured First Lien Term Loan	S + 350 (50 Floor)	8.72%	09/2028	748	742	2.5	744

					748	742	2.5	744

Consumer Services
Golden Nugget Inc (Landry’s) (7)	Senior Secured First Lien Term Loan	S + 400 (50 Floor)	9.10%	01/2029	748	737	2.5	740
Inspire Brands, Inc. (Arby’s & Buffalo Wild Wings) (7)	Senior Secured First Lien Term Loan	S + 300 (75 Floor)	8.20%	12/2027	748	740	2.5	744
J&J Ventures Gaming (7)	Senior Secured First Lien Term Loan	L + 400 (75 Floor)	9.54%	04/2028	748	739	2.5	743

					2,244	2,216	7.5	2,227

Energy
TallGrass Energy (Prairie ECI) (7)	Senior Secured First Lien Term Loan	L + 475	9.94%	03/2026	750	742	2.5	742

					750	742	2.5	742

Financial Services
Blackhawk Network Holdings, Inc. (7)	Senior Secured First Lien Term Loan	S + 300	8.26%	06/2025	748	742	2.5	743

					748	742	2.5	743

Country/Security/Company	Investment Type	Interest Term*	Interest Rate	Maturity/ Dissolution Date	Principal Amount, Par Value or Shares**	Cost	Percentage of Net Assets***	Fair Value
Food, Beverage and Tobacco
Triton Water Holdings, Inc. (7)	Senior Secured First Lien Term Loan	S + 325 (50 Floor)	8.49%	03/2028	748	722	2.4	725

					748	722	2.4	725

Health Care Equipment and Services
Aspen Dental - ADMI Corp (7)	Senior Secured First Lien Term Loan	S + 375 (50 Floor)	8.97%	12/2027	748	696	2.3	701
DuPage Medical Group (Midwest Physician) (7)	Senior Secured First Lien Term Loan	L + 325 (75 Floor)	8.79%	03/2028	748	696	2.3	691
Medical Solutions LLC (7)	Senior Secured First Lien Term Loan	S + 350 (50 Floor)	8.86%	11/2028	748	701	2.3	705
Medline Industries (Mozart Borrower) (7)	Senior Secured First Lien Term Loan	S + 325 (50 Floor)	8.47%	10/2028	748	737	2.5	740

					2,992	2,830	9.4	2,837

Insurance
Sedgwick CMS Holdings, Inc. (7)	Senior Secured First Lien Term Loan	S + 375	8.85%	02/2028	748	743	2.5	745

					748	743	2.5	745

Materials
Novolex - Flex Acquisition Company, Inc. (7)	Senior Secured First Lien Term Loan	S + 425 (50 Floor)	9.45%	04/2029	748	734	2.5	738

					748	734	2.5	738

Media and Entertainment
Authentic Brands Group - ABG (7)	Senior Secured First Lien Term Loan	S + 400	9.35%	12/2028	565	562	1.9	564
Authentic Brands Group - ABG (5)(7)	Delayed Draw Term Loan			12/2028	—	—	—	—
Red Ventures, LLC (7)	Senior Secured First Lien Term Loan	S + 300	8.10%	02/2030	748	743	2.5	744
Yahoo/Verizon Media (7)	Senior Secured First Lien Term Loan	S + 550 (75 Floor)	10.60%	09/2027	740	711	2.4	714

					2,053	2,016	6.8	2,022

Pharmaceuticals, Biotechnology and Life Sciences
Parexel (Phoenix Newco, Inc.) (7)	Senior Secured First Lien Term Loan	S + 325 (50 Floor)	8.47%	11/2028	748	741	2.5	743

					748	741	2.5	743

Real Estate Management and Development
Chamberlain Group (Chariot Buyer) (7)	Senior Secured First Lien Term Loan	S + 325 (50 Floor)	8.45%	11/2028	748	728	2.4	732

					748	728	2.4	732

Software and Services
Asurion, LLC (7)	Senior Secured First Lien Term Loan	S + 425	9.35%	08/2028	748	707	2.4	713
Endure Digital (Endurance Intl)	Senior Secured First Lien Term Loan	L + 350 (75 Floor)	8.79%	02/2028	748	690	2.3	699
Milano Acquisition Corp (Gainwell) (7)	Senior Secured First Lien Term Loan	S + 400 (75 Floor)	9.24%	10/2027	748	732	2.5	738
RealPage, Inc. (7)	Senior Secured First Lien Term Loan	S + 300 (50 Floor)	8.22%	04/2028	748	728	2.4	733
RevSpring, Inc. (7)	Senior Secured First Lien Term Loan	S + 400	9.50%	10/2025	748	717	2.4	721

					3,740	3,574	12.0	3,604

Utilities
Granite Energy LLC (7)	Senior Secured First Lien Term Loan	L + 375 (100 Floor)	8.94%	11/2026	741	730	2.4	731
					741	730	2.4	731

Total Debt Investments United States					23,620	$22,990	76.7%	$23,082

Country/Security/Company	Investment Type	Interest Term *	Interest Rate	Maturity/ Dissolution Date	Principal Amount, Par Value or Shares **	Cost	Percentage of Net Assets ***	Fair Value
New Zealand
Debt Investments
Software & Services
Pushpay USA Inc. (4)(5)(6)	Unitranche First Lien Revolver			05/2029	—	(13)	—	(13)
Pushpay USA Inc. (6)	Unitranche First Lien Term Loan	S + 675 (75 Floor)	11.97%	05/2030	5,571	5,404	17.9	5,404

Total Debt Investments New Zealand					5,571	5,391	17.9	5,391

Total Investments						$28,381	94.6%	$28,473

Cash Equivalents
Dreyfus Government Cash Management Institutional Fund	Cash Equivalents	—	5.00%	—	69,699	69,699	231.6	69,699

Cash Equivalents Total						$69,699	231.6%	$69,699

Investments and Cash Equivalents Total						$98,080	326.2%	$98,172

*
The majority of the investments bear interest at a rate that may be determined by reference to LIBOR (“L”) or SOFR (“S”) and which reset monthly, quarterly, semiannually, or annually. For each, the Company has provided the spread over the reference rate and the current interest rate in effect at the reporting date. The impact of a credit spread adjustment, if applicable, is included within the stated
all-in
interest rate. As of June 30, 2023, the reference rates for the Company’s variable rate loans are represented in the below table. Certain investments are subject to an interest rate floor. For fixed rate loans, a spread above a reference rate is not applicable.

**
The total par amount is presented for debt investments, while the number of shares or units owned is presented for equity investments. Par amount is denominated in U.S. Dollars ($) unless otherwise noted.

***	Percentage is based on net assets of $30,090 as of June 30, 2023.

	Tenor
Reference Rate	Overnight	1 month	3 month	6 Month	12 Month
LIBOR (“L”)	5.06%	5.22%	5.55%	5.76%	6.04%
SOFR (“S”)	—	5.14%	5.27%	5.39%	5.40%

(1)
All positions held are
non-controlled/non-affiliated
investments, unless otherwise noted, as defined by the 1940 Act.
Non-controlled/non-affiliated
investments are investments that are neither controlled nor affiliated.

(2)
All debt investments are income-producing, unless otherwise noted. Equity and member interests are non-income-producing
unless otherwise noted. The Company generally acquires its investments in private transactions exempt from registration under the Securities Act. Its investments are therefore generally subject to certain limitations on resale, and may be deemed to be “restricted securities” under the Securities Act.

(3)	The fair value of the investment was determined using significant unobservable inputs unless otherwise noted, as defined by the 1940 Act. See Note 2 “Summary of Significant Accounting Policies”.
(4)
The negative cost, if applicable, is the result of the capitalized discount or unfunded commitment being greater than the principal amount outstanding on the loan. The negative fair value, if applicable, is the result of the capitalized discount or unfunded commitment on the loan.

(5)
Position or portion thereof is an unfunded loan commitment and no interest is being earned on the unfunded portion. The investment may be subject to an unused/letter of credit facility fee. See Note 6 “Commitments and Contingencies”.

(6)
Investment is not a qualifying investment as defined under section 55 (a) of the Investment Company Act of 1940. Qualifying assets must represent at least 70% of total assets at the time of acquisition. The Company’s percentage of non-qualifying
assets based on fair value was 18.93% as of June 30, 2023.

(7)	This investment is valued using observable inputs and is considered a Level 2 investment per FASB guidance under ASC 820. See Note 5 for further information related to investments at fair value.

INVESTMENT OBJECTIVE AND STRATEGIES
We were formed on November 10, 2022, as a Maryland corporation. We were organized to invest primarily in directly originated assets, including debt securities and related equity investments, made to or issued by U.S. middle-market companies. The Fund’s primary focus is to invest in companies with EBITDA of $35 million to $120 million; however, the Fund may invest in larger or smaller companies. To a lesser extent, we may make investments in syndicated loans and other liquid credit opportunities, including in publicly traded debt instruments, for cash management purposes, while also presenting an opportunity for attractive investment returns.
We have filed an election to be regulated as a BDC under the Investment Company Act. We also intend to elect to be treated as soon as reasonably practical, and intend to qualify annually thereafter, as a RIC under Subchapter M of the Code. As a BDC and a RIC, we will be required to comply with certain regulatory requirements.
Our investment objectives are to maximize the total return to our stockholders in the form of current income and, to a lesser extent, long-term capital appreciation through debt and related equity investments. We seek to meet our investment objectives by:

•	utilizing the experience and expertise of the management team of the investment adviser, along with the broader resources of Crescent, in sourcing, evaluating and structuring transactions,

•
employing an investment approach focused on long-term credit performance and principal protection, generally investing in loans with loan-to-value
metrics and interest coverage ratios that the investment adviser believes provide substantial credit protection, and also seeking favorable financial protections, including, where the investment adviser believes necessary, more restrictive covenants;

•
focusing primarily on loans and securities of middle-market private U.S. borrowers who seek access to financing and who historically relied heavily on bank lending or capital markets. We believe this opportunity set generates favorable pricing and more rigorous structural protections relative to that offered by investments in the broadly syndicated markets. From time to time, we may also invest in loans and debt securities issued by corporate borrowers outside of the middle-market private borrower space to the extent we believe such investments enhance the overall risk/return profile for our common stockholders and help us meet our investment objectives; and

•	maintaining rigorous portfolio monitoring in an attempt to mitigate negative credit events within our portfolio.
Our investment philosophy emphasizes capital preservation through credit selection and risk mitigation. We expect our targeted portfolio to provide downside protection through conservative capital structures with meaningful cash flow and interest coverage, priority in the capital structure and information requirements.
Under normal circumstances, we will invest at least 80% of our total assets (net assets plus borrowings for investment purposes) in private credit investments (loans, bonds and other credit instruments that are issued in private offerings or issued by private companies).
Most of our investments will be in private U.S. companies (we generally have to invest at least 70% of our total assets in “qualifying assets,” including privately-offered loans, equity and debt securities issued by private U.S. companies or certain public companies), but, we also expect to invest to some extent in
non-U.S.
companies, but we do not expect to invest in emerging markets. We believe that our liquid credit investments will help maintain liquidity to satisfy any share repurchases we choose to make in our sole discretion and manage cash before investing subscription proceeds into directly originated loans while also seeking attractive investment returns. We expect these investments to enhance our risk/return profile and serve as a source of liquidity for the Fund.

We invest primarily in directly originated assets, including first lien senior secured and unitranche loans, second lien senior secured loans, subordinated secured and unsecured loans, subordinated debt, which in some cases includes an equity component and preferred component and other types of credit instruments, made to or issued by U.S. middle-market companies. The first and second lien senior secured loans generally have terms of five to eight years. In connection with our first and second lien senior secured loans, we generally receive security interests in certain assets of our portfolio companies that could serve as collateral in support of the repayment of such loans. First and second lien senior secured loans generally have floating interest rates, which may have interest rate floors, and also may provide for some amortization of principal and excess cash flow payments, with the remaining principal balance due at maturity. To a lesser extent, we may make investments in syndicated loans and other liquid credit investment opportunities, including in publicly traded debt instruments, for cash management purposes, while also presenting an opportunity for attractive investment returns. For purposes of our investment strategy, “credit instruments” may include distressed securities, securitized products, notes, bills, debentures, bank loans, convertible and preferred securities, government and municipal obligations. The Fund may also invest in foreign instruments and illiquid and restricted securities. Our portfolio of credit instruments may also include equity interests such as common stock, preferred stock, warrants or options, which generally would be obtained as part of providing a broader financing solution.
Most of the debt investments we invest in are unrated or rated below investment grade, which is often an indication of size, credit worthiness and speculative nature relative to the capacity of the borrower to pay interest and principal. Bonds that are rated below investment grade are sometimes referred to as “high yield bonds” or “junk bonds.” Generally, if our unrated investments were rated, they would be rated below investment grade. Below investment grade securities have predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. They may also be difficult to value and are illiquid.
We may, but are not required to, enter into interest rate, foreign exchange or other derivative agreements to hedge interest rate, currency, credit or other risks, but we do not generally intend to enter into any such derivative agreements for speculative purposes. Any derivative agreements entered into for speculative purposes are not expected to be material to the Fund’s business or results of operations. These hedging activities, which will be in compliance with applicable legal and regulatory requirements, may include the use of futures, options, currency options, forward contracts, interest rate swaps, caps, collars and floors. We will bear the costs incurred in connection with entering into, administering and settling any such derivative contracts. There can be no assurance any hedging strategy we employ will be successful.
We intend to borrow funds to make additional investments. We will use this practice, which is known as “leverage,” to attempt to increase returns to our common stockholders, but it involves significant risks. A BDC generally will be permitted, under specified conditions, to issue multiple classes of indebtedness and one class of stock senior to its common stock if its asset coverage, as defined in the Investment Company Act, would at least be equal to 200% immediately after each such issuance. Additionally, certain provisions of the Investment Company Act allow a BDC to increase the maximum amount of leverage it may incur by reducing the asset coverage ratio of 200% to an asset coverage ratio of 150% if certain requirements are met. The reduced asset coverage requirement permits a BDC to borrow up to two dollars for every dollar it has in assets less all liabilities and indebtedness not represented by senior securities issued by it. We may also use leverage in the form of the issuance of preferred shares, but do not currently intend to. Crescent, as our sole initial stockholder, has approved a proposal that allows us to reduce our asset coverage ratio to 150%. The amount of leverage that we employ at any particular time will depend on our investment adviser’s and our Board’s assessments of market and other factors at the time of any proposed borrowing. See “Risk Factors—Risks Relating to Our Business and Structure—Our strategy involves a high degree of leverage. We intend to continue to finance our investments with borrowed money, which will magnify the potential for gain or loss on amounts invested and increases the risk of investing in us. The risks of investment in a highly leveraged fund include volatility and possible distribution restrictions” and “Regulation—Indebtedness and Senior Securities.”
We currently intend to pay regular monthly distributions commencing with the first full calendar month after we hold the first closing in the offering of Common Shares pursuant to this prospectus. However, any distributions we make will be at the sole discretion of our Board, which will consider factors such as our earnings, cash flow, capital needs and general financial condition and the requirements of Maryland law. As a result, our distribution rates and payment frequency may vary from time to time.
Our investments are subject to a number of risks. See “Risk Factors.”
Our Investment Adviser and Our Administrator
The Fund’s investment activities are managed by Crescent Cap NT Advisors, LLC, an affiliate of Crescent and an investment adviser registered with the SEC under the Investment Advisers Act of 1940 (the “Advisers Act”). Our investment adviser is responsible for originating prospective investments, conducting research and due diligence investigations on potential investments, analyzing investment opportunities, negotiating and structuring our investments and monitoring our investments and portfolio companies on an ongoing basis. Our administrator, CCAP Administration LLC, an affiliate of Crescent, provides certain administrative and other services necessary for us to operate. Our administrator, CCAP Administration LLC, has served as the administrator of CCAP, a publicly-traded BDC affiliated with the Fund, since 2015.
Crescent is a global credit investment manager with over $40 billion of assets under management. Crescent Capital Corporation, a predecessor to the business of Crescent, was formed in 1991 by Mark Attanasio and Jean-Marc Chapus as an asset management firm specializing in below-investment grade debt securities. With its headquarters in Los Angeles, Crescent has over 200 employees based in five offices in the U.S. and Europe. Messrs. Attanasio and Chapus head Crescent’s management committee, which oversees all of Crescent’s operations. On January 5, 2021, Sun Life Financial Inc. (together with its subsidiaries and joint ventures, “Sun Life”) acquired a majority interest in Crescent (the “Sun Life Transaction”). There were no changes to our investment objectives, strategies and process or to the Crescent team responsible for the investment operations as a result of the Sun Life Transaction.
Our objective is to bring Crescent’s leading credit investment platform to the non-exchange
traded BDC industry.
Market Opportunity
We believe that current and future market conditions will present attractive opportunities for us to invest in liquid and illiquid credit. We believe the below investment grade fixed income universe is inherently less efficient and less well serviced than other parts of the capital markets, ratings are less predictive of risk, the number of participants is limited, and the companies issuing debt require a more deliberate and focused investment underwriting. Private credit as an asset class has grown considerably since the global financial crisis of 2008. We expect this growth to continue and, along with the factors outlined below, to provide a robust backdrop to what Crescent believes will be a significant number of attractive investment opportunities aligned to our investment strategy.
Attractive Opportunities in Senior Secured Loans.
We believe that opportunities in senior secured loans are significant because of the strong defensive characteristics of this asset class. While there is inherent risk in investing in any securities, senior secured loans benefit from their priority position, typically sitting as the most senior obligation in an issuer’s or borrower’s capital structure. Senior secured loans generally consist of floating rate cash interest payments that Crescent believes can be an attractive return attribute in a rising interest rate environment. In addition to a current income component, senior secured loans typically include original issue discount, closing payments, commitment fees, SOFR (or other benchmark interest rate) floors, call protection, and/or prepayment penalties and related fees that are additive components of total return. The seniority and security of a senior secured loan, coupled with the privately negotiated nature of direct lending, are helpful mitigants in reducing downside risk. Further, these investments are secured by the issuer’s or borrower’s assets, and often have restrictive covenants for the purpose of additional principal protection and ensuring repayment before junior creditors. These attributes have contributed to the comparatively strong record of recovery after a default, as senior secured loans have historically demonstrated a higher recovery rate than unsecured parts of an issuer’s capital structure.
Large and Growing Target Market.
According to the NCMM, there were nearly 200,000 middle market companies in the United States with annual revenues between $10 million and $1 billion as of December 31, 2022. This market, which employs approximately 48 million people and represents one-third
of private sector GDP in the United States, has generated a significant number of investment opportunities for investment vehicles advised by Crescent and its affiliates over the past three decades, and we believe that this market segment will continue to produce significant investment opportunities for us.
Consistent, Strong Leveraged Buyout Volumes Driving Demand.
Leveraged buyout transaction volume in the United States has experienced significant growth over the past decade:

Source: LCD, a part of PitchBook.
We believe that the private equity markets will remain active, in part due to the significant amount of uninvested capital available to private equity funds. According to Preqin, as of August 2023, private equity funds globally had over $1 trillion of capital available for new investments. This large pool of private equity capital will be used for future investments, which will require debt financing. The potential for a significant amount of private equity investment activity comes at a time when Crescent believes that the supply of private debt fund capital, while growing, is relatively limited. The amount of private debt fund capital available globally as of August 2023 was approximately $287 billion, representing just over 25% of the available private equity capital, as illustrated in the chart below.

Source: Preqin.
Increasing activity in the leveraged buyout market suggests greater demand for various forms of private, direct debt solutions. Moody’s Investors Services estimates the private credit market to reach at least $2.0 trillion by 2027. We believe that the current levels of private equity activity present attractive investment opportunities for middle-market lenders with dedicated pools of committed capital to deploy, and Crescent’s ability to compete for these opportunities on the basis of size, certainty of execution and deep relationships with hundreds of private equity sponsors, affords us advantages.
Sponsor-Backed Middle Market Companies Attracted to Private Credit Solutions.
Private equity firms continue to allocate an increasing share of their financings to direct lenders over the syndicated debt markets. As private credit has grown in size, the ability to commit to and hold larger debt tranches has led to market share gains. One driver of the market share gains is due to the fact that private credit typically provides for greater certainty of execution, particularly in periods of market volatility, relative to the syndicated credit markets, with one or more private credit lenders committing to an entire tranche and / or capital structure, significantly reducing the market risk typically associated with a broadly syndicated deal.

Source: S&P Capital IQ, LCD, Refinitiv.
Competitive Strengths
We believe that we have the following competitive advantages over other capital providers:

•
The Crescent Platform.
Since 1991, Crescent has been focused on and is a leading investor and credit manager in the below-investment grade credit markets. Crescent’s experience and performance across its investment strategies has earned the Firm recognition and a reputation as a leading, reliable and creative provider of below-investment grade secured and unsecured debt capital solutions. We believe that the breadth of Crescent’s over $40 billion platform, including over $31 billion of private credit assets, is a distinct strength when sourcing proprietary investment opportunities, providing access to an extensive network of relationships and insights into industry trends and the state of the capital markets. The Fund’s affiliation with Crescent provides a distinct competitive advantage across the credit spectrum through Crescent’s market presence, scale, origination capabilities and experience investing in private credit. Crescent’s private credit strategies have collectively invested over $36 billion across more than 560 transactions since inception, with a primary focus on partnering with private equity firms on new opportunities. Over its history, Crescent’s Private Credit Team has:

•	Reviewed over 17,000 transactions

•	Originated opportunities from over 1,200 unique private equity firms

•	Closed one or more debt financings with over 260 unique private equity firms
Crescent also leverages market information, company knowledge and industry insight to enhance its ability to select liquid and illiquid credit assets for the Fund. Crescent’s professionals maintain extensive financial sponsor and intermediary relationships, which provide valuable insight and access to transactions and information.

•
Scale and Tenure in the Credit Markets.
As a large institution exclusively focused on below investment grade credit, Crescent has closed one or more deals with over 260 private equity firms. We believe Crescent is known as a reliable counterparty with valuable and focused expertise, which provides Crescent with access to investment opportunities not broadly available to other market participants. Crescent is also one of the largest U.S. direct lenders and liquid credit managers, which makes it a desirable and flexible capital provider, especially in competitive markets. We believe Crescent’s scale and experience enables it to identify attractive investment opportunities throughout economic cycles and across a company’s capital structure so we can make investments consistent with our stated investment objectives. Given its focus on capital preservation, Crescent has been entrusted with third party capital to invest across the below investment grade corporate credit landscape for over three decades and across numerous market cycles:

•
Seasoned and Integrated Investment Team.
We believe the depth of the experience of Crescent’s senior management team, together with the wider resources of Crescent’s team of investment professionals, which is dedicated to identifying, originating, investing in and managing a portfolio of credit investments, is one of Crescent’s key strengths when sourcing and analyzing investment opportunities. Within Crescent, there are 110 dedicated investment professionals, including the 80+ person Private Credit Team. Senior investment professionals on the Private Credit Team average over 20 years of relevant industry experience and over 10 years at Crescent.

•
Established, Research-Focused Investment Process.
With over three decades of experience of investing in below investment grade credit, Crescent has developed an extensive investment review process, seeking to achieve attractive risk adjusted returns while minimizing losses. Crescent’s investment approach seeks to combine a rigorous analysis of macroeconomic and market factors with a deep understanding of individual companies and their respective industries, management and prospects. We believe Crescent’s disciplined investment approach is distinguished by the following:

•
Credit-Focused Due Diligence.
Crescent’s investment process and the depth and experience of its investment team allow it to conduct thorough due diligence necessary to identify and appropriately evaluate risks and opportunities. Crescent’s disciplined approach is focused on identifying sustainable businesses with leading and defensible market positions, strong, and properly incentivized management teams, solid liquidity and free cash flow generation, and appropriate capital structures. Evaluation of investment opportunities begins with fundamental credit-focused company and industry research and, in Crescent’s private fund strategies, culminates in a formal review by the respective investment committees.

•
Ability to Structure Investments Creatively.
Crescent has extensive experience investing across the capital structure of portfolio companies. The resulting investments include secured and unsecured debt, including senior notes, subordinated debt and related equity securities. Furthermore, we believe that Crescent can structure attractively priced debt investments which allow for the incorporation of other return-enhancing mechanisms such as commitment fees, original issue discounts, early redemption premiums, PIK interest or some form of equity securities.

•
Active Portfolio Monitoring.
Crescent actively monitors the credit profile of portfolio investments, with the aim of proactively identifying sector and operational issues and carefully managing risks. Crescent regularly receives monthly and/or quarterly financial and operating reporting metrics from its portfolio companies as well as typically engages in direct dialogue with the management team and private equity sponsor.

•
Long-Term Investment Horizon.
Our long-term investment horizon gives us great flexibility, which we believe allows us to maximize returns on our investments. Unlike most private equity and venture capital funds, as well as many private debt funds, we will not be required to return capital to our common stockholders once we exit a portfolio investment. We believe that freedom from such capital return requirements, which allows us to invest using a long-term lens, provides us with an attractive opportunity to increase total returns on invested capital.

•
Track Record of Strong Capital Preservation.
Capital preservation is a
core component of Crescent’s investment philosophy. In addition to its focus on sustainable businesses, Crescent employs a highly selective and rigorous diligence and investment evaluation process focused on identification of potential risks. Crescent believes tight credit structuring is a fundamental part of the risk and recovery calculus, as the illiquidity in private credit means that secondary market liquidity is not a reliable risk mitigant. This philosophy has translated into what we believe to be one of the strongest track records in the private credit space. Since inception, Crescent’s Credit Solutions (1992) (formerly known as “Mezzanine”), CCAP (2015), Direct Lending (2005) and European Specialty Lending strategies (2014) (collectively, “Crescent Private Credit”) have experienced historical net loss ratios of less than 20 basis points, 12 basis points, 5 basis points and 0 basis points, respectively.

•
Breadth of Middle Market Coverage.
Crescent Private Credit strategies collectively cover lower-, middle- and upper-middle market companies. The Fund’s primary focus is to invest in companies with EBITDA of $35 million to $120 million; however, the Fund may invest in larger or smaller companies. We believe Crescent has the flexibility to opportunistically make investments across a wide spectrum of debt opportunities given its dedicated strategies focused on the middle-market. We believe this target market has been underserved by banks, which have withdrawn from the middle- and upper-middle markets, as well as many direct lending institutions, who do not have the scale or resources needed to service the requirements of these borrowers.

The Board
Overall responsibility for the Fund’s oversight rests with the Board. We have entered into our Investment Advisory and Management Agreement with our investment adviser, pursuant to which our investment adviser will manage the Fund on a
day-to-day
basis. The Board is responsible for overseeing our investment adviser and other service providers in our operations in accordance with the provisions of the Investment Company Act, the Fund’s charter and bylaws and applicable provisions of state and other laws. Our investment adviser keeps the Board well informed as to our investment adviser’s activities on our behalf and our investment operations and provide the Board information with additional information as the Board may, from time to time, request. The Board is currently composed of five members, three of whom are directors who are not “interested persons” of the Fund or our investment adviser as defined in the Investment Company Act.
Investment Selection
Crescent’s investment philosophy was developed over 30 years ago and has remained consistent and relevant throughout a number of economic cycles. We are managed using a similar investment philosophy used by the investment professionals of Crescent in respect of its other investment funds.
This investment philosophy involves, among other things:

•	an assessment of the overall macroeconomic environment and financial markets and how such assessment may impact industry and asset selection;

•	company-specific research and analysis; and

•	with respect to each individual company, an emphasis on capital preservation, low volatility and minimization of downside risk.
The foundation of Crescent’s investment philosophy is intensive credit investment analysis, a portfolio management discipline based on both market technicals and fundamental value-oriented research, and a diversification strategy. Crescent also recognizes the importance of considering ESG factors in the investment-decision making process in accordance with its ESG policy. We follow a rigorous investment process based on:

•	a comprehensive analysis of issuer creditworthiness, including a quantitative and qualitative assessment of the issuer’s business;

•
an evaluation of a company’s market position, brand awareness, operational excellence, barriers to entry, such as high start-up costs or other obstacles that prevent new competitors from easily entering the portfolio company’s industry or area of business, and management team; and

•	an in-depth examination of capital structure, financial results and projections.
We seek to identify those companies exhibiting superior fundamental risk-reward profiles and strong defensible business franchises while focusing on the relative value of the investment across the industry as well as for the specific company.
Investment Process Overview
Sourcing Investment Opportunities
Crescent’s investment strategy is to focus on generating the widest universe of deal flow and to apply a consistent and rigorous approach to investment due diligence in order to select what it considers to be the most appealing opportunities. The investment adviser will seek to generate investment opportunities primarily through direct origination channels, as well as through syndicated and club deals.
For illiquid credit, Crescent employs a multi-channel approach to direct origination, which includes relationships with financial sponsors, management teams, lawyers, accountants, intermediaries and mergers and acquisitions advisors. Crescent has reviewed, on average during the last five years, over 1,600 distinct U.S. direct lending transaction opportunities annually, with a closing ratio of less than 3% of transactions reviewed.

For liquid credit, Crescent screens for attractive opportunities in the primary and secondary investment universe of nearly 1,200 bank loan and over 900 high yield issuers. Due to the scale and relationships of Crescent, it sees substantially all new issues in the bank loan and high yield bond markets. As such, the investment team members have familiarity with the universe of issuers which facilitates both primary and secondary idea generation.
Investment Decision Process
Through its affiliation with Crescent, the investment adviser has access to origination capabilities and research resources, experienced investment professionals, internal information systems and a credit analysis framework and investment process. Over the years, Crescent has designed its investment process to seek investments which it believes have the most attractive risk/reward characteristics. The process involves multiple levels of review and is coordinated in an effort to identify risks in potential investments. Our investment adviser applies Crescent’s expertise to screen our investment opportunities as described below. Depending on the type of investment and the borrower, our investment adviser may apply all or some of these levels of review, in its discretion. Based upon a favorable outcome of the diligence process described below, our investment adviser’s investment committee will make a final decision on such investment and such investment will only be funded after approval by the investment adviser’s investment committee.
Private Credit Originations
: New private credit investment opportunities are initially reviewed by a Crescent senior investment professional to determine whether additional consideration is warranted. Factors influencing this decision include fundamental business considerations, including borrower industry, borrower financial leverage and cash flows and quality of management as well as private equity sponsor involvement (if any). In the event of an initial positive review, potential investments are further reviewed with senior and junior investment professionals. If the team agrees on the fundamental attractiveness of the investment, the review phase proceeds with preliminary due diligence and financial analyses. At this point, Crescent utilizes its credit analysis methodology to outline credit and operating statistics and identify key business characteristics and risks through available diligence materials in addition to dialogue with company management and the proposed private equity sponsor (if any). Following this analysis, Crescent considers an initial structure and pricing proposal for the investment and preliminarily informs the broader investment team of such proposal.
After satisfactory preliminary analysis and review, further due diligence continues, including completion of credit analysis, on-site
due diligence (if deemed necessary), visits and meetings with management, and could include consultation with third-party experts. The credit analysis is a detailed, bottom-up
analysis on the proposed portfolio company that generally includes an assessment of its industry, market, competition, products, services, management and the equity sponsor or owner. Detailed financial analysis is also performed at this stage with a focus on historical financial results. Projected financial information developed by the proposed portfolio company is analyzed and sensitized based upon the portfolio company’s historical results and assessment of the portfolio company’s future prospects. The sensitivity analysis highlights the variability of revenues and earnings, “worst case” debt service coverage and available sources of liquidity. As part of the overall evaluation, comparisons are made to similar companies to help assess a portfolio company’s asset and enterprise value coverage of debt, interest servicing capacity and competitive strength within its industry and market. Additionally during this stage, Crescent typically works with the management of the proposed portfolio company and its other capital providers to develop the structure of an investment, including negotiating among these parties on how the investment is expected to perform relative to the other forms of capital in its capital structure.
Syndicated Investments:
 For syndicated investments, Crescent seeks to pursue an investment process based upon evaluation of the credit fundamentals of issuers. The foundation of this process is the
“bottom-up”
credit research process that Crescent employs across multiple strategies. In selecting investments, Crescent’s investment professionals perform comprehensive analysis of credit worthiness, including an assessment of the business, an evaluation of management, an analysis of business strategy and industry trends, an examination of financial results and projections and a review of the security’s proposed terms. Credit research is a critical component of the investment process. In selecting investments, Crescent’s respective portfolio management teams analyze opportunities with an emphasis on principal preservation (i.e., an issuer’s ability to service its debt and maintain cash flow).
Investment Funding
Upon completion of the investment decision process described above, the investment team working on an investment delivers a memorandum to the investment adviser’s investment committee. Once an investment has been approved by the investment committee, the investment adviser moves through a series of steps with the respective investment team towards negotiation of final documentation.
Investments
Directly Originated
For our directly originated investments, we primarily invest in portfolio companies in the form of first lien senior secured loans (including “unitranche” loans which are loans that combine both senior and subordinated debt, generally in a first lien position), second lien senior secured loans, subordinated debt and preferred and common equity. The first and second lien senior secured loans generally have terms of five to eight years. In connection with our first and second lien senior secured loans, we generally receive security interests in certain assets of our portfolio companies that could serve as collateral in support of the repayment of such loans. First and second lien senior secured loans generally have floating interest rates, which may have interest rate floors, and also may provide for some amortization of principal and excess cash flow payments, with the remaining principal balance due at maturity.
We structure our subordinated debt investments primarily as unsecured subordinated loans or bonds that provide for relatively higher fixed interest rates. The subordinated debt investments generally have terms of up to 10 years. These loans or bonds typically have interest-only payments, with amortization of principal, if any, deferred to the later years of the subordinated debt investment. In some cases, we may enter into loans or bonds that, by their terms, convert into equity or additional debt or defer payments of interest (or at least cash interest) for the first few years after our investment. Also, in some cases our subordinated debt will be secured by a subordinated lien on some or all of the assets of the borrower.
In some cases, our debt and preferred equity investments may provide for a portion of the interest or dividends payable to be PIK. To the extent interest or dividends are PIK, they will be payable through the increase of the principal amount of the loan or preferred equity by the amount of interest or dividend due on the then-outstanding aggregate principal amount of such loan or preferred equity and is generally collected upon repayment of the outstanding principal or redemption of the equity, as applicable.
In the case of our first and second lien senior secured loans, subordinated debt and preferred and common equity investments, we tailor the terms of the investment to the facts and circumstances of the transaction and the prospective portfolio company, negotiating a structure that aims to protect our rights and manage our risk while creating incentives for the portfolio company to achieve its business plan and improve its profitability. For example, in addition to generally seeking a senior position in the capital structure of our portfolio companies, we seek, where appropriate, to limit the downside potential of our investments by:

•	targeting a total return on our investments (including from both interest and potential equity appreciation) that compensates us for credit risk;

•	incorporating call protection and interest rate floors for floating rate loans, into the investment structure; and

•
negotiating covenants in connection with our investments that afford our portfolio companies as much flexibility in managing their businesses as possible, consistent with preservation of our capital. Such restrictions may include affirmative and negative covenants, default penalties, lien protection, change of control provisions and board rights, including either observation or participation rights.
Our subordinated debt investments may include equity features, such as warrants or options to buy a minority interest in the portfolio company. Warrants we receive with our debt investments may require only a nominal cost to exercise, and thus, as a portfolio company appreciates in value, we may achieve additional investment return from this equity interest. We may structure the warrants to provide provisions protecting our rights as a minority-interest holder, as well as puts, or rights to sell such securities back to the portfolio company, upon the occurrence of specified events. In many cases, we also obtain registration rights in connection with these equity interests, which may include demand and “piggyback” registration rights.
We believe that our focus on generating proprietary deal flow and lead investing gives us greater control over the capital structures and investment terms described above and enables us to actively manage our investments. Moreover, by leading the investment process, we are often able to secure controlling positions in loan tranches, thereby providing additional control in investment outcomes.
Syndicated Corporate Loans
Senior secured corporate loans (“Syndicated Loans”) generally benefit from liens on collateral, are rated below-investment grade and typically pay interest at rates that are determined periodically on the basis of a floating base lending rate, primarily SOFR, plus a spread. Syndicated Loans are typically made to U.S. and, to a lesser extent,
non-U.S.
corporations, partnerships, limited liability companies and other business entities (together with issuers of Corporate Bonds (as defined below)) and other debt securities, (“Borrowers”) which operate in various industries and geographical regions. Borrowers may obtain Syndicated Loans, among other reasons, to refinance existing debt, engage in acquisitions, pay dividends, recapitalize, complete leveraged buyouts and for general corporate purposes. Syndicated Loans rated below investment grade are sometimes referred to as “leveraged loans.” There is a risk that the issuers of Syndicated Loans may not be able to meet their obligations on interest or principal payments at the time called for by an instrument. We may invest in Syndicated Loans through assignments of or, to a lesser extent, participations in Syndicated Loans. We may also utilize various types of derivative instruments for the purpose of gaining additional exposure to Syndicated Loans.
Corporate Bonds
An issuer of high-yield corporate bonds (“Corporate Bonds”) typically pays the investor a fixed rate of interest and must repay the amount borrowed on or before maturity. The investment return of Corporate Bonds reflects interest on the security and changes in the market value of the security. The market value of a Corporate Bond generally may be expected to rise and fall inversely with interest rates. The value of intermediate- and longer-term Corporate Bonds normally fluctuates more in response to changes in interest rates than does the value of shorter-term Corporate Bonds. The market value of a Corporate Bond also may be affected by investors’ perceptions of the creditworthiness of the issuer, the issuer’s performance and perceptions of the issuer in the marketplace. There is a risk that the issuers of Corporate Bonds may not be able to meet their obligations on interest or principal payments at the time called for by an instrument. We may also utilize various types of derivative instruments, including swaps, for the purpose of gaining additional exposure to Corporate Bonds. Bonds that are rated below investment grade are sometimes referred to as “high yield bonds” or “junk bonds.”
Structured Credit
We may also invest in asset-backed opportunities across broad sectors such as consumer and commercial specialty finance and corporate credit. We will target investment opportunities that may include (i) debt and equity investments in U.S.-dollar-denominated CLOs that are primarily backed by corporate leveraged loans issued to primarily U.S. obligors, as well as Euro-denominated CLOs that are backed primarily by corporate leveraged loans issued to primarily European obligors; (ii) financings secured by pools of consumer loans, commercial loans or real estate assets; and (iii) the outright purchase of pools of consumer loans, commercial loans or real estate assets. The investments in the “equity” of structured credit products (including CLOs) refers to the junior-most or residual debt tranche of such structured credit products (i.e., the tranche whose rights to payment are not senior to any other tranche, which does not typically receive a credit rating and is typically not secured (and is also typically referred to as subordinated notes, income notes, preferred shares or preferred securities, or, more generally, as “equity”)). The CLO equity tranches (or other similar junior tranches) and privately issued asset-backed securities in which we invest may be highly leveraged, which magnifies the risk of loss on such investments.
Stressed Investments
We may invest in Syndicated Loans and Corporate Bonds and other obligations of companies, referred to herein as “Stressed Issuers,” that may be in some level of financial or business distress, including companies involved in, or that have recently completed, bankruptcy or other reorganization and liquidation proceedings. These investments may include (i) corporate debt instruments relating to stressed and distressed industries or issuers; (ii) rescue-capital opportunities; (iii) public and private stock issued in connection with restructurings and reorganizations or otherwise (“post-reorganization securities”); and (iv) other opportunistic investments resulting from periods of market dislocation. There is a risk that Stressed Issuers may not be able to meet their obligations on interest or principal payments at the time called for by an instrument.
Acquisition Opportunities
We believe that there may be opportunity for further consolidation in our industry. From time to time, we may evaluate potential strategic opportunities, including acquisitions of asset portfolios, other private and public finance companies, business development companies and asset managers and selected secondary market assets among others.
On-Going
Relationships with and Monitoring of Portfolio Companies
The investment adviser monitors our portfolio companies on an ongoing basis. The investment adviser monitors the financial trends of each portfolio company to determine if it is meeting its business plans and to assess the appropriate course of action for each company. The investment adviser has a number of methods of evaluating and monitoring the performance and fair value of our investments, which may include the following:

•	assessment of success of the portfolio company in adhering to its business plan and compliance with covenants;

•	review of monthly and quarterly financial statements and financial projections for portfolio companies;

•	contact with portfolio company management and, if appropriate, the financial or strategic sponsor, to discuss financial position, requirements and accomplishments;

•	comparisons to other companies in the industry; and

•	attendance and participation in board meetings.
As part of the monitoring process, our investment adviser regularly assesses the risk profile of each of our investments and, on a quarterly basis, grades each investment on a risk scale of 1 to 5. Risk assessment is not standardized in our industry and our risk assessment may not be comparable to ones used by our competitors. Our assessment is based on the following categories:

1.
Involves the least amount of risk relative to cost or amortized cost. Investment performance is above expectations since origination or acquisition. Trends and risk factors are generally favorable, which may include financial performance or a potential exit.

2.
Involves a level of risk that is similar to the risk at the time of origination or acquisition. The investment is generally performing as expected, and the risks around our ability to ultimately recoup the cost of the investment are neutral to favorable relative to the time of origination or acquisition. New investments are generally assigned a rating of 2 at origination or acquisition.

3.
Indicates an investment performing below expectations where the risks around our ability to ultimately recoup the cost of the investment have increased since origination or acquisition. For debt investments, borrowers are more likely than not in compliance with debt covenants and loan payments are generally not past due. An investment rating of 3 requires closer monitoring.

4.
Indicates an investment performing materially below expectations where the risks around our ability to ultimately recoup the cost of the investment have increased materially since origination or acquisition. For debt investments, borrowers may be out of compliance with debt covenants and loan payments may be past due (but generally not more than 180 days past due).
Non-accrual
status is strongly considered for debt investments rated 4.

5.
Indicates an investment performing substantially below expectations where the risks around our ability to ultimately recoup the cost of the investment have substantially increased since origination or acquisition. We do not expect to recover our initial cost basis from investments rated 5. Debt investments with an investment rating of 5 are generally in payment and/or covenant default and are on non-accrual
status.

Managerial Assistance
As a BDC, we must offer, and must provide upon request, significant managerial assistance to certain of our portfolio companies. This assistance could involve, among other things, monitoring the operations of our portfolio companies, participating in board and management meetings, consulting with and advising officers of portfolio companies and providing other organizational and financial guidance. CCAP Administration LLC or Crescent Cap NT Advisors, LLC may provide all or a portion of this assistance, the costs of which will be reimbursed by us. We may receive fees for these services.
Exit
In addition to payments of principal and interest, we expect the primary methods for the strategy to realize returns on its investments include refinancings, sales of portfolio companies, and in some cases initial public offerings and secondary offerings. While many debt securities in which we will invest have stated maturities up to ten years, virtually all are redeemed or sold prior to maturity. These securities may have call protection that requires an issuer to pay a premium if it redeems in the early years of an investment. However, there is no assurance that our investments will achieve realization events as a result of refinancings, sales of portfolio companies or public offerings and these realization events will become more unlikely when conditions in the loan and capital markets have deteriorated.
Crescent’s team of investment professionals regularly review investments and related market conditions in order to determine if an opportunity exists to realize returns on a particular investment. We believe the ability to utilize the entire resources of Crescent, including the public market traders and research analysts, allows our investment adviser to gain access to current market information where the opportunity may exist to sell positions into the market at attractive prices.
Allocation of Investment Opportunities
General
Crescent, including our investment adviser, provides or may provide investment management services to other BDCs, registered investment companies, investment funds, client accounts and proprietary accounts that Crescent may establish.

Crescent and our investment adviser have adopted an investment allocation policy designed to ensure that all investment opportunities are, to the extent practicable and in accordance with the Advisers Act, allocated among its clients on a basis that over a period of time is fair and equitable to each client relative to other clients as well as a co-investment
policy designed to ensure fair allocation of
co-investment
opportunities amongst its clients. Subject to the Advisers Act and as further set forth in this prospectus, certain other clients may receive certain priority or other allocation rights with respect to certain investments, subject to various conditions set forth in such other clients’ respective governing agreements and the requirements of our
Co-Investment
Exemptive Order.
In addition, as a BDC regulated under the Investment Company Act, the Fund is subject to certain limitations relating to co-investments
and joint transactions with affiliates, which likely in certain circumstances limit the Fund’s ability to make investments or enter into other transactions alongside other clients.
Co-Investment
Relief
Our investment adviser has received the
Co-Investment
Exemptive Order from the SEC that permits us and other BDCs and registered closed-end
management investment companies managed by Crescent to
co-invest
in portfolio companies with each other and with affiliated investment funds.
Co-investments
made under the
Co-Investment
Exemptive Order are subject to compliance with certain conditions and other requirements, which could limit our ability to participate in a co-investment
transaction. We may also otherwise
co-invest
with funds managed by Crescent or any of its downstream affiliates, subject to compliance with existing regulatory guidance, applicable regulations and our allocation procedures. There can be no guarantee that the
Co-Investment
Exemptive Order will be further extended.
Competition
Our primary competitors include public and private funds, commercial and investment banks, commercial finance companies, other BDCs and private equity funds, each of which we compete with for financing opportunities. Some of our competitors are substantially larger and have considerably greater financial and marketing resources than we do. For example, some competitors may have access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider more investments and establish more relationships than we do. Furthermore, many of our competitors are not subject to the regulatory restrictions that the Investment Company Act imposes on us as a BDC. For more information concerning the competitive risks we face, see “Risk Factors—Risks Relating to Our Business and Structure—We operate in an increasingly competitive market for investment opportunities, which could make it difficult for us to identify and make investments that are consistent with our investment objectives.”
We believe that the relationships of the members of our investment adviser’s investment committee and of the investment professionals of Crescent enable us to learn about, and compete effectively for, financing opportunities with attractive middle-market companies in the industries in which we seek to invest. We believe that Crescent’s professionals’ deep and long-standing direct sponsor relationships and the resulting proprietary transaction opportunities that these relationships often present, provide valuable insight and access to transactions and information. We use the industry information of Crescent’s investment professionals to which we have access to assess investment risks and determine appropriate pricing for our investments in portfolio companies.
Non-Exchange
Traded, Perpetual-Life BDC
The Fund is a
non-exchange
traded BDC, meaning its shares are not listed for trading on a stock exchange or other securities market and a perpetual-life BDC, meaning it is an investment vehicle of indefinite duration, whose common shares are intended to be sold by the BDC monthly on a continuous basis at a price generally equal to the BDC’s monthly NAV per share. In our perpetual-life structure, we may offer investors an opportunity to have us repurchase their shares on a quarterly basis, but we are not obligated to offer to repurchase any in any particular quarter at our discretion. We believe that our perpetual nature enables us to execute a patient and opportunistic strategy and be able to invest across different market environments. This may reduce the risk of the Fund being a forced seller of assets in market downturns compared to non-perpetual
funds. While we may consider a liquidity event at any time in the future, we currently do not intend to undertake a liquidity event, and we are not obligated by our charter or otherwise to effect a liquidity event at any time.
Emerging Growth Company
We are an “emerging growth company,” as defined by the JOBS Act. As an emerging growth company, we are eligible to take advantage of certain exemptions from various reporting and disclosure requirements that are applicable to public companies that are not emerging growth companies. For so long as we remain an emerging growth company, we will not be required to have an auditor attestation report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act.
In addition, the JOBS Act provides that an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards that have different effective dates for public and private companies. This means that an emerging growth company can delay adopting certain accounting standards until such standards are otherwise applicable to private companies.
We will remain an emerging growth company for up to five years, or until the earliest of: (1) the last date of the fiscal year during which we had total annual gross revenues of $1 billion or more; (2) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible
debt; or (3) the date on which we are deemed to be a “large accelerated filer” as defined under
Rule 12b-2
under the Exchange Act.
We do not believe that being an emerging growth company will have a significant impact on our business or this offering. As stated above, we have elected to opt in to the extended transition period for complying with new or revised accounting standards available to emerging growth companies. Also, because we are not a large accelerated filer or an accelerated filer under
Section 12b-2
of the Exchange Act, and will not be for so long as our Common Shares are not traded on a securities exchange, we will not be subject to auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act even once we are no longer an emerging growth company. In addition, so long as we are externally managed by our investment adviser and we do not directly compensate our executive officers, or reimburse our investment adviser or its affiliates for the salaries, bonuses, benefits and severance payments for persons who also serve as one of our executive officers or as an executive officer of our investment adviser, we do not expect to include disclosures relating to executive compensation in our periodic reports or proxy statements and, as a result, do not expect to be required to seek stockholder approval of executive compensation and golden parachute compensation arrangements pursuant to Section 14A(a) and (b) of the Exchange Act.
Staffing
We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees or affiliates of our investment adviser, Crescent Cap NT Advisors, LLC, and our administrator, CCAP Administration LLC, each of which is an affiliate of Crescent, pursuant to the terms of our Investment Advisory and Management Agreement and our Administration Agreement, respectively, each as described below. Each of our executive officers is an employee or affiliate of our investment adviser or our administrator. We reimburse both our investment adviser and our administrator for a certain portion of expenses incurred in connection with such staffing, as described in more detail below. Because we have no employees, we do not have a formal employee relations policy.
Regulation as a BDC
We have elected to be regulated as a BDC under the Investment Company Act and intend to elect to be treated as a RIC under the Code. As with other companies regulated by the Investment Company Act, a BDC must adhere to certain substantive regulatory requirements. The Investment Company Act contains prohibitions and restrictions relating to certain transactions between BDCs and certain affiliates (including any investment advisers or sub-advisers),
principal underwriters and certain affiliates of those affiliates or underwriters. Among other things, we generally cannot co-invest
in any portfolio company in which a fund managed by Crescent (or any of its downstream affiliates other than us and our downstream affiliates) is also co-investing.
Our investment adviser has received the
Co-Investment
Exemptive Order from the SEC that permits us and other BDCs and registered closed-end
management investment companies managed by Crescent to
co-invest
in portfolio companies with each other and with affiliated investment funds.
Co-investments
made under the
Co-Investment
Exemptive Order are subject to compliance with certain conditions and other requirements, which could limit our ability to participate in a co-investment
transaction. We may also otherwise
co-invest
with funds managed by Crescent or any of its downstream affiliates, subject to compliance with existing regulatory guidance, applicable regulations and our allocation procedures. We may also otherwise co-invest
with funds managed by Crescent or any of its downstream affiliates, subject to compliance with existing regulatory guidance, applicable regulations and our allocation procedures. There can be no guarantee that the
Co-Investment
Exemptive Order will be further extended.
The Investment Company Act contains certain restrictions on certain types of investments we may make. Specifically, we may only invest up to 30% of our portfolio in entities that are not considered “eligible portfolio companies” (as defined in the Investment Company Act), including companies located outside of the United States, entities that are operating pursuant to certain exceptions under the Investment Company Act, and publicly traded entities whose public equity market capitalization exceeds the levels provided for under the Investment Company Act.
The Investment Company Act also requires that a majority of our directors be persons other than “interested persons,” as that term is defined in Section 2(a)(19) of the Investment Company Act, referred to herein as “independent directors.” In addition, the Investment Company Act provides that we may not change the nature of our business so as to cease to be, or to withdraw our election as, a BDC unless that change is approved by holders of at least a majority of our outstanding voting securities. Under the Investment Company Act, the vote of holders of at least a “majority of outstanding voting securities” means the vote of the holders of the lesser of: (a) 67% or more of the outstanding Common Shares present at a meeting or represented by proxy if holders of more than 50% of the Common Shares are present or represented by proxy or (b) more than 50% of the outstanding Common Shares.
We may invest up to 100% of our assets in securities acquired directly from issuers in privately negotiated transactions. Our intention is to not write (sell) or buy put or call options to manage risks associated with the publicly traded securities of our portfolio companies. We may enter into hedging transactions to manage the risks associated with interest rate and currency fluctuations. We may purchase or otherwise receive warrants or options to purchase the common stock of our portfolio companies in connection with acquisition financings or other investments. In connection with such an acquisition, we may acquire rights to require the issuers of acquired securities or their affiliates to repurchase them under certain circumstances.
We also do not intend to acquire securities issued by any investment company that exceed the limits imposed by the Investment Company Act. Under these limits, we generally cannot acquire more than 3% of the voting stock of any investment company (as defined in the Investment Company Act), invest more than 5% of the value of our total assets in the securities of one investment company or invest more than 10% of the value of our total assets in the securities of investment companies in the aggregate unless certain conditions are met. With regard to that portion of our portfolio invested in securities issued by investment companies, it should be noted that such investments might subject our common stockholders to additional expenses.
Certain provisions of the Investment Company Act allow a BDC to increase the maximum amount of leverage it may incur by reducing the asset coverage ratio of 200% to an asset coverage ratio of 150% if certain requirements are met. We may borrow amounts or issue debt securities or preferred stock, which we refer to collectively as “senior securities,” such that our asset coverage, as calculated pursuant to the Investment Company Act, equals at least 150% immediately after such borrowing (i.e., we are able to borrow up to two dollars for every dollar we have in assets less all liabilities and indebtedness not represented by senior securities issued by us). Our sole initial stockholder has approved a proposal that allows us to reduce our asset coverage ratio applicable to senior securities from 200% to 150%.
Code of Ethics
. We and Crescent Cap NT Advisors, LLC have each adopted a code of ethics pursuant to
Rule 17j-1
under the Investment Company Act that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to each code may invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the code’s requirements. Our code of ethics is filed as an exhibit to our registration statement of which this prospectus is a part. For information on how to obtain a copy of the code of ethics, see “Available Information” below.
Affiliated Transactions
. We may be prohibited under the Investment Company Act from conducting certain transactions with our affiliates without the prior approval of our directors who are not interested persons and, in some cases, the prior approval of the SEC. Crescent has received the
Co-Investment
Exemptive Order from the SEC that permits us, among other things, to co-invest
with certain other persons, including certain affiliates of our investment adviser and certain funds managed and controlled by our investment adviser and its affiliates, subject to certain terms and conditions. In addition, certain Crescent funds may have investment objectives that compete or overlap with, and may from time to time invest in asset classes similar to those targeted by, us. Consequently, we, on the one hand, and these other entities, on the other hand, may from time to time pursue the same or similar capital and investment opportunities. Crescent and our investment adviser endeavor to allocate investment opportunities in a fair and equitable manner, and in any event consistent with any fiduciary duties owed to us. Nevertheless, it is possible that we may not be given the opportunity to participate in certain investments made by investment funds managed by investment managers affiliated with Crescent (including our investment adviser). In addition, there may be conflicts in the allocation of investments among us and the funds managed by investment managers affiliated with Crescent (including our investment adviser) or one or more of our controlled affiliates or among the funds they manage, including investments made pursuant to the
Co-Investment
Exemptive Order. Further, in the future, such other Crescent-managed funds may hold positions in portfolio companies in which we have also invested. Such investments may raise potential conflicts of interest between us and such other Crescent-managed funds, particularly if we and such other Crescent-managed funds invest in different classes or types of securities or investments of the same underlying portfolio company. In that regard, actions may be taken by such other Crescent-managed funds that are adverse to our interests, including, but not limited to, during a restructuring, bankruptcy or other insolvency proceeding or similar matter occurring at the underlying portfolio company.
Other
. We will be periodically examined by the SEC for compliance with the Investment Company Act, and be subject to the periodic reporting and related requirements of the Exchange Act.
We are also required to provide and maintain a bond issued by a reputable fidelity insurance company to protect against larceny and embezzlement. Furthermore, as a BDC, we are prohibited from protecting any director or officer against any liability to us or our common stockholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.
We are also required to designate a chief compliance officer and to adopt and implement written policies and procedures reasonably designed to prevent violation of the federal securities laws and to review these policies and procedures annually for their adequacy and the effectiveness of their implementation.
We are not permitted to change the nature of our business so as to cease to be, or to withdraw our election as, a BDC unless approved by a majority of our outstanding voting securities. A majority of the outstanding voting securities of a company is defined under the Investment Company Act as the lesser of: (i) 67% or more of such company’s shares present at a meeting if more than 50% of the outstanding shares of such company are present or represented by proxy, or (ii) more than 50% of the outstanding shares of such company.

MANAGEMENT OF THE FUND
Board of Directors
Our business and affairs are managed under the direction of our Board. The responsibilities of the Board include, among other things, the oversight of our investment activities, oversight of our financing arrangements and corporate governance activities. Our Board consists of five members, three of whom are not “interested persons” of the Fund or of our investment adviser as defined in Section 2(a)(19) of the Investment Company Act and are “independent,” as determined by our Board. Section 2(a)(19) of the Investment Company Act defines an “interested person” to include, among other things, any person who has, or within the last two years had, a material business or professional relationship with the Fund or its affiliates. On an annual basis, each member of our Board is required to complete a questionnaire designed to provide information to assist the Board in determining whether the director is “independent” under the Exchange Act, the Investment Company Act and the Fund’s corporate governance guidelines. Based on these independence standards and the recommendation of the Nominating and Governance Committee, after reviewing all relevant transactions and relationships between each director, or any of his or her family members, and the Fund, our investment adviser, or of any of their respective affiliates, the Board determines whether a director qualifies as an Independent Director. We refer to these individuals as our independent directors. Our Board elects our executive officers, who serve at the discretion of the Board.
Directors
Information regarding the Board is as follows:

Name, Address and Age (1)	Position(s) Held with the Fund	Term of Office and Length of Time Served	Principal Occupation During Past 5 Years	Number of Portfolio Companies in Fund Complex Overseen by Director (2)	Other Directorships Held by Director
Independent Directors
Kathleen S. Briscoe, born 1960	Director and Chair of the Nominating and Governance Committee	Class I Director since 2023 (term expires in 2024)	Partner and Chief Capital Officer of Dermody Properties (real estate firm), Chief Investment Officer, Real Estate of Cordia Capital (real estate firm)	2	CCAP.

Name, Address and Age (1)	Position(s) Held with the Fund	Term of Office and Length of Time Served	Principal Occupation During Past 5 Years 5	Number of Portfolio Companies in Fund Complex Overseen by Director (2)	Other Directorships Held by Director
Susan Yun Lee, born 1980	Director and Chair of the Audit Committee	Class II Director since 2023 (term expires in 2025)	Chief Investment Officer of Clif Family Foundation (endowed foundation), Partner of Bormio Capital (family office), Member of the Investment Committee of The Library Foundation (independent fundraising organization), Chief Investment Officer of Sentinel Management, LLC (commercial real estate asset manager)	2	CCAP.

Martha Solis-Turner, born 1963	Director	Class III Director since 2023 (term expires in 2026)	Class Officer Dartmouth, Class of 1982 (alumni association), Community Leadership Board Member, Mile High Early Learning Centers (early childhood education center)	1	None.

Interested Directors
Jason A. Breaux, born 1973	Director and Chair of the Board	Class I Director since 2023 (term expires in 2024); Chair of the Board since 2023 (indefinite term)	Chief Executive Officer of CCAP (publicly traded business development company), President of CCAP, Chairman of Crescent Cap Advisors, LLC’s investment committee and Managing Director of Crescent within private credit	2	CCAP.

Name, Address and Age (1)	Position(s) Held with the Fund	Term of Office and Length of Time Served	Principal Occupation During Past 5 Years 5	Number of Portfolio Companies in Fund Complex Overseen by Director (2)	Other Directorships Held by Director
Christopher G. Wright, born 1972	Director	Class II Director since 2023 (term expires in 2025)	Managing Director and Head of Private Markets of Crescent’s Management Committee (alternative asset manager)	1	None.

(1)	The address for each of the individuals listed above is c/o Crescent Private Credit Income Corp., 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California 90025.
(2)
“Fund Complex,” is defined to include investment companies registered under the Investment Company Act and BDCs that (i) hold themselves out to investors as related companies for purposes of investment and investor services or (ii) have a common investment adviser or affiliated investment advisers. As of the date of this prospectus, the Fund Complex consists of the Fund and CCAP.

Executive Officers Who are Not Directors
Information regarding our executive officers who are not directors is as follows:

Name, Address and Age (1)	Position(s) Held with the Fund	Term of Office and Length of Time Served	Principal Occupation During Past 5 Years
Eric Hall, born 1982	Chief Executive Officer	Since 2023 (indefinite term)	Managing Director of Crescent within private credit. Prior to joining Crescent, Mr. Hall was a Financial Analyst in Lehman Brother’s Investment Banking Division (investment banking company).

Raymond Barrios, born 1978	President	Since 2023 (indefinite term)	Managing Director of CCAP and Crescent, focusing on private credit. Mr. Barrios is currently a senior investment professional for Crescent Cap Advisors.

Kirill Bouek, born 1984	Chief Financial Officer	Since 2023 (indefinite term)	Controller of CCAP. Prior to joining Crescent, Mr. Bouek worked at THL Credit (alternative credit investment manager), where he was the Controller for its private debt business, which included a publicly traded business development company and several private fund structures.

Erik Barrios, born 1978	Chief Compliance Officer	Since 2023 (indefinite term)	Chief Compliance Officer of CCAP, Senior Vice President, Legal Counsel and Deputy Chief Compliance Officer of Crescent. Prior to joining Crescent in 2022, Mr. Barrios was Vice President, Legal & Compliance at The Carlyle Group (private equity, alternative asset management and financial services company).

George P. Hawley, born 1968	Secretary	Since 2023 (indefinite term)	Secretary of CCAP, General Counsel of Crescent and General Counsel.

(1)	The address for each of the individuals listed above is c/o Crescent Private Credit Income Corp., 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California 90025.

Biographical Information
The following is information concerning the business experience of our Board and executive officers. Our directors have been divided into two groups—interested directors and independent directors. Interested directors are “interested persons” as defined in the Investment Company Act.
Independent Directors
Kathleen S. Briscoe
is a Director of the Fund and currently serves as the Chair of the Nominating and Governance Committee of the Fund. Ms. Briscoe is a Partner and the Chief Capital Officer of Dermody Properties. Previously, Ms. Briscoe served as the Chief Investment Officer, Real Estate at Cordia Capital. Ms. Briscoe is a member of the board of Resmark Properties. She also serves as a director on the board of CCAP and Board of Regents—Friends of Dartmouth Rowing. She received an M.B.A. from Harvard University and a B.A. in Policy Studies and Sociology from Dartmouth College. We believe that Ms. Briscoe’s diversity of experiences, in particular her experience with real estate and compliance, as well as her experience serving as a director on other Crescent boards, makes her well qualified to serve on our board.
Susan Yun Lee
is a Director and currently serves as the Chair of the Audit Committee of the Fund. Ms. Lee also currently serves as Chief Investment Officer of Clif Family Foundation and is a Partner at Bormio Capital. Ms. Lee is a member of the Investment Committee of The Library Foundation. Previously, Ms. Lee served as the Chief Investment Officer of Sentinel Management, LLC and as the Managing Director of Investments at Family Office Investment Services. She received an M.B.A. from Harvard University and a B.A. in Economics from Stanford University. We believe Ms. Lee’s extensive experience as an investment officer and expertise as an “audit committee financial expert,” as defined in Item 407 of Regulation S-K under the Exchange Act, make her well qualified to serve on our board.
Martha Solis-Turner
is a Director of the Fund. Ms. Solis-Turner is a Class Officer of Dartmouth, Class of 1982. She also serves as a Community Leadership Board Member of Mile High Early Learning Centers. Previously, Ms. Solis-Turner was a Board member, Audit and Compliance Committee member and Nominating Committee member of Dreyfus Founders Funds and the Director of Wholesale Markets Wireless Sales at U S West/Qwest. She received an M.B.A. from Harvard University and a B.A. in Government with an emphasis on International Economics from Dartmouth College. We believe Ms. Solis-Turner is well qualified to serve on the Board due to her extensive experience in marketing, sales and compliance and experience serving as a board member for various companies.
Interested Directors
Jason A. Breaux
is a Director of the Fund and currently serves as the Chair of the Board of the Fund. Mr. Breaux serves as the Chief Executive Officer and President of CCAP. Mr. Breaux as also serves as the Chairman of Crescent Cap Advisors, LLC’s investment committee. In addition, Mr. Breaux is a Managing Director of Crescent within private credit and is a member of Crescent’s Management Committee. Prior to joining Crescent in 2000, he worked at Robertson Stephens where he served in the mergers and acquisitions group. Prior to that, he worked in the Corporate Finance Division of Salomon Brothers specializing in capital raising assignments. Mr. Breaux received an M.B.A. from the Darden School of Business at the University of Virginia and a B.A. from Georgetown University. We believe Mr. Breaux is well qualified to serve on the Board due to his extensive private credit, corporate law and corporate finance experience, as well as his experience within Crescent in investments and private credit.
Christopher G. Wright
is a Director of the Fund. Mr. Wright serves as a Managing Director and Head of Private Markets of Crescent’s Management Committee. Prior to joining Crescent in 2001, he worked at GE Industrial Systems in various finance roles. Mr. Wright received an M.B.A. from Harvard University and a B.A. from Michigan State University. We believe Mr. Wright is well qualified to serve on the Board due to his extensive finance experience, as well as his experience within Crescent with private markets.

Executive Officers and Certain Other Officers Who are not Directors
Eric Hall
is the Chief Executive Officer of the Fund and co-chair of Crescent Cap NT Advisors, LLC’s investment committee. Mr. Hall serves as a Managing Director of Crescent within private credit. Prior to joining Crescent in 2007, he worked as a Financial Analyst in Lehman Brother’s Investment Banking Division. Mr. Hall received a B.A. in Business Economics from the University of California, Los Angeles.
Raymond Barrios
is the President of the Fund and co-chair of Crescent Cap NT Advisors, LLC’s investment committee. Mr. Barrios serves as a Managing Director of CCAP and Crescent, focusing on private credit. In addition, Mr. Barrios is a senior investment professional for Crescent Cap Advisors, LLC. Prior to joining Crescent in 2008, Mr. Barrios worked in the Leveraged Finance Group of Jefferies & Company, Inc. Mr. Barrios received an M.B.A. from Harvard University and his B.A. from the University of California, Los Angeles.
Kirill Bouek
is the Chief Financial Officer of the Fund. Mr. Bouek serves as the Controller of CCAP. Prior to joining CCAP, Mr. Bouek worked at THL Credit, where he was the Controller for its private debt business, which included a publicly traded business development company and several private fund structures. Prior to joining THL Credit, Mr. Bouek worked at American Securities and PricewaterhouseCoopers LLP, where he began his career in 2008. Mr. Bouek is a CPA (inactive)/CFA and holds a B.S. in Finance and Real Estate, as well as an M.S. in Accounting from the University of Denver.
Erik Barrios
is the Chief Compliance Officer of the Fund. Mr. Barrios serves as the Chief Compliance Officer of CCAP and as a Senior Vice President, Legal Counsel and Deputy Chief Compliance Officer of Crescent. Previously, Mr. Barrios was the Vice President, Legal & Compliance at The Carlyle Group, where he served as the Chief Compliance Officer and Secretary for the business development companies within the firm’s Global Credit platform and as the Chief Compliance Officer of Carlyle Tactical Private Credit Fund. Prior to joining The Carlyle Group, Mr. Barrios held roles at Avenue Capital Group, Cohen & Steers and J. & W. Seligman & Co., focusing on legal and regulatory matters for registered investment companies. Mr. Barrios received a J.D. from Boston College Law School and a B.S. from Georgetown University.
George P. Hawley
is the Secretary of the Fund. In addition, Mr. Hawley serves as the Secretary of CCAP and as the General Counsel of Crescent. Previously, Mr. Hawley served as the General Counsel and Secretary of Crescent Acquisition Corporation. Prior to joining Crescent in 2012, Mr. Hawley was a Senior Vice President and Associate General Counsel at TCW where he supported Crescent on its funds and accounts. From 2000 to 2008, Mr. Hawley was an associate at Paul Hastings LLP specializing in asset management, securities, finance and restructuring, and general corporate law. Prior to joining Paul Hastings LLP, Mr. Hawley began his legal career at Baker, Keener & Nahra LLP where he practiced litigation. Mr. Hawley received a J.D. from Loyola Law School and a B.A. from the University of Notre Dame.
Communications with Directors
Stockholders and other interested parties may contact any member (or all members) of the Board by mail. To communicate with the Board, any individual directors or any group or committee of directors, correspondence should be addressed to the Board or any such individual directors or group or committee of directors by either name or title. All such correspondence should be sent c/o Crescent Private Credit Income Corp., 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California 90025, Attention: Secretary.
Committees of the Board
Our Board currently has two committees: an audit committee and a nominating and governance committee. We do not have a compensation committee because our executive officers do not receive any direct compensation from us.

Audit Committee.
The audit committee operates pursuant to a charter approved by our Board. The charter sets forth the responsibilities of the audit committee. The primary function of the audit committee is to serve as an independent and objective party to assist the Board in selecting, engaging and discharging our independent accountants, reviewing the plans, scope and results of the audit engagement with our independent accountants, approving professional services provided by our independent accountants (including compensation therefor), reviewing the independence of our independent accountants and reviewing the adequacy of our internal controls over financial reporting. The audit committee is presently composed of three persons, including Susan Yun Lee, Kathleen Briscoe and Martha Solis-Turner, all of whom are considered independent for purposes of the Investment Company Act. Susan Yun Lee serves as the chair of the Audit Committee. Our Board has determined that Susan Yun Lee qualifies as an “audit committee financial expert” as defined in Item 407 of Regulation
S-K
under the Exchange Act. Each of the members of the audit committee meet the independence requirements of Rule
10A-3
of the Exchange Act and, in addition, is not an “interested person” of the Fund or of our investment adviser as defined in Section 2(a)(19) of the Investment Company Act.
A copy of the charter of the audit committee is available in print to any common stockholder who requests it and it is also available on the Fund’s website at www.
crescentprivatecredit.com
. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider that information to be part of this prospectus.
Nominating and Governance Committee.
The nominating and governance committee operates pursuant to a charter approved by our Board. The charter sets forth the responsibilities of the nominating and governance committee, including making nominations for the appointment or election of directors. The nominating and governance committee consists of three persons, including Kathleen S. Briscoe, Susan Yun Lee and Martha Solis-Turner, all of whom are considered independent for purposes of the Investment Company Act. Kathleen S. Briscoe serves as the chair of the nominating and governance committee.
The nominating and governance committee will consider nominees to the Board recommended by a stockholder, if such stockholder complies with the advance notice provisions of our bylaws. Our bylaws provide that a stockholder who wishes to nominate an individual for election as a director at a meeting of stockholders must deliver written notice to our corporate secretary. This notice must contain, as to each nominee, all of the information relating to such individual as would be required to be disclosed in a proxy statement meeting the requirements of Regulation 14A under the Exchange Act, and certain other information set forth in the bylaws. In order to be eligible to be a nominee for election as a director by a stockholder, such potential nominee must execute a written questionnaire providing the requested information about the background and qualifications of such individual and a written representation and agreement that such person (i) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Fund in connection with service or action as a director that has not been disclosed to the Fund, (ii) is and will be in compliance with all of our publicly disclosed corporate governance, conflict of interest, confidentiality and share ownership and trading policies and guidelines, (iii) will serve as director of the Fund if elected and will notify the Fund simultaneously with the stockholder the nominee’s actual or potential unwillingness or inability to so serve, and (iv) does not need any permission or consent from any third party, including any employer or any other board or governing body on which such nominee serves, to serve as director of the Fund, if elected, that has not been obtained.
A copy of the charter of the nominating and governance committee is available in print to any common stockholder who requests it, and it is also available on the Fund’s website at www.
crescentprivatecredit.com
. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider that information to be part of this prospectus.
Compensation of Directors
Our directors who do not also serve in an executive officer capacity for us or our investment adviser are entitled to receive annual cash retainer fees, fees for participating in the in-person
board and committee meetings

and annual fees for serving as a committee chairperson, determined based on our net assets as of the end of each fiscal quarter. These directors are Kathleen S. Briscoe, Susan Yun Lee and Martha Solis Turner. Amounts payable under the arrangement are determined and paid quarterly in arrears as follows:

		Annual Committee Chair Cash Retainer
Annual Cash Retainer	Board Meeting Fee	Audit	Nominating and Governance	Committee Meeting Fee	Special Meeting Fee
$50,000 (NAV up to $1 billion)	$2,500	$7,500	None	$1,000	$500
$75,000 (NAV $1 billion to $2 billion)	$2,500	$7,500	None	$1,000	$500
$100,000 (NAV greater than $2 billion)	$2,500	$7,500	None	$1,000	$500
We also reimburse each of the directors for all reasonable and authorized business expenses in accordance with our policies as in effect from time to time, including reimbursement of reasonable out-of-pocket
expenses incurred in connection with attending each board meeting and each committee meeting not held concurrently with a board meeting.
We will not pay compensation to our directors who also serve in an executive officer capacity for us or our investment adviser.
Staffing
We do not currently have any employees and do not expect to have any employees. Services necessary for our business are provided by individuals who are employees or affiliates of our investment adviser, Crescent Cap NT Advisors, LLC, and our administrator, CCAP Administration LLC, pursuant to the terms of our Investment Advisory and Management Agreement and our Administration Agreement, respectively. Each of our executive officers is an employee or affiliate of our investment adviser or our administrator. We reimburse both our investment adviser and our administrator for a certain portion of expenses incurred in connection with such staffing. Because we have no employees, we do not have a formal employee relations policy.
Compensation of Executive Officers
None of our officers will receive direct compensation from us. A portion of the compensation of certain of our officers (including any chief compliance officer, chief financial officer, chief accounting officer, general counsel and secretary) will be paid by our administrator, subject to reimbursement by us of an allocable portion of such compensation for services rendered by them to us; provided that such reimbursement does not conflict with Section 7.8 of our charter. To the extent that our administrator outsources any of its functions, we will pay the fees associated with such functions on a direct basis without profit to our administrator.
Board Leadership Structure
The Board monitors and performs an oversight role with respect to the business and affairs of the Fund, including with respect to investment practices and performance, compliance with regulatory requirements and the services, conflicts of interest, expenses and performance of service providers to the Fund. Among other things, the Board approves the appointment of the investment adviser, administrator and officers, reviews and monitors the services and activities performed by the investment adviser, administrator and officers and approves the engagement, and reviews the performance of, the Fund’s independent registered public accounting firm.
Under our bylaws, the Board may designate one of the directors as a chairperson to preside over the meetings of the Board and meetings of the stockholders and to perform such other duties as may be assigned to him or her by the Board. The Board has appointed Jason A. Breaux to serve in the role of chairperson of the Board. The chairperson’s role is to preside at all meetings of the Board and to act as a liaison with our investment adviser, counsel and other directors generally between meetings. The chairperson serves as a key point person for dealings between management and the directors. The chairperson also may perform such other functions as may be delegated by the Board from time to time. The Board has determined that its leadership structure is appropriate because it allows the Board to exercise informed and independent judgment over the matters under its purview and it allocates areas of responsibility among committees of directors and the full board in a manner that enhances effective oversight.
The Board believes that its leadership structure is the optimal structure at this time. The Board, which will review its leadership structure periodically as part of its annual self-assessment process, further believes that its structure is presently appropriate to enable it to exercise its oversight.
Board Role in Risk Oversight
The Board performs its risk oversight function and fulfills its risk oversight responsibilities primarily (1) through its two standing committees, which report to the entire Board and are comprised solely of independent directors, (2) by working with the Fund’s Chief Compliance Officer to monitor risk in accordance with the Fund’s compliance policies and procedures, and (3) by reviewing risk management processes throughout the year and requesting periodic reports from the Fund’s investment adviser regarding risk management, including reports on cybersecurity.
As described above in more detail under “Audit Committee” and “Nominating and Governance Committee,” the audit committee and the nominating and governance committee assist the Board in performing its risk oversight function and fulfilling its risk oversight responsibilities. The audit committee’s risk oversight responsibilities include overseeing the Fund’s accounting and financial reporting processes, assisting the Board in fulfilling the Board’s oversight responsibilities relating to the Fund’s systems of internal controls over financial reporting, audits of the Fund’s financial statements and disclosure controls and procedures, assisting the Board in determining the fair value of securities that are not publicly traded or for which current market values are not readily available, and discussing with management the Fund’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Fund’s risk assessment and risk management policies. The nominating and governance committee’s risk oversight responsibilities include developing, reviewing and updating certain policies regarding the nomination of directors, identifying, evaluating and nominating directors to fill vacancies on the Board or to stand for election by the Fund’s stockholders, reviewing the Fund’s policies relating to corporate governance, and overseeing the evaluation of the Board and its committees.
The Board also performs its risk oversight function and fulfills its risk oversight responsibilities by working with the Fund’s Chief Compliance Officer to monitor risk in accordance with the Fund’s policies and procedures. The Chief Compliance Officer prepares a written report annually discussing the adequacy and effectiveness of the compliance policies and procedures of the Fund and certain of its service providers. The Chief Compliance Officer’s report, which is reviewed by and discussed with the Board, addresses at a minimum (1) the operation of the compliance policies and procedures of the Fund and certain of its service providers since the last report; (2) any material changes to such policies and procedures since the last report; (3) any recommendations for material changes to such policies and procedures as a result of the Chief Compliance Officer’s annual review; and (4) any compliance matter that has occurred since the date of the last report about which the Board would reasonably need to know to oversee the Fund’s compliance activities and risks. In addition, the Chief Compliance Officer reports to the Board on a quarterly basis with respect to material compliance matters and meets separately in executive session with the independent directors periodically, but in no event less than once each year.
The Fund believes that the Board’s role in risk oversight is effective and appropriate given the extensive regulation to which it is already subject as a BDC. Specifically, as a BDC the Fund must comply with certain regulatory requirements and restrictions that control the levels of risk in its business and operations. For example, the Fund’s ability to incur indebtedness is limited such that its asset coverage must equal at least 150% immediately after each time it incurs indebtedness, the Fund generally has to invest at least 70% of its total assets in “qualifying assets” and, subject to certain exceptions, the Fund is subject to restrictions on its ability to engage in transactions with Crescent and its affiliates. In addition, the Fund intends to elect to be treated as a RIC under the Code. As a RIC the Fund must, among other things, meet certain source of income and asset diversification requirements.
The Fund believes that the extent of the Board’s (and its committees’) role in risk oversight complements the Board’s leadership structure because it allows the Fund’s independent directors, through the two fully independent Board committees, a lead independent director, executive sessions with each of the Fund’s Chief Compliance Officer, the Fund’s independent registered public accounting firm and independent valuation providers, and otherwise, to exercise oversight of risk without any conflict that might discourage critical review.
The Fund believes that board roles in risk oversight must be evaluated on a case-by-case
basis and that the Board’s existing role in risk oversight is appropriate. However, the Board re-examines
the manner in which it administers its risk oversight function on an ongoing basis to ensure that it continues to meet the Fund’s needs.

PORTFOLIO MANAGEMENT
Crescent Cap NT Advisors, LLC will serve as our investment adviser. Our investment adviser is registered as an investment adviser under the Advisers Act. Subject to the overall supervision of our Board, our investment adviser will manage the day-to-day
operations of, and provide investment advisory and management services to, us.
Investment Personnel
Our senior staff of investment personnel currently consists of the members of the Investment Committee, who we consider to be the Fund’s portfolio managers. The Investment Committee is currently comprised of Raymond Barrios, Jason A. Breaux, Kimberly Grant, Eric Hall and Christopher G. Wright. Our investment adviser may retain additional investment personnel in the future based upon its needs.

Name	Position	Length of Service with Crescent (years)	Principal Occupation(s) During Past Five Years
Raymond Barrios	President of the Fund, Managing Director of Crescent	Since 2008	Managing Director of CCAP and Crescent, focusing on private credit. Mr. Barrios is currently a senior investment professional for Crescent Cap Advisors.

Jason A. Breaux	Director and Chair of the Board of the Fund, Managing Director of Crescent	Since 2000	Chief Executive Officer of CCAP, President of CCAP, Chairman of Crescent Cap Advisors, LLC’s investment committee and Managing Director of Crescent within private credit.

Kimberly Grant	Managing Director of Crescent	Since 2005	Serves on Crescent Cap NT Advisors, LLC’s investment committees.

Eric Hall	Chief Executive Officer of the Fund, Managing Director of Crescent	Since 2007	Managing Director of Crescent within private credit.

Christopher G. Wright	Director of the Fund, Managing Director and Head of Private Markets of Crescent’s Management Committee	Since 2001	Managing Director and Head of Private Markets of Crescent’s Management Committee.

The table below shows the dollar range of our Common Shares owned by the portfolio managers as of June 30, 2023:

Name of Portfolio Manager	Dollar Range of Equity Securities in Crescent Private Credit Income Corp. (1)
Raymond Barrios	None
Jason A. Breaux	None
Kimberly Grant	None
Eric Hall	None
Christopher G. Wright	None

(1)	Dollar ranges are as follows: none, $1—$10,000, $10,001—$50,000, $50,001—$100,000, $100,001—$500,000, $500,001—$1,000,000 or over $1,000,000.

Other Accounts Managed by Portfolio Managers
The portfolio managers primarily responsible for the
day-to-day
management of the Fund also manage other registered investment companies and BDCs, other pooled investment vehicles and other accounts, as indicated below. The following table identifies, as of December 31, 2022: (i) the number of other registered investment companies and BDCs, other pooled investment vehicles and other accounts managed by each portfolio manager; (ii) the total assets of such companies, vehicles and accounts; and (iii) the number and total assets of such companies, vehicles and accounts that are subject to an advisory fee based on performance.

Type of Account	Number of Accounts	Assets of Accounts (in millions)	Number of Accounts Subject to a Performance Fee	Assets Subject to a Performance Fee (in millions)
Raymond Barrios
Registered investment companies/ Business development companies	1	$150	1	$150
Other pooled investment vehicles	0	$0	0	$0
Other accounts	0	$0	0	$0
Jason A. Breaux
Registered investment companies / Business development companies	2	$2,050	2	$2,050
Other pooled investment vehicles	21	$3,887	21	$3,887
Other accounts	4	$1,692	4	$1,692
Kimberly Grant
Registered investment companies / Business development companies	1	$150	1	$150
Other pooled investment vehicles	0	$0	0	$0
Other accounts	0	$0	0	$0
Eric Hall
Registered investment companies / Business development companies	1	$150	1	$150
Other pooled investment vehicles	2	$185	2	$185
Other accounts	0	$0	0	$0
Christopher G. Wright
Registered investment companies / Business development companies	2	$2,050	2	$2,050
Other pooled investment vehicles	34	$13,757	34	$13,757
Other accounts	12	$3,654	4	$1,692
Our Investment Adviser
Investment Committee
The Investment Committee will meet regularly to consider our investments, direct our strategic initiatives and supervise the actions taken by our investment adviser on our behalf, including by making determinations concerning the credit quality of any unrated securities in which the Fund may invest. In addition, the Investment Committee reviews and determines whether to make prospective investments identified by our investment adviser and monitors the performance of our investment portfolio. The day-to-day
management of investments approved by the Investment Committee will be overseen by investment personnel.

Members of the Investment Committee Who Are Not Our Directors or Executive Officers
Below is biographical information relating to the members of the Investment Committee, other than Jason A. Breaux, Raymond Barrios, Eric Hall and Christopher G. Wright. For biographical information relating to Jason A. Breaux, Raymond Barrios, Eric Hall and Christopher G. Wright, please see “Management of the Fund—Biographical Information.”
Kimberly Grant
serves as a Managing Director of Crescent focusing on junior debt. Prior to joining Crescent in 2005, Ms. Grant served as an Associate of Rustic Canyon Ventures. From 1998 to 2000, Ms. Grant was a member of the West Coast Generalist Group of Credit Suisse First Boston. Ms. Grant is a current or former member or observer of the Board of numerous private companies. Ms. Grant received an M.B.A. from Harvard University and her B.B.A. from the University of Notre Dame.

INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT AND ADMINISTRATION AGREEMENT
Crescent Cap NT Advisors, LLC is located at 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California 90025. Our investment adviser is registered as an investment adviser under the Advisers Act. Subject to the overall supervision of our Board and in accordance with the Investment Company Act, our investment adviser manages our day-to-day
operations and provides investment advisory services to us.
Management Services
Crescent Cap NT Advisors LLC provides investment advisory services to us and our portfolio companies pursuant to the Investment Advisory and Management Agreement. Under the terms of the Investment Advisory and Management Agreement, our investment adviser is responsible for (i) managing the investment and reinvestment of our assets in accordance with (A) the investment objective, policies and restrictions set forth herein, (B) the Investment Company Act, the Investment Advisers Act and all other applicable federal and state law and (iii) our charter and bylaws, as such may be amended from time to time, (ii) determining the composition of our investment portfolio, the nature and timing of the changes therein and the manner of implementing such changes, (iii) identifying, evaluating and negotiating the structure of our investments (including performing diligence on prospective portfolio companies), (iv) executing, closing, servicing and monitoring our investments, (v) determining the securities and other assets we will purchase, retain and sell, (vi) provide us with such other investment advisory, research and related services as we may, from time to time reasonably require for the investment of our funds and disposition of such investments and (vii) submit to officials or agencies administering the securities laws of a state such reports and statements required to be distributed pursuant to the Investment Advisory and Management Agreement, this prospectus and applicable federal and state law.
Compensation of Our Investment Adviser
Our investment adviser’s services under the Investment Advisory and Management Agreement are not exclusive, and our investment adviser is free to furnish similar or other services to others so long as its services to the Fund are not impaired. Under the terms of the Investment Advisory and Management Agreement, our investment adviser is entitled to receive a base management fee and may also receive incentive fees, as discussed below. The cost of both the management fee and the incentive fee will ultimately be borne by the stockholders. Our investment adviser has agreed to waive its management and incentive fees until the initial closing for the offering of Common Shares pursuant to this prospectus. The longer an investor holds our Common Shares during this period, the longer such investor will receive the benefit of this fee waiver period.
Base Management Fee
The management fee is payable monthly in arrears at an annual rate of 1.25% of the value of our net assets as of the beginning of the first calendar day of the applicable month. For purposes of the Investment Advisory and Management Agreement, net assets means our total net assets, determined on a consolidated basis in accordance with GAAP. For the first calendar month in which the Fund had operations, May 2023, net assets were measured as the beginning net assets as of the effective date of the Investment Advisory and Management Agreement. Substantial additional fees and expenses may also be charged by the administrator to the Fund, which is an affiliate of the investment adviser, for our allocable portion of overhead expenses under the Administration Agreement.
Incentive Fee
The incentive fee consists of two components that are independent of each other, with the result that one component may be payable even if the other is not. A portion of the incentive fee is based on a percentage of our income and a portion is based on a percentage of our capital gains, each as described below.

Incentive Fee Based on Income
The portion based on our income is based on
pre-incentive
fee net investment income, as defined in the Investment Advisory and Management Agreement, for the quarter.
“Pre-incentive
fee net investment income” means, as the context requires, either the dollar value of, or percentage rate of return on the value of our net assets in accordance with GAAP at the end of the immediately preceding quarter from, interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that we receive from portfolio companies) accrued during the calendar quarter, minus our operating expenses accrued for the quarter (including the base management fee, expenses payable under the Administration Agreement entered into between us and our administrator, and any interest expense or fees on any credit facilities or outstanding debt and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee and any stockholder servicing and/or distribution fees).
Pre-incentive
fee net investment income returns include, in the case of investments with a deferred interest feature (such as market or original issue discount, debt investments with PIK interest and zero coupon securities), accrued income that we have not yet received in cash.
Pre-incentive
fee net investment income returns do not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The impact of expense support payments and recoupments are also excluded from pre-incentive
fee net investment income.
Pre-incentive
fee net investment income returns, expressed as a rate of return on the value of our net assets at the end of the immediately preceding quarter, is compared to a “hurdle rate” of return of 1.25% per quarter (5.0% annualized). The income-based incentive fee is charged on income earned by the Fund prior to distribution to investors.
We pay our investment adviser an incentive fee quarterly in arrears with respect to our pre-incentive
fee net investment income in each calendar quarter as follows:

•
No incentive fee based on
pre-incentive
fee net investment income in any calendar quarter in which our pre-incentive
fee net investment income does not exceed the hurdle rate of 1.25% per quarter ( 5.0% annualized);

•
100% of the dollar amount of our
pre-incentive
fee net investment income with respect to that portion of such pre-incentive
fee net investment income, if any, that exceeds the hurdle rate but is less than a rate of return of 1.4286% (5.714% annualized). We refer to this portion of our pre-incentive
fee net investment income (which exceeds the hurdle rate but is less than 1.4286%) as the
“catch-up.”
The
“catch-up”
is meant to provide our investment adviser with approximately 12.5% of our pre-incentive
fee net investment income as if a hurdle rate did not apply if this net investment income exceeds 1.4286% in any calendar quarter; and

•
12.5% of the dollar amount of our
pre-incentive
fee net investment income, if any, that exceeds a rate of return of 1.4286% (5.714% annualized). This reflects that once the hurdle rate is reached and the catch-up
is achieved, 12.5% of all
pre-incentive
fee net investment income thereafter are allocated to our investment adviser.

The following is a graphical representation of the calculation of the income based fee:
Pre-Incentive Fee Net Investment Income
(expressed as a percentage of the value of net assets)

Allocated to Quarterly Incentive Fee
You should be aware that a rise in the general level of interest rates can be expected to lead to higher interest rates applicable to our debt investments. Accordingly, an increase in interest rates would make it easier for us to meet or exceed the incentive fee hurdle rate and may result in a substantial increase of the amount of incentive fees payable to our investment adviser with respect to pre-incentive
fee net investment income. Because of the structure of the incentive fee, it is possible that we may pay an incentive fee in a calendar quarter in which we incur an overall loss taking into account capital account losses. For example, if we receive pre-incentive
fee net investment income in excess of the quarterly hurdle rate, we will pay the applicable incentive fee even if we have incurred a loss in that calendar quarter due to realized and unrealized capital losses.
Incentive Fee Based on Capital Gains
The second component of the incentive fee, the capital gains incentive fee, is payable at the end of each calendar year in arrears. The amount payable equals:

•
12.5% of cumulative realized capital gains from inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gains incentive fees, as calculated in accordance with GAAP.

Each year, the fee paid for the capital gains incentive fee is net of the aggregate amount of any previously paid capital gains incentive fee for all prior periods. We will accrue, but will not pay, a capital gains incentive fee with respect to unrealized appreciation because a capital gains incentive fee would be owed to our investment adviser if we were to sell the relevant investment and realize a capital gain. In no event will the capital gains incentive fee payable pursuant to the Investment Advisory and Management Agreement be in excess of the amount permitted by the Advisers Act, including Section 205 thereof.
The fees that are payable under the Investment Advisory and Management Agreement for any partial period will be appropriately prorated and adjusted for any share issuances or repurchases during the relevant quarter.
Examples of Quarterly Incentive Fee Calculation
Example 1: Income Related Portion of Incentive Fee
(*)
:
Alternative 1:
Assumptions
Investment income (including interest, dividends, fees, etc.) = 1.25%
Hurdle
(1)
= 1.25%
Base management fee
(2)
= 0.3125%
Other expenses (legal, accounting, custodian, transfer agent, etc.)
(3)
= 0.20%
Pre-Incentive Fee Net Investment Income
(investment income—(base management fee + other expenses)) = 0.7375%
Pre-Incentive Fee Net Investment Income does not exceed the hurdle amount; therefore, there is no incentive fee.
Alternative 2:
Assumptions
Investment income (including interest, dividends, fees, etc.) = 1.90%

Hurdle
(1)
= 1.25%
Base management fee
(2)
= 0.3125%
Other expenses (legal, accounting, custodian, transfer agent, etc.)
(3)
= 0.20%
Pre-Incentive Fee Net Investment Income
(investment income—(base management fee + other expenses)) = 1.3875%

Incentive fee	= 12.5% x Pre-Incentive Fee Net Investment Income, subject to “catch-up” (4)
= 1.3875%—1.25%
= 0.1375%
= 100% x 0.1375%
= 0.1375%
Alternative 3:
Assumptions
Investment income (including interest, dividends, fees, etc.) = 3.00%
Hurdle
(1)
= 1.25%
Base management fee
(2)
= 0.3125%
Other expenses (legal, accounting, custodian, transfer agent, etc.)
(3)
= 0.20%
Pre-Incentive Fee Net Investment Income
(investment income—(base management fee + other expenses)) = 2.4875%

Incentive fee	= 12.5% x Pre-Incentive Fee Net Investment Income, subject to “catch-up” (4)
Incentive fee	= 100% x “catch-up” (4) + (12.5% x (Pre-Incentive Fee Net Investment Income—1.4286%))
Catch-up = 1.4286%—1.25%
= 0.1786%
Incentive Fee	= (100% x 0.1786%) + (12.5% x (2.4875%—1.4286%))
= 0.1786% + (12.5% x 1.0589%)
= 0.1786% + 0.1324%
= 0.3110%

*	The hypothetical amount of pre-incentive fee net investment income shown is based on a percentage of total net assets.
(1)	Represents 5.0% annualized hurdle rate.
(2)	Represents 1.25% annualized base management fee.
(3)	Hypothetical other expenses. Excludes offering expenses.
(4)
The “catch-up” provision is intended to provide the investment adviser with an incentive fee of 12.5% on all of the Fund’s Pre-Incentive Fee Net Investment Income as if a hurdle rate did not apply when the Fund’s pre-incentive fee net investment income exceeds 1.4286% in any calendar quarter.

Example 2: Capital Gains Portion of Incentive Fee:
Alternative 1
Assumptions
Year 1 = no net realized capital gains or losses

Year 2 = 6% realized capital gains and 1% realized capital losses and unrealized capital depreciation, capital gain incentive fee = 12.5% x (realized capital gains for year computed net of all realized capital losses and unrealized capital depreciation at year end)

Year 1 incentive fee	= 12.5% x (0)
= 0
= no incentive fee
Year 2 incentive fee	= 12.5% x (6%—1%)
= 12.5% x 5%
= 0.625%
GAAP Incentive Fee on Cumulative Unrealized Capital Appreciation
The Fund accrues, but does not pay, a portion of the incentive fee based on capital gains with respect to net unrealized appreciation. Under GAAP, the Fund is required to accrue an incentive fee based on capital gains that includes net realized capital gains and losses and net unrealized capital appreciation and depreciation on investments held at the end of each period. In calculating the accrual for the incentive fee based on capital gains, the Fund considers the cumulative aggregate unrealized capital appreciation in the calculation, since an incentive fee based on capital gains would be payable if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee payable under the Investment Advisory and Management Agreement. This accrual is calculated using the aggregate cumulative realized capital gains and losses and aggregate cumulative unrealized capital appreciation or depreciation. If such amount is positive at the end of a period, then the Fund records a capital gains incentive fee equal to 12.5% of such amount, minus the aggregate amount of actual incentive fees based on capital gains paid in all prior periods. If such amount is negative, then there is no accrual for such period. There can be no assurance that such unrealized capital appreciation will be realized in the future.
For the period from May 5, 2023 (commencement of operations) through June 30, 2023, the Company incurred no GAAP incentive fees. As of June 30, 2023, no GAAP incentive fees were unpaid.
Organization of our Investment Adviser
Our investment adviser is Crescent Cap NT Advisors, LLC, a Delaware limited liability company, that is registered as an investment adviser under the Advisers Act. Crescent Capital Group LP (“Crescent”) is the parent company of our investment adviser. Crescent is a global credit investment manager with total assets under management of over $40 billion. Crescent focuses on below investment grade credit through strategies that invest in marketable and privately originated debt securities including senior bank loans, high yield bonds, as well as private senior, unitranche and junior debt securities. The principal executive offices of Crescent Cap NT Advisors, LLC is located at 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California 90025.
Administration Agreement
Our Board also approved the Administration Agreement with our administrator, at a board meeting held on January 3, 2023. Pursuant to the Administration Agreement, the administrator furnishes the Fund with administrative services. These services include providing us with office facilities, equipment, clerical, bookkeeping and record keeping services, maintaining financial and other records, preparing reports to stockholders and reports and other materials filed with the SEC or any other regulatory authority, and generally overseeing the payment of our expenses and the performance of administrative and professional services rendered to us by others. Our administrator also will provide on our behalf significant managerial assistance to those portfolio companies to which the Fund is required to provide such assistance. Certain of these services are reimbursable to our administrator under the terms of the Administration Agreement. In addition, our administrator is permitted to delegate its duties under the Administration Agreement to affiliates or third parties. To the extent our administrator outsources any of its functions, the Fund pays the fees associated with such functions on a direct basis, without profit to our administrator. The Administration Agreement may be terminated by either party without penalty on 60 days’ written notice to the other party.
No person who is an officer, director or employee of our administrator or its affiliates and who serves as a director receives any compensation for his or her services as a director. However, we reimburse our administrator (or its affiliates) for an allocable portion of the costs, expenses, compensation and benefits paid by our administrator or its affiliates to our chief compliance officer, chief financial officer, general counsel and secretary, their respective staffs and operations personnel who provide services to us; provided that such reimbursement does not conflict with Section 7.8 of our charter. The allocable portion of the compensation for these officers and other professionals are included in the administration expenses paid to our administrator. Directors who are not affiliated with our administrator or its affiliates receive compensation for their services and reimbursement of expenses incurred to attend meetings.
Certain Terms of the Investment Advisory and Management Agreement and Administration Agreement
The Administration Agreement has been approved by our Board, including a majority of our Independent Directors. Unless earlier terminated as described below, the Administration Agreement will remain in effect for a period of two years from its effective date and will remain in effect from year to year thereafter if approved annually by (i) the vote of our Board, and (ii) the vote of a majority of our Independent Directors. The Administration Agreement will automatically terminate in the event of assignment. The Administration Agreement may be terminated by either party without penalty upon not less than 60 days’ written notice to the other party.
The Investment Advisory and Management Agreement has been approved by our Board, including a majority of our Independent Directors. Unless earlier terminated as described below, the Investment Advisory and Management Agreement will remain in effect for a period of two years from its effective date, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (a) the vote of our Board, or the vote of a majority of our outstanding voting securities and (b) the vote of a majority of our Independent Directors. The Investment Advisory and Management Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by the vote of stockholders holding a majority of the outstanding voting securities of the Fund, or by the vote of the Fund’s directors or by our investment adviser on 120 days’ written notice. The Administration Agreement will automatically terminate in the event of assignment.
Our investment adviser and our administrator have not assumed any responsibility to the Fund other than to render the services called for under each of the Investment Advisory and Management Agreement and Administration Agreement, respectively. Our investment adviser and administrator will not be responsible for any action of the Board in following or declining to follow either our investment adviser’s or our administrator’s advice or recommendations. Under the Investment Advisory and Management Agreement and Administration Agreement, our investment adviser and our administrator, respectively, and each of their officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with our investment adviser or our administrator, and any person controlling or controlled by our investment adviser or our administrator will not be liable to the Fund, any subsidiary of the Fund, the directors, stockholders or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the Investment Advisory and Management Agreement and Administration Agreement, respectively, except those resulting from acts constituting gross negligence, willful misfeasance, bad faith or reckless disregard of the duties that our investment adviser and our administrator owe to the Fund under the Investment Advisory and Management Agreement and Administration Agreement, respectively. In addition, as part of each of the Investment Advisory and Management Agreement and Administration Agreement, the Fund has agreed to indemnify our investment adviser and our administrator, respectively, and each of their officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with our investment adviser, from and against any claims or liabilities, including reasonable legal fees and other expenses reasonably incurred, arising out of or in connection with the Fund’s business and operations or any action taken or omitted on the Fund’s behalf pursuant to authority granted by each of the Investment Advisory and Management Agreement and Administration Agreement, except where attributable to gross negligence, willful misfeasance, bad faith or reckless disregard of such person’s duties under each of the Investment Advisory and Management Agreement and Administration Agreement. These protections may lead each of our investment adviser and our administrator to act in a riskier manner when acting on the Fund’s behalf than it would when acting for its own account.
U.S. federal and state securities laws may impose liability under certain circumstances on persons who act in good faith. Nothing in the Investment Advisory and Management Agreement or Administration Agreement will constitute a waiver or limitation of any rights that the Fund may have under any applicable law.
Payment of Our Expenses Under the Investment Advisory and Management Agreement and Administration Agreements
The Fund’s primary operating expenses include the payment of management fees and incentive fees to our investment adviser under the Investment Advisory and Management Agreement, as amended, our allocable portion of overhead expenses under the Administration Agreement with our administrator and other operating costs described below. The management and incentive fees compensate our investment adviser for its work in identifying, evaluating, negotiating, closing and monitoring our investments. We bear all other out-of-pocket
costs and expenses of our operations and transactions, including:

(a)	“organization and offering expenses” of the Fund associated with this offering, as provided for in Conduct Rule 2310(a)(12) of FINRA;

(b)	calculating the Fund’s net asset value (including the cost and expenses of any independent valuation firms or pricing services);

(c)
fees and expenses, including travel expenses, incurred by our investment adviser or payable to third parties, including agents, consultants or other advisors, in performing due diligence on prospective portfolio companies, monitoring the Fund’s investments (including the cost of consultants hired to develop technology systems designed to monitor the Fund’s investments) and, if necessary, enforcing the Fund’s rights;

(d)	costs and expenses related to the formation and maintenance of entities or special purpose vehicles to hold assets for tax, financing or other purposes;

(e)
expenses related to consummated and unconsummated portfolio investments including, without limitation any reverse termination fees and any liquidated damages, commitment fees that become payable in connection with any proposed investment that is not ultimately made, forfeited deposits or similar payments, including expenses relating to unconsummated investments that may have been attributable to co-investors had such investments been consummated;

(f)
debt servicing (including interest, fees and expenses related to the Fund’s indebtedness) and other costs arising out of borrowings, leverage, guarantees or other financing arrangements, including, but not limited to, the arrangements thereof;

(g)	offerings of the Fund’s Common Shares and the Fund’s other securities;

(h)	costs of effecting sales and repurchases of the Fund’s Common Shares and other securities, if any;

(i)	the Base Management Fee and any Incentive Fee (each as defined in the Investment Advisory and Management Agreement);

(j)	dividends and other distributions on the Fund’s Common Shares;

(k)	administration fees and/or expenses payable to our administrator under the Administration Agreement;

(l)	fees payable, if any, under any distribution manager, intermediary manager or selected intermediary agreements;

(m)	fees payable under the Fund’s distribution and stockholder servicing plan adopted pursuant to Rule 12b-1 under the Investment Company Act;

(n)	fees and expenses incurred in connection with the services of representatives, depositories, paying agents, transfer agents, escrow agents, dividend agents, trustees, rating agencies and custodians;

(o)	the allocated costs incurred by our administrator in providing managerial assistance to those portfolio companies that request it;

(p)
other expenses incurred by our investment adviser, our administrator, any sub-administrator or the Fund in connection with administering its business, including payments made to third-party providers of goods or services and payments to our administrator that will be based upon the Fund’s allocable portion of overhead;

(q)
amounts payable to third parties, including representatives, depositories, paying agents, agents, consultants or other advisors, relating to, or associated with, evaluating, making and disposing of investments (excluding payments to third-party vendors for financial information services and costs associated with meeting potential sponsors);

(r)	fees and expenses associated with marketing efforts associated with the offer and sale of the Fund’s securities (including attendance at investment conferences and similar events);

(s)	brokerage fees and commissions;

(t)	federal, state and local registration fees, including those contemplated by the AIFM Directive or any national private placement regime in any jurisdiction;

(u)
all costs of registration and qualifying the Fund’s securities pursuant to the rules and regulations of the SEC or any other regulatory authority, including those contemplated by the AIFM Directive or any national private placement regime in any jurisdiction;

(v)	federal, state and local taxes;

(w)	independent director fees and expenses;

(x)
costs associated with the Fund’s reporting and compliance obligations under the Investment Company Act, applicable U.S. federal and state securities laws, including compliance with the Sarbanes-Oxley Act, and the AIFM Directive or any national private placement regime in any jurisdiction (including any reporting required in connection with Annex IV of the AIFM Directive);

(y)
costs of preparing and filing reports or other documents required by governmental bodies (including the SEC) and any agency administering the securities laws of a state, and the compensation of professionals responsible for the foregoing;

(z)
costs associated with individual or group stockholders, including the costs of any reports, proxy statements or other notices to the Fund’s stockholders, including printing costs and the costs of investor relations personnel responsible for the foregoing and related matters;

(aa)	costs of holding Board meetings and stockholder meetings, and the compensation of professionals responsible for the foregoing;

(bb)	the Fund’s fidelity bond;

(cc)	outside legal expenses;

(dd)
accounting expenses (including costs and fees of the Fund’s independent accounting firm and fees, disbursements and expenses related to the audit of the Fund and the preparation of the Fund’s tax information);

(ee)	directors and officers/errors and omissions liability insurance, and any other insurance premiums;

(ff)	costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute, and indemnification and other non-recurring or extraordinary expenses;

(gg)
direct costs and expenses of administration and operation, including printing, mailing, long distance telephone, cellular phone and data service, copying, secretarial and other staff, audit and legal costs;

(hh)	dues, fees and charges of any trade association of which the Fund is a member;

(ii)	costs of hedging, including the use of derivatives by the Fund;

(jj)	costs associated with investor relations efforts;

(kk)	proxy voting expenses;

(ll)	costs of information technology and related costs, including costs related to software, hardware and other technological systems (including specialty and custom software);

(mm)	fees, costs and expenses of winding up and liquidating the Fund’s assets;

(nn)	costs of preparing financial statements and maintaining books and records; and

(oo)	all other expenses reasonably incurred by the Fund, our administrator or any sub-administrator in connection with administering the Fund’s business.
From time to time, our investment adviser, our administrator, or their respective affiliates, may pay third-party providers of goods or services. We will reimburse our investment adviser, our administrator, or such affiliates thereof for any such amounts paid on our behalf. Each of our investment adviser or our administrator will waive its right to be reimbursed in the event that such reimbursements would cause any distributions to the Fund’s common stockholders to constitute a return of capital to stockholders. All of these expenses will ultimately be borne by the Fund’s common stockholders.
Board Approval of the Investment Advisory and Management Agreement
Our Board, including our independent directors, approved the Investment Advisory and Management Agreement at a meeting held on January 3, 2023. In reaching a decision to approve the Investment Advisory and Management Agreement, the Board reviewed a significant amount of information and considered, among other things:

•	the nature, quality and extent of the advisory and other services to be provided to the Fund by our investment adviser;

•	the proposed investment advisory fee rates to be paid by the Fund to our investment adviser;

•	the fee structures of comparable externally managed business development companies that engage in similar investing activities;

•	our projected operating expenses and expense ratio compared to business development companies with similar investment objectives; and

•
information about the services to be performed and the personnel who would be performing such services under the Investment Advisory and Management Agreement; and the organizational capability and financial condition of our investment adviser and its affiliates.

Based on the information reviewed and the discussion thereof, the Board, including a majority of the non-interested
directors, concluded that the investment advisory fee rates are reasonable in relation to the services to be provided and approved the Investment Advisory and Management Agreement as being in the best interests of our common stockholders.

Prohibited Activities
Our activities are subject to compliance with the Investment Company Act. In addition, our charter prohibits the following activities among us, our investment adviser and its affiliates:

•
We may not purchase or lease assets in which our investment adviser or any of its affiliates has an interest unless (i) we fully disclose the terms of the transaction to our common stockholders, the terms are reasonable to us and the price does not exceed the lesser of cost or fair market value, as determined by an independent expert or (ii) such purchase or lease of assets is consistent with the Investment Company Act or an exemptive order under the Investment Company Act issued to us by the SEC;

•	We may not invest in general partnerships or joint ventures with affiliates and non-affiliates unless certain conditions are met;

•
Our investment adviser and its affiliates may not acquire assets from us unless (i) approved by our common stockholders entitled to cast a majority of the votes entitled to be cast on the matter or (ii) such acquisition is consistent with the Investment Company Act or an exemptive order under the Investment Company Act issued to us by the SEC;

•
We may not lease assets to our investment adviser or its affiliates unless the transaction occurs at our formation, we disclose the terms of the transaction to our common stockholders and such terms are fair and reasonable to us;

•
We may not make any loans, credit facilities, credit agreements or otherwise to investment adviser or its affiliates except for the advancement of funds as permitted by our charter or unless otherwise permitted by the Investment Company Act or applicable guidance or exemptive relief of the SEC;

•	We may not acquire assets from our affiliates in exchange for our Common Shares;

•
We may not pay a commission or fee, either directly or indirectly to our investment adviser or its affiliates in connection with the reinvestment of cash flows from operations and available reserves or of the proceeds of the resale, exchange or refinancing of our assets, except as otherwise permitted under the Investment Company Act or exemptive relief granted by the SEC pursuant thereto, or by a determination of the SEC or its staff under the Investment Company Act;

•	Our investment adviser may not charge duplicate fees to us; and

•	Our investment adviser may not provide financing to us with a term in excess of 12 months.
In addition, in the Investment Advisory and Management Agreement, our investment adviser agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state securities laws governing its operations and investments.
License Agreement
We have entered into a license agreement with Crescent, pursuant to which we have been granted a non-exclusive,
royalty-free license to use the name “Crescent Capital”. Under this agreement, we will have a right to use the Crescent name for so long as Crescent Cap NT Advisers, LLC remains our investment adviser. Other than with respect to this limited license, we have no legal right to the “Crescent Capital” name.
Compliance with the Omnibus Guidelines Published by NASAA
Rebates, Kickbacks and Reciprocal Arrangements
Our charter prohibits our investment adviser from: (i) receiving or accepting any rebate, give-ups
or similar arrangement that is prohibited under applicable federal or state securities laws, (ii) participating in any reciprocal business arrangement that would circumvent provisions of applicable federal or state securities laws governing conflicts of interest or investment restrictions or (iii) entering into any agreement, arrangement or understanding that would circumvent the restrictions against dealing with affiliates or promoters under applicable federal or state securities laws. In addition, our investment adviser may not directly or indirectly pay or award any fees or commissions or other compensation to any person or entity engaged to sell our shares or give investment advice to a potential stockholder; provided, however, that our investment adviser may pay a registered broker or other properly licensed agent sales commissions or other standard compensation (including cash compensation and non-cash
compensation (as such terms are defined under FINRA Rule 2310)) for selling or distributing our Common Shares, including out of the investment adviser’s own assets, including those amounts paid to the investment adviser under the Investment Advisory and Management Agreement.
Commingling
The investment adviser may not permit our funds to be commingled with the funds of any other entity.

POTENTIAL CONFLICTS OF INTEREST
The following represents the known inherent or potential conflicts of interest that should be considered by prospective investors before subscribing for the Common Shares. We have entered into the Investment Advisory and Management Agreement and the Expense Support and Conditional Reimbursement Agreement with our investment adviser, a subsidiary of Crescent, an entity in which certain directors and officers of the Fund and members of the investment committee of the investment adviser may have indirect ownership and pecuniary interests. Pursuant to the Investment Advisory and Management Agreement, we pay Crescent Cap NT Advisers, LLC a management fee and an incentive fee. See “Investment Advisory and Management Agreement and Administration Agreement—Compensation of Our Investment Adviser” for a description of how the fees payable to our investment adviser will be determined. Pursuant to our Administration Agreement, we reimburse CCAP Administration LLC, at cost, for our allocable portion of overhead and other expenses (including travel expenses) incurred by CCAP Administration LLC in performing its obligations under the Administration Agreement. See “Investment Advisory and Management Agreement and Administration Agreement—Administration Agreement” for a description of how the expenses reimbursable to our administrator will be determined. The Expense Support and Conditional Reimbursement Agreement is intended to ensure that no portion of our distributions to stockholders will represent a return of capital to stockholders for tax purposes. See Management’s Discussion and Analysis of Financial Condition and Results of Operations—Components of Operations—Expense Support and Conditional Reimbursement Agreement” for additional information regarding the Expense Support Agreement.
Conflicts may arise in allocating and structuring investments, time, services, expenses or resources among the investment activities of Crescent funds and accounts, Crescent and other Crescent-affiliated entities. Certain of our executive officers and directors, and members of the investment committee of our investment adviser, serve or may serve as officers, directors or principals of other entities and affiliates of our investment adviser and investment funds and accounts managed by our investment adviser or its affiliates, including Crescent. These officers and directors, along with our investment adviser, and other key personnel, will devote such portion of their time to our affairs as is required for the performance of their duties, but they are not required to devote all of their time to us. Accordingly, they may have obligations to investors in those entities, the fulfillment of which might not be in our or our common stockholders’ best interests or may require them to devote time to services for other entities, which could interfere with the time available to provide services to us. Members of our investment adviser’s investment committee may have significant responsibilities for other Crescent funds and accounts. Similarly, although the professional staff of our investment adviser will devote as much time to the management of us as appropriate to enable our investment adviser to perform its duties in accordance with the Investment Advisory and Management Agreement, the investment professionals of our investment adviser may have conflicts in allocating their time and services among us, on the one hand, and investment vehicles managed by our investment adviser or one or more of its affiliates, on the other hand. These activities could be viewed as creating a conflict of interest insofar as the time and effort of the professional staff of our investment adviser and its officers and employees will not be devoted exclusively to our business but will instead be allocated between our business and the management of these other investment vehicles.
Our investment adviser has adopted an investment allocation policy designed to ensure that all investment opportunities are, to the extent practicable, allocated among its clients on a basis that over a period of time is fair and equitable to each client relative to other clients as well as a co-investment
policy designed to ensure fair allocation of
co-investment
opportunities amongst its clients. Certain Crescent vehicles may have investment objectives that compete or overlap with, and may from time to time invest in asset classes similar to those targeted by the Fund, and our executive officers, certain of our directors and members of the investment committee of the investment adviser also serve as officers or principals of other investment managers affiliated with Crescent that currently, and may in the future, manage such Crescent vehicles that have investment objectives similar to our investment objectives. Consequently, we, on the one hand, and these other entities, on the other hand, may from time to time pursue the same or similar capital and investment opportunities. Crescent and our investment adviser endeavor to allocate investment opportunities in a fair and equitable manner, and in any event consistent with any fiduciary duties owed to the Fund. Nevertheless, it is possible that we may not be given the opportunity to participate in certain investments made by investment vehicles managed by investment managers affiliated with Crescent (including our investment adviser). In addition, there may be conflicts in the allocation of investments among us and the vehicles managed by investment managers affiliated with Crescent (including our investment adviser), including investments made pursuant to the
Co-Investment
Exemptive Order. Further, such other Crescent-managed vehicles may hold positions in portfolio companies in which the Fund has also invested. Such investments may raise potential conflicts of interest between the Fund and such other Crescent-managed vehicles, particularly if the Fund and such other Crescent-managed vehicles invest in different classes or types of securities or investments of the same underlying portfolio company. In that regard, actions may be taken by such other Crescent-managed vehicles that are adverse to the Fund’s interests, including, but not limited to, during a restructuring, bankruptcy or other insolvency proceeding or similar matter occurring at the underlying portfolio company. See “Risk Factors—Risks Relating to Our Business and Structure—Our investment adviser, the investment committee of our investment adviser, Crescent and their affiliates, officers, directors and employees may face certain conflicts of interest.”
Co-Investment
Opportunities
As a BDC, we are subject to certain regulatory restrictions in negotiating certain investments with entities with which we may be restricted from doing so under the Investment Company Act, such as our investment adviser and its affiliates.
Our investment adviser has, and its affiliates have, received the
Co-Investment
Exemptive Order from the SEC that permits us and other BDCs and registered closed-end
management investment companies managed by Crescent to
co-invest
in portfolio companies with each other and with affiliated investment vehicles.
Co-investments
made under the
Co-Investment
Exemptive Order are subject to compliance with certain conditions and other requirements, which could limit our ability to participate in a co-investment
transaction. We may also otherwise
co-invest
with vehicles managed by Crescent or any of its downstream affiliates, subject to compliance with existing regulatory guidance, applicable regulations and our allocation procedures. There can be no guarantee that the exemptive relief will be further extended.
License Agreement
We have entered into a license agreement with Crescent, pursuant to which we have been granted a non-exclusive,
royalty-free license to use the name “Crescent Capital.” Under this agreement, we will have a right to use the Crescent name for so long as Crescent Cap NT Advisers, LLC remains our investment adviser. Other than with respect to this limited license, we have no legal right to the “Crescent Capital” name.
Material
Non-Public
Information
Members of our investment adviser’s investment committee and other employees of our investment adviser and its affiliates may serve as directors of, or in a similar capacity with, companies in which we may invest or in which we are pursuing an investment opportunity. Through these and other relationships with a company, these individuals may obtain material non-public information
that might restrict our ability to buy or sell the securities of such company under the policies of the company or applicable law, including, for example, the antifraud provisions of the federal securities laws.
Code of Conduct
As a BDC, we are subject to certain regulatory requirements that restrict our ability to engage in certain related-party transactions. We have adopted procedures for the review, approval and monitoring of transactions that involve us and certain of our related persons. For example, we have a code of conduct that generally prohibits our executive officers or directors from engaging in any transaction where there is a conflict between such individual’s personal interest and the interests of the Fund. Any waiver to the code of conduct will generally only be permitted to be obtained from the Chief Compliance Officer, the chairperson of the Board or the chairperson of the audit committee and will be publicly disclosed as required by applicable law and regulations. In addition, the audit committee is required to review and approve all related-party transactions (as defined in Item 404 of
Regulation S-K).

CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS
The following table sets forth, as of August 31, 2023, information with respect to the beneficial ownership of our Common Shares by:

•	each person known to us to be expected to beneficially own more than 5% of the outstanding Common Shares;

•	each of our directors and each executive officers; and

•	all of our directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. There are no Common Shares subject to options that are currently exercisable or exercisable within 60 days of the offering. Percentage of beneficial ownership is based on of our Common Shares outstanding as of August 31, 2023.
Unless stated otherwise, the address for each individual or entity listed in the table is c/o Crescent Private Credit Income Corp., 11100 Santa Monica Blvd., Suite 2000, Los Angeles, California 90025.

Shares Beneficially Owned
Name and Address	Number	Percentage
Interested Directors
Jason A. Breaux	—	—%
Christopher G. Wright	—	—%
Independent Directors
Kathleen S. Briscoe	—	—%
Susan Yun Lee	—	—%
Martha Solis-Turner	—	—%
Executive Officers Who Are Not Directors
Eric Hall	—	—%
Raymond Barrios	—	—%
Kirill Bouek	—	—%
Erik Barrios	—	—%
George P. Hawley	—	—%
Other
All Officers and Directors as a Group ( 10 persons )	—	—%
5% Holders
BK Canada Holdings Inc. (1)		59.9%
Sun Life Assurance Company of Canada (1)		40.0%

(1)	The address for BK Canada and Sun Life Assurance is 1 York Street, Toronto, Ontario, Canada, M5J 0B6.

The following table sets forth the dollar range of our equity securities as of August 31, 2023.

Name and Address	Dollar Range of Equity Securities in Crescent Private Credit Income Corp. (1)(2)	Aggregate Dollar Range of Equity Securities in the Fund Complex (1)
Interested Directors
Jason A. Breaux	None	Over $100,000
Christopher G. Wright	None	Over $100,000
Independent Directors
Kathleen S. Briscoe	None	None.
Susan Yun Lee	None	None.
Martha Solis-Turner	None	None.

(1)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.
(2)	The dollar range of equity securities expected to be beneficially owned are: none, $1—$10,000, $10,001—$50,000, $50,001—$100,000 or over $100,000.

DISTRIBUTIONS
We currently intend to pay regular monthly distributions commencing with the first full calendar quarter after we hold the first closing in the offering of Common Shares pursuant to this prospectus. However, any distributions we make will be at the sole discretion of our Board, which will consider factors such as our earnings, cash flow, capital needs and general financial condition and the requirements of Maryland law. As a result, our distribution rates and payment frequency may vary from time to time.
Our Board’s discretion as to the payment of distributions will be directed, in substantial part, by its determination to cause us to comply with the RIC requirements. To maintain our treatment as a RIC, we generally are required to make aggregate annual distributions to our common stockholders of at least 90% of our taxable income and tax exempt interest. See “Description of Our Shares” and “Certain Material U.S. Federal Income Tax Considerations.”
The per share amount of distributions on Class S shares, Class D shares and Class I shares generally differ because of different class-specific stockholder servicing and/or distribution fees that are deducted from the gross distributions for each share class. Specifically, distributions on Class S shares will be lower than Class D shares, and distributions on Class D shares will be lower than Class I shares because we are required to pay higher ongoing stockholder servicing and/or distribution fees with respect to the Class S shares (compared to Class D shares and Class I shares) and we are required to pay higher ongoing stockholder servicing and/or distribution fee with respect to Class D shares (compared to Class I shares).
There is no assurance we will pay distributions in any particular amount, if at all. We may fund any distributions from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital to stockholders or offering proceeds, and we have no limits on the amounts we may pay from such sources. The extent to which we pay distributions from sources other than cash flow from operations will depend on various factors, including the level of participation in our distribution reinvestment plan, how quickly we invest the proceeds from this and any future offering and the performance of our investments. Funding distributions from the sales of assets, borrowings, return of capital to stockholders or proceeds of this offering will result in us having less funds available to acquire investments. As a result, the return you realize on your investment may be reduced. Additionally, funding distributions from the sales of assets, borrowings, return of capital to stockholders or proceeds of this offering may also negatively impact our ability to generate cash flows. Likewise, funding distributions from the sale of additional securities will dilute your interest in us on a percentage basis and may impact the value of your investment especially if we sell these securities at prices less than the price you paid for your Common Shares. We believe the likelihood that we pay distributions from sources other than cash flow from operations will be higher in the early stages of the offering, but over time, we intend to fund distributions fully from cash flow from operations.
From time to time, we may also pay special interim distributions in the form of cash or Common Shares at the sole discretion of our Board.
We have not established limits on the amount of funds we may use from any available sources to make distributions, except that funds may not be advanced or borrowed for the purpose of distributions if the amount of such distributions would exceed our accrued and received revenues from the previous four quarters, less paid and accrued operating costs with respect to such revenues and costs which will be determined in accordance with generally accepted accounting principles, consistently applied unless necessary or advisable for us to qualify as a RIC under the Code. There can be no assurance that we will achieve the performance necessary to sustain our distributions or that we will be able to pay distributions at a specific rate or at all. Our investment adviser and its affiliates have no obligation to waive advisory fees or otherwise reimburse expenses in future periods. See “Investment Advisory and Management Agreement and Administration Agreement.”

Consistent with the Code, stockholders will be notified of the source of our distributions. Our distributions may exceed our earnings and profits, especially during the period before we have substantially invested the proceeds from this offering. As a result, a portion of the distributions we make may represent a return of capital to stockholders for tax purposes. The tax basis of shares must be reduced by the amount of any return of capital distributions, which will result in an increase in the amount of any taxable gain (or a reduction in any deductible loss) on the sale of shares.
For a period of time following commencement of this offering, which time period may be significant, we expect substantial portions of our distributions may be funded indirectly through the reimbursement of certain expenses by our investment adviser and its affiliates, that are subject to conditional reimbursement by us within three years. Any such distributions funded through expense reimbursements are not based on our investment performance and can only be sustained if we achieve positive investment performance in future periods and/or our investment adviser or its affiliates continues to advance such expenses or waive such fees. Our future reimbursement of amounts advanced or waived by our investment adviser and its affiliates will reduce the distributions that you would otherwise receive in the future. In addition, the initial advancement of expenses or waiver of fees by our investment adviser and its affiliates pursuant to the Expense Support and Conditional Reimbursement Agreement may prevent or reduce a decline in NAV in the short term, and our reimbursement of these amounts may reduce NAV in the future. Other than as set forth in this prospectus, our investment adviser and its affiliates have no obligation to advance expenses or waive advisory fees.
We intend to elect to be treated, and intend to qualify annually thereafter, as a RIC under the Code. To obtain and maintain our RIC status under the Code, we must timely distribute an amount equal to at least 90% of our investment company taxable income (as defined by the Code, which generally includes net ordinary income and net short term capital gains) to our common stockholders in respect of each taxable year, as well as satisfy other applicable requirements under the Code. In addition, we generally will be required to pay a nondeductible U.S. federal excise tax equal to 4% on certain undistributed taxable income unless we distribute in a timely manner an amount at least equal to the sum of (i) 98% of our net ordinary income, taking into account certain deferrals and elections, recognized during a calendar year and (ii) 98.2% of our capital gain net income, as defined by the Code and adjusted for certain ordinary gains and losses, recognized during the one-year
period ending on October 31 of such calendar year and (iii) the sum of any net ordinary income and capital gains net income recognized, but not distributed, in preceding years and on which we paid no federal income tax. For these excise tax purposes, we will be deemed to have distributed any net ordinary taxable income or capital gain net income on which we have paid U.S. federal income tax. The taxable income on which we pay excise tax is generally distributed to our common stockholders in the next tax year. Depending on the level of taxable income earned in a tax year, we may choose to carry forward such taxable income for distribution in the following year and pay any applicable excise tax. We cannot assure you that we will achieve results that will permit the payment of any dividends. We have adopted a distribution reinvestment plan pursuant to which you may elect to have the full amount of your cash distributions reinvested in additional Common Shares. See “Distribution Reinvestment Plan.”

DESCRIPTION OF OUR SHARES
The following description is based on relevant portions of the Maryland General Corporation Law (the “MGCL”) and on our charter and bylaws. This summary is not necessarily complete, and we refer you to the MGCL and our charter and bylaws for a more detailed description of the provisions summarized below.
General
Under the terms of our charter, our authorized capital stock consists solely of 300,000,000 shares of common stock, par value $0.01 per share, of which 100,000,000 are classified as Class S shares, 100,000,000 are classified as Class D shares and 100,000,000 are classified as Class I shares. As of August 31, 2023, there were no Class S shares, no Class D shares and 2,997,407 Class I shares outstanding.
As permitted by the MGCL, our charter provides that a majority of the entire Board, without any action by our stockholders, may amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. The charter also provides that the Board may classify or reclassify any unissued Common Shares into one or more classes or series of common stock or preferred stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, or terms and conditions of redemption of the shares. There is currently no market for our common stock, and we can offer no assurances that a market for our shares will develop in the future. We do not intend for the shares offered under this prospectus to be listed on any national securities exchange. There are no outstanding options or warrants to purchase our stock. No stock has been authorized for issuance under any equity compensation plans. Under the MGCL, our stockholders generally are not personally liable for our debts or obligations.
None of our shares of stock are subject to further calls or to assessments, sinking fund provisions, obligations of the company or potential liabilities associated with ownership of the security (not including investment risks).
Outstanding Securities

Title of Class	Amount Authorized	Amount Held by Fund for its Account	Amount Outstanding as of August 31, 2023
Common Stock	300,000,000	—	2,997,407
Class S	100,000,000	—	—
Class D	100,000,000	—	—
Class I	100,000,000	—	2,997,407
Common Shares
Under the terms of our charter, all of our Class S shares, Class D shares and Class I shares have equal rights as to voting and, when they are issued, are duly authorized, validly issued, fully paid and non-assessable.
Dividends and other distributions may be paid to the holders of our Class S shares, Class D shares and Class I shares (which will be done pro rata among the stockholders of shares of a specific class) at the same time and in different per share amounts on such Class S shares, Class D shares and Class I shares, if, as and when authorized by our Board and declared by us out of funds legally available therefor.
Each class of common stock shall represent an investment in the same pool of assets and shall have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption as each other class of common stock except for such dif fere
nces as are clearly and expressly set forth in our charter.

Except as may be provided by our Board in setting the terms of classified or reclassified stock, our Common Shares have no preemptive, exchange or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws or by contract and to the extent necessary for the Fund to qualify as a RIC under the Code or the characterization or treatment of income or loss, except that, in order to avoid the possibility that our assets could be treated as “plan assets,” we may require any person proposing to acquire our Common Shares to furnish such information as may be necessary to determine whether such person is a benefit plan investor or a controlling person, restrict or prohibit transfers of shares of such stock or redeem any outstanding shares of stock for such price and on such other terms and conditions as may be determined by or at the direction of the Board. If the Fund rejects a transfer of Common Shares, such rejection will be affirmatively supported by an opinion of counsel. A charge may be imposed by the Fund to cover its actual, necessary and reasonable administrative and filing expenses incurred in connection with a transfer.
If you hold Common Shares for the purpose of assigning all or a portion of such Common Shares, the Omnibus Guidelines require us to provide in the assignment agreement governing the transfer to an assignee that your management shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the assignees, whether or not in your management’s possession or control, and that your management shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the assignees. In addition, the assignment agreement shall not permit the assignees to contract away the fiduciary duty owed to the assignees by your management under the common law of agency.
In the event of our liquidation, dissolution or winding up, each share of each class of our common stock would be entitled to be paid, out of all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time, a liquidation payment equal to the net asset value per share of such class; provided, however, that if the available assets of the Fund are insufficient to pay in full the above described liquidation payment, then such assets, or the proceeds thereof, shall be distributed among the holders of shares of each class of common stock ratably in the same proportion as the respective amounts that would be payable on such shares of each class of common stock if all amounts payable thereon were paid in full.
Subject to the rights of holders of any other class or series of stock and except as otherwise provided in our charter, Class S shares, Class D shares and Class I shares will vote together as a single class, and each share is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. The holders of each class of Common Shares will have exclusive voting rights on any amendment of our charter (including the terms of such class of Common Shares) that would alter only the contract rights of such class of Common Shares and no holders of any other class or series of stock will be entitled to vote thereon. Except as may be provided by the Board in setting the terms of classified or reclassified stock, and subject to the express terms of any class or series of preferred stock, the holders of our Common Shares possess exclusive voting power. Except as provided with respect to any other class or series of stock, the holders of Common Shares possess exclusive voting power. There is no cumulative voting in the election of our directors, which means that holders of a majority of the outstanding Common Shares can elect all of our directors.
Class S Shares
No upfront selling commissions are paid for sales of any Class S shares; however, if you purchase Class S shares from certain selling agents, they may directly charge you transaction or other fees in such amount as they may determine, provided that selling agents limit such charges to a 3.5% cap on NAV for Class S shares.
We pay the intermediary manager selling commissions over time as a stockholder servicing and/or distribution fee with respect to our outstanding Class S shares equal to 0.85% per annum of the aggregate NAV of our outstanding Class S shares, including any Class S shares issued pursuant to our distribution reinvestment plan. The stockholder servicing and/or distribution fees are paid monthly in arrears. The intermediary manager reallows (pays) all or a portion of the stockholder servicing and/or distribution fees to participating brokers and

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servicing brokers for ongoing stockholder services performed by such brokers, and will waive stockholder servicing and/or distribution fees to the extent a broker is not eligible to receive it for failure to provide such services.
Class D Shares
No upfront selling commissions are paid for sales of any Class D shares, however, if you purchase Class D shares from certain selling agents, they may directly charge you transaction or other fees in such amount as they may determine, provided that selling agents limit such charges to a 1.5% cap on NAV for Class D shares.
We pay the intermediary manager selling commissions over time as a stockholder servicing and/or distribution fee with respect to our outstanding Class D shares equal to 0.25% per annum of the aggregate NAV of our outstanding Class D shares, including any Class D shares issued pursuant to our distribution reinvestment plan. The stockholder servicing and/or distribution fees are paid monthly in arrears. The intermediary manager reallows (pays) all or a portion of the stockholder servicing and/or distribution fees to participating brokers and servicing brokers for ongoing stockholder services performed by such brokers, and will waive stockholder servicing and/or distribution fees to the extent a broker is not eligible to receive it for failure to provide such services.
Class D shares are generally available for purchase in this offering only (1) through fee-based
programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating brokers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through transaction/ brokerage platforms at participating brokers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) by other categories of investors that we name in an amendment or supplement to this prospectus.
Class I Shares
No upfront selling commissions or stockholder servicing and/or distribution fees are paid for sales of any Class I shares.
Class I shares are generally available for purchase in this offering only (1) through fee-based
programs, also known as wrap accounts, that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating brokers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) through certain registered investment advisers, (5) by our executive officers and directors and their immediate family members, as well as officers and employees of our investment adviser or Crescent or other affiliates and their immediate family members, and joint venture partners, consultants and other service providers or (6) by other categories of investors that we name in an amendment or supplement to this prospectus. In certain cases, where a holder of Class S shares or Class D shares exits a relationship with a participating broker for this offering and does not enter into a new relationship with a participating broker for this offering, such holder’s shares may be exchanged for a number of Class I shares with an equivalent NAV.
Other Terms of Common Shares
We will cease paying the stockholder servicing and/or distribution fee on the Class S shares and Class D shares on the earlier to occur of the following (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity or the sale or other disposition of all or substantially all of our assets or (iii) the date following the completion of the primary portion of this offering on which, in the aggregate, underwriting compensation from all sources in connection with this offering, including selling commissions, the stockholder servicing and/or distribution fee and other underwriting compensation, is equal to 10% of the gross proceeds

14
5

from our primary offering. On the earliest of (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity or the sale or other disposition of all or substantially all of our assets or (iii) the end of the month following the termination of our primary offering in which we, with the assistance of the intermediary manager, determine that, in the aggregate, underwriting compensation from all sources in connection with this offering, including selling commissions, the stockholder servicing and/or distribution fee and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering, the applicable Class S shares or Class D shares in such common stockholder’s account will convert into a number of Class I shares (including any fractional shares), with an equivalent aggregate NAV as such Class S shares or Class D shares. In addition, at the end of the month in which the intermediary manager in conjunction with the transfer agent determines that total transaction or other fees, including upfront placement fees or brokerage commissions, and stockholder servicing and/or distribution fees paid with respect to Common Shares held in a common stockholder’s account that would exceed, in the aggregate, 10% of the gross proceeds from the sale of such Common Shares (or a lower limit as determined by the intermediary manager or the applicable selling agent and set forth in the applicable agreement between the intermediary manager and the applicable selling agent at the time such Common Shares were issued), we will cease paying the stockholder servicing and/or distribution fee on either (i) each such share that would exceed such limit or (ii) all Class S shares and Class D shares in such common stockholder’s account. We may modify this requirement if permitted by applicable exemptive relief. At the end of such month, if not already converted as described above, the applicable Class S shares or Class D shares in such common stockholder’s account will convert into a number of Class I shares (including any fractional shares), with an equivalent aggregate NAV as such Class S shares or Class D shares. In addition, immediately before any liquidation, dissolution or winding up, each Class S share and Class D share will automatically convert into a number of Class I shares (including any fractional shares) with an equivalent NAV as such share.
Preferred Stock
This offering does not include an offering of preferred stock. However, under the terms of our charter, our Board may authorize us to issue shares of preferred stock in one or more classes or series without stockholder approval, to the extent permitted by the Investment Company Act. The Board has the power to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class or series of preferred stock. We do not currently anticipate issuing preferred stock in the near future. In the event we issue preferred stock, we will make any required disclosure to stockholders. We will not offer preferred stock to our investment adviser or our affiliates except on the same terms as offered to all other stockholders.
Preferred stock could be issued with terms that would adversely affect the stockholders. Preferred stock could also be used as an anti-takeover device through the issuance of shares of a class or series of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control. Every issuance of preferred stock will be required to comply with the requirements of the Investment Company Act. The Investment Company Act requires, among other things, that: (1) immediately after issuance and before any dividend or other distribution is made with respect to common stock and before any purchase of common stock is made, such preferred stock together with all other senior securities must not exceed an amount equal to 50% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class voting separately to elect two directors at all times and to elect a majority of the directors if distributions on such preferred stock are in arrears by two full years or more. Certain matters under the Investment Company Act require the affirmative vote of the holders of at least a majority of the outstanding shares of preferred stock (as determined in accordance with the Investment Company Act) voting together as a separate class. For example, the vote of such holders of preferred stock would be required to approve a proposal involving a plan of reorganization adversely affecting such securities.
The issuance of any preferred stock must be approved by a majority of our independent directors not otherwise interested in the transaction, who will have access, at our expense, to our legal counsel or to independent legal counsel.

Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses
Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final adjudication as being material to the cause of action.
Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (x) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (y) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.
Our charter contains a provision which eliminates directors’ and officers’ liability to us and our common stockholders for money damages, subject to the requirements of the Investment Company Act, the limitations under Maryland law described above and certain additional limitations set forth in our charter as described below.
Our charter requires us, subject to the requirements of the Investment Company Act, the limitations under Maryland law described above and certain additional limitations set forth in our charter as described below, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer, (b) any individual who, while a director or officer and at our request, serves or has served another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, trustee, member, manager or partner and (c) our investment adviser and any of its affiliates acting as our agent, in each case who is made or threatened to be made a party to, or witness in, the proceeding by reason of his, her or its service in that capacity. Our charter also permits us, with the approval of the Board, to indemnify and advance expenses to a person who served a predecessor of the Fund in any of the capacities described in (a) or (b) above and to any of our employees or agents.
However, our charter provides that, until the earlier of a listing of any or all of the Common Shares on a national securities exchange, a sale or merger in a transaction that provides stockholders with cash and/or securities of a publicly traded entity or a sale of all or substantially all of our assets for cash, listed equity securities or a combination thereof or the date we are no longer subject to the Omnibus Guidelines, our directors, our investment adviser and its or our affiliates may be indemnified pursuant to our charter for losses or liability suffered by them or held harmless for losses or liability suffered by us only if all of the following conditions are met:

•	the indemnitee determined, in good faith, that the course of conduct which caused the loss or liability was in our best interests;

•	the indemnitee was acting on our behalf or performing services for us;

•	in the case of affiliated directors or Crescent, the liability or loss was not the result of negligence or misconduct; and

•	in the case of our independent directors, the liability or loss was not the result of gross negligence or willful misconduct.
In addition, any indemnification or any agreement to hold harmless is recoverable only out of our net assets and not from our common stockholders.
Our charter also provides that we may not provide indemnification to a director, our investment adviser or any of our investment adviser’s or our affiliates or any person acting as broker/dealer for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met:

•	there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the party seeking indemnification;

•	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to such party; or

•
a court of competent jurisdiction approves a settlement of the claims against such party and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which our securities were offered or sold as to indemnification for violations of securities laws.

Finally, our charter provides that, until the earlier of a listing of any or all of the Common Shares on a national securities exchange, a sale or merger in a transaction that provides stockholders with cash and/or securities of a publicly traded entity or a sale of all or substantially all of our assets for cash, listed equity securities or a combination thereof or the date we are no longer subject to the Omnibus Guidelines, we may pay or reimburse reasonable legal expenses and other costs incurred by our directors, our investment adviser and its or our affiliates in advance of final disposition of a proceeding pursuant to our charter only if all of the following are satisfied:

•	the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;

•	the indemnitee provides us with written affirmation of such indemnitee’s good faith belief that such indemnitee has met the standard of conduct necessary for indemnification;

•
the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his, her or its capacity as such, a court of competent jurisdiction approves such advancement; and

•
the indemnitee provides us with a written agreement to repay the amount paid or reimbursed, together with the applicable legal rate of interest thereon, if it is ultimately determined that such indemnitee did not comply with the requisite standard of conduct and is not entitled to indemnification.

In accordance with the Investment Company Act, we will not indemnify any person for any liability to which such person would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.
In addition to the indemnification provided for in our charter, we have entered into indemnification agreements with each of our current directors and certain of our current officers and with the current members of our investment adviser’s investment committee and we intend to enter into indemnification agreements with each of our future directors, the future members of our investment committee and certain of our future officers. The indemnification agreements attempt to provide these directors, officers and other persons the maximum indemnification permitted under Maryland law, our charter and the Investment Company Act. The agreements provide, among other things, for the advancement of expenses and indemnification for liabilities that such person may incur by reason of his or her status as a present or former director or officer or member of our investment adviser’s investment committee in any action or proceeding arising out of the performance of such person’s services as a present or former director or officer or member of our investment adviser’s investment committee.
Provisions of the Maryland General Corporation Law and the Charter and Bylaws
The MGCL and our charter and bylaws contain provisions that could make it more difficult for a potential acquiror to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with the Board. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.
Sales and Leases to the Fund
Our charter provides that, unless otherwise permitted by the Investment Company Act or applicable guidance or exemptive relief of the SEC, except as otherwise permitted under the Investment Company Act, we may not purchase or lease assets in which our investment adviser or any of its affiliates has an interest unless all of the following conditions are met: (a) the transaction occurs at our formation and is fully disclosed to the stockholders in a prospectus or in a periodic report; and (b) the assets are sold or leased upon terms that are reasonable to us and at a price not to exceed the lesser of cost or fair market value as determined by an independent expert. However, our investment adviser may purchase assets in its own name (and assume loans in connection therewith) and temporarily hold title, for the purposes of facilitating the acquisition of the assets, the borrowing of money, obtaining financing for us, or the completion of construction of the assets, so long as all of the following conditions are met: (i) the assets are purchased by us at a price no greater than the cost of the assets to our investment adviser; (ii) all income generated by, and the expenses associated with, the assets so acquired will be treated as belonging to us; and (iii) there are no other benefits arising out of such transaction to our investment adviser apart from compensation otherwise permitted by the Omnibus Guidelines, as adopted by the NASAA.
Sales and Leases to our Investment Adviser, Directors or Affiliates
Our charter provides that, unless otherwise permitted by the Investment Company Act or applicable guidance or exemptive relief of the SEC, we may not sell assets to our investment adviser or any of its affiliates unless such sale is approved by the holders of a majority of our voting securities. Our charter also provides that we may not lease assets to our investment adviser or any affiliate thereof unless all of the following conditions are met: (a) the transaction is fully disclosed to the stockholders in a prospectus or in a periodic report; and (b) the terms of the transaction are fair and reasonable to us.
Loans
Our charter provides that, unless otherwise permitted by the Investment Company Act or applicable guidance or exemptive relief of the SEC, except for the advancement of indemnification funds, no loans, credit facilities, credit agreements or otherwise may be made by us to our investment adviser or any of its affiliates.

Commissions on Financing, Refinancing or Reinvestment
Our charter provides that, unless otherwise permitted by the Investment Company Act or applicable guidance or exemptive relief of the SEC, we generally may not pay, directly or indirectly, a commission or fee to our investment adviser or any of its affiliates in connection with the reinvestment of cash available for distribution or the proceeds of the resale, exchange or refinancing of assets.
Lending Practices
Our charter provides that, with respect to financing made available to us by Crescent, Crescent may not receive interest in excess of the lesser of Crescent’s cost of funds or the amounts that would be charged by unrelated lending institutions on comparable loans for the same purpose. Crescent may not impose a prepayment charge or penalty in connection with such financing and Crescent may not receive points or other financing charges. In addition, Crescent is prohibited from providing financing to us with a term in excess of 12 months.
Classified Board of Directors
The Board is divided into three classes of directors serving staggered three-year terms, with the term of office of only one of the three classes expiring each year. A classified board may render a change in control of us or removal of our incumbent management more difficult. We believe, however, that the longer time required to elect a majority of a classified board of directors helps to ensure the continuity and stability of our management and policies.
Election of Directors
Our bylaws provide that the affirmative vote of a plurality of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect each director.
Number of Directors; Vacancies; Removal
Our charter provides that the number of directors will be set only by the Board in accordance with our bylaws but may never be less than three. Our bylaws provide that a majority of our entire Board may at any time establish, increase or decrease the number of directors. However, the number of directors may never be less than three or, unless our bylaws are amended, more than fifteen. Our charter sets forth our election to be subject to the provision of Subtitle 8 of Title 3 of the MGCL regarding the filling of vacancies on the Board. Accordingly, except as may be provided by the Board in setting the terms of any class or series of preferred stock, any and all vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is elected and qualifies, subject to any applicable requirements of the Investment Company Act.
Our charter provides that a director may be removed with or without cause, as defined in our charter, by the affirmative vote of stockholders entitled to cast at least a majority of the votes entitled to be cast generally in the election of directors.
We have a total of five members of our Board, three of whom are independent directors. Our charter provides that a majority of our Board shall be independent directors, except for a period of up to 60 days, or such longer period permitted by law or the SEC or its staff, after the death, removal or resignation of an independent director pending the election of such independent director’s successor. Each director will hold office until his or her successor is duly elected and qualifies. Upon the commencement of the first offering pursuant to an effective registration statement filed under the Securities Act, our Board will be divided into three classes of directors with the members of each class to hold office until their successors are duly elected and qualify.

Action by Stockholders
Under the MGCL, unless the charter of a corporation provides for written or electronically transmitted consent by stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take action at a stockholders meeting at which all stockholders entitled to vote on the action were present and voted, stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous written or electronically transmitted consent instead of a meeting. Our charter and bylaws provide that stockholder action may be taken without a meeting if (a) a unanimous consent setting forth the action is given in writing or by electronic transmission by each stockholder entitled to vote on the matter and filed with the minutes of the proceedings or (b) the action is advised, and submitted to the stockholders for approval, by the Board and a consent in writing or by electronic transmission of stockholders entitled to cast not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting of stockholders at which all stockholders entitled to vote on the matter are present and voted is delivered to us in accordance with the MGCL. These provisions, combined with the requirements of our charter and bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.
Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals
Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the Board and the proposal of business to be considered by stockholders may be made only (a) pursuant to our notice of the meeting, (b) by or at the direction of the Board or (c) by a stockholder who is a stockholder of record at the record date set by the Board for the purpose of determining stockholders entitled to vote at the meeting, at the time of giving the advance notice required by our bylaws and at the time of the meeting (and any adjournment or postponement thereof), is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and has complied with the advance notice procedures of our bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the Board at a special meeting may be made only (a) by or at the direction of the Board or (b) provided that the special meeting has been called in accordance with our bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record at the record date set by the Board for the purpose of determining stockholders entitled to vote at the meeting, at the time of giving the advance notice required by our bylaws and at the time of the meeting (and any adjournment or postponement thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of our bylaws.
The purpose of requiring stockholders to give advance notice of nominations and other business is to afford the Board a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by the Board, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although the bylaws do not give the Board any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our common stockholders.
Calling of Special Meetings of Stockholders
Our charter and bylaws provide that special meetings of stockholders may be called by the Board, our independent directors and certain of our officers. Additionally, our charter and bylaws provide that a special meeting of stockholders must be called by our secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than 10% of all the votes entitled to be cast on such matter at such meeting.

Approval of Extraordinary Corporate Action; Amendment of the Charter and Bylaws
Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless declared advisable by its board of directors and approved by the affirmative vote of stockholders entitled to cast at least two-thirds
of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval by the stockholders of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter generally provides for approval of charter amendments and extraordinary transactions by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. Our charter also provides that any proposal for our conversion, whether by merger or otherwise, from a closed-end
company to an
open-end
company requires the approval of the stockholders entitled to cast at least 80% of the votes entitled to be cast on such matter, with Common Shares and each class or series of preferred stock that is entitled to vote on the matter voting as a separate class. However, if such conversion is approved by at least two-thirds
of our continuing directors (as defined below) (in addition to approval by the Board), such proposal may be approved by stockholders entitled to cast a majority of the votes entitled to be cast on the matter. The “continuing directors” are defined in our charter as our current directors as well as those directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of the continuing directors then on the Board.
Our bylaws provide that the Board will have the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.
No Appraisal Rights
Except with respect to appraisal rights arising in connection with the Control Share Acquisition Act discussed below, as permitted by the MGCL, our charter provides that stockholders will not be entitled to exercise appraisal rights unless the Board determines that such rights will apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights.
Control Share Acquisitions
The Control Share Acquisition Act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of stockholders entitled to cast at least two-thirds
of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock that, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

•	one-tenth or more but less than one-third;

•	one-third or more but less than a majority; or

•	a majority or more of all voting power.
The requisite stockholder approval must be obtained each time an acquiror crosses one of the thresholds of voting power set forth above. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.
A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.
If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations, including, as provided in our bylaws, compliance with the Investment Company Act, which will prohibit any such redemption other than in limited circumstances. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of the shares are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition by the acquiror. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.
The Control Share Acquisition Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.
Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions by any person of our shares of stock and, as a result, any control shares of will have the same voting rights as all of the other Common Shares. Such provision could be amended or eliminated at any time in the future. However, we will amend our bylaws to be subject to the Control Share Acquisition Act only if the Board determines that it would be in our best interests and determines (after consultation with the SEC staff) that our being subject to the Control Share Acquisition Act does not conflict with the Investment Company Act.
Business Combinations
Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

•	any person who, directly or indirectly, beneficially owns 10% or more of the voting power of the corporation’s outstanding voting stock; or

•
an affiliate or associate of the corporation who, at any time within the two-year
period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation.

A person is not an interested stockholder under this statute if the board of directors approved in advance the transaction by which such person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.
After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

•	80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

•
two-thirds
of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.
The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. The Board has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the Business Combination Act, provided that the business combination is first approved by the Board, including a majority of the independent directors. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed or the Board does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of and increase the difficulty of consummating any offer.
Conflict with the Investment Company Act
Our bylaws provide that, if and to the extent that any provision of the MGCL, including the Control Share Acquisition Act (if we amend our bylaws to be subject to such act) and the Business Combination Act, or any provision of our charter or bylaws conflicts with any provision of the Investment Company Act, the applicable provision of the Investment Company Act will control.
Tender Offers
Our charter provides that any tender offer made by any person, including any “mini-tender” offer, must comply with the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. Among other things, the offeror must provide us notice of such tender offer at least ten business days before initiating the tender offer. No stockholder may transfer any shares held by such stockholder to any person who initiates a non-compliant tender offer unless such stockholder first offers such shares to us at the tender offer price offered in such non-compliant tender offer. If a person makes a tender offer that does not comply with such provisions, we may seek injunctive relief, including, without limitation, a temporary or permanent restraining order. In addition, the non-complying offeror will be responsible for all of our expenses in connection with that offeror’s noncompliance.
Exclusive Forum
Our charter provides that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Northern Division, will be the sole and exclusive forum for: (i) any Internal Corporate Claim, as such term is defined in
Section 1-101(q)
of the MGCL (other than any action arising under federal securities laws or state securities laws), including, without limitation, (a) any derivative action or proceeding brought on our behalf, (b) any action asserting a claim of breach of any duty owed by any of our directors or officers or other employees to or to our stockholders or (c) any action asserting a claim against any of our directors or officers or other employees arising pursuant to any provision of the MGCL or our charter or bylaws, or (ii) any action asserting a claim against any of our directors or officers or other employees that is governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in our stock will be deemed to have notice of and to have consented and waived any objection to this exclusive forum provision of our charter, as the same may be amended from time to time.

Restrictions on
Roll-Up
Transactions
In connection with any proposed transaction considered a
“Roll-up
Transaction” involving us and the issuance of securities of an entity that would be created or would survive after the successful completion of the
Roll-up
Transaction, an appraisal of all of our assets must be obtained from a competent independent appraiser. If the appraisal will be included in a prospectus used to offer the securities of the roll-up
entity, the appraisal must be filed with the SEC and the states. The assets will be appraised on a consistent basis, and the appraisal will be based on the evaluation of all relevant information and must indicate the value of the assets as of a date immediately prior to the announcement of the proposed
Roll-up
Transaction. The appraisal will assume an orderly liquidation of assets over a
12-month
period. The terms of the engagement of the independent appraiser must clearly state that the engagement is for our benefit and the benefit of our common stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, will be included in a report to stockholders in connection with any proposed
Roll-up
Transaction.
A
“Roll-up
Transaction” is a transaction involving the acquisition, merger, conversion or consolidation, directly or indirectly, of us and the issuance of securities of another entity, or a
“Roll-up
Entity,” that would be created or would survive after the successful completion of such transaction. The term
Roll-up
Transaction does not include:

•	a transaction involving our securities that have been for at least 12 months listed on a national securities exchange; or

•
a transaction involving our conversion to a corporate, trust, or association form if, as a consequence of the transaction, there will be no significant adverse change in any of the following: stockholder voting rights; the term of our existence; compensation to our investment adviser; or our investment objectives.

In connection with a proposed
Roll-up
Transaction, the person sponsoring the
Roll-up
Transaction must offer to holders of Common Shares who vote “no” on the proposal the choice of:

•	accepting the securities of a Roll-up Entity offered in the proposed Roll-up Transaction; or

•	one of the following:

•	remaining as holders of Common Shares and preserving their interests therein on the same terms and conditions as existed previously; or

•	receiving cash in an amount equal to the stockholder’s pro rata share of the appraised value of our net assets.
We are prohibited from participating in any proposed
Roll-up
Transaction:

•
that would result in the holders of Common Shares having democracy rights in a
Roll-up
Entity that are less than those provided in our charter and bylaws and described elsewhere in this prospectus, including rights with respect to the election and removal of directors, annual reports, annual and special meetings, amendment of our charter, and our dissolution;

•
that includes provisions that would operate to materially impede or frustrate the accumulation of shares of stock by any purchaser of the securities of the
Roll-up
Entity, except to the minimum extent necessary to preserve the tax status of the
Roll-up
Entity, or which would limit the ability of an investor to exercise the voting rights of its securities of the
Roll-up
Entity on the basis of the number of shares of stock held by that investor;

•	in which investors’ rights to access of records of the Roll-up Entity will be less than those provided in the “—Access to Records” section below; or

•	in which any of the costs of the Roll-up Transaction would be borne by us if the Roll-up Transaction is rejected by the holders of Common Shares.

Access to Records
Any common stockholder is and will be permitted access to all of our records to which they are entitled under applicable law at all reasonable times and may inspect and copy any of them for a reasonable copying charge. Inspection of our records by the office or agency administering the securities laws of a jurisdiction will be provided upon reasonable notice and during normal business hours. An alphabetical list of the names, addresses and telephone numbers of our common stockholders, along with the number of Common Shares held by each of them, is maintained as part of our books and records and will be available for inspection by any common stockholder or the stockholder’s designated agent at our office. The stockholder list is updated at least quarterly to reflect changes in the information contained therein. A copy of the list will be mailed to any common stockholder who requests the list within ten days of the request. A stockholder may request a copy of the stockholder list for any proper and legitimate purpose, including, without limitation, in connection with matters relating to voting rights and the exercise of stockholder rights under federal proxy laws. A stockholder requesting a list will be required to pay reasonable costs of postage and duplication.
If a proper request for the stockholder list is not honored, then the requesting stockholder will be entitled to recover certain costs incurred in compelling the production of the list as well as actual damages suffered by reason of the refusal or failure to produce the list. However, a stockholder will not have the right to, and we may require a requesting stockholder to represent that it will not, secure the stockholder list or other information for the purpose of selling or using the list for a commercial purpose not related to the requesting stockholder’s interest in our affairs. We may also require that such stockholder sign a confidentiality agreement in connection with the request.
Reports to Stockholders
Within 60 days after each fiscal quarter, we will distribute our quarterly report on
Form 10-Q
to all stockholders of record. In addition, we will distribute our annual report on
Form 10-K
to all stockholders within 120 days after the end of each calendar year, which must contain, among other things, a breakdown of the expenses reimbursed by us to our investment adviser. These reports will also be available on our website at
www.crescentprivatecredit.com
and on the SEC’s website at
www.sec.gov
. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider that information to be part of this prospectus.
Subject to availability, you may authorize us to provide prospectuses, prospectus supplements, annual reports and other information, or documents, electronically by so indicating on your subscription agreement, or by sending us instructions in writing in a form acceptable to us to receive such documents electronically. Unless you elect in writing to receive documents electronically, all documents will be provided in paper form by mail. You must have internet access to use electronic delivery. While we impose no additional charge for this service, there may be potential costs associated with electronic delivery, such as on-line
charges. Documents will be available on our website. You may access and print all documents provided through this service. As documents become available, we will notify you of this by sending you an
e-mail
message that will include instructions on how to retrieve the document. If our
e-mail
notification is returned to us as “undeliverable,” we will contact you to obtain your updated
e-mail
address. If we are unable to obtain a valid
e-mail
address for you, we will resume sending a paper copy by regular U.S. mail to your address of record. You may revoke your consent for electronic delivery at any time and we will resume sending you a paper copy of all required documents. However, in order for us to be properly notified, your revocation must be given to us in a reasonable time before electronic delivery has commenced. We will provide you with paper copies at any time upon request. Such request will not constitute revocation of your consent to receive required documents electronically.

DETERMINATION OF NET ASSET VALUE
The NAV per share for each class of our outstanding Common Shares is determined monthly by dividing the value of the total assets attributable to the class minus the liabilities attributable to the class by the total number of Common Shares outstanding of the class at the date as of which the determination is made. In calculating the value of our total assets, we take the following approach.
Investments
Loan originations are recorded on the date of the binding commitment. Investment purchased on a secondary market are recorded on the trade date. Realized gains or losses are measured by the difference between the net proceeds from the repayment or sale and the amortized cost basis of the investment using the specific identification method without regard to unrealized gains or losses previously recognized, and include investments charged off during the period, net of recoveries. Unrealized gains or losses primarily reflect the change in investment values, including the reversal of previously recorded unrealized gains or losses when gains or losses are realized.
We value our investments in accordance with Section 2(a)(41) of the Investment Company Act and
Rule 2a-5
thereunder (“Rule 2a-5”), which sets forth requirements for determining fair value in good faith. Pursuant to
Rule 2a-5,
our Board has designated our investment adviser as the “valuation designee” to perform fair value determinations relating to all of the Fund’s investments on behalf of the Board. Our Board will oversee our investment adviser’s performance of its responsibilities, and in support of this oversight, our investment adviser will provide periodic reports to our Board related to the fair valuation process. Our investment adviser will carry out its responsibilities as valuation designee principally through its valuation committee (the “Valuation Committee”) assisted by a variety of individuals and entities including, but not limited to, independent pricing services, administrative personnel, and other service providers, as appropriate. All fair value determinations will be approved by the Valuation Committee. Our Board may determine to modify its designation of our investment adviser as valuation designee at any time.
Investments for which market quotations are readily available are typically valued at those market quotations. To validate market quotations, our investment adviser utilizes a number of factors to determine if the quotations are representative of fair value, including the source and number of the quotations. With respect to investments for which market quotations are not readily available, or for which market quotations are deemed not reflective of the fair value, our investment adviser, as the Board’s valuation designee, determines the fair value of the investments in good faith, based on, among other things, the fair valuation recommendations from investment professionals, the oversight of the Fund’s Audit Committee and corroborative valuations by independent third-party valuation firms. In addition, the Fund’s independent registered public accounting firm obtains an understanding of, and performs select procedures relating to, the Fund’s investment valuation process within the context of performing the audit.
As part of the valuation process for investments that do not have readily available market prices, the investment adviser may take into account the following types of factors, if relevant, in determining the fair value of the Fund’s investments: the enterprise value of a portfolio company (the entire value of the portfolio company to a market participant, including the sum of the values of debt and equity securities used to capitalize the enterprise at a point in time), the nature and realizable value of any collateral, the portfolio company’s ability to make payments and its earnings and discounted cash flow, the markets in which the portfolio company does business, a comparison of the portfolio company’s securities to any similar publicly traded securities, changes in the interest rate environment and the credit markets, which may affect the price at which similar investments would trade in their principal markets and other relevant factors. When an external event such as a purchase transaction, public offering or subsequent sale occurs, the investment adviser considers the pricing indicated by the external event to corroborate its valuation.
Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the Fund’s investments may fluctuate from period to period.

Additionally, the fair value of the Fund’s investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that the Fund may ultimately realize. Further, such investments are generally subject to legal and other restrictions on resale or otherwise are less liquid than publicly traded securities. If the Fund was required to liquidate a portfolio investment in a forced or liquidation sale, the Fund could realize significantly less than the value at which the Fund has recorded it. In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different than the unrealized gains or losses reflected in the valuations currently assigned. All investments in securities are recorded at their fair value.
Fair Value of Financial Instruments
The Fund applies Financial Accounting Standards Board ASC 820,
Fair Value Measurement
(ASC 820), as amended, which establishes a framework for measuring fair value in accordance with GAAP and required disclosures of fair value measurements. ASC 820 determines fair value to be the price that would be received for an investment in a current sale, which assumes an orderly transaction between market participants on the measurement date. Market participants are defined as buyers and sellers in the principal or most advantageous market (which may be a hypothetical market) that are independent, knowledgeable, and willing and able to transact. In accordance with ASC 820, the Fund considers its principal market to be the market that has the greatest volume and level of activity. ASC 820 specifies a fair value hierarchy that prioritizes and ranks the level of observability of inputs used in the determination of fair value. In accordance with ASC 820, these levels are summarized below:
Level 1—Valuations based on quoted prices (unadjusted) in active markets for identical assets or liabilities that the Fund has the ability to access.
Level 2—Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.
Level 3—Valuations based on inputs that are unobservable and significant to the overall fair value measurement.
Investments for which market quotations are readily available are typically valued at those market quotations. To validate market quotations, our investment adviser utilizes a number of factors to determine if the quotations are representative of fair value, including the source and number of the quotations. With respect to investments for which market quotations are not readily available, or for which market quotations are deemed not reflective of the fair value, our investment adviser, as the Board’s valuation designee, determines the fair value of the investments in good faith, based on, among other things, the fair valuation recommendations from investment professionals, the oversight of the Fund’s Audit Committee and independent third-party valuation firms.
The SEC has adopted Rule
2a-5.
Rule
2a-5
establishes requirements for determining fair value in good faith for purposes of the Investment Company Act. Pursuant to Rule
2a-5,
the Board has designated our investment adviser as valuation designee to perform certain fair value functions, including performing fair value determinations. As required by Rule
2a-5,
our investment adviser, as valuation designee, will provide periodic fair valuation reporting and notifications on behalf of the Fund to the Board to facilitate the Board’s oversight duties.
Our investment adviser, as the valuation designee, undertakes a multi-step valuation process under the supervision of the Board, which includes, among other procedures, the following:

•	Each investment is initially valued by the investment professionals responsible for monitoring that investment.

•	Our investment adviser has established pricing and Valuations Committees, which are responsible for reviewing and approving the fair valuation recommendations from the investment professionals.

•	The valuations of certain portfolio investments are independently corroborated by third-party valuation firms based on certain criteria including investment size and risk profile.

•	Final valuation determinations and supporting materials are provided to the Board quarterly as part of the Board’s oversight of our investment adviser as the valuation designee.
Investments in investment companies are valued at fair value. Fair values are generally determined utilizing the NAV supplied by, or on behalf of, management of each investment company, which is net of management and incentive fees or allocations charged by the investment company and is in accordance with the “practical expedient”, as defined by ASC 820. NAVs received by, or on behalf of, management of each investment company are based on the fair value of the investment company’s underlying investments in accordance with policies established by management of each investment company, as described in each of their financial statements and offering memorandum. Investments which are valued using NAV as a practical expedient are excluded from the above hierarchy.
The Fund applies the valuation policy approved by the Board that is consistent with ASC 820. Consistent with the valuation policy, our investment adviser, in its capacity as the Board’s valuation designee, evaluates the source of inputs, including any markets in which its investments are trading (or any markets in which securities with similar attributes are trading), in determining fair value. When a security is valued based on prices provided by reputable dealers or pricing services (that is, broker quotes), the Fund subjects those prices to various criteria in making the determination as to whether a particular investment would qualify for classification as a Level 2 or Level 3 investment. For example, the Fund reviews pricing methodologies provided by dealers or pricing services in order to determine if observable market information is being used, versus unobservable inputs. Some additional factors considered include the number of prices obtained as well as an assessment as to their quality. Transfers between levels, if any, are recognized at the beginning of the period in which the transfers occur.
Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the Fund’s investments may fluctuate from period to period. Additionally, the fair value of such investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that may ultimately be realized. Further, such investments are generally less liquid than publicly traded securities and may be subject to contractual and other restrictions on resale. If the Fund were required to liquidate a portfolio investment in a forced or liquidation sale, it could realize amounts that are different from the amounts presented and such differences could be material. In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different from the unrealized gains or losses reflected herein.

PLAN OF DISTRIBUTION
General
We are offering a maximum of $2,500,000,000 in Common Shares pursuant to this prospectus on a “best efforts” basis through Emerson Equity LLC (the “intermediary manager”), a registered broker-dealer. Because this is a “best efforts” offering, the intermediary manager must only use its best efforts to sell the shares, which means that no underwriter, broker or other person will be obligated to purchase any shares. The intermediary manager is headquartered at 6860 North Dallas Parkway, Suite 210, Plano, Texas 75024.
The shares are being offered on a “best efforts” basis, which means generally that the intermediary manager is required to use only its best efforts to sell the shares and it has no firm commitment or obligation to purchase any of the shares. The Fund intends that the Common Shares offered pursuant to this prospectus will not be listed on any national securities exchange, and neither the intermediary manager nor the participating brokers intend to act as market-makers with respect to our Common Shares. Because no public market is expected for the shares, stockholders will likely have limited ability to sell their shares until there is a liquidity event for the Fund.
We are offering to the public three classes of Common Shares: Class S shares, Class D shares and Class I shares. We are offering to sell any combination of share classes with a dollar value up to the maximum offering amount. All investors must meet the suitability standards discussed in the section of this prospectus entitled “Suitability Standards.” The share classes have different ongoing stockholder servicing and/or distribution fees.
Class S shares are available through brokerage and transactional-based accounts. Class D shares are generally available for purchase in this offering only (1) through fee-based
programs, also known as wrap accounts, that provide access to Class D shares, (2) through participating brokers that have alternative fee arrangements with their clients to provide access to Class D shares, (3) through transaction/brokerage platforms at participating brokers, (4) through certain registered investment advisers, (5) through bank trust departments or any other organization or person authorized to act in a fiduciary capacity for its clients or customers or (6) by other categories of investors that we name in an amendment or supplement to this prospectus. Class I shares are generally available for purchase in this offering only (1) through fee-based
programs, also known as wrap accounts, that provide access to Class I shares, (2) by endowments, foundations, pension funds and other institutional investors, (3) through participating brokers that have alternative fee arrangements with their clients to provide access to Class I shares, (4) through certain registered investment advisers, (5) by our executive officers and directors and their immediate family members, as well as officers and employees of our investment adviser or Crescent or other affiliates and their immediate family members, and joint venture partners, consultants and other service providers or (6) by other categories of investors that we name in an amendment or supplement to this prospectus. In certain cases, where a holder of Class S shares or Class D shares exits a relationship with a participating broker for this offering and does not enter into a new relationship with a participating broker for this offering, such holder’s shares may be exchanged for a number of Class I shares with an equivalent NAV. We may also offer Class I shares to certain feeder vehicles primarily created to hold our Class I shares, which in turn offer interests in themselves to investors; we expect to conduct such offerings pursuant to exceptions to registration under the Securities Act and not as a part of this offering. Such feeder vehicles may have additional costs and expenses, which would be disclosed in connection with the offering of their interests. We may also offer Class I shares to other investment vehicles. The minimum initial investment for Class I shares is $1,000,000, unless waived by the Fund. If you are eligible to purchase all three classes of shares, then in most cases you should purchase Class I shares because participating brokers will not charge brokerage commissions on Class I shares and Class I shares have no stockholder servicing and/or distribution fees, which will reduce the NAV or distributions of the other share classes. However, Class I shares will not receive stockholder services. Before making your investment decision, please consult with your investment adviser regarding your account type and the classes of Common Shares you may be eligible to purchase. Neither the intermediary manager nor its affiliates will directly or indirectly compensate any person engaged as an investment adviser or bank trust department by a potential investor as an inducement for such investment adviser or bank trust department to advise favorably for an investment in us.

The number of shares we have registered pursuant to the registration statement of which this prospectus forms a part is the number that we reasonably expect to be offered and sold within two years from the initial effective date of the registration statement. Under applicable SEC rules, we may extend this offering one additional year if all of the shares we have registered are not yet sold within two years. With the filing of a registration statement for a subsequent offering, we may also be able to extend this offering beyond three years until the follow-on
registration statement is declared effective. Pursuant to this prospectus, we are offering to the public all of the shares that we have registered. Although we have registered a fixed dollar amount of our Common Shares, we intend effectively to conduct a continuous offering of an unlimited number of Common Shares over an unlimited time period by filing a new registration statement prior to the end of the three-year period described in Rule 415. In such a circumstance, the issuer may also choose to enlarge the continuous offering by including on such new registration statement a further amount of securities, in addition to any unsold securities covered by the earlier registration statement.
This offering must be registered in every state in which we offer or sell shares. Generally, such registrations are for a period of one year. Thus, we may have to stop selling shares in any state in which our registration is not renewed or otherwise extended annually. We reserve the right to terminate this offering at any time and to extend our offering term to the extent permissible under applicable law.
Purchase Price
Shares will be sold at the then-current NAV per share, as described in “Determination of Net Asset Value.” Each class of shares may have a different NAV per share because stockholder servicing and/or distribution fees differ with respect to each class.
Underwriting Compensation
We entered into an Intermediary Manager Agreement with the intermediary manager, pursuant to which the intermediary manager agreed to, among other things, manage our relationships with third-party brokers engaged by the intermediary manager to participate in the distribution of Common Shares, which we refer to as “participating brokers,” and financial advisors. The intermediary manager also coordinates our marketing and distribution efforts with participating brokers and their registered representatives with respect to communications related to the terms of the offering, our investment strategies, material aspects of our operations and subscription procedures. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of our shares. The intermediary manager may receive compensation or reimbursement of expenses from our investment adviser or its affiliates related to its services under the Intermediary Manager Agreement or for additional services as may be agreed upon by the intermediary manager and our investment adviser or its affiliates. Pursuant to a separate agreement with our adviser, upon effectiveness of the offering, the intermediary manager will be entitled to receive a fixed engagement fee of $25,000. The intermediary manager will also be entitled to receive a variable intermediary manager fee of 5 basis points that is payable on any new capital raised in the offering, payable monthly in arrears. The variable intermediary manager fee is reduced to 3.5 basis points on any new capital raised through a strategic partnership. Our adviser (or its affiliate, but excluding the Fund) has agreed to pay the engagement fee and the intermediary manager fee.
Upfront Sales Loads
Class
 S shares, Class
 D shares and Class
 I shares.
The Fund will not directly charge you a sales load. However, if you buy Class S shares or Class D shares through certain selling agents, they may directly charge you transaction or other fees, including upfront placement fees or brokerage commissions, in such amount as they may determine, provided that selling agents limit such charges to a 1.5% cap on NAV for Class D shares and a 3.5% cap on NAV for Class S shares. Selling agents will not charge such fees on Class I shares.

Stockholder Servicing and/or Distribution Fees—Class S shares, Class D shares and Class I shares
The following table shows the stockholder servicing and/or distribution fees we pay the intermediary manager with respect to the Class S shares, Class D shares and Class I shares on an annualized basis as a percentage of our NAV for such class. The stockholder servicing and/or distribution fees will be paid monthly in arrears, calculated using the NAV of the applicable class as of the beginning of the first calendar day of the month.

Stockholder Servicing and/or Distribution Fee as a % of NAV
Class S shares	0.85%
Class D shares	0.25%
Class I shares	None
Subject to FINRA and other limitations on underwriting compensation described in “—Limitations on Underwriting Compensation” below, we will pay a stockholder servicing and/or distribution fee equal to 0.85% per annum of the aggregate NAV for the Class S shares and a stockholder servicing and/or distribution fee equal to 0.25% per annum of the aggregate NAV for the Class D shares, in each case, payable monthly.
The stockholder servicing and/or distribution fees will be paid monthly in arrears. The intermediary manager will reallow (pay) all or a portion of the stockholder servicing and/or distribution fees to participating brokers and servicing brokers for ongoing stockholder services performed by such brokers. Because the stockholder servicing and/or distribution fees with respect to Class S shares and Class D shares are calculated based on the aggregate NAV for all of the outstanding shares of each such class, it reduces the NAV with respect to all shares of each such class, including shares issued under our distribution reinvestment plan.
Eligibility to receive the stockholder servicing and/or distribution fee is conditioned on a broker providing the following ongoing services with respect to the Class S shares or Class D shares: assistance with recordkeeping, answering investor inquiries regarding us, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request, and assistance with share repurchase requests. The stockholder servicing and/or distribution fees are ongoing fees that are not paid at the time of purchase. Because the stockholder servicing and/or distribution fees are paid out of the Fund’s assets on an ongoing basis, over time these fees will increase the cost of a stockholder’s investment and may cost the stockholder more than paying other types of sales charges.
Other Compensation
Our investment adviser, without reimbursement by us, may pay certain financial intermediaries, including its affiliate, Advisors Asset Management, Inc., certain fees, including marketing and other distribution-related fees, in connection with the distribution of our shares. Such fees may be determined based on, among other things, the net assets sold by such financial intermediary or the revenues earned by our investment advisory from the Fund. Any fees paid to a participating FINRA member are considered items of value and will be calculated against the 10% cap as required by FINRA Rule 2310. We or our investment adviser may also pay directly, or reimburse the intermediary manager if the intermediary manager pays on our behalf, any organization and offering expenses (other than any upfront selling commissions and stockholder servicing and/or distribution fees).
Limitations on Underwriting Compensation
We will cease paying the stockholder servicing and/or distribution fee on the Class S shares and Class D shares on the earlier to occur of the following: (i) a listing of Class I shares, (ii) our merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of our assets or (iii) the date following the completion of the primary portion of this offering on which, in the aggregate, underwriting compensation from all sources in connection with this offering, including the stockholder servicing and/or distribution fee and other underwriting compensation, is equal to 10% of the gross proceeds from our primary offering.

This offering is being made in compliance with FINRA Rule 2310. Under the rules of FINRA, all items of underwriting compensation, including any upfront selling commissions, intermediary manager fees, reimbursement fees for bona fide due diligence expenses, training and education expenses, non-transaction
based compensation paid to registered persons associated with the intermediary manager in connection with the wholesaling of our offering and all other forms of underwriting compensation, will not exceed 10% of the gross offering proceeds (excluding shares purchased through our distribution reinvestment plan).
Term of the Intermediary Manager Agreement
The Intermediary Manager Agreement shall remain in force until the second anniversary of its effective date and shall thereafter continue in effect from year to year, but only so long as such continuance is specifically approved at least annually by a vote of the Board, including the vote of a majority of directors who are not “interested persons” as defined by the Investment Company Act and the rules thereunder, cast in person at a meeting (or as otherwise permitted by applicable law or regulatory relief) called for the purpose of voting on such approval, or by vote of a majority of outstanding voting securities of the Fund (as defined in the Investment Company Act). The Fund may terminate the Intermediary Agreement at any time, without the payment of any penalty, by vote of a majority of the Fund’s directors who are not “interested persons” (as defined in the Investment Company Act) of the Fund, on at least 60 days’ written notice to the intermediary manager. The intermediary manager may terminate the Intermediary Manager Agreement, without the payment of penalty, on at least 120 days’ written notice to the Fund. Either party may terminate the Intermediary Manager Agreement immediately upon notice to the other party in the event that such other party shall have failed to comply with any material provision of the Intermediary Management Agreement. The Intermediary Management Agreement will automatically terminate in the event of its assignment (as defined in the Investment Company Act). Our obligations under the Intermediary Manager Agreement to pay the stockholder servicing and/or distribution fees with respect to the Class S shares and Class D shares distributed in this offering as described therein shall survive termination of the agreement until such shares are no longer outstanding (including such shares that have been converted into Class I shares, as described above).
Standard of Care and Indemnification
The intermediary manager shall be obligated to act in good faith and to exercise reasonable care and diligence in the performance of its duties under the Intermediary Manager Agreement. To the extent permitted by law and our charter, we will indemnify the participating brokers and the intermediary manager, their officers and directors, and each person, if any, who controls the participating brokers and the intermediary manager (within the meaning of Section 15 of the Securities Act) against some civil liabilities, including certain liabilities under the Securities Act, the Exchange Act or otherwise, and liabilities arising from an untrue statement of material fact contained in, or omission to state a material fact in, this prospectus or the registration statement of which this prospectus is a part, blue sky applications or approved sales literature.
Supplemental Sales Material
In addition to this prospectus, we will use sales material in connection with the offering of shares, although only when accompanied by or preceded by the delivery of this prospectus. Some or all of the sales material may not be available in certain jurisdictions. This sales material may include information relating to this offering, the past performance of our investment adviser and its affiliates, and articles and publications concerning private credit. In addition, the sales material may contain quotes from various publications without obtaining the consent of the author or the publication for use of the quoted material in the sales material.
We are offering shares only by means of this prospectus. Although the information contained in the sales material will not conflict with any of the information contained in this prospectus, the sales material does not purport to be complete and should not be considered as a part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated by reference in this prospectus or the registration statement, or as forming the basis of the offering of the Common Shares.

Share Distribution Channels and Special Discounts
We expect our intermediary manager to use multiple distribution channels to sell our shares. These channels may charge different brokerage fees for purchases of our shares. Our intermediary manager is expected to engage participating brokers in connection with the sale of the shares of this offering in accordance with participating broker agreements.
Notice to Prospective Investors in the Cayman Islands
This is not an offer to the public in the Cayman Islands to subscribe for interests, and applications originating from the Cayman Islands will only be accepted from Cayman Islands exempted companies, trusts registered as exempted in the Cayman Islands, Cayman Islands exempted limited partnerships, or companies incorporated in other jurisdictions and registered as foreign corporations in the Cayman Islands or limited partnerships formed in other jurisdictions and registered as foreign limited partnerships in the Cayman Islands.
Notice to Prospective Investors in Canada
This prospectus is not a solicitation or offer to buy or sell any security or any interest in the Fund and cannot be relied upon for making an investment decision. This prospectus is prepared and circulated for informational purposes only and is not intended to provide investment, legal, accounting or tax advice or recommendations to any recipient and should not be considered a recommendation to purchase or sell any particular security, or to implement (or not implement) any particular investment strategy. The Fund has not filed a prospectus with any securities commission or similar authority in Canada in respect of the Common Shares and, accordingly, the Common Shares will not be qualified for sale in Canada and may not be offered or sold directly or indirectly in Canada, except pursuant to an exemption from the prospectus requirements under applicable Canadian securities laws. No securities commission or similar authority in Canada has reviewed or in any way passed upon the merits of an investment in the Fund, and any representation to the contrary is an offense. This prospectus should be considered confidential and no information contained herein either in whole or in part may be reproduced or redistributed without the express written consent of the investment adviser. Any reproduction or redistribution of this prospectus without such consent is unauthorized.
By receipt of this prospectus, the prospective investor is deemed to represent that the prospective investor qualifies as an “accredited investor” as such term is defined in National Instrument
45-106
–
Prospectus Exemptions
of the Canadian Securities Administrators.
Resale Restrictions
Any distribution of the Common Shares in Canada will be made on a private placement basis only. The Fund is not a reporting issuer in any province or territory in Canada, the Common Shares are not listed on any stock exchange in Canada, and the Fund does not intend to become a reporting issuer or to list the Common Shares on any stock exchange in Canada. As there is no market for the Common Shares, it may be difficult or even impossible for an investor to sell them. Any resale of the Common Shares must be made in accordance with applicable securities laws, which may require resales to be made: (a) in accordance with exemptions from prospectus requirements, including those pertaining to resales outside Canada; (b) pursuant to a prior written order or ruling of the relevant Canadian securities regulatory authority; or (c) pursuant to a prospectus for which a final receipt is issued by the relevant Canadian securities regulatory authority. Investors are advised to seek legal advice prior to any resale of the Common Shares.
Taxation and Eligibility for Investment
Any discussion of taxation and related matters contained within this prospectus does not address Canadian tax considerations. No representation or warranty is hereby made as to the tax consequences to a resident, or deemed resident, of Canada of an investment in the Common Shares. Canadian investors should consult with their own legal, financial and tax advisers with respect to the tax consequences of an investment in the Common Shares in their particular circumstances and with respect to the eligibility of the Common Shares for investment by the investor under relevant Canadian legislation and regulations.
Rights of Action for Damages and Rescission
In addition to and without derogation from any right or remedy that a purchaser of Common Shares may have at law, securities legislation in certain of the jurisdictions of Canada provides that a purchaser in Canada has or must be granted rights of rescission or damages, or both, where the prospectus and any amendment thereto contains a Misrepresentation. However, such rights must be exercised by the purchaser within prescribed time limits.
As used herein, “Misrepresentation” means an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make any statement in this prospectus or any amendment hereto not misleading in light of the circumstances in which it was made. A “material fact” means a fact that significantly affects, or would reasonably be expected to have a significant effect on, the market price or value of the Common Shares.
The following is a summary of the rights of rescission or damages, or both, available to investors under applicable securities legislation in Canada. Such summaries are subject to the express provisions of applicable securities legislation in Canada, and the rules, regulations and other instruments thereunder, and reference is made to the complete text of such provisions contained therein. Such provisions may contain certain limitations and statutory defences on which the Fund may rely. Canadian purchasers should refer to the applicable provisions of the securities legislation in their province or territory for the particulars of the statutory rights available to them or consult with a legal adviser.
Rights for Purchasers in Ontario
If this prospectus, together with any amendment or supplement hereto, delivered to a purchaser of Common Shares resident in Ontario contains a Misrepresentation and it was a Misrepresentation at the time of purchase of Common Shares by such purchaser, the purchaser will have, without regard to whether the purchaser relied on such Misrepresentation, a right of action against the Fund for damages or, while still the owner of the Common Shares purchased by that purchaser, for rescission (in which case, if the purchaser elects to exercise the right of rescission, the purchaser will have no right of action for damages against the Fund), provided that:

(a)	the Fund shall not be held liable pursuant to either right of action if the Fund proves the purchaser purchased the Common Shares with knowledge of the Misrepresentation;

(b)
in an action for damages, the Fund is not liable for all or any portion of such damages that it proves do not represent the depreciation in value of the Common Shares acquired by the purchaser as a result of the Misrepresentation relied upon;

(c)	the Fund will not be liable for a Misrepresentation in forward-looking information if the Fund proves that:

(i)
this prospectus contains, proximate to the forward-looking information, reasonable cautionary language identifying the forward-looking information as such, and identifying material factors that could cause actual results to differ materially from a conclusion, forecast or projection in the forward-looking information, and a statement of material factors or assumptions that were applied in drawing a conclusion or making a forecast or projection set out in the forward-looking information; and

(ii)	the Fund has a reasonable basis for drawing the conclusion or making the forecasts and projections set out in the forward-looking information;

(d)	in no case shall the amount recoverable pursuant to such right of action exceed the purchase price of the Common Shares acquired; and

(e)	no action may be commenced to enforce such right of action more than:

(i)	in the case of an action for rescission 180 days after the date of purchase of the Common Shares; or

(ii)	in the case of an action for damages, the earlier of:

(A)	180 days after the purchaser first had knowledge of the facts giving rise to the cause of action, or

(B)	three years after the date of purchase of the Common Shares.
The foregoing rights do not apply if the purchaser purchased Common Shares using the “accredited investor” exemption and is:

(f)	an association governed by the Cooperative Credit Associations Act (Canada) or a central cooperative credit society for which an order has been made under section 473(1) of that Act;

(g)
a bank, loan corporation, trust company, trust corporation, insurance company, treasury branch, credit union, caisse populaire, financial services cooperative, or league that, in each case, is authorized by an enactment of Canada or a jurisdiction of Canada to carry on business in Canada or a jurisdiction of Canada;

(h)	a Schedule III bank;

(i)	the Business Development Bank of Canada incorporated under the Business Development Bank of Canada Act (Canada); or

(j)
a subsidiary of any person referred to in paragraphs (a) to (d), if the person owns all of the voting securities of the subsidiary, except the voting securities required by law to be owned by directors of that subsidiary.

Rights for Purchasers in Manitoba
If this prospectus, together with any amendment hereto, delivered to a purchaser of Common Shares resident in Manitoba contains a Misrepresentation, and it was a Misrepresentation at the time of purchase of Common Shares by such purchaser, the purchaser will be deemed to have relied on such Misrepresentation and will have a right of action for damages against the Fund and every person performing a function or occupying a position with respect to the Fund which is similar to that of a director of a company at the date of this prospectus (if applicable), or alternatively, while still the owner of the purchased Common Shares, a right of rescission against the Fund, in which case, if the purchaser elects to exercise the right of rescission, the purchaser will have no right of action for damages against the Fund, provided that among other limitations:

(a)	the Fund will not be liable if it proves that the purchaser purchased the Common Shares with knowledge of the Misrepresentation;

(b)
in the case of an action for damages, the Fund will not be liable for all or any portion of the damages that it proves does not represent the depreciation in value of the Common Shares as a result of the Misrepresentation;

(c)	other than with respect to the Fund, no person or company is liable if the person or company proves that:

(i)	this prospectus was sent to the purchaser without the person’s or company’s knowledge or consent; and

(ii)	after becoming aware that it was sent, the person or company promptly gave reasonable notice to the Fund that it was sent without the person’s or company’s knowledge and consent;

(d)
other than with respect to the Fund, no person or company is liable if the person or company proves that, after becoming aware of the Misrepresentation, the person or company withdrew the person’s or company’s consent to this prospectus and gave reasonable notice to the Fund of the withdrawal and the reason for it;

(e)
other than with respect to the Fund, no person or company is liable with respect to any part of this prospectus purporting to be made on the authority of an expert or to be a copy of, or an extract from, an expert’s report, opinion or statement, the person or company proves that they had no reasonable grounds to believe and did not believe that:

(i)	there had been a Misrepresentation, or

(ii)	the relevant part of this prospectus did not fairly represent the expert’s report, opinion or statement, or was not a fair copy of, or an extract from, the expert’s report or statement;

(f)
other than with respect to the Fund, no person or company is liable with respect to any part of this prospectus not purporting to be made on an expert’s authority and not purporting to be a copy of, or an extract from, an expert’s report, opinion or statement, unless the person or company:

(i)	did not conduct an investigation sufficient to provide reasonable grounds for a belief that there had been no Misrepresentation; or

(ii)	believed there had been a Misrepresentation;

(g)	in no case will the amount recoverable in any action exceed the price at which the Common Shares were sold to the purchaser; and

(h)	the right of action for rescission or damages will be exercisable only if the purchaser commences an action to enforce such right, not later than:

(i)	in the case of an action for rescission, 180 days after the date of purchase of the Common Shares; or

(ii)
in the case of an action for damages, the earlier of (A) 180 days following the date the purchaser first had knowledge of the Misrepresentation, and (B) two years after the date of purchase of the Common Shares.

A person or company is not liable in an action for a Misrepresentation in forward-looking information if the person or company proves that:

(a)	this prospectus contains, proximate to that information:

(i)
reasonable cautionary language identifying the forward-looking information as such, and identifying material factors that could cause actual results to differ materially from a conclusion, forecast or projection in the forward-looking information, and

(ii)	a statement of the material factors or assumptions that were applied in drawing a conclusion or making a forecast or projection set out in the forward-looking information; and

(b)	the person or company had a reasonable basis for drawing the conclusions or making the forecasts and projections set out in the forward-looking information.
If a Misrepresentation is contained in a record incorporated by reference in, or is deemed to be incorporated into, this prospectus, the Misrepresentation is deemed to be contained in this prospectus.
Rights for Purchasers in New Brunswick
Where this prospectus, together with any amendment hereto, contains a Misrepresentation, a purchaser resident in New Brunswick to whom this prospectus has been delivered and who purchases Common Shares shall be deemed to have relied upon such Misrepresentation if it was a Misrepresentation at the time of purchase, and the purchaser has a right of action for damages against the Fund or every person performing a function or occupying a position with respect to the Fund which is similar to that of a director of a company at the date of this prospectus (if applicable), or alternatively, while still the owner of the purchased Common Shares, the purchaser may elect to exercise a right of rescission against the Fund (in which case, if the purchaser elects to exercise the right of rescission, the purchaser will have no right of action for damages), provided that, among other limitations:

(a)	in an action for rescission or damages, the Fund will not be liable if it proves that the purchaser purchased the Common Shares with knowledge of the Misrepresentation;

(b)
in an action for damages, the Fund will not be liable for all or any portion of the damages that it proves do not represent the depreciation in value of the Common Shares as a result of the Misrepresentation;

(c)	in no case will the amount recoverable exceed the price at which the Common Shares were sold to the purchaser;

(d)	other than with respect to the Fund, no person is liable if the person or company proves that:

(i)
this prospectus was delivered to the purchaser without the person’s knowledge or consent, and that, on becoming aware of its delivery, the person gave written notice to the Fund that it was delivered without the person’s knowledge or consent;

(ii)	on becoming aware of the Misrepresentation, the person or company withdrew their consent to this prospectus and gave written notice to the Fund of the withdrawal and the reason for it; or

(iii)
with respect to any part of this prospectus purporting to be made on the authority of an expert or purporting to be a copy of, or an extract from, a report, opinion or statement of an expert, the person proves that they had no reasonable grounds to believe and did not believe that there had been a Misrepresentation, or the relevant part of this prospectus:

(A)	did not fairly represent the report, opinion or statement of the expert; or

(B)	was not a fair copy of, or an extract from, the report, opinion or statement of the expert;

(e)
other than with respect to the Fund, no person is liable with respect to any part of this prospectus not purporting to be made on an expert’s authority and not purporting to be a copy of, or an extract from, an expert’s report, opinion or statement, unless the person or company:

(i)	did not conduct a reasonable investigation as to provide reasonable grounds for a belief that there had been no Misrepresentation; or

(ii)	believed there had been a Misrepresentation;

(f)	a person is not liable in an action for a Misrepresentation in forward-looking information if the person proves that:

(i)	this prospectus contains, proximate to that information:

(A)
reasonable cautionary language identifying the forward-looking information as such, and identifying material factors that could cause actual results to differ materially from a conclusion, forecast or projection in the forward-looking information, and

(B)	a statement of the material factors or assumptions that were applied in drawing a conclusion or making a forecast or projection set out in the forward-looking information, and

(ii)	that the person had a reasonable basis for drawing the conclusions or making the forecasts and projections set out in the forward-looking information; and

(g)	no action shall be commenced to enforce these statutory rights of action more than:

(i)	in an action for rescission, 180 days from the date of purchase of Common Shares; or

(ii)	in an action for damages, the earlier of: (A) one year after the purchaser first had knowledge of the Misrepresentation, or (B) six years after the date of purchase of Common Shares.

Rights for Purchasers in Newfoundland and Labrador
Where this prospectus, together with any amendment hereto, contains a Misrepresentation and it was a Misrepresentation at the time of purchase, a purchaser in Newfoundland and Labrador has, without regard to whether the purchaser relied on the Misrepresentation, a right of action for damages against the Fund, every person performing a function or occupying a position with respect to the Fund which is similar to that of a director of a company at the date of this prospectus (if applicable), and every person or company who signed this prospectus, or, alternatively, while still the owner of the purchased Common Shares, for rescission against the Fund (in which case, if the purchaser elects to exercise the right of rescission, the purchaser will have no right of action for damages), provided that:

(a)	no person will be liable if the person proves that the purchaser purchased the Common Shares with knowledge of the Misrepresentation;

(b)	other than with respect to the Fund, no person or company is liable if the person or company proves that:

(i)
this prospectus was sent to the purchaser without the person or company’s knowledge or consent and that, on becoming aware of its being sent, the person or company promptly gave reasonable notice to the Fund that it was sent without the knowledge and consent of the person or company;

(ii)
if the person proves that the person, on becoming aware of any Misrepresentation in this prospectus, withdrew the person or company’s consent to this prospectus and gave reasonable notice to the Fund of the withdrawal and the reason for it;

(iii)
with respect to any part of this prospectus purporting to be made on the authority of an expert or purporting to be a copy of, or an extract from, a report, opinion or statement of an expert, the person or company proves that they had no reasonable grounds to believe and did not believe that there had been a Misrepresentation, or the relevant part of this prospectus:

(A)	did not fairly represent the report, opinion or statement of the expert; or

(B)	was not a fair copy of, or an extract from, the report, opinion or statement of the expert; or

(iv)
with respect to any part of this prospectus not purporting to be made on the authority of an expert and not purporting to be a copy of, or an extract from, a report, opinion or statement of an expert, unless the person or company (A) did not conduct an investigation sufficient to provide grounds for a belief that there had been no Misrepresentation; or (B) believed that there had been a Misrepresentation;

(c)
in an action for damages, the Fund will not be liable for all or any part of the damages that it proves do not represent the depreciation in value of the Common Shares as a result of the Misrepresentation;

(d)	in no case shall the amount recoverable exceed the price at which the Common Shares were offered to the purchaser under this prospectus;

(e)	a person is not liable in an action for a Misrepresentation in forward-looking information if the person or company proves all of the following:

(i)	this prospectus contains, proximate to that information:

(A)
reasonable cautionary language identifying the forward-looking information as such, and identifying material factors that could cause actual results to differ materially from a conclusion, forecast or projection in the forward-looking information; and

(B)	a statement of the material factors or assumptions that were applied in drawing a conclusion or making a forecast or projection set out in the forward-looking information; and

(ii)	the person had a reasonable basis for drawing the conclusions or making the forecasts and projections set out in the forward-looking information; and

(f)	no action shall be started to enforce the foregoing rights:

(i)	in the case of an action for rescission, 180 days after the date of the transaction that gave rise to the cause of action; or

(ii)
in the case of any action, other than an action for rescission, the earlier of: (A) 180 days after the purchaser first had knowledge of the Misrepresentation; or (B) three years after the date of the purchase of the Common Shares.

Rights for Purchasers in Nova Scotia
Where this prospectus or any amendment hereto or any advertising or sales literature (as defined in the
Securities Act
(Nova Scotia)), contains a Misrepresentation, a purchaser resident in Nova Scotia to whom this prospectus has been sent or delivered and who purchases the Common Shares is deemed to have relied upon such Misrepresentation if it was a Misrepresentation at the time of purchase and the purchaser has a right of action for damages against the Fund and every person acting in a capacity with respect to the Fund which is similar to that of a director of a company at the date of this prospectus (if applicable), or alternatively, while still owner of the Common Shares, may elect to exercise a right of rescission against the Fund (in which case, if the purchaser elects to exercise the right of rescission, the purchaser will have no right of action for damages), provided that, among other limitations:

(a)	in an action for rescission or damages, a person will not be liable if it proves that the purchaser purchased the Common Shares with knowledge of the Misrepresentation;

(b)	no person or company other than the Fund is liable if the person or company proves that:

(i)
this prospectus or the amendment to this prospectus was sent or delivered to the purchaser without the person’s or company’s knowledge or consent and that, on becoming aware of its delivery, the person or company gave reasonable general notice that it was delivered without the person’s or company’s knowledge or consent;

(ii)
after delivery of this prospectus or the amendment to this prospectus and before the purchase of the Common Shares by the purchaser, on becoming aware of any Misrepresentation in this prospectus, or amendment to this prospectus, the person or company withdrew the person’s or company’s consent to this prospectus, or the amendment to this prospectus, and gave reasonable general notice of the withdrawal and the reason for it; or

(iii)
with respect to any part of this prospectus or amendment to this prospectus purporting to be made on the authority of an expert or to be a copy of, or an extract from, a report, an opinion or a statement of an expert, the person or company had no reasonable grounds to believe and did not believe that there had been a Misrepresentation, or the relevant part of this prospectus or amendment to this prospectus:

(A)	did not fairly represent the report, opinion or statement of the expert; or

(B)	was not a fair copy of, or an extract from, the report, opinion or statement of the expert;

(c)
other than with respect to the Fund, no person or company is liable with respect to any part of this prospectus or amendment to this prospectus not purporting to be made on the authority of an expert and not purporting to be a copy of, or an extract from, a report, opinion or statement of an expert, unless the person or company (A) failed to conduct a reasonable investigation to provide reasonable grounds for a belief that there had been no Misrepresentation; or (B) believed that there had been a Misrepresentation;

(d)
in an action for damages, the Fund will not liable for all or any portion of the damages that it proves do not represent the depreciation in value of the Common Shares as a result of the Misrepresentation;

(e)	in no case shall the amount recoverable under the right of action described herein exceed the price at which the Common Shares were offered;

(f)	a person is not liable in an action for a Misrepresentation in forward-looking information if the person proves all of the following things:

(i)	this prospectus contains, proximate to that information:

(A)
reasonable cautionary language identifying the forward-looking information as such, and identifying material factors that could cause actual results to differ materially from a conclusion, forecast or projection in the forward-looking information, and

(B)	a statement of the material factors or assumptions that were applied in drawing a conclusion or making a forecast or projection set out in the forward-looking information; and

(ii)	the person had a reasonable basis for drawing the conclusions or making the forecasts and projections set out in the forward-looking information; and

(g)	no action may be commenced to enforce a right of action more than 120 days:

(i)	after the date on which payment was made for the Common Shares; or

(ii)
after the date on which the initial payment was made for Common Shares where payments subsequent to the initial payment are made pursuant to a contractual commitment assumed prior to, or concurrently with, the initial payment.

If a Misrepresentation is contained in a record incorporated by reference in, or deemed incorporated into, this prospectus or an amendment to this prospectus, the Misrepresentation is deemed to be contained in this prospectus or an amendment to this prospectus.
Rights for Purchasers in Prince Edward Island
If this prospectus, together with any amendment to this prospectus, delivered to a purchaser resident in Prince Edward Island contains a Misrepresentation and it was a Misrepresentation at the time of purchase, the purchaser has, without regard to whether the purchaser relied on the Misrepresentation, a right of action for damages against the Fund, and every person performing a function or occupying a position with respect to the Fund which is similar to that of a director of a company at the date of this prospectus at the date of this prospectus (if applicable), or, alternatively, while still the owner of the Common Shares, for rescission against the Fund (in which case, if the purchaser elects to exercise the right of rescission, the purchaser will have no right of action for damages), provided that:

(a)	the Fund will not be liable if it proves that the purchaser purchased the Common Shares with knowledge of the Misrepresentation;

(b)
no person (other than the Fund) will be liable if it proves that (i) the prospectus was sent to the purchaser without the person’s knowledge or consent and that, on becoming aware of its being sent, the person had promptly given reasonable notice to the Fund that it had been sent without the person’s knowledge or consent, (ii) on becoming aware of the Misrepresentation in the prospectus, the person had withdrawn the person’s consent to the prospectus and gave reasonable notice to the Fund of the withdrawal and the reason for it, or (iii) with respect to any part of this prospectus purporting to be made on the authority of an expert or purporting to be a copy of, or an extract from, a report, statement or opinion of an expert, the person had no reasonable grounds to believe and did not believe that there had been a Misrepresentation, or the relevant part of this prospectus: (A) did not fairly represent the report, opinion or statement of the expert; or (B) was not a fair copy of, or an extract from, the report, opinion or statement of the expert;

(c)
no person (other than the Fund) will be liable with respect to any part of the prospectus not purporting to be made on the authority of an expert and not purporting to be a copy of, or an extract from, a report, statement or opinion of an expert, unless the person (i) failed to conduct a reasonable investigation to provide reasonable grounds for a belief that there had been no Misrepresentation or (ii) believed that there had been a Misrepresentation;

(d)	a person is not liable in an action for a Misrepresentation in forward-looking information if:

(i)	this prospectus contains, proximate to that information:

(A)
reasonable cautionary language identifying the forward-looking information as such, and identifying material factors that could cause actual results to differ materially from a conclusion, forecast or projection in the forward-looking information; and

(B)	a statement of the material factors or assumptions that were applied in drawing a conclusion or making a forecast or projection set out in the forward-looking information; and

(ii)	the person had a reasonable basis for drawing the conclusions or making the forecasts and projections set out in the forward-looking information;

(e)
in an action for damages, the defendant will not be liable for all or any portion of the damages that it proves do not represent the depreciation in value of the Common Shares as a result of the Misrepresentation;

(f)	in no case shall the amount recoverable exceed the price at which the Common Shares were offered to the purchaser under this prospectus; and

(g)	no action shall be commenced to enforce the foregoing rights:

(i)	in the case of an action for rescission, more than 180 days after the date of the purchase of Common Shares; or

(ii)
in the case of any action, other than an action for rescission, the earlier of (i) 180 days after the purchaser first had knowledge of the Misrepresentation, or (ii) three years after the date of the purchase of Common Shares.

Rights for Purchasers in Saskatchewan
If this prospectus, together with any amendment hereto or advertising or sales literature used in connection herewith, is delivered to a purchaser of Common Shares resident in Saskatchewan contains a Misrepresentation at the time of the purchase, the purchaser has, without regard to whether the purchaser relied on the Misrepresentation, a right of action for damages against the Fund, every person acting in a capacity with respect to the Fund which is similar to that of a director of a company at the date of this prospectus (if applicable), and every person who, or company that, acts as a promoter of the Fund or that sells the Common Shares on behalf of the Fund under this prospectus or amendment thereto, or, alternatively, a purchaser may elect to exercise a right of rescission against the Fund (in which case, if the purchaser elects to exercise the right of rescission, the purchaser will have no right of action for damages), provided that among other limitations:

(a)	the Fund will not be liable pursuant to either right of action if it proves that the purchaser purchased the Common Shares with knowledge of the Misrepresentation;

(b)
in an action for damages, no person or company will be liable for all or any portion of the damages that it proves do not represent the depreciation in value of the Common Shares as a result of the Misrepresentation;

(c)	other than with respect to the Fund, no person or company is liable if the person proves that:

(i)
this prospectus or the amendment to this prospectus was sent to the purchaser without the person’s or company’s knowledge or consent and that, on becoming aware of its being sent or delivered, the person or company had immediately given reasonable general notice that it was so sent or delivered; or

(ii)
after the filing of this prospectus or the amendment to this prospectus and before the purchase of the Common Shares by the purchaser, on becoming aware of the Misrepresentation in this prospectus or the amendment to this prospectus, the person or company had withdrawn their consent to this prospectus and gave reasonable notice of the withdrawal and the reason for it;

(d)
with respect to any part of this prospectus or the amendment to this prospectus purporting to be made on the authority of an expert or purporting to be a copy of, or an extract from, a report, statement or opinion of an expert, the person or company had no reasonable grounds to believe and did not believe that there had been a Misrepresentation, or the relevant part of this prospectus:

(i)	did not fairly represent the report, opinion or statement of the expert; or

(ii)	was not a fair copy of, or an extract from, the report, opinion or statement of the expert;

(e)
other than with respect to the Fund, no person or company is liable with respect to any part of this prospectus or amendment to this prospectus not purporting to be made on the authority of an expert and not purporting to be a copy of, or an extract from, a report, statement or opinion of an expert, unless the person:

(i)	failed to conduct a reasonable investigation to provide reasonable grounds for a belief that there had been no Misrepresentation; or

(ii)	believed that there had been a Misrepresentation;

(f)	in no case shall the amount recoverable exceed the price at which the Common Shares were sold to the purchaser; and

(g)	no action shall be commenced to enforce these rights more than:

(i)	in the case of an action for rescission, 180 days after the date of purchase of the Common Shares; or

(ii)
in the case of any action, other than an action for rescission, the earlier of one year after the purchaser first had knowledge of the facts giving rise to the cause of action or six years after the date of purchase of the Common Shares.

A person or company is not liable in an action for a Misrepresentation in forward-looking information if the person or company proves that:

(a)	this prospectus contains, proximate to that information:

(i)
reasonable cautionary language identifying the forward-looking information as such, and identifying material factors that could cause actual results to differ materially from a conclusion, forecast or projection in the forward-looking information; and

(ii)	a statement of the material factors or assumptions that were applied in drawing a conclusion or making a forecast or projection set out in the forward-looking information; and

(b)	the person had a reasonable basis for drawing the conclusions or making the forecasts and projections set out in the forward-looking information.
These rights are subject to more defences as more particularly described in
The Securities Act, 1988
(Saskatchewan).
Rights for Purchasers in the Yukon, Northwest Territories and Nunavut
If this prospectus, together with any amendment to this prospectus, delivered to a purchaser resident in the Yukon, Northwest Territories or Nunavut contains a Misrepresentation and it was a Misrepresentation at the time of purchase, the purchaser will have, without regard to whether the purchaser relied on the Misrepresentation, a right of action for damages against the Fund and against every person performing a function or occupying a position with respect to the Fund which is similar to that of a director of a corporation at the date of this prospectus or, alternatively, while still the owner of the Common Shares, for rescission against the Fund (in which case, if the purchaser elects to exercise the right of rescission, the purchaser will have no right of action for damages), provided that:

(a)	the Fund will not be liable pursuant to either right of action if it proves that the purchaser purchased the Common Shares with knowledge of the Misrepresentation;

(b)
other than with respect to the Fund, no person is liable if the person proves that (i) this prospectus was sent to the investor without the person’s knowledge or consent and that, on becoming aware of its being sent, the person promptly gave reasonable notice to the Fund that it was sent without the person’s knowledge or consent, (ii) on becoming aware of any Misrepresentation in this prospectus, the person withdrew the person’s consent to this prospectus and gave reasonable notice to the Fund of the withdrawal and the reason for it, or (iii) with respect to any part of this prospectus purporting to be made on the authority of an expert or to be a copy of, or an extract from, a report, an opinion or a statement of an expert, the person had no reasonable grounds to believe and did not believe that there had been a Misrepresentation, or the relevant part of this prospectus did not fairly represent the report, opinion or statement of the expert, or was not a fair copy of or extract from the report, opinion or statement of the expert;

(c)
other than with respect to the Fund, no person is liable with respect to any part of this prospectus not purporting to be made on the authority of an expert and not purporting to be a copy of, or an extract from, a report, an opinion or a statement of an expert unless the person (i) failed to conduct a reasonable investigation to provide reasonable grounds for a belief that there had been no Misrepresentation or (ii) believed that there had been a Misrepresentation;

(d)
no person (other than the Fund) will be liable with respect to any part of the prospectus unless the person (i) failed to conduct a reasonable investigation to provide reasonable grounds for a belief that there had been no Misrepresentation or (ii) believed that there had been a Misrepresentation;

(e)	no person will be liable for a Misrepresentation in forward-looking information if:

(i)
this prospectus contains, proximate to the forward-looking information, (A) reasonable cautionary language identifying the forward-looking information as such, and identifying material factors that could cause actual results to differ materially from a conclusion, forecast or projection in the forward-looking information, and (B) a statement of material factors or assumptions that were applied in drawing a conclusion or making a forecast or projection set out in the forward-looking information; and

(ii)	the person had a reasonable basis for drawing the conclusions or making the forecasts and projections set out in the forward-looking information;

(f)
in an action for damages, the defendant will not be liable for all or any portion of the damages that it proves do not represent the depreciation in value of the Common Shares as a result of the Misrepresentation;

(g)	in no case shall the amount recoverable exceed the price at which the Common Shares were sold to the purchaser; and

(h)	no action shall be commenced to enforce the foregoing rights:

(i)	in the case of an action for rescission, more than 180 days after the date of the purchase of the Common Shares; or

(ii)
in the case of any action, other than an action for rescission, the earlier of (A) 180 days after the purchaser first had knowledge of the Misrepresentation, or (B) three years after the date of the purchase of the Common Shares.

Rights for Purchasers in British Columbia, Alberta and Québec
Notwithstanding that the
Securities Act
(British Columbia), the
Securities Act
(Alberta) and the
Securities Act
(Québec) do not have a statutory right of action for damages or rescission where this prospectus or an amendment hereto contains a Misrepresentation, the Fund hereby grants to such purchasers contractual rights of action that are equivalent to the statutory rights of action of purchasers resident in Ontario.

General
The rights summarized above are in addition to and without derogation from any other rights or remedies available at law to an investor in Canada. The delivery of this prospectus will not under any circumstances imply that the information contained in the prospectus is correct as at any time after the date of this prospectus.
Enforcement of Legal Rights
All or substantially all of the directors and officers of the Fund may be located outside of Canada and, as a result, it may not be possible for Canadian investors to effect service of process within Canada upon the Fund and such other persons. All or a substantial portion of the assets of the Fund and such other persons may be located outside of Canada and, as a result, there may be difficulty in enforcing any legal rights against the Fund and such other persons in Canada or to enforce a judgment obtained in Canadian courts against the Fund and such other persons outside of Canada.

HOW TO SUBSCRIBE
You may buy or request that we repurchase Common Shares through your financial advisor, a participating broker or other financial intermediary that has a selling agreement with the intermediary manager. Because an investment in our Common Shares involves many considerations, your financial advisor or other financial intermediary may help you with this decision. Due to the illiquid nature of investments in originated loans, our Common Shares are only suitable as a long-term investment. Because there is no public market for our Common Shares, stockholders may have difficulty selling their shares if we choose to repurchase only some, or even none, of the shares in a particular quarter, or if our Board modifies, suspends or terminates the share repurchase program.
Investors who meet the suitability standards described herein may purchase Common Shares. See “Suitability Standards” in this prospectus. Investors seeking to purchase Common Shares must proceed as follows:

•	Read this entire prospectus and any appendices and supplements accompanying this prospectus.

•
Complete the execution copy of the subscription agreement. A specimen copy of the subscription agreement, including instructions for completing it, is included in this prospectus as Appendix A. Subscription agreements may be executed manually or by electronic signature except where the use of such electronic signature has not been approved by the intermediary manager. Should you execute the subscription agreement electronically, your electronic signature, whether digital or encrypted, included in the subscription agreement is intended to authenticate the subscription agreement and to have the same force and effect as a manual signature.

•
Deliver a check, submit a wire transfer, instruct your broker to make payment from your brokerage account or otherwise deliver funds for the full purchase price of the Common Shares being subscribed for along with the completed subscription agreement to the participating broker. Checks should be made payable, or wire transfers directed, to “Crescent Private Credit Income Corp.” For Class S shares and Class D shares, after you have satisfied the applicable minimum purchase requirement of $2,500, additional purchases must be in increments of $500. For Class I shares, after you have satisfied the applicable minimum purchase requirement of $1,000,000, additional purchases must be in increments of $500, unless such minimums are waived by the Fund. The minimum subsequent investment does not apply to purchases made under our distribution reinvestment plan.

•
By executing the subscription agreement and paying the total purchase price for the Common Shares subscribed for, each investor attests that he or she meets the suitability standards as stated in the subscription agreement and agrees to be bound by all of its terms. Certain participating brokers may require additional documentation.

A sale of the shares to a subscriber may not be completed until at least five business days after the subscriber receives our final prospectus. Subscriptions to purchase our Common Shares may be made on an ongoing basis, but investors may only purchase our Common Shares pursuant to accepted subscription orders as of the first day of each month (based on the NAV per share as determined as of the previous day, being the last day of the preceding month), and to be accepted, a subscription request must be made with a completed and executed subscription agreement in good order, including satisfying any additional requirements imposed by the subscriber’s broker, and payment of the full purchase price of our Common Shares being subscribed at least five business days prior to the first day of the month (unless waived by the intermediary manager).
For example, if you wish to subscribe for Common Shares in October, your subscription request must be received in good order at least five business days before November 1. Notice of each share transaction will be furnished to stockholders (or their financial representatives) as soon as practicable but not later than seven business days after the Fund’s NAV as of October 31 is determined and credited to the stockholder’s account, together with information relevant for personal and tax records. While a stockholder will not know our NAV applicable on the effective date of the share purchase, we intend for our NAV applicable to a purchase of shares to be available generally within 20 business days after the effective date of the share purchase; at that time, the number of shares based on that NAV and each stockholder’s purchase will be determined and shares are credited to the stockholder’s account as of the effective date of the share purchase. In this example, if accepted, your subscription would be effective on the first calendar day of November.
If for any reason we reject the subscription, or if the subscription request is canceled before it is accepted or withdrawn as described below, we will return the subscription agreement and the related funds, without interest or deduction, within ten business days after such rejection, cancellation or withdrawal.
Common Shares purchased by a fiduciary or custodial account will be registered in the name of the fiduciary account and not in the name of the beneficiary. If you place an order to buy shares and your payment is not received and collected, your purchase may be canceled and you could be liable for any losses or fees we have incurred.
You have the option of placing a transfer on death (“TOD”) designation on your Common Shares purchased in this offering. A TOD designation transfers the ownership of the shares to your designated beneficiary upon your death. This designation may only be made by individuals, not entities, who are the sole or joint owners with right to survivorship of the shares. If you would like to place a TOD designation on your Common Shares, you must check the TOD box on the subscription agreement and you must complete and return a TOD form, which you may obtain from your financial advisor, in order to effect the designation.
Purchase Price
Shares will be sold at the then-current NAV per share, as described in “Determination of Net Asset Value.” Each class of shares may have a different NAV per share because stockholder servicing and/or distribution fees differ with respect to each class.
If you participate in our distribution reinvestment plan, the cash distributions attributable to the class of shares that you purchase in our primary offering will be automatically invested in additional shares of the same class. The purchase price for shares issued under our distribution reinvestment plan will be equal to the most recent available NAV per share for such shares at the time the distribution is payable.
We will generally adhere to the following procedures relating to purchases of Common Shares in this continuous offering:

•
On each business day, our transfer agent will collect purchase orders. Notwithstanding the submission of an initial purchase order, we can reject purchase orders for any reason, even if a prospective investor meets the minimum suitability requirements outlined in our prospectus. Investors may only purchase our Common Shares pursuant to accepted subscription orders as of the first day of each month (based on the NAV per share as determined as of the previous day, being the last day of the preceding month), and to be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price of our Common Shares being subscribed at least five business days prior to the first day of the month. If a purchase order is received less than five business days prior to the first day of the month, unless waived by the intermediary manager, the purchase order will be executed in the next month’s closing at the transaction price applicable to that month. As a result of this process, the price per share at which your order is executed may be different than the price per share for the month in which you submitted your purchase order.

•
Generally, within 20 business days after the first calendar day of each month, we will determine our NAV per share for each share class as of the last calendar day of the immediately preceding month, which will be the purchase price for shares purchased with that effective date.

•	Completed subscription requests will not be accepted by us before two business days before the first calendar day of each month.

•
Subscribers are not committed to purchase shares at the time their subscription orders are submitted and any subscription may be canceled at any time before the time it has been accepted as described in the previous sentence. You may withdraw your purchase request by notifying the transfer agent, through your financial intermediary or directly on our toll-free, automated telephone line,
(888) 875-0116.

•
You will receive a confirmation statement of each new transaction in your account as soon as practicable but generally not later than seven business days after the stockholder transactions are settled when the applicable NAV per share is determined. The confirmation statement will include information on how to obtain information we have filed with the SEC and made publicly available on our website,
www.crescentprivatecredit.com
, including supplements to the prospectus.

Our NAV may vary significantly from one month to the next. Through our website, you will have information about the most recently available NAV per share. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider that information to be part of this prospectus.
In contrast to securities traded on an exchange or
over-the-counter,
where the price often fluctuates as a result of, among other things, the supply and demand of securities in the trading market, our NAV will be calculated once monthly using our valuation methodology, and the price at which we sell new shares and repurchase outstanding shares will not change depending on the level of demand by investors or the volume of requests for repurchases.

SHARE REPURCHASE PROGRAM
We do not intend to list our Common Shares on a securities exchange and we do not expect there to be a public market for our Common Shares. As a result, if you purchase our Common Shares, your ability to sell your shares will be limited.
At the discretion of our Board and beginning no later than the first full calendar quarter after we hold the first closing in the offering of Common Shares pursuant to this prospectus, we intend to commence a share repurchase program in which we intend to offer to repurchase up to 5% of our Common Shares outstanding (either by number of shares or aggregate NAV) in each quarter. Our Board may amend, suspend or terminate the share repurchase program if it deems such action to be in our best interest and the best interest of our common stockholders. As a result, share repurchases may not be available each quarter, or at all. We will conduct any such repurchase offers in accordance with the requirements of
Rule 13e-4
promulgated under the Exchange Act and the Investment Company Act, with the terms of such tender offer published in a tender offer statement to be sent to all stockholders and filed with the SEC on Schedule TO. All common stockholders will be given at least 20 full business days to elect to participate in such share repurchases. All shares purchased by us pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued shares.
Under our share repurchase program, to the extent we offer to repurchase shares in any particular quarter, we expect to repurchase shares pursuant to tender offers using a purchase price equal to the NAV per share as of the last calendar day of the applicable month designated by our Board, except that the Fund deducts 2.00% from such NAV for shares that have not been outstanding for at least one year, also referred to as the Early Repurchase Deduction. Such share repurchase prices may be lower than the price at which you purchase our Common Shares in this offering. The one-year
holding period is measured as of the subscription closing date immediately following the prospective repurchase date. The Early Repurchase Deduction may be waived in the case of repurchase requests arising from the death, divorce or qualified disability of the holder. The Early Repurchase Deduction will be retained by the Fund for the benefit of remaining common stockholders.
You may tender all of the Common Shares that you own. There is no repurchase priority for a stockholder under the circumstances of death or disability of such stockholder.
In the event the number of shares tendered exceeds the repurchase offer amount, shares will be repurchased on a pro rata basis. All unsatisfied repurchase requests must be resubmitted in the next quarterly tender offer, or upon the recommencement of the share repurchase program, as applicable. We will have no obligation to repurchase shares, including if the repurchase would violate the restrictions on distributions under federal law or Maryland law. The limitations and restrictions described above may prevent us from accommodating all repurchase requests made in any quarter. Our share repurchase program has many limitations, including the limitations described above, and should not in any way be viewed as the equivalent of a secondary market.
There is no assurance that our board will exercise its discretion to offer to repurchase shares or that there will be sufficient funds available to accommodate all of our common stockholders’ requests for repurchase. As a result, we may repurchase less than the full number of shares that you request to have repurchased. If we do not repurchase the full amount of your Common Shares that you have requested to be repurchased, or we determine not to make repurchases of our Common Shares, you will likely not be able to dispose of your Common Shares, even if we under-perform. Any periodic repurchase offers will be subject in part to our available cash and compliance with the RIC qualification and diversification rules and the Investment Company Act. Stockholders will not pay a fee to us in connection with our repurchase of shares under the share repurchase program.
The Fund will repurchase shares from stockholders pursuant to written tenders on terms and conditions that the Board determines to be fair to the Fund and to all stockholders. When the Board determines that the Fund will repurchase shares, notice will be provided to stockholders describing the terms of that particular offer, containing information stockholders should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate. Stockholders deciding whether to tender their shares during the period that a repurchase offer is open may obtain the Fund’s most recent NAV per share on our website at:
www.crescentprivatecredit.com
. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider that information to be part of this prospectus.
Repurchases of shares from stockholders by the Fund will be paid in full with cash no later than five business days after the expiration of the repurchase deadline. Repurchases will be effective after receipt and acceptance by the Fund of eligible written tenders of shares from stockholders by the applicable repurchase offer deadline.
The majority of our assets will consist of directly originated loans that generally cannot be readily liquidated without impacting our ability to realize their full value upon disposition. For cash management and other purposes and in order to provide liquidity for share repurchases, we currently anticipate maintaining a smaller allocation to broadly syndicated loans and other more liquid credit investments. We expect that the instruments underlying our liquid credit investments will primarily be the same as the instruments underlying our directly originated loans (including loans, notes, bonds and other corporate debt securities). We may fund repurchase requests from sources other than cash flow from operations, including, without limitation, the sale of assets, borrowings, return of capital to stockholders or offering proceeds, and we have no limits on the amounts we may pay from such sources. Should making repurchase offers, in our judgment, place an undue burden on our liquidity, adversely affect our operations or risk having an adverse impact on the company as a whole, or should we otherwise determine that investing our liquid assets in self-originated loans or other illiquid investments rather than repurchasing our Common Shares is in the best interests of the Fund and its common stockholders as a whole, then we may choose to offer to repurchase fewer shares than described above, or none at all.
In the event that any common stockholder fails to maintain the minimum balance of $500 of our Common Shares, we may repurchase all of the shares held by that common stockholder at the repurchase price in effect on the date we determine that the common stockholder has failed to meet the minimum balance, less any Early Repurchase Deduction. Minimum account repurchases will apply even in the event that the failure to meet the minimum balance is caused solely by a decline in our NAV. Minimum account repurchases are subject to Early Repurchase Deduction.
Any repurchase of our shares held by our investment adviser will be on the same terms and with the same limitations as those applicable to stockholders under the share repurchase program described herein.
Payment for repurchased shares may require us to liquidate portfolio holdings earlier than our investment adviser would otherwise have caused these holdings to be liquidated, potentially resulting in losses, and may increase our investment-related expenses as a result of higher portfolio turnover rates. Our investment adviser intends to take measures, subject to policies as may be established by our Board, to attempt to avoid or minimize potential losses and expenses resulting from the repurchase of shares.

DISTRIBUTION REINVESTMENT PLAN
We have adopted a distribution reinvestment plan, pursuant to which we will reinvest all cash distributions declared by the Board on behalf of our common stockholders who do not elect to receive their dividends in cash as provided below. As a result, if the Board authorizes, and we declare, a cash distribution or other distribution, then our common stockholders who have not opted out of our distribution reinvestment plan will have their cash distributions automatically reinvested in additional shares as described below, rather than receiving the cash distribution or other distribution. Distributions on fractional shares will be credited to each participating stockholder’s account to three decimal places.
No action is required on the part of a registered stockholder to have his, her or its cash distribution or other distribution reinvested in our shares, except stockholders in certain states. Stockholders can elect to “opt out” of the Fund’s distribution reinvestment plan in their subscription agreements (other than Alabama, Arkansas, California, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont and Washington investors and clients of certain participating brokers that do not permit automatic enrollment in our distribution reinvestment plan). Alabama, Arkansas, California, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont and Washington investors and clients of certain participating brokers that do not permit automatic enrollment in our distribution reinvestment plan will automatically receive their distributions in cash unless they elect to have their cash distributions reinvested in additional Common Shares.
If any common stockholder initially elects not to participate, they may later become a participant by subsequently completing and executing an enrollment form or any distribution authorization form as may be available from the Fund or SS&C GIDS, Inc. (the “Plan Administrator”). Participation in the distribution reinvestment plan will begin with the next distribution payable after acceptance of a participant’s subscription, enrollment or authorization. Shares will be issued under the distribution reinvestment plan as of the first calendar day of the month following the record date of the distribution.
If a stockholder seeks to terminate its participation in the distribution reinvestment plan, the stockholder must submit a letter of instruction to Crescent Private Credit Income Corp., c/o SS&C GIDS, Inc. (attention Transfer Agent), 1055 Broadway Street, Kansas City, Missouri 64105. Such termination shall be effective immediately if the participant’s notice is received by the Plan Administrator at least 10 days prior to any record date for a distribution to stockholders; otherwise, such termination shall be effective only with respect to any subsequent distribution. Any transfer of shares by a participant to a non-participant
will terminate participation in the distribution reinvestment plan with respect to the transferred shares. If a participant elects to tender its Common Shares in full and such full tender is accepted by the Fund, such stockholder’s participation in the Plan will be automatically terminated as of the expiration of the applicable tender offer and any distributions due to such stockholder on or after such date will be paid in cash on the scheduled distribution payment date.
If you elect to opt out of the distribution reinvestment plan, you will receive any distributions we declare in cash. There will be no upfront selling commissions or intermediary manager fees charged to you if you participate in the distribution reinvestment plan. We will pay the Plan Administrator fees under the distribution reinvestment plan. If your shares are held by a broker or other financial intermediary, you may change your election by notifying your broker or other financial intermediary of your election.
The reinvestment of distributions does not relieve a participant in the distribution reinvestment plan of any income tax liability that may be payable on the distributions. Please see “Certain Material U.S. Federal Income Tax Considerations—Taxation of U.S. Stockholders—Distributions of Our Common Shares” for information regarding the potential income tax liability of participating in the distribution reinvestment plan. Additionally, distributions reinvested in Common Shares increase the Fund’s net assets on which the base management fee and inventive fee are payable to the investment adviser.
Any purchases of our Common Shares pursuant to our distribution reinvestment plan are dependent on the continued registration of our securities or the availability of an exemption from registration in the recipient’s home state.

The purchase price for shares issued under our distribution reinvestment plan will be equal to the most recent available NAV per share for such shares at the time the distribution is payable. Common Shares issued pursuant to our distribution reinvestment plan will have the same voting rights as the Common Shares offered pursuant to this prospectus. Stockholders will not pay transaction related charges when purchasing Common Shares under our distribution reinvestment plan, but all outstanding Class S shares and Class D shares, including those issued under our distribution reinvestment plan, will be subject to ongoing servicing fees.
See our Distribution Reinvestment Plan, which is filed as an exhibit to our registration statement for this offering, for more information.

PERPETUAL-LIFE BDC
We intend to operate as a perpetual-life BDC. We use the term “perpetual-life BDC” to describe a BDC of indefinite duration that does not intend to complete a liquidity event within any specific time period, if at all, and whose shares of common stock are intended to be sold by the BDC monthly on a continuous basis at prices generally equal to the BDC’s monthly net asset value per share for the applicable class of common stock. As a perpetual-life BDC, our Board does not expect to complete a liquidity event within any specific time period, if at all. A liquidity event could include a merger or another transaction approved by our Board in which stockholders will receive cash or shares of a publicly traded company, or a sale of all or substantially all of our assets either on a complete portfolio basis or individually followed by a liquidation and distribution of cash to our common stockholders. A liquidity event also may include a sale, merger or rollover transaction with one or more affiliated investment companies managed by our investment adviser. A liquidity event involving a merger or sale of all or substantially all of our assets would require the approval of our common stockholders in accordance with our charter. We do not intend to list our Common Shares on a national securities exchange.
While we may consider a liquidity event at any time in the future, we currently do not intend to undertake a liquidity event, and we are not obligated by our charter or otherwise to effect a liquidity event at any time. Upon the occurrence of a liquidity event, if any, the ongoing servicing fee will terminate.
Our share repurchase program, if implemented, may provide a limited opportunity for you to have your shares of Common Shares repurchased, subject to certain restrictions and limitations, at a price which may reflect a discount from the purchase price you paid for the shares being repurchased. See “Share Repurchase Program” for a detailed description of the share repurchase program.
FINRA Rule 2310(b)(3)(D) requires that we disclose the liquidity of prior public programs sponsored by Crescent, the indirect parent company of our investment adviser. In addition to us, Crescent has sponsored the following other public program: Crescent Capital BDC, Inc. (also referred to as CCAP). CCAP stated in its offering materials that if it had not consummated a qualified initial public offering that resulted in the listing of its shares of common stock on a national securities exchange within six years following its initial closing, then its board of directors would use its best efforts to wind down and/or liquidate and dissolve CCAP subject to an additional six month extension under certain circumstances and a further extension through June 30, 2022 approved by its stockholders in 2018. CCAP listed and began trading on the Nasdaq stock exchange on February 3, 2020 concurrently with its completion of the acquisition of Alcentra Capital Corporation in a cash and stock transaction.

REGULATION
The following discussion is a general summary of the material prohibitions and descriptions governing BDCs generally. It does not purport to be a complete description of all of the laws and regulations affecting BDCs.
We have elected to be regulated as a BDC under the Investment Company Act and intend to elect to be treated as a RIC under the Code. As with other companies regulated by the Investment Company Act, a BDC must adhere to certain substantive regulatory requirements. The Investment Company Act contains prohibitions and restrictions relating to certain transactions between BDCs and certain affiliates (including any investment advisers or sub-advisers),
principal underwriters and certain affiliates of those affiliates or underwriters. Among other things, we generally cannot co-invest
in any portfolio company in which a fund managed by Crescent or any of its downstream affiliates (other than us and our downstream affiliates) is also co-investing.
Our investment adviser has received the
Co-Investment
Exemptive Order from the SEC that permits us and other BDCs and registered closed-end
management investment companies managed by Crescent to
co-invest
in portfolio companies with each other and with affiliated investment funds.
Co-investments
made under the
Co-Investment
Exemptive Order are subject to compliance with certain conditions and other requirements, which could limit our ability to participate in a co-investment
transaction. See
“—Co-Investment
Exemptive Order” for more information.
The Investment Company Act contains certain restrictions on certain types of investments we may make. Specifically, we may only invest up to 30% of our portfolio in entities that are not considered “eligible portfolio companies” (as defined in the Investment Company Act), including companies located outside of the United States, entities that are operating pursuant to certain exceptions under the Investment Company Act, and publicly traded entities whose public equity market capitalization exceeds the levels provided for under the Investment Company Act.
The Investment Company Act also requires that a majority of our directors be persons other than “interested persons,” as that term is defined in Section 2(a)(19) of the Investment Company Act, referred to herein as “independent directors.” In addition, the Investment Company Act provides that we may not change the nature of our business so as to cease to be, or to withdraw our election as, a BDC unless that change is approved by holders of at least a majority of our outstanding voting securities. Under the Investment Company Act, the vote of holders of at least a “majority of outstanding voting securities” means the vote of the holders of the lesser of: (a) 67% or more of our outstanding Common Shares present at a meeting or represented by proxy if holders of more than 50% of our Common Shares are present or represented by proxy or (b) more than 50% of our outstanding Common Shares.
Under the Investment Company Act, we are not generally able to issue and sell our Common Shares at a price below net asset value per share. We may, however, sell our Common Shares, or warrants, options or rights to acquire our Common Shares, at a price below the current net asset value per Common Share if we comply with the provisions of Section 63(2) of the Investment Company Act, including the requirements that our Board determines that such sale is in our best interests and the best interests of our common stockholders, and our common stockholders approve such sale.
We may invest up to 100% of our assets in securities acquired directly from issuers in privately negotiated transactions. Our intention is to not write (sell) or buy put or call options to manage risks associated with the publicly traded securities of our portfolio companies. We may enter into hedging transactions to manage the risks associated with interest rate and currency fluctuations. We may purchase or otherwise receive warrants or options to purchase the common stock of our portfolio companies in connection with acquisition financings or other investments. In connection with such an acquisition, we may acquire rights to require the issuers of acquired securities or their affiliates to repurchase them under certain circumstances.

We also do not intend to acquire securities issued by any investment company that exceed the limits imposed by the Investment Company Act. Under these limits, we generally cannot acquire more than 3% of the voting stock of any investment company (as defined in the Investment Company Act), invest more than 5% of the value of our total assets in the securities of one investment company or invest more than 10% of the value of our total assets in the securities of investment companies in the aggregate unless certain conditions are met. With regard to that portion of our portfolio invested in securities issued by investment companies, it should be noted that such investments might subject our common stockholders to additional expenses.
We may borrow amounts or issue debt securities or preferred stock, which we refer to collectively as “senior securities,” such that our asset coverage, as calculated pursuant to the Investment Company Act, equals at least 150% immediately after such borrowing (i.e., we are able to borrow up to two dollars for every dollar we have in assets less all liabilities and indebtedness not represented by senior securities issued by us). In addition, while certain types of indebtedness and senior securities remain outstanding, we may be required to make provisions to prohibit distributions to our common stockholders or the repurchase of such securities or shares unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. We may also borrow amounts up to 5% of the value of our total assets for temporary purposes without regard to asset coverage. For a discussion of the risks associated with leverage, see “Risk Factors—Risks Relating to Our Business and Structure—Regulations governing our operation as a BDC affect our ability to, and the way in which we may, raise additional capital.”
Qualifying Assets
A BDC must have been organized and have its principal place of business in the United States and must be operated for the purpose of making investments in the types of securities described in (1), (2) or (3) below. Thus, under the Investment Company Act, a BDC may not acquire any asset other than assets of the type listed in Section 55(a) of the Investment Company Act, which are referred to as qualifying assets, unless, at the time the acquisition is made, qualifying assets represent at least 70% of the company’s total assets. The principal categories of qualifying assets relevant to our business are the following:

(1)	Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions):

(a)
is an eligible portfolio company, or from any person who is, or has been during the preceding 13 months, an affiliated person of an eligible portfolio company, or from any other person, subject to such rules as may be prescribed by the SEC. An eligible portfolio company is defined in the Investment Company Act as any issuer that:

(i)	is organized under the laws of, and has its principal place of business in, the United States;

(ii)
is not an investment company (other than a small business investment company wholly owned by the BDC) or a company that would be an investment company but for certain exclusions under the Investment Company Act; and

(iii)	does not have any class of securities listed on a national securities exchange;

(b)	is a company that meets the requirements of (a)(i) and (ii) above, but is not an eligible portfolio company because it has issued a class of securities on a national securities exchange, if:

(i)
at the time of the purchase, we own at least 50% of the (x) greatest number of equity securities of such issuer and securities convertible into or exchangeable for such securities; and (y) the greatest amount of debt securities of such issuer, held by us at any point in time during the period when such issuer was an eligible portfolio company; and

(ii)	we are one of the 20 largest holders of record of such issuer’s outstanding voting securities; or

(c)
is a company that meets the requirements of (a)(i) and (ii) above, but is not an eligible portfolio company because it has issued a class of securities on a national securities exchange, if the aggregate market value of such company’s outstanding voting and non-voting
common equity is less than $250 million.

(2)	Securities of any eligible portfolio company that we control.

(3)
Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities, was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

(4)
Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and we already own 60% of the outstanding equity of the eligible portfolio company.

(5)	Securities received in exchange for or distributed on or with respect to securities described in (1) through (4) above, or pursuant to the exercise of warrants or rights relating to such securities.

(6)	Cash, cash items, U.S. Government securities or high-quality debt securities maturing in one year or less from the time of investment.
Managerial Assistance to Portfolio Companies
BDCs generally must offer to make available to the issuer of portfolio securities significant managerial assistance, by either offering, and providing if accepted, significant guidance and counsel concerning the management operations or business objectives of the portfolio company or by exercising a controlling influence over the management or policies of a portfolio company, except in circumstances where either (i) the BDC does not treat such issuer of securities as an eligible portfolio company, or (ii) the BDC purchases such securities in conjunction with one or more other persons acting together and one of the other persons in the group makes available such managerial assistance.
Temporary Investments
Pending investment in other types of “qualifying assets,” as described above, our investments may consist of cash, cash items, U.S. Government securities or high-quality debt securities maturing in one year or less from the time of investment, which we refer to, collectively, as “temporary investments,” so that 70% of our assets are qualifying assets. Typically, we will invest in U.S. Treasury bills or in repurchase agreements, provided that such agreements are fully collateralized by cash or securities issued by the U.S. Government or its agencies. A repurchase agreement involves the purchase by an investor, such as us, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price that is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of our assets that may be invested in such repurchase agreements. However, if more than 25% of our total assets constitute repurchase agreements from a single counterparty, we may not meet the Diversification Tests in order to qualify as a RIC. Thus, we do not intend to enter into repurchase agreements with a single counterparty in excess of this limit. Our investment adviser will monitor the creditworthiness of the counterparties with which we enter into repurchase agreement transactions.
Indebtedness and Senior Securities
We may be permitted, under specified conditions, to issue multiple classes of indebtedness and one class of stock senior to our Common Shares if our asset coverage, calculated pursuant to the Investment Company Act, is at least equal to 150% immediately after each such issuance (i.e., we are able to borrow up to two dollars for every dollar we have in assets less all liabilities and indebtedness not represented by senior securities issued by us). In addition, while certain types of indebtedness and senior securities remain outstanding, we may be required to make provisions to prohibit distributions to our common stockholders or the repurchase of such securities or shares unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. We may also borrow amounts up to 5% of the value of our total assets for temporary purposes without regard to asset coverage. For a discussion of the risks associated with leverage, see “Risk Factors—Risks Relating to Our Business and Structure—Regulations governing our operation as a BDC affect our ability to, and the way in which we may, raise additional capital.”
Code of Ethics
We and our investment adviser have each adopted a code of ethics pursuant to
Rule 17j-1
under the Investment Company Act that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to each code may invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the code’s requirements. Our code of ethics is filed as an exhibit to our registration statement of which this prospectus is a part. For information on how to obtain a copy of the code of ethics, see “Available Information” below.
Co-Investment
Exemptive Order
We rely on the
Co-Investment
Exemptive Order that has been granted by the SEC to our investment adviser that permits us and other BDCs and registered closed-end
management investment companies managed by Crescent to
co-invest
in portfolio companies with each other and with affiliated investment funds.
Co-investments
made under the
Co-Investment
Exemptive Order are subject to compliance with certain conditions and other requirements, which could limit our ability to participate in a co-investment
transaction. We may also otherwise
co-invest
with funds managed by Crescent or any of its downstream affiliates, subject to compliance with existing regulatory guidance, applicable regulations and our allocation procedures.
Proxy Voting Policies and Procedures
We delegate our proxy voting responsibility to our investment adviser. The Proxy Voting Policies and Procedures of our investment adviser are set forth below. The guidelines are reviewed periodically by our investment adviser and our directors who are not “interested persons” as defined by the Investment Company Act, and, accordingly, are subject to change.
An investment adviser registered under the Advisers Act has a fiduciary duty to act solely in the best interests of its clients. As part of this duty, our investment adviser recognizes that it must vote portfolio securities in a timely manner free of conflicts of interest and in the best interests of its clients.
These policies and procedures for voting proxies are intended to comply with Section 206 of, and Rule 206(4)-6 under, the Advisers Act.
Our investment adviser votes all proxies based upon the guiding principle of seeking to maximize the ultimate long-term economic value of our stockholders’ holdings, and ultimately all votes are cast on a case-by-case basis, taking into consideration the contractual obligations under the relevant advisory agreements or comparable documents, and all other relevant facts and circumstances at the time of the vote. Our investment adviser reviews on a case-by-case basis each proposal submitted to a stockholder vote to determine its impact on the portfolio securities held by us. Although our investment adviser generally votes against proposals that may have a negative impact on our portfolio securities, our investment adviser may vote for such a proposal if there exists compelling long-term reasons to do so.

Our investment adviser’s proxy voting decisions are made by our investment adviser’s investment committee. To ensure that the vote is not the product of a conflict of interest, our investment adviser will require that: (1) anyone involved in the decision making process disclose to our investment adviser’s investment committee, and disinterested directors, any potential conflict that he or she is aware of and any contact that he or she has had with any interested party regarding a proxy vote; and (2) employees involved in the decision making process or vote administration are prohibited from revealing how the investment adviser intends to vote on a proposal in order to reduce any attempted influence from interested parties.
Privacy Policies
We are committed to maintaining the privacy of our stockholders and to safeguarding their non-public
personal information. The following information is provided to help investors understand what personal information we collect, how we protect that information and why, in certain cases, we may share information with select other parties.
Pursuant to our privacy policy, we will not disclose any
non-public
personal information concerning any of our stockholders who are individuals unless the disclosure meets certain permitted exceptions under Regulation S-P. We generally will not use or disclose any stockholder information for any purpose other than as required by law.
We may collect non-public information about investors, such as name, address, account number and the types and amounts of investments, and information about transactions with us or our affiliates, such as participation in other investment programs, ownership of certain types of accounts or other account data and activity. We may disclose the information that we collect from our stockholders or former stockholders, as described above, only to our affiliates and service providers and only as allowed by applicable law or regulation. Any party that receives this information will use it only for the services required by us and as allowed by applicable law or regulation, and is not permitted to share or use this information for any other purpose. To protect the non-public personal information of individuals, we permit access only by authorized personnel who need access to that information to provide services to us and our stockholders. In order to guard our stockholders’ non-public personal information, we maintain physical, electronic and procedural safeguards that are designed to comply with applicable law. Non-public personal information that we collect about our stockholders will generally be stored on secured servers. An individual stockholder’s right to privacy extends to all forms of contact with us, including telephone, written correspondence and electronic media, such as the Internet.
Pursuant to our privacy policy, we will provide a clear and conspicuous notice to each investor that details our privacy policies and procedures at the time of the investor’s subscription.
Other
We have designated a chief compliance officer and established a compliance program pursuant to the requirements of the Investment Company Act. We are periodically examined by the SEC for compliance with the Investment Company Act.
We are required to provide and maintain a bond issued by a reputable fidelity insurance company to protect us against larceny and embezzlement. Furthermore, as a BDC, we are prohibited from protecting any director or officer against any liability to us or our stockholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.
Sarbanes-Oxley Act of 2002 Corporate Governance Regulations
The Sarbanes-Oxley Act imposes a wide variety of regulatory requirements on publicly-held companies and their insiders. Many of these requirements affect us. For example:

•	pursuant to Rule 13a-14 of the Exchange Act, our principal executive officer and principal financial officer must certify the accuracy of the financial statements contained in our periodic reports;

•	pursuant to Item 307 of Regulation S-K, our periodic reports must disclose our conclusions about the effectiveness of our disclosure controls and procedures;

•
pursuant to Rule 13a-15 of the Exchange Act, our management must prepare an annual report regarding its assessment of our internal control over financial reporting and (once we cease to be an emerging growth company under the JOBS Act or, if later, for the year following our first annual report required to be filed with the SEC) must obtain an audit of the effectiveness of internal control over financial reporting performed by our independent registered public accounting firm; and

•
pursuant to Item 308 of Regulation S-K and Rule 13a-15 of the Exchange Act, our periodic reports must disclose whether there were significant changes in our internal controls over financial reporting or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

The Sarbanes-Oxley Act requires us to review our current policies and procedures to determine whether we comply with the Sarbanes-Oxley Act and the regulations promulgated thereunder. We will continue to monitor our compliance with all regulations that are adopted under the Sarbanes-Oxley Act and will take actions necessary to ensure that we are in compliance therewith.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a general summary of certain material U.S. federal income tax considerations relating to the acquisition, ownership, and disposition of our Common Shares and our qualification and taxation as a RIC for U.S. federal income tax purposes. This discussion does not purport to be a complete description of all of the tax considerations relating thereto. In particular, we have not described certain considerations that may be relevant to certain types of stockholders subject to special treatment under U.S. federal income tax laws, including stockholders subject to the alternative minimum tax, tax-exempt
organizations, insurance companies, stockholders that are treated as partnerships for U.S. federal income tax purposes, dealers in securities, traders in securities that elect to use a mark-to-market
method of accounting for securities holdings, pension plans and trusts, financial institutions, a person that holds our Common Shares as part of a straddle or a hedging or conversion transaction, real estate investment trusts (“REITs”), RICs, U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar,
non-U.S.
stockholders (as defined below) engaged in a trade or business in the United States, persons who have ceased to be U.S. citizens or to be taxed as residents of the United States, “controlled foreign corporations,” and passive foreign investment companies (“PFICs”). This summary is limited to stockholders that hold our Common Shares as capital assets (within the meaning of the Code), and does not address owners of a stockholder. This discussion is based upon the Code, its legislative history, existing and proposed U.S. Treasury regulations, published rulings and court decisions, each as of the date of this prospectus and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. We have not sought and will not seek any ruling from the IRS regarding the offerings pursuant to this prospectus or pursuant to the accompanying prospectus supplement unless expressly stated therein. This summary does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if we invest in tax-exempt
securities or certain other investment assets. It also does not discuss the tax aspects of Common Shares sold in units with the other securities being registered.
A “U.S. stockholder” is a beneficial owner of our Common Shares that is for U.S. federal income tax purposes:

•	an individual who is a citizen or resident of the United States;

•
a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•
a trust if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons (as defined in the Code) have the authority to control all of its substantial decisions, or if the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes; or

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source.
A
“non-U.S.
stockholder” is a beneficial owner of our Common Shares that is not a U.S. stockholder or an entity that is treated as a partnership for U.S. federal income tax purposes.
If a partnership (including an entity treated as a partnership for U.S. federal income tax purposes) holds our Common Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. A prospective investor that is a partner in a partnership that will hold our Common Shares are urged to consult its tax advisors with respect to the purchase, ownership and disposition of our Common Shares.
An investment in our Common Shares is complex, and certain aspects of the U.S. tax treatment of such investment are not certain. Tax matters are very complicated and the tax consequences to an investor of an investment in our Common Shares will depend on the facts of his, her or its particular situation. We strongly encourage investors to consult their tax advisors regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of our Common Shares, as well as the effect of any state, local and foreign tax laws, eligibility for the benefits of any applicable tax treaty, and the effect of any possible changes in the tax laws.
Election to Be Taxed as a RIC
As a BDC, we have elected to be treated and intend to operate in a manner so as to continuously qualify annually as a RIC under the Code. As a RIC, we generally will not pay corporate-level U.S. federal income taxes on our net ordinary income or capital gains that we timely distribute (or are deemed to distribute) to our common stockholders as dividends. Instead, dividends we distribute (or are deemed to timely distribute) generally will be taxable to stockholders, and any net operating losses, foreign tax credits and most other tax attributes generally will not pass through to stockholders. We will be subject to U.S. federal corporate-level income tax on any undistributed income and gains. To continue to qualify as a RIC, we must, among other things, meet certain source of income and asset diversification requirements (as described below). In addition, we must distribute to our common stockholders, for each taxable year at least 90% of our “investment company taxable income,” as defined by the Code (the “Annual Distribution Requirement”). See “Risk Factors—Risks Relating to Our Business and Structure—We will be subject to corporate level income tax if we are unable to qualify as a RIC” and “Risk Factors—Risks Relating to Our Business and Structure—We may have difficulty paying our required distributions if we recognize income before, or without, receiving cash representing such income”.
Taxation as a RIC
If we:

•	qualify as a RIC; and

•	satisfy the Annual Distribution Requirement;
then we will not be subject to U.S. federal income tax on the portion of our investment company taxable income and net capital gain (generally, realized net long-term capital gain in excess of realized net short-term capital loss) that we timely distribute (or are deemed to timely distribute) to stockholders. We will be subject to U.S. federal income tax at the regular corporate rates on any net income or capital gains not distributed (or deemed distributed) to our common stockholders.
We will be subject to a 4% nondeductible U.S. federal excise tax on certain undistributed income unless we distribute in a timely manner an amount at least equal to the sum of (1) 98% of our ordinary income for each calendar year, (2) 98.2% of our capital gain net income for the one-year period ending October 31 in that calendar year and (3) any income realized, but not distributed, in preceding years (to the extent that U.S. federal income tax was not imposed on such amounts) less certain over-distributions in the prior year (collectively, the “Excise Tax Requirement”). We can be expected to pay such excise tax on a portion of our income.
Moreover, our ability to dispose of assets to meet our distribution requirements may be limited by (1) the illiquid nature of our portfolio and (2) other requirements relating to our status as a RIC, including the Diversification Tests (as defined below). If we dispose of assets to meet the Annual Distribution Requirement, the Diversification Tests, or the Excise Tax Requirement, we may make such dispositions at times that, from an investment standpoint, are not advantageous.
To qualify as a RIC for U.S. federal income tax purposes, we generally must, among other things:

•	qualify to be treated as a BDC at all times during each taxable year;

•
derive in each taxable year at least 90% of our gross income from (a) dividends, interest, payments with respect to certain securities loans, gains from the sale of stock or other securities or foreign currencies, or other income derived with respect to our business of investing in such stock, securities or foreign currencies, or (b) net income derived from an interest in a “qualified publicly traded partnership” or “QPTP” (collectively, the “90% Income Test”); and

•	diversify our holdings so that at the end of each quarter of the taxable year:

•
at least 50% of the value of our assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs, and other securities that, with respect to any issuer do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of that issuer; and

•
no more than 25% of the value of our assets is invested in the securities, other than U.S. government securities or securities of other RICs, of (i) one issuer, (ii) two or more issuers that are controlled, as determined under the Code, by us and that are engaged in the same or similar or related trades or businesses or (iii) securities of one or more QPTPs (collectively, the “Diversification Tests”).

We may invest in partnerships, including QPTPs, which may result in our being subject to state, local or foreign income, franchise or other tax liabilities. For the purpose of determining whether the Fund satisfies the 90% Income Test and the Diversification Tests described above, the character of our distributive share of items of income, gain, losses, deductions and credits derived through any investments in companies that are treated as partnerships for U.S. federal income tax purposes (other than certain publicly traded partnerships), or are treated as disregarded as separate from us for U.S. federal income tax purposes, generally will be determined as if we realized these tax items directly. Further, for purposes of calculating the value of our investment in the securities of an issuer for purposes of determining the 25% requirement described above, the Fund’s proper proportion of any investment in the securities of that issuer that are held by a member of our “controlled group” must be aggregated with our investment in that issuer. A controlled group is one or more chains of corporations connected through stock ownership with us if (a) at least 80% of the total combined voting power of all classes of voting stock of each of the corporations is owned directly by one or more of the other corporations, and (b) we directly own at least 80% or more of the combined voting stock of at least one of the other corporations.
A RIC is limited in its ability to deduct expenses in excess of its investment company taxable income. If our deductible expenses in a given taxable year exceed our investment company taxable income, we may incur a net operating loss for that taxable year. However, a RIC is not permitted to carry forward net operating losses to subsequent taxable years and such net operating losses do not pass through to its stockholders. In addition, deductible expenses can be used only to offset investment company taxable income, not net capital gain. A RIC may not use any net capital losses (that is, the excess of realized capital losses over realized capital gains) to offset its investment company taxable income, but may carry forward such net capital losses, and use them to offset future capital gains, indefinitely. Any underwriting fees paid to us are not deductible. Due to these limits on deductibility of expenses and net capital losses, we may for U.S. federal income tax purposes have aggregate taxable income for several taxable years that we are required to distribute and that is taxable to our common stockholders even if such taxable income is greater than the net income we actually earn during those taxable years.
We may be required to recognize taxable income for U.S. federal income tax purposes in circumstances in which we do not receive a corresponding payment in cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount, or “OID” (such as debt investments with payment-in-kind,
or “PIK,” interest or, in certain cases, that have increasing interest rates or that are issued with warrants), we must include in income each year a portion of the OID that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. Because any OID accrued will be included in our investment company taxable income for the taxable year of accrual, we may be required to make a distribution to our common stockholders in order to satisfy the Annual Distribution Requirement or the Excise Tax Requirement, even though we will not have received any corresponding cash amount. In order to enable us to make distributions to stockholders that will be sufficient to enable us to satisfy the Annual Distribution Requirement and the Excise Tax Requirement we may need to liquidate or sell some of our assets at times or at prices that are not advantageous, raise additional equity or debt capital, take out loans, forego new investment opportunities or otherwise take actions that are disadvantageous to our business (or be unable to take actions that are advantageous to our business). Our ability to dispose of assets to meet our distribution requirements may be limited by (1) the illiquid nature of our portfolio and/or (2) other requirements relating to our qualification as a RIC, including the Diversification Tests. If we borrow money, we may be prevented by loan covenants from declaring and paying dividends in certain circumstances. Even if we are authorized to borrow funds and to sell assets in order to satisfy distribution requirements, under the Investment Company Act, we are generally not permitted to make distributions to our common stockholders while our debt obligations and senior securities are outstanding unless certain “asset coverage” tests or other financial covenants are met. Limits on our payment of dividends may prevent us from meeting the Annual Distribution Requirement, and may, therefore, jeopardize our qualification for taxation as a RIC, or subject us to the 4% excise tax on undistributed income.
A portfolio company in which we invest may face financial difficulty that requires us to work-out,
modify or otherwise restructure our investment in the portfolio company. Any such restructuring could, depending on the specific terms of the restructuring, cause us to recognize taxable income without a corresponding receipt of cash, which could affect our ability to satisfy the Annual Distribution Requirement or the Excise Tax Requirement, or result in unusable capital losses and future non-cash
income. Any such reorganization could also result in our receiving assets that give rise to non-qualifying
income for purposes of the 90% Income Test.
Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, (a) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (b) convert long-term capital gain (currently taxed at lower rates for non-corporate
taxpayers) into higher taxed short-term capital gain or ordinary income, (c) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (d) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (e) adversely alter the characterization of certain complex financial transactions, (f) treat dividends that would otherwise constitute qualified dividend income as non-qualified
dividend income, (g) cause us to recognize income or gain without receipt of a corresponding cash payment, and (h) produce income that will not be qualifying income for purposes of the 90% Income Test. We intend to monitor our transactions and may make certain tax elections that are intended to maintain our status as a RIC and mitigate the effects of these provisions; however, no assurance can be given that we will be eligible for any such tax elections or that any elections we make will fully mitigate the effects of these provisions.
Gain or loss realized by us from warrants acquired by us as well as any loss attributable to the lapse of such warrants generally will be treated as capital gain or loss. Such gain or loss generally will be long term or short term, depending on how long we held a particular warrant.
Our investment in
non-U.S.
securities may be subject to
non-U.S.
income, withholding and other taxes. In that case, our yield on those securities would be decreased. Stockholders will generally not be entitled to claim a U.S. foreign tax credit or deduction with respect to
non-U.S.
taxes paid by us.
If we purchase shares in a PFIC, we may be subject to U.S. federal income tax on a portion of any “excess distribution” received on, or gain from the disposition of, such shares, even if such income is distributed as a taxable dividend by us to our common stockholders. Additional charges in the nature of interest may be imposed on us in respect of deferred taxes arising from such distributions or gains. If we invest in a PFIC and elect to treat the PFIC as a “qualified electing fund” under the Code (a “QEF”), in lieu of the foregoing requirements, we will be required to include in income each year a portion of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed to us. Alternatively, we may elect to mark-to-market
at the end of each taxable year our shares in such PFIC; in this case, we will recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent it does not exceed prior increases included in income. Our ability to make either election will depend on factors beyond our control, and we are subject to restrictions that may limit the availability or benefit of these elections. Under either election, we may be required to recognize in any year income in excess of our distributions from PFICs and our proceeds from dispositions of PFIC stock during that year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of determining whether we satisfy the Excise Tax Requirement.
Our functional currency is the U.S. dollar for U.S. federal income tax purposes. Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time we accrue income, expenses or other liabilities denominated in a foreign currency and the time we actually collect such income or pay such expenses or liabilities may be treated as ordinary income or loss. Similarly, gains or losses on foreign currency forward contracts, the disposition of debt denominated in a foreign currency and other financial transactions denominated in foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, may also be treated as ordinary income or loss.
Some of the income and fees that we may recognize, such as, but not limited to, management fees, certain fees earned with respect to our investments, income recognized in a work-out
or restructuring of a portfolio investment, or income recognized from an equity investment in an operating partnership, may not satisfy the 90% Income Test. In order to manage the risk that such income and fees might disqualify us as a RIC for a failure to satisfy the 90% Income Test, we may be required to recognize such income and fees indirectly through one or more entities treated as U.S. corporations for U.S. federal income tax purposes. Although we expect that recognizing such income through such corporations will assist us in satisfying the 90% Income Test, no assurance can be given that this structure will be respected for U.S. federal income tax purposes, which could result in such income not being counted towards satisfying the 90% Income Test. If the amount of such income were too great and we were otherwise unable to mitigate this effect, it could result in our disqualification as a RIC. If, as we expect, the structure is respected, such corporations will be required to pay U.S. corporate income tax on their earnings, which ultimately will reduce our return on such income and fees.
We are limited in our ability to deduct expenses in excess of our investment company taxable income. If our expenses in a given year exceed our investment company taxable income, we will have a net operating loss for that year. However, we are not permitted to carry forward our net operating losses to subsequent years, so these net operating losses generally will not pass through to our common stockholders. In addition, expenses can be used only to offset investment company taxable income, and may not be used to offset net capital gain. As a RIC, we may not use any net capital losses (that is, realized capital losses in excess of realized capital gains) to offset our investment company taxable income, but may carry forward those losses, and use them to offset future capital gains, indefinitely. Further, our deduction of net business interest expense is generally limited to 30% of our “adjusted taxable income” plus “floor plan financing interest expense.”
Failure to Qualify as a RIC
If we fail to satisfy the 90% Income Test for any taxable year or the Diversification Tests for any quarter of the taxable year, we may still continue to be taxed as a RIC for the relevant taxable year if we are eligible for relief provisions if the failures are due to reasonable cause and not willful neglect and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. Additionally, relief is provided for certain de minimis failures of the diversification requirements where we correct the failure within a specified period. If the applicable relief provisions are not available or cannot be met, all of our income would be subject to corporate-level income tax as described below. We cannot provide assurance that we would qualify for any such relief should we fail the 90% Income Test or the Diversification Tests.
If we were to fail to meet the RIC requirements for more than two consecutive years and then seek to requalify as a RIC, we would be required to pay corporate-level tax on the unrealized appreciation recognized during the succeeding five-year period unless we make a special election to recognize gain to the extent of any unrealized appreciation in our assets at the time of requalification.

If we are unable to qualify for treatment as a RIC, and relief is not available as discussed above, we would be subject to tax on all of our taxable income at the regular corporate U.S. federal income tax rate (and we also would be subject to any applicable state and local taxes). We would not be able to deduct distributions to stockholders and would not be required to make distributions for U.S. federal income tax purposes. Distributions generally would be taxable to our common stockholders as ordinary dividend income to the extent of our current and accumulated earnings and profits. Subject to certain limitations under the Code, corporate U.S. stockholders would be eligible for the dividends-received deduction. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the stockholder to the extent of the stockholder’s adjusted tax basis in our Common Shares, and any remaining distributions would be treated as capital gains. If we fail to qualify as a RIC, we may be subject to regular corporate tax on any net built-in
gains with respect to certain of our assets (i.e., the excess of the aggregate gains, including items of income, over aggregate losses that would have been realized with respect to such assets if we had been liquidated) that we elect to recognize on requalification or when recognized over the next five taxable years.
Although we expect to operate in a manner so as to qualify continuously as a RIC, we or our investment adviser may decide in the future that we should be taxed as a C corporation, even if we would otherwise qualify as a RIC, if we determine that treatment as a C corporation for a particular year would be in our best interest.
The remainder of this discussion assumes that we qualify as a RIC for each taxable year.
Taxation of U.S. Stockholders
The following summary generally describes certain material U.S. federal income tax consequences of an investment in our Common Shares beneficially owned by U.S. stockholders (as defined above). If you are not a U.S. stockholder, this section does not apply to you.
Whether an investment in our Common Shares is appropriate for a U.S. stockholder will depend upon that person’s particular circumstances. An investment in our Common Shares by a U.S. stockholder may have adverse tax consequences. U.S. stockholders are urged to consult their own tax advisors about the U.S. tax consequences of investing in our Common Shares.
Distributions on Our Common Shares
Distributions by us generally are taxable to U.S. stockholders as ordinary income or capital gains. To the extent such distributions paid by us to non-corporate
stockholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations and if certain holding period requirements are met, such distributions (“qualified dividends”) generally are taxable to U.S. stockholders at the preferential rates applicable to long-term capital gains. A portion of our ordinary dividends, but not capital gain dividends, paid to U.S. corporate stockholders may, if certain conditions are met, qualify for the dividends-received deduction to the extent that we have received dividends from certain corporations during the taxable year. However, it is anticipated that distributions paid by us generally will not be attributable to dividends and, therefore, generally will not qualify for the preferential rates applicable to qualified dividends or the dividends-received deduction available to corporations under the Code. A corporate U.S. stockholder may be required to reduce its basis in our Common Shares with respect to certain “extraordinary dividends,” as defined in Section 1059 of the Code. Corporate U.S. stockholders are urged to consult their own tax advisors in determining the application of these rules in their particular circumstances. Distributions of our investment company taxable income will be taxable as ordinary income to U.S. stockholders to the extent of our current and accumulated earnings and profits, whether paid in cash or reinvested in additional shares of our Common Shares.
Distributions of our net capital gain properly reported by us as “capital gain dividends” will be taxable to a U.S. stockholder as long-term capital gains (which, under current law, are taxed at preferential rates) in the case of individuals, trusts or estates. This is true, regardless of the U.S. stockholder’s holding period of our Common

Shares and regardless of whether the dividend is paid in cash or reinvested in additional Common Shares. Distributions in excess of our earnings and profits first will reduce a U.S. stockholder’s adjusted tax basis in such U.S. stockholder’s Common Shares and, after the adjusted tax basis is reduced to zero, will constitute capital gain to such U.S. stockholder. We may make distributions in excess of our earnings and profits. As a result, a U.S. stockholder will need to consider the effect of our distributions on such U.S. stockholder’s adjusted tax basis in our Common Shares in their individual circumstances.
Although we currently intend to distribute our net capital gain for each taxable year on a timely basis, we may in the future decide to retain some or all of our net capital gain, and may designate the retained amount as a “deemed dividend.” In that case, among other consequences: we will pay U.S. federal corporate income tax on the retained amount; each U.S. stockholder will be required to include their pro rata share of the deemed distribution in income as if it had been actually distributed to them; and the U.S. stockholder will be entitled to claim a credit equal to their pro rata share of the tax paid thereon by us. The amount of the deemed distribution net of such tax will be added to the U.S. stockholder’s adjusted tax basis in our Common Shares.
For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of capital gains dividends paid for that year, we may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, a U.S. stockholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by us in October, November or December of any calendar year, payable to stockholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been received by a U.S. stockholders on December 31 of the year in which the dividend was declared.
We have the ability to declare a large portion of a dividend in shares of our Common Shares. As long as a portion of such dividend is paid in cash and certain other requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, a U.S. stockholder will be taxed on 100% of the fair market value of the dividend on the date the dividend is received in the same manner as a cash distribution, even if most of the dividend was paid in shares of our Common Shares. If stockholders purchase our Common Shares shortly before the record date of a distribution, the price of the shares will include the value of the distribution and such U.S. stockholder will be subject to tax on the distribution even though it economically represents a return of his, her or its investment.
Distributions out of our current and accumulated earnings and profits will not be eligible for the 20% pass through deduction under Section 199A of the Code, although qualified REIT dividends earned by us may qualify for the 20% pass through deduction under Section 199A deduction.
Until and unless we are treated as a “publicly offered regulated investment company” (within the meaning of Section 67 of the Code) as a result of either (1) our Common Shares collectively being held by at least 500 persons at all times during a taxable year, (2) our Common Shares being treated as regularly traded on an established securities market for any taxable year, or (3) our Common Shares are continuously offered pursuant to a public offering (within the meaning of Section 4 of the Securities Act), for purposes of computing the taxable income of U.S. stockholders that are individuals, trusts or estates, (a) our earnings will be computed without taking into account such U.S. stockholders’ allocable shares of the management and incentive fees paid to our investment adviser and certain of our other expenses, (b) each such U.S. stockholder will be treated as having received or accrued a dividend from us in the amount of such U.S. stockholder’s allocable share of these fees and expenses for such taxable year, (c) each such U.S. stockholder will be treated as having paid or incurred such U.S. stockholder’s allocable share of these fees and expenses for the calendar year and (d) each such U.S. stockholder’s allocable share of these fees and expenses will be treated as miscellaneous itemized deductions by such U.S. stockholder. For taxable years beginning before 2026, miscellaneous itemized deductions generally are not deductible by a U.S. stockholder that is an individual, trust or estate. For taxable years beginning in 2026 or later, miscellaneous itemized deductions generally are deductible by a U.S. stockholder that is an individual, trust or estate only to the extent that the aggregate of such U.S. stockholder’s miscellaneous itemized deductions exceeds 2% of such U.S. stockholder’s adjusted gross income for U.S. federal income tax purposes, are not deductible for purposes of the alternative minimum tax and are subject to the overall limitation on itemized deductions under Section 68 of the Code.
Sale or Other Disposition of Our Common Shares
A U.S. stockholder generally will recognize taxable gain or loss if the U.S. stockholder sells or otherwise disposes of such stockholder’s Common Shares. The amount of gain or loss will be measured by the difference between a U.S. stockholder’s adjusted tax basis in our Common Shares sold or otherwise disposed of and the amount of the proceeds received in exchange. Any gain or loss arising from such sale or other disposition generally will be treated as long-term capital gain or loss if a U.S. stockholder has held our Common Shares for more than one year. Otherwise, such gain or loss will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of our Common Shares in which a U.S. stockholder has a holding period of six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of shares of our Common Shares may be disallowed if substantially identical stock or securities are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition.
In general, U.S. stockholders that are individuals, trusts or estates currently are taxed at preferential rates on their net capital gain. Such rate is lower than the maximum rate on ordinary income currently payable by individuals. Corporate U.S. stockholders currently are subject to U.S. federal income tax on net capital gain at the maximum 21% rate also applied to ordinary income.
Non-corporate
U.S. stockholders (including individuals) with net capital losses for a year (i.e., capital losses in excess of capital gains) generally may deduct up to $3,000 of such losses against their ordinary income each year; any net capital losses of a non-corporate
U.S. stockholder (including an individual) in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate U.S. stockholders generally may not deduct any net capital losses for a year, but may carry back such losses for three years or carry forward such losses for five years.
Legislation requires reporting of adjusted cost basis information for covered securities, which generally include shares of a RIC, to the Internal Revenue Service and to taxpayers. Stockholders should contact their financial intermediaries with respect to reporting of cost basis and available elections for their accounts.
Information Reporting and Backup Withholding
We will send to each of our U.S. stockholders, after the end of each calendar year, a notice providing, on a per share and per distribution basis, the amounts includible in such U.S. stockholder’s taxable income for such year as ordinary income and as long-term capital gain. In addition, the U.S. federal tax status of each year’s distributions generally will be reported to the IRS. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. stockholder’s particular situation.
We may be required to withhold U.S. federal income tax (“backup withholding”) from all taxable distributions to a U.S. stockholder (1) who fails to furnish us with a correct taxpayer identification number or a certificate that such stockholder is exempt from backup withholding or (2) with respect to whom the IRS notifies us that such stockholder is subject to backup withholding. An individual’s taxpayer identification number is his or her social security number. Backup withholding is not an additional tax. Any amount withheld under backup withholding is allowed as a credit against the U.S. stockholder’s U.S. federal income tax liability and may entitle such stockholder to a refund, provided that proper information is timely provided to the IRS.
Medicare Tax on Net Investment Income
Non-corporate
U.S. stockholders generally are subject to a 3.8% Medicare surtax on their “net investment income,” the calculation of which includes interest income and OID, any taxable gain from the disposition of our

Common Shares and any distributions on our Common Shares (including the amount of any deemed distribution) to the extent such distribution is treated as a dividend or as capital gain (as described above under “Taxation of U.S. Stockholders—Distributions on Our Common Shares”).
Non-corporate
U.S. stockholders are urged to consult their own tax advisors on the effect of acquiring, holding and disposing of our Common Shares, on the computation of “net investment income” in their individual circumstances.
Disclosure of Certain Recognized Losses.
Under U.S. Treasury regulations, if a U.S. stockholder recognizes a loss with respect to either our Common Shares of $2 million or more for a non-corporate
U.S. stockholder or $10 million or more for a corporate U.S. stockholder in any single taxable year, such stockholder must file with the IRS a disclosure statement on Form 8886. Direct stockholders of certain “portfolio securities” in many cases are excepted from this reporting requirement, but under current guidance, equity owners of a RIC are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirement. States may also have a similar reporting requirement. U.S. stockholders are urged to consult their own tax advisors to determine the applicability of these regulations in light of their individual circumstances.
Taxation of
Non-U.S.
Stockholders
The following discussion applies only to persons that are
non-U.S.
stockholders. If you are not a
non-U.S.
stockholder, this discussion does not apply to you.
Whether an investment in our Common Shares is appropriate for a
non-U.S.
stockholder will depend upon that stockholder’s particular circumstances. An investment in our Common Shares by a
non-U.S.
stockholder may have adverse tax consequences and, accordingly, may not be appropriate for a
non-U.S.
stockholder.
Non-U.S.
stockholders are urged to consult their own tax advisors as to the tax consequences of acquiring, holding and disposing of our Common Shares before investing.
Distributions on, and Sale or Other Disposition of, Our Common Shares
Distributions of our investment company taxable income to
non-U.S.
stockholders will be subject to U.S. withholding tax at a rate of 30% (unless lowered or eliminated by an applicable income tax treaty) to the extent payable from our current and accumulated earnings and profits unless an exception applies.
Actual or deemed distributions of our net capital gain to a
non-U.S.
stockholder, and gains recognized by a
non-U.S.
stockholder upon the sale of our Common Shares, will not be subject to withholding of U.S. federal income tax and generally will not be subject to U.S. federal income tax unless the
non-U.S.
stockholder is an individual, has been present in the United States for 183 days or more during the taxable year, and certain other conditions are satisfied.
Non-U.S.
stockholders of our Common Shares are encouraged to consult their own advisors as to the applicability of an income tax treaty in their individual circumstances.
In general, no U.S. source withholding taxes will be imposed on dividends paid by RICs to non-
U.S. stockholders to the extent the dividends are properly designated as “interest-related dividends” or “short-term capital gain dividends.” Under this exemption, interest-related dividends and short-term capital gain dividends generally represent distributions of interest or short-term capital gain that would not have been subject to U.S. withholding tax at the source if they had been received directly by a
non-U.S.
stockholder, and that satisfy certain other requirements. We expect that a portion of our dividends will qualify as interest-related dividends, although we cannot assure you the exact proportion that will so qualify.
If we distribute our net capital gain in the form of deemed rather than actual distributions (which we may do in the future), a
non-U.S.
stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the

non-U.S.
stockholder’s allocable share of the tax we pay on the capital gain deemed to have been distributed. In order to obtain the refund, the
non-U.S.
stockholder must obtain a U.S. taxpayer identification number (if one has not been previously obtained) and file a U.S. federal income tax return even if the
non-U.S.
stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.
We have the ability to declare a large portion of a dividend in shares of our Common Shares. As long as a portion of such dividend is paid in cash and certain other requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, our
non-U.S.
stockholders will be taxed on 100% of the fair market value of the dividend on the date the dividend is received in the same manner as a cash dividend (including the application of withholding tax rules described above), even if most of the dividend is paid in shares of our Common Shares. In such a circumstance, we may be required to withhold all or substantially all of the cash we would otherwise distribute to a
non-U.S.
stockholder.
Information Reporting and Backup Withholding
A
non-U.S.
stockholder who is otherwise subject to withholding of U.S. federal income tax, may be subject to information reporting and backup withholding of U.S. federal income tax on dividends unless the
non-U.S.
stockholder provides us or the dividend paying agent with an IRS
Form W-8BEN
or IRS
Form W-8BEN-E
(or an acceptable substitute form) or otherwise meets documentary evidence requirements for establishing that it is a
non-U.S.
stockholder or otherwise establishes an exemption from backup withholding.
Withholding and Information Reporting on Financial Accounts
Pursuant to Sections 1471 to 1474 of the Code and the U.S. Treasury regulations thereunder, the relevant withholding agent generally will be required to withhold 30% of any dividends paid on our Common Shares to: (i) a foreign financial institution unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (ii) a non-financial
foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity meets certain other specified requirements or is subject to an applicable “intergovernmental agreement.” If payment of this withholding tax is made,
non-U.S.
stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. federal withholding taxes with respect to such dividends will be required to seek a credit or refund from the IRS to obtain the benefit of such exemption or reduction. In certain cases, the relevant foreign financial institution or non-financial
foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. Certain jurisdictions have entered into agreements with the United States that may supplement or modify these rules.
Non-U.S.
stockholders are urged to consult their own tax advisers regarding the particular consequences to them of this legislation and guidance. We will not pay any additional amounts in respect of any amounts withheld.
Non-U.S.
stockholders are urged to consult their tax advisers with respect to the U.S. federal income and withholding tax consequences, and state, local and
non-U.S.
tax consequences, of an investment in our Common Shares.
Other Taxation
Stockholders may be subject to state, local and foreign taxes on their distributions from our Common Shares. Stockholders are advised to consult their own tax advisors with respect to the particular tax consequences to them of an investment in our Common Shares.

STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING
THE PARTICULAR TAX CONSEQUENCES TO THEM OF AN INVESTMENT IN THE
FUND, INCLUDING THE STATE, LOCAL AND
NON-U.S.
INCOME AND OTHER
TAX CONSEQUENCES OF AN INVESTMENT IN SHARES OF OUR COMMON SHARES.

RESTRICTIONS ON SHARE OWNERSHIP
Each prospective investor that is, or is acting on behalf of, any (i) ”employee benefit plan” (within the meaning of Section 3(3) of ERISA) subject to Title I of ERISA, (ii) ”plan” described in Section 4975(e)(1) of the Code, subject to Section 4975 of the Code (including for e.g., IRA and a “Keogh” plan), (iii) plan, account or other arrangement that is subject to provisions under any Similar Laws, or (iv) entity whose underlying assets are considered to include the assets of any of the foregoing described in clauses (i), (ii) and (iii), pursuant to ERISA or otherwise (each of the foregoing described in clauses (i), (ii), (iii) and (iv) referred to herein as a “Plan”), must independently determine that our Common Shares are an appropriate investment, taking into account its obligations under ERISA, the Code and applicable Similar Laws.
In contemplating an investment in the Fund, each fiduciary of the Plan who is responsible for making such an investment should carefully consider, taking into account the facts and circumstances of the Plan, whether such investment is consistent with the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, Section 4975 of the Code and any other applicable Similar Laws. Furthermore, absent an exemption, the fiduciaries of a Plan should not invest in the Fund with the assets of any Plan if our investment adviser or any of its affiliates is a fiduciary with respect to such assets of the Plan.
In contemplating an investment in the Fund, fiduciaries of Plans subject to Title I of ERISA or Section 4975 of the Code (a “Covered Plan”) should also carefully consider the definition of the term “plan assets” in ERISA and the Plan Asset Regulations. Under ERISA and the Plan Asset Regulations, when a Covered Plan invests in an equity interest of an entity that is neither a “publicly-offered security” (within the meaning of the Plan Asset Regulations) nor a security issued by an investment company registered under the Investment Company Act, the Covered Plan’s assets include both the equity interest and an undivided interest in each of the entity’s underlying assets, unless it is established that the entity is an “operating company” or that equity participation in the entity by “benefit plan investors” (“Benefit Plan Investors”) is not “significant” (each within the meaning of the Plan Asset Regulations). The term “Benefit Plan Investor” is defined in the Plan Asset Regulations to include (a) any employee benefit plan (as defined in section 3(3) of ERISA) subject to the provisions of Title I of ERISA, (b) any plan described in section 4975(e)(1) of the Code subject to Section 4975 of the Code, and (c) any entity whose underlying assets include plan assets by reason of such an employee benefit plan’s or plan’s investment in the entity.
Under the Plan Asset Regulations, equity participation in an entity by Benefit Plan Investors is “significant” on any date if, immediately after the most recent acquisition of any equity interest in the entity, 25% or more of the total value of any class of equity interests is held by Benefit Plan Investors. For purposes of this determination, the value of equity interests held by a person (other than a Benefit Plan Investor) who has discretionary authority or control with respect to the assets of the entity or that provides investment advice for a fee (direct or indirect) with respect to such assets (or any affiliate of such a person) is disregarded (each such person, a “Controlling Person”).
If the assets of the Fund were deemed to be “plan assets” under the Plan Asset Regulations, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by the Fund, and (ii) the possibility that certain transactions in which the Fund might seek to engage could constitute “prohibited transactions” under ERISA and the Code. If a prohibited transaction occurs for which no exemption is available, our investment adviser and/or any other fiduciary that has engaged in the prohibited transaction could be required to (i) restore to the Covered Plan any profit realized on the transaction and (ii) reimburse the Covered Plan for any losses suffered by the Covered Plan as a result of the investment. In addition, each party in interest or disqualified person (within the meaning of Section 3(14) of ERISA or Section 4975 of the Code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100%. Fiduciaries of a Covered Plan who decide to invest in the Fund could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in the Fund or as co-fiduciaries
for actions taken by or on behalf of the Fund or our investment adviser. With respect to an IRA that invests in the Fund, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose its tax-exempt
status.
Accordingly, for so long as the shares of the Fund are not considered “publicly-offered securities” within the meaning of the Plan Asset Regulations, the Fund intends to limit Benefit Plan Investors’ investments in each class of shares of the Fund to less than 25%, disregarding equity interests held by Controlling Persons, within the meaning of the Plan Asset Regulations. In this respect, in order to avoid the possibility that our assets could be treated as “plan assets,” within the meaning of the Plan Asset Regulations, we may require any person proposing to acquire Common Shares to furnish such information as may be necessary to determine whether such person is a Benefit Plan Investor or a Controlling Person.
In addition, we have the power to (a) exclude any common stockholder or potential common stockholder from purchasing Common Shares; (b) prohibit any redemption of Common Shares; and (c) redeem some or all Common Shares held by any holder if, and to the extent that, our Board determines that there is a substantial likelihood that such holder’s purchase or ownership of Common Shares or the redemption of such holder’s Common Shares would result in (i) our assets to be characterized as “plan assets,” subject to the fiduciary responsibility or prohibited transaction provisions of ERISA, Section 4975 of the Code or any provisions of any Similar Laws or (ii) the Fund, our investment adviser or any affiliates thereof to be considered a fiduciary of any common stockholder for purposes of the fiduciary responsibility or prohibited transaction provisions of Title I of ERISA, Section 4975 of the Code or any applicable Similar Laws, and all Common Shares of the Fund shall be subject to such terms and conditions.

CUSTODIAN, TRANSFER AND DISTRIBUTION PAYING AGENT AND REGISTRAR
Our securities are held under a custody agreement by The Bank of New York Mellon. The address of the custodian is 240 Greenwich Street, New York, New York 10286. SS&C GIDS, Inc. acts as the transfer agent, dividend paying agent and registrar for our Common Shares. The principal business address of SS&C GIDS, Inc. is 1055 Broadway Street, Kansas City, Missouri 64105.

BROKERAGE ALLOCATION AND OTHER PRACTICES
Since we generally acquire and dispose of our investments in privately negotiated transactions, we infrequently use brokers in the normal course of business.
Subject to policies established by our Board, our investment adviser, Crescent Cap NT Advisers, LLC, is primarily responsible for the execution of the publicly traded securities portion of our portfolio transactions and the allocation of brokerage commissions. Our investment adviser does not expect to execute transactions through any particular broker or dealer, but seeks to obtain the best net results for us, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the Firm and the Firm’s risk and skill in positioning blocks of securities.
While our investment adviser generally seeks reasonably competitive trade execution costs, we will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, our investment adviser may select a broker based partly upon brokerage or research services provided to our investment adviser and us and any other clients. In return for such services, we may pay a higher commission than other brokers would charge if our investment adviser determines in good faith that such commission is reasonable in relation to the services provided.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Ernst & Young LLP, located at 725 South Figueroa Street, Los Angeles, California 90017, is the independent registered public accounting firm of the Fund.
The financial statement of Crescent Private Credit Income Corp. at May 4, 2023, appearing in this Prospectus has been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and is included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS
Certain legal matters in connection with the Common Shares have been passed upon for the Fund by Venable LLP, Baltimore, Maryland. Kirkland & Ellis LLP, Los Angeles, California and New York, New York, acts as counsel to the Fund.

AVAILABLE INFORMATION
We have filed with the SEC a registration statement on
Form N-2,
together with all amendments and related exhibits, under the Securities Act, with respect to the securities offered by this prospectus. The registration statement contains additional information about us and the securities being offered by this prospectus.
We file with or submit to the SEC annual, quarterly and current periodic reports, proxy statements and other information meeting the informational requirements of the Exchange Act. This information is available free of charge by calling us collect at
(888) 875-0116,
by sending an
e-mail
to us at ISD-Alternatives@aamlive.com or on our website at
www.crescentprivatecredit.com
. Information contained on our website is not incorporated into this prospectus and you should not consider such information to be part of this document. The SEC maintains an internet site that contains reports, proxy and information statements and other information filed electronically by us with the SEC, which are available on the SEC’s website at http://www.sec.gov. You also may inspect and copy these reports, proxy statements and other information, as well as the registration statement and related exhibits and schedules, after paying a duplicating fee, by sending a request by
e-mail
to publicinfo@sec.gov or by writing the SEC’s Public Reference Branch, Office of Consumer Affairs and Information Services, Securities and Exchange Commission, Washington, D.C. 20549.

INDEX TO FINANCIAL STATEMENTS
CRESCENT PRIVATE CREDIT INCOME CORP.

Crescent Private Credit Income Corp.
Statement of Assets and Liabilities
(in thousands, except for per share data)
(Unaudited)

As of June 30, 2023
Assets
Investments, at fair value
Non-controlled non-affiliated investments (cost of $28,381)	$28,473
Cash and cash equivalents	69,699
Interest receivable	188
Other assets	13

Total assets	$98,373

Liabilities
Subscriptions received in advance	$45,000
Payable for investments purchased	22,987
Due to administrator	149
Accrued professional fees	72
Directors’ fees payable	41
Accrued expenses and other liabilities	34

Total liabilities	68,283

Commitments and Contingencies (Note 6)

Net assets
Common stock, par value $0.01 per share (300,000,000 shares authorized, 1,201,000 shares issued and outstanding)	12
Paid-in capital in excess of par value	30,013
Accumulated earnings/(loss)	65

Total net assets	30,090

Total liabilities and net assets	$98,373

Net asset value per share (Class I)	$25.05
See accompanying notes

Crescent Private Credit Income Corp.
Statement of Operations
(in thousands, except for per share data)
(Unaudited)

For the period from May 5, 2023 (Commencement of Operations) through June 30, 2023
Investment Income:
From non-controlled non-affiliated investments:
Interest income	$256

Total investment income	256

Expenses:
Management fees	53
Professional fees	72
Directors’ fees	41
Other general and administrative expenses	170

Total expenses	336

Management fees waiver	(53)

Net expenses	283

Net investment income/(loss)	(27)

Net realized and unrealized gains (losses) on investments:
Net change in unrealized appreciation (depreciation) on:
Non-controlled non-affiliated investments	92

Net realized and unrealized gains (losses) on investments	92

Net increase (decrease) in net assets resulting from operations	$65

See accompanying notes

Crescent Private Credit Income Corp.
Statement of Changes in Net Assets
(in thousands except share and per share data)
(Unaudited)

	Common Stock
	Shares	Par Amount	Paid in Capital in Excess of Par Value	Accumulated Earnings (Loss)	Total Net Assets
Balance at May 5, 2023 (Commencement of Operations)	1,000	$0	$25	$—	$25
Net increase (decrease) in net assets resulting from operations:
Net investment income/(loss)	—	—	—	(27)	(27)
Net change in unrealized appreciation (depreciation) on investments	—	—	—	92	92
Issuance of common stock - Class I shares	1,200,000	12	29,988	—	30,000

Total increase (decrease) in net assets	1,200,000	$12	$29,988	$65	$30,065

Balance at June 30, 2023	1,201,000	$12	$30,013	$65	$30,090

See accompanying notes

Crescent Private Credit Income Corp.
Statement of Cash Flows
(in thousands, except share and per share data)
(Unaudited)

For the period from May 5, 2023 (Commencement of Operations) through June 30, 2023
Cash flows from operating activities:
Net increase (decrease) in net assets resulting from operations	$65
Adjustments to reconcile net increase (decrease) in net assets resulting from operations to net cash provided by (used for) operating activities:
Purchases of investments	(28,447)
Proceeds from sales of investments and principal repayments	68
Net change in unrealized (appreciation) depreciation on investments	(92)
Amortization of premium and accretion of discount, net	(2)
Change in operating assets and liabilities:
(Increase) decrease in interest receivable	(188)
(Increase) decrease in other assets	(13)
Increase (decrease) in directors’ fees payable	41
Increase (decrease) in payable for investment purchased	22,987
Increase (decrease) in accrued expenses and other liabilities	255

Net cash provided by (used for) operating activities	$(5,326)

Cash flows from financing activities:
Proceeds from issuance of common stock	30,000
Subscriptions received in advance of due date	45,000

Net cash provided by (used for) financing activities	75,000

Net increase (decrease) in cash and cash equivalents	69,674
Cash and cash equivalents, beginning of period	25

Cash and cash equivalents, end of period	$69,699

See accompanying notes

Crescent Private Credit Income Corp. Schedule of Investments June 30, 2023 (dollar amounts in thousands) (Unaudited)

Country/Security/Company	Investment Type	Interest Term*	Interest Rate	Maturity/ Dissolution Date	Principal Amount, Par Value or Shares **	Cost	Percentage of Net Assets ***	Fair Value
Investments (1)(2)(3)
United States
Debt Investments
Capital Goods
AECOM Management Services (Amentum)	Senior Secured First Lien Term Loan	S + 400	9.22%	01/2027	748	733	2.4	739
Fairbanks Morse Defense	Senior Secured First Lien Term Loan	S + 475 (75 Floor)	10.25%	06/2028	374	365	1.2	366
White Cap (7)	Senior Secured First Lien Term Loan	S + 375 (50 Floor)	8.85%	10/2027	1,000	994	3.2	993

					2,122	2,092	6.8	2,098

Commercial and Professional Services
Vaco Holdings (7)	Senior Secured First Lien Term Loan	S + 500 (75 Floor)	10.59%	01/2029	748	684	2.3	684
WCG/WIRB-Copernicus Group, Inc. (7)	Senior Secured First Lien Term Loan	S + 400 (100 Floor)	9.22%	01/2027	748	732	2.4	736

					1,496	1,416	4.7	1,420

Consumer Discretionary Distribution and Retail
1-800 Contacts (CNT Holdings I Corp) (7)	Senior Secured First Lien Term Loan	S + 350 (75 Floor)	8.80%	11/2027	748	743	2.4	746
Bass Pro - Great American Outdoors Group LLC (7)	Senior Secured First Lien Term Loan	L + 375 (75 Floor)	8.94%	03/2028	748	742	2.4	743
Harbor Freight Tools USA, Inc (7)	Senior Secured First Lien Term Loan	S + 275 (50 Floor)	7.97%	10/2027	750	737	2.5	741

					2,246	2,222	7.3	2,230

Consumer Durables and Apparel
Lakeshore Learning (7)	Senior Secured First Lien Term Loan	S + 350 (50 Floor)	8.72%	09/2028	748	742	2.5	744

					748	742	2.5	744

Consumer Services
Golden Nugget Inc (Landry’s) (7)	Senior Secured First Lien Term Loan	S + 400 (50 Floor)	9.10%	01/2029	748	737	2.5	740
Inspire Brands, Inc. (Arby’s & Buffalo Wild Wings) (7)	Senior Secured First Lien Term Loan	S + 300 (75 Floor)	8.20%	12/2027	748	740	2.5	744
J&J Ventures Gaming (7)	Senior Secured First Lien Term Loan	L + 400 (75 Floor)	9.54%	04/2028	748	739	2.5	743

					2,244	2,216	7.5	2,227

Energy
TallGrass Energy (Prairie ECI) (7)	Senior Secured First Lien Term Loan	L + 475	9.94%	03/2026	750	742	2.5	742

					750	742	2.5	742

Financial Services
Blackhawk Network Holdings, Inc. (7)	Senior Secured First Lien Term Loan	S + 300	8.26%	06/2025	748	742	2.5	743

					748	742	2.5	743

Crescent Private Credit Income Corp. Schedule of Investments June 30, 2023 (dollar amounts in thousands) (Unaudited)

Country/Security/Company	Investment Type	Interest Term*	Interest Rate	Maturity/ Dissolution Date	Principal Amount, Par Value or Shares **	Cost	Percentage of Net Assets ***	Fair Value
Food, Beverage and Tobacco
Triton Water Holdings, Inc. (7)	Senior Secured First Lien Term Loan	S + 325 (50 Floor)	8.49%	03/2028	748	722	2.4	725

					748	722	2.4	725

Health Care Equipment and Services
Aspen Dental- ADMI Corp (7)	Senior Secured First Lien Term Loan	S + 375 (50 Floor)	8.97%	12/2027	748	696	2.3	701
DuPage Medical Group (Midwest Physician) (7)	Senior Secured First Lien Term Loan	L + 325 (75 Floor)	8.79%	03/2028	748	696	2.3	691
Medical Solutions LLC (7)	Senior Secured First Lien Term Loan	S + 350 (50 Floor)	8.86%	11/2028	748	701	2.3	705
Medline Industries (Mozart Borrower) (7)	Senior Secured First Lien Term Loan	S + 325 (50 Floor)	8.47%	10/2028	748	737	2.5	740

					2,992	2,830	9.4	2,837

Insurance
Sedgwick CMS Holdings, Inc. (7)	Senior Secured First Lien Term Loan	S + 375	8.85%	02/2028	748	743	2.5	745

					748	743	2.5	745

Materials
Novolex - Flex Acquisition Company, Inc. (7)	Senior Secured First Lien Term Loan	S + 425 (50 Floor)	9.45%	04/2029	748	734	2.5	738

					748	734	2.5	738

Media and Entertainment
Authentic Brands Group - ABG (7)	Senior Secured First Lien Term Loan	S + 400	9.35%	12/2028	565	562	1.9	564
Authentic Brands Group - ABG (5)(7)	Delayed Draw Term Loan			12/2028	—	—	—	—
Red Ventures, LLC (7)	Senior Secured First Lien Term Loan	S + 300	8.10%	02/2030	748	743	2.5	744
Yahoo/Verizon Media (7)	Senior Secured First Lien Term Loan	S + 550 (75 Floor)	10.60%	09/2027	740	711	2.4	714

					2,053	2,016	6.8	2,022

Pharmaceuticals, Biotechnology and Life Sciences
Parexel (Phoenix Newco, Inc.) (7)	Senior Secured First Lien Term Loan	S + 325 (50 Floor)	8.47%	11/2028	748	741	2.5	743

					748	741	2.5	743

Real Estate Management and Development
Chamberlain Group (Chariot Buyer) (7)	Senior Secured First Lien Term Loan	S + 325 (50 Floor)	8.45%	11/2028	748	728	2.4	732

					748	728	2.4	732

Software and Services
Asurion, LLC (7)	Senior Secured First Lien Term Loan	S + 425	9.35%	08/2028	748	707	2.4	713

Crescent Private Credit Income Corp. Schedule of Investments June 30, 2023 (dollar amounts in thousands) (Unaudited)

Country/Security/Company	Investment Type	Interest Term*	Interest Rate	Maturity/ Dissolution Date	Principal Amount, Par Value or Shares **	Cost	Percentage of Net Assets ***	Fair Value
Endure Digital (Endurance Intl)	Senior Secured First Lien Term Loan	L + 350 (75 Floor)	8.79%	02/2028	748	690	2.3	699
Milano Acquisition Corp (Gainwell) (7)	Senior Secured First Lien Term Loan	S + 400 (75 Floor)	9.24%	10/2027	748	732	2.5	738
RealPage, Inc. (7)	Senior Secured First Lien Term Loan	S + 300 (50 Floor)	8.22%	04/2028	748	728	2.4	733
RevSpring, Inc. (7)	Senior Secured First Lien Term Loan	S + 400	9.50%	10/2025	748	717	2.4	721

					3,740	3,574	12.0	3,604

Utilities
Granite Energy LLC (7)	Senior Secured First Lien Term Loan	L + 375 (100 Floor)	8.94%	11/2026	741	730	2.4	731

					741	730	2.4	731

Total Debt Investments United States					23,620	$22,990	76.7%	$23,082

New Zealand
Debt Investments
Software & Services
Pushpay USA Inc. (4)(5)(6)	Unitranche First Lien Revolver			05/2029	—	(13)	—	(13)
Pushpay USA Inc. (6)	Unitranche First Lien Term Loan	S + 675 (75 Floor)	11.97%	05/2030	5,571	5,404	17.9	5,404

Total Debt Investments New Zealand					5,571	5,391	17.9	5,391

Total Investments						$28,381	94.6%	$28,473

Cash Equivalents
Dreyfus Government Cash Management Institutional Fund	Cash Equivalents	—	5.00%	—	69,699	69,699	231.6	69,699

Cash Equivalents Total						$69,699	231.6%	$69,699

Investments and Cash Equivalents Total						$98,080	326.2%	$98,172

*
The majority of the investments bear interest at a rate that may be determined by reference to London Interbank Offered Rate (“LIBOR” or “L”) or SOFR (“S”) and which reset monthly, quarterly, semiannually, or annually. For each, the Company has provided the spread over the reference rate and the current interest rate in effect at the reporting date. The impact of a credit spread adjustment, if applicable, is included within the stated
all-in
interest rate. As of June 30, 2023, the reference rates for the Company’s variable rate loans are represented in the below table. Certain investments are subject to an interest rate floor. For fixed rate loans, a spread above a reference rate is not applicable.

**
The total par amount is presented for debt investments, while the number of shares or units owned is presented for equity investments. Par amount is denominated in U.S. Dollars ($) unless otherwise noted.

***	Percentage is based on net assets of $30,090 as of June 30, 2023.

	Tenor
Reference Rate	Overnight	1 month	3 month	6 Month	12 Month
LIBOR (“L”)	5.06%	5.22%	5.55%	5.76%	6.04%
SOFR (“S”)	—	5.14%	5.27%	5.39%	5.40%

(8)
All positions held are
non-controlled/non-affiliated
investments, unless otherwise noted, as defined by the 1940 Act.
Non-controlled/non-affiliated
investments are investments that are neither controlled nor affiliated.

(9)
All debt investments are income-producing, unless otherwise noted. Equity and member interests are non-income-producing
unless otherwise noted. The Company generally acquires its investments in private transactions exempt from registration under the Securities Act. Its investments are therefore generally subject to certain limitations on resale, and may be deemed to be “restricted securities” under the Securities Act.

(10)	The fair value of the investment was determined using significant unobservable inputs unless otherwise noted, as defined by the 1940 Act. See Note 2 “Summary of Significant Accounting Policies”.
(11)
The negative cost, if applicable, is the result of the capitalized discount or unfunded commitment being greater than the principal amount outstanding on the loan. The negative fair value, if applicable, is the result of the capitalized discount or unfunded commitment on the loan.

(12)
Position or portion thereof is an unfunded loan commitment and no interest is being earned on the unfunded portion. The investment may be subject to an unused/letter of credit facility fee. See Note 6 “Commitments and Contingencies”.

(13)
Investment is not a qualifying investment as defined under section 55 (a) of the Investment Company Act of 1940. Qualifying assets must represent at least 70% of total assets at the time of acquisition. The Company’s percentage of non-qualifying
assets based on fair value was 18.93% as of June 30, 2023.

(14)	This investment is valued using observable inputs and is considered a Level 2 investment per FASB guidance under ASC 820. See Note 5 for further information related to investments at fair value.
See accompanying notes

Crescent Private Credit Income Corp.
Notes to Financial Statements
(in thousands, except share and per share amounts)
June 30, 2023 (Unaudited)
Note 1. Organization and Basis of Presentation
Crescent Private Credit Income Corp. (the “Company”) was formed on November 10, 2022 as a Maryland corporation structured as a non-diversified,
closed-end
management investment company. The Company elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “Investment Company Act”). The Company is externally managed by its adviser, Crescent Cap NT Advisors, LLC (the “Adviser”), an investment adviser registered with the Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940. In addition, the Company intends to qualify as a regulated investment company (a “RIC”) under Subchapter M of the Internal Revenue Code of 1986 (the “Code”). As a RIC, the Company will not be taxed on its income to the extent that it distributes such income each year and satisfies other applicable income tax requirements.
The Company’s investment objectives are to generate current income and, to a lesser extent, long-term capital appreciation. The Company invests primarily in directly originated assets, including debt securities and related equity investments, made to or issued by U.S. middle-market companies. The Company may also make investments in syndicated loans and other liquid credit opportunities, including in publicly traded debt instruments, for cash management purposes and to generate attractive risk adjusted returns.
CCAP Administration LLC (the “Administrator”) provides certain administrative services necessary for the Company to operate. Company management consists of investment and administrative professionals from the Adviser and Administrator, along with the Company’s Board of Directors (the “Board”). The Adviser directs and executes the investment operations and capital raising activities of the Company subject to oversight from the Board, which sets the broad policies of the Company. The Board has delegated investment management of the Company’s portfolio assets to the Adviser. The Board consists of five directors, three of whom are independent.
On May 3, 2023, Crescent Capital Group LP, an affiliate of the Adviser (“Crescent”), purchased 1,000 Common Shares for $25.0, or $25.00 per share.
On May 4, 2023, Sun Life Assurance Company of Canada (“Sun Life Assurance”), an affiliate of Sun Life Financial Inc., a majority owner of the Company (“Sun Life”) made a $150,000 capital commitment to the Company. On May 5, 2023, the Company received the capital call proceeds totaling $30,000 from Sun Life Assurance. In June 2023, Sun Life Assurance subsequently transferred its remaining undrawn commitment totaling $120,000 to BK Canada Holdings Inc. (“BK Canada”), an affiliate of Sun Life. On June 28, 2023, the Company received $45,000 of capital call proceeds from BK Canada in advance of the capital call due date of July 3, 2023.
Note 2. Summary of Significant Accounting Policies
Basis of Presentation
The Company’s functional currency is the United States dollar and these financial statements have been prepared in that currency. The Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to Regulation
S-X.
The Company is treated as an investment company and, therefore, applies the specialized accounting and reporting guidance in Accounting Standards Codification (“ASC”) 946,
Financial Services – Investment Companies
.
In the opinion of management, the financial statements reflect all adjustments and reclassifications consisting solely of normal accruals that are necessary for the fair presentation of financial results as of and for the periods presented. The current period’s results of operations will not necessarily be indicative of results that ultimately may be achieved for the year ending December 31, 2023.
Use of Estimates
The preparation of the financial statements in conformity with GAAP requires management to make certain estimates and assumptions that may affect the amounts reported in the financial statements and accompanying notes. The financial statements reflect all adjustments that in the opinion of management are necessary for the fair statement of the Company’s results of the period presented. Although management believes that the estimates and assumptions are reasonable, changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ materially.
Cash and Cash Equivalents
Cash and cash equivalents consist of demand deposits and may include highly liquid investments (e.g., money market funds, U.S. Treasury notes, and similar type instruments) with original maturities of three months or less. The Company deposits its cash and cash equivalents with highly rated banking corporations and, at times, cash deposits may exceed the insured limits under applicable law. Cash equivalents are deemed to be a Level 1 asset per ASC 820 Fair Value hierarchy. ASC 820 Fair Value hierarchy is defined in the Investment Valuation section.
Investment Transactions
Loan originations are recorded on the date of the binding commitment. Investments purchased on a secondary market are recorded on the trade date. Realized gains or losses are recorded using the specific identification method as the difference between the net proceeds received (excluding prepayment fees, if any) and the amortized cost basis of the investment without regard to unrealized gains or losses previously recognized, and include investments written off during the period, net of recoveries. The net change in unrealized gains or losses primarily reflects the change in investment fair values as of the last day of the reporting period and also includes the reversal of previously recorded unrealized gains or losses with respect to investments realized during the period.
Investment Valuation
The Company applies Financial Accounting Standards Board ASC 820,
Fair Value Measurement (ASC 820)
, as amended, which establishes a framework for measuring fair value in accordance with GAAP and required disclosures of fair value measurements. ASC 820 determines fair value to be the price that would be received for an investment in a current sale, which assumes an orderly transaction between market participants on the measurement date. Market participants are defined as buyers and sellers in the principal or most advantageous market (which may be a hypothetical market) that are independent, knowledgeable, and willing and able to transact. In accordance with ASC 820, the Company considers its principal market to be the market that has the greatest volume and level of activity. ASC 820 specifies a fair value hierarchy that prioritizes and ranks the level of observability of inputs used in the determination of fair value. In accordance with ASC 820, these levels are summarized below:
Level 1—Valuations based on quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access.
Level 2—Valuations based on quoted prices in markets that are not active or for which all significant inputs are observable, either directly or indirectly.
Level 3—Valuations based on inputs that are unobservable and significant to the overall fair value measurement.

Investments for which market quotations are readily available are typically valued at those market quotations. To validate market quotations, the Adviser utilizes a number of factors to determine if the quotations are representative of fair value, including the source and number of the quotations. With respect to investments for which market quotations are not readily available, or for which market quotations are deemed not reflective of the fair value, the Adviser, as the Board’s valuation designee, determines the fair value of the investments in good faith, based on, among other things, the fair valuation recommendations from investment professionals, the oversight of the Company’s Audit Committee and independent third-party valuation firms.
The Adviser, as the valuation designee, undertakes a multi-step valuation process under the supervision of the Board, which includes, among other procedures, the following:

•	Each investment is initially valued by the investment professionals responsible for monitoring that investment.

•	The Adviser has established pricing and valuation committees, which are responsible for reviewing and approving the fair valuation recommendations from the investment professionals.

•	The valuations of certain portfolio investments are independently corroborated by third-party valuation firms based on certain criteria including investment size and risk profile.

•	Final valuation determinations and supporting materials are provided to the Board quarterly as part of the Board’s oversight of the Adviser as the valuation designee.
Investments in investment companies are valued at fair value. Fair values are generally determined utilizing the net asset value (“NAV”) supplied by, or on behalf of, management of each investment company, which is net of management and incentive fees or allocations charged by the investment company and is in accordance with the “practical expedient”, as defined by ASC 820. NAVs received by, or on behalf of, management of each investment company are based on the fair value of the investment company’s underlying investments in accordance with policies established by management of each investment company, as described in each of their financial statements and offering memorandum. Investments which are valued using NAV as a practical expedient are excluded from the above hierarchy.
The Company applies the valuation policy approved by the Board that is consistent with ASC 820. Consistent with the valuation policy, the Adviser, in its capacity as the Board’s valuation designee, evaluates the source of inputs, including any markets in which its investments are trading (or any markets in which securities with similar attributes are trading), in determining fair value. When a security is valued based on prices provided by reputable dealers or pricing services (that is, broker quotes), the Company subjects those prices to various criteria in making the determination as to whether a particular investment would qualify for classification as a Level 2 or Level 3 investment. For example, the Company reviews pricing methodologies provided by dealers or pricing services in order to determine if observable market information is being used, versus unobservable inputs. Some additional factors considered include the number of prices obtained as well as an assessment as to their quality. Transfers between levels, if any, are recognized at the beginning of the period in which the transfers occur.
Due to the inherent uncertainty of determining the fair value of investments that do not have a readily available market value, the fair value of the Company’s investments may fluctuate from period to period. Additionally, the fair value of such investments may differ significantly from the values that would have been used had a ready market existed for such investments and may differ materially from the values that may ultimately be realized. Further, such investments are generally less liquid than publicly traded securities and may be subject to contractual and other restrictions on resale. If the Company were required to liquidate a portfolio investment in a forced or liquidation sale, it could realize amounts that are different from the amounts presented and such differences could be material. In addition, changes in the market environment and other events that may occur over the life of the investments may cause the gains or losses ultimately realized on these investments to be different from the unrealized gains or losses reflected herein.

Interest and Dividend Income Recognition
Interest income is recorded on an accrual basis and includes the amortization of purchase discounts and premiums. Discounts and premiums to par value are accreted or amortized into interest income over the contractual life of the respective security using the effective yield method. The amortized cost of investments represents the original cost adjusted for the accretion and amortization of discounts and premiums, if any. Upon prepayment of a loan or debt security, any prepayment premiums, unamortized upfront loan origination fees and unamortized discounts are recorded as interest income.
Dividend income from common equity securities is recorded on the record date for private portfolio companies or on the ex-dividend
date for publicly traded portfolio companies. Dividend income from preferred equity securities is recorded on an accrual basis to the extent that such amounts are payable by the portfolio company and are expected to be collected. Each distribution received from an equity investment is evaluated to determine if the distribution should be recorded as dividend income or a return of capital to the stockholders. Generally, the Company will not record distributions from equity investments as dividend income unless there is sufficient current or accumulated earnings prior to the distribution. Distributions that are classified as a return of capital to stockholders are recorded as a reduction in the cost basis of the investment.
Certain investments have contractual
payment-in-kind
(“PIK”) interest or dividends. PIK represents accrued interest or accumulated dividends that are added to the loan principal or cost basis of the investment on the respective interest or dividend payment dates rather than being paid in cash and generally becomes due at maturity or upon being called by the issuer. PIK is recorded as interest income, as applicable. If at any point the Company believes PIK is not expected to be realized, the investment generating PIK will be placed on non-accrual
status. Accrued PIK interest or dividends are generally reversed through interest or dividend income, respectively, when an investment is placed on non-accrual
status.
Loans are generally placed on
non-accrual
status when principal or interest payments are past due 30 days or more or when there is reasonable doubt that principal or interest will be collected in full. Accrued and unpaid interest is generally reversed when a loan is placed on non-accrual
status. Interest payments received on
non-accrual
loans may be recognized as income or applied to principal depending upon management’s judgment regarding collectability.
Non-accrual
loans are restored to accrual status when past due principal and interest is paid current and, in management’s judgment, are likely to remain current. Management may determine to not place a loan on non-accrual
status if the loan has sufficient collateral value and is in the process of collection. As of June 30, 2023, we had no investments on non-accrual
status.
Other Income
Other income may include income such as consent, waiver, amendment, agency, underwriting and arranger fees associated with the Company’s investment activities. Such fees are recognized as income when earned or the services are rendered.
Organization Expenses
Organization expenses include, among other things, the cost of incorporating the Company and the cost of legal services and other fees pertaining to the Company’s organization. Organization expenses will be paid by the Adviser until the commencement of the Company’s anticipated public offering of its common shares (the “Offering”). The Company’s obligation to reimburse the Adviser for organizational expenses paid on its behalf is contingent upon the commencement of the Offering. Subsequent to the commencement of the Offering, any organization expenses incurred by the Company, including the reimbursements to the Adviser, will be expensed as incurred. The Company’s reimbursement of organization expenses paid on its behalf will be in accordance with the terms of the Expense Support and Conditional Reimbursement Agreement (as defined below). As of June 30, 2023, the Adviser accrued or paid organization expenses of $1,004 on behalf of the Company.

Offering Expenses
The Company’s offering expenses include, among other things, legal fees, registration fees and other costs pertaining to the preparation of the Company’s registration statement (and any amendments or supplements thereto) relating to the Offering and associated marketing materials. Offering expenses will be incurred by the Adviser until the commencement of the Offering. The Company’s obligation to reimburse the Adviser for offering expenses paid on its behalf is contingent upon the commencement of the Offering. Subsequent to the commencement of the Offering, any offering expenses incurred by the Company, including reimbursements to the Adviser, will be recorded as deferred offering costs on the statement of assets and liabilities and then subsequently amortized to expense on the Company’s statement of operations over 12 months. The Company’s reimbursement of offering expenses paid on its behalf will be in accordance with the terms of the Expense Support and Conditional Reimbursement Agreement (as defined below). As of June 30, 2023, the Adviser accrued or paid offering expenses of $1,498 on behalf of the Company.
Income Taxes
The Company elected to be regulated as a BDC under the Investment Company Act. The Company also intends to qualify as a RIC under the Code. So long as the Company maintains its status as a RIC, it will generally not pay corporate-level U.S. federal income or excise taxes on any ordinary income or capital gains that it distributes at least annually to its stockholders as dividends. As a result, any tax liability related to income earned and distributed by the Company represents obligations of the Company’s stockholders and will not be reflected in the financial statements of the Company.
The Company evaluates tax positions taken or expected to be taken in the course of preparing its financial statements to determine whether the tax positions are
“more-likely-than-not”
to be sustained by the applicable tax authority. Tax positions not deemed to meet the
“more-likely-than-not”
threshold are reserved and recorded as a tax benefit or expense in the current year. All penalties and interest associated with income taxes are included in income tax expense. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to, on-going
analyses of tax laws, regulations and interpretations thereof. The Company accounts for income taxes in conformity with
ASC 740 - Income Taxes (“ASC 740”)
. ASC 740 provides guidelines for how uncertain tax positions should be recognized, measured, presented and disclosed in the financial statements. The Company intends to make the requisite distributions to its stockholders, which will generally relieve the Company from corporate-level income taxes.
To qualify for and maintain qualification as a RIC, the Company must, among other things, meet certain source-of-income
and asset diversification requirements. In addition, to qualify for RIC tax treatment, the Company must distribute to its stockholders, for each taxable year, at least 90% of its “investment company taxable income” for that year, which is generally its ordinary income plus the excess, if any, of its realized net short-term capital gains over its realized net long-term capital losses.
In addition, based on the excise tax distribution requirements, the Company is subject to a 4% nondeductible federal excise tax on undistributed income unless the Company distributes in a timely manner in each taxable year an amount at least equal to the sum of (1) 98% of its ordinary income for the calendar year, (2) 98.2% of capital gain net income (both long-term and short-term) for the one-year
period ending October 31 in that calendar year and (3) any income realized, but not distributed, in prior years. For this purpose, however, any ordinary income or capital gain net income retained by the Company that is subject to corporate income tax is considered to have been distributed. To the extent that it determines that estimated current year annual taxable income will be in excess of estimated current year dividend distributions from such taxable income, the Company will accrue excise taxes, if any, on estimated undistributed taxable income.

Allocation of Income, Expenses, Gains and Losses
Income, expenses (other than those attributable to a specific class), gains and losses are allocated to each class of shares based upon the aggregate NAV of that class in relation to the aggregate NAV of the Company. Expenses that are specific to a class of shares are allocated to such class directly.
Distributions
To the extent that the Company has taxable income available, the Company intends to make monthly distributions to its stockholders. Distributions to stockholders are recorded on the record date. All distributions will be paid at the discretion of the Board and will depend on the Company’s earnings, financial condition, maintenance of the tax treatment as a RIC, compliance with applicable BDC regulations and such other factors as the Board may deem relevant from time to time. Although the gross distribution per share is generally equivalent for each share class, the net distribution for each share class is reduced for any class specific expenses, including stockholder servicing and/or distribution fees, if any.
The Company has adopted a distribution reinvestment plan pursuant to which stockholders will have their cash distributions automatically reinvested in additional shares of the Company’s same class of common stock to which the distribution relates unless they elect to receive their distributions in cash.
Note 3. Agreements and Related Party Transactions
Administration Agreement
On May 3, 2023, the Company entered into the administration agreement (the “Administration Agreement”) with CCAP Administration LLC (the “Administrator”). Under the terms of the Administration Agreement, the Administrator provides administrative services to the Company. These services include providing office facilities, equipment, clerical bookkeeping and record keeping services, maintaining financial and other records, preparing reports to stockholders and reports and other materials filed with the SEC or any other regulatory authority, and generally overseeing the payment of expenses and the performance of administrative and professional services rendered by others. The Administrator also will provide on the Company’s behalf significant managerial assistance to those portfolio companies to which the Company is required to provide such assistance. Certain of these services are reimbursable to the Administrator under the terms of the Administration Agreement. In addition, the Administrator is permitted to delegate its duties under the Administration Agreement to affiliates or third parties. To the extent the Administrator outsources any of its functions, the Company will pay the fees associated with such functions on a direct basis, without incremental profit to the Administrator. The Administration Agreement may be terminated by either party without penalty on 60 days’ written notice to the other party.
For the period from the commencement of operations through June 30, 2023, the Company incurred administrative services expenses of $122, which are included in other general and administrative expenses on the Statement of Operations. As of June 30, 2023, $149 was payable to the Administrator. In addition to administrative services expenses, the payable balances may include other operating expenses paid by the Administrator on behalf of the Company.
No person who is an officer, director or employee of the Administrator or its affiliates and who serves as a director of the Company receives any compensation for his or her services as a director. However, the Company reimburses the Administrator (or its affiliates) for an allocable portion of the costs, expenses, compensation and benefits paid by the Administrator or its affiliates to the Company’s chief compliance officer, chief financial officer, general counsel and secretary, their respective staffs and operations staff who provide services to the Company; provided that such reimbursement does not conflict with Section 7.8 of the Company’s charter. The allocable portion of the compensation for these officers and other professionals are included in the administration expenses paid to the Administrator. Directors who are not affiliated with the Administrator or its affiliates receive compensation for their services and reimbursement of expenses incurred to attend meetings.

Investment Advisory and Management Agreement
On May 3, 2023, the Company entered into an investment advisory and management agreement with the Adviser (the “Investment Advisory and Management Agreement”). Under the terms of the Investment Advisory and Management Agreement, the Adviser provides investment advisory services to the Company and its portfolio investments. The Adviser’s services under the Investment Advisory and Management Agreement are not exclusive, and the Adviser is free to furnish similar or other services to others so long as its services to the Company are not impaired. Under the terms of the Investment Advisory and Management Agreement, the Adviser is entitled to receive a base management fee and may also receive incentive fees, as discussed below. The Adviser agreed to waive its base management and incentive fees until the commencement of the Offering.
Base Management Fee
The base management fee is calculated and payable monthly in arrears at an annual rate of 1.25% of the value of the Company’s net assets as of the beginning of the first calendar day of the applicable month. For purposes of the Investment Advisory and Management Agreement, “net assets” means the Company’s total net assets determined on a consolidated basis in accordance with GAAP. For the first calendar month in which the Company has operations, net assets will be measured as the beginning net assets as of the date on which the Company commences operations.
For the period from May 5, 2023 (commencement of operations) through June 30, 2023, the Company incurred management fees of $53, of which $53 was waived. As of June 30, 2023, no management fees were unpaid.
Incentive Fee per Investment Advisory and Management Agreement
Under the Investment Advisory and Management Agreement, the incentive fee consists of two parts:
The first part, the income incentive fee, is calculated and payable quarterly in arrears and is paid with respect to the Company’s pre-incentive
fee net investment income (as defined below) in each calendar quarter as follows: (a) no incentive fee based on pre-incentive
fee net investment income in any calendar quarter in which the Company’s pre-incentive
fee net investment income does not exceed a hurdle rate of 1.25% per quarter (5.0% annualized) (the “Hurdle”), (b) 100% of the dollar amount of the Company’s pre-incentive
fee net investment income with respect to that portion of such pre-incentive
fee net investment income, if any, that exceeds the Hurdle rate but is less than a rate of return of 1.4286% (5.714% annualized) (the
“Catch-up”),
and (c) 12.5% of the dollar amount of the Company’s
pre-incentive
fee net investment income, if any, that exceeds a rate of return of 1.4286% (5.714% annualized).
The second part, the capital gains incentive fee, is determined and payable in arrears as of the end of each calendar year at a rate of 12.5% of the Company’s realized capital gains, if any, on a cumulative basis from the Company’s commencement of operations through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees. In the event that the Investment Advisory and Management Agreement shall terminate as of a date that is not a calendar year end, the termination date shall be treated as though it were a calendar year end for purposes of calculating and paying a capital gains incentive fee.
Pre-incentive
fee net investment income means, as the context requires, either the dollar value of, or percentage rate of return on the value of the Company’s net assets in accordance with GAAP at the end of the immediately preceding quarter from, interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies) accrued during each calendar quarter, minus the Company’s operating expenses accrued for such quarter (including the base management fee, expenses payable under the Administration Agreement entered into between us and the Administrator and any interest expense or fees on any credit facilities or outstanding debt and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee and any stockholder and/or distribution servicing fees).
Pre-incentive
fee net investment income returns include, in the case of investments with a deferred interest feature (such as market or original issue discount, debt investments with PIK interest and zero coupon securities), accrued income that the Company has not yet received in cash.
Pre-incentive
fee net investment income returns do not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. The impact of expense support payments and recoupments are also excluded from pre-incentive
fee net investment income. Fees payable under the Investment Advisory and Management Agreement for any partial period will be appropriately prorated and adjusted for any share issuances or repurchases during the relevant quarter.
For the period from May 5, 2023 (commencement of operations) through June 30, 2023, the Company incurred no income incentive fees. As of June 30, 2023, no income incentive fees were unpaid.
GAAP Incentive Fee on Cumulative Unrealized Capital Appreciation
The Company accrues, but does not pay, a portion of the incentive fee based on capital gains with respect to net unrealized appreciation. Under GAAP, the Company is required to accrue an incentive fee based on capital gains that includes net realized capital gains and losses and net unrealized capital appreciation and depreciation on investments held at the end of each period. In calculating the accrual for the incentive fee based on capital gains, the Company considers the cumulative aggregate unrealized capital appreciation in the calculation, since an incentive fee based on capital gains would be payable if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee payable under the Investment Advisory and Management Agreement. This accrual is calculated using the aggregate cumulative realized capital gains and losses and aggregate cumulative unrealized capital appreciation or depreciation. If such amount is positive at the end of a period, then the Company records a capital gains incentive fee equal to 12.5% of such amount, minus the aggregate amount of actual incentive fees based on capital gains paid in all prior periods. If such amount is negative, then there is no accrual for such period. There can be no assurance that such unrealized capital appreciation will be realized in the future.
For the period from May 5, 2023 (commencement of operations) through June 30, 2023, the Company incurred no GAAP incentive fees. As of June 30, 2023, no GAAP incentive fees were unpaid.
Intermediary Manager Agreement
On July 17, 2023, the Company entered into an intermediary manager agreement (the “Intermediary Manager Agreement”) with Emerson Equity LLC (the “Intermediary Manager”). Under the terms of the Intermediary Manager Agreement, the Intermediary Manager agreed to, among other things, manage the Company’s relationships with third-party brokers engaged by the Intermediary Manager to participate in the distribution of common shares and financial advisors. The Intermediary Manager will be entitled to receive stockholder servicing and/or distribution fees monthly in arrears at an annual rate of 0.85% of the Company’s aggregate NAV attributable to Class S shares as of the beginning of the first calendar day of the month. The Intermediary Manager is entitled to receive stockholder servicing and/or distribution fees monthly in arrears at an annual rate of 0.25% of the Company’s aggregate NAV attributable to Class D shares as of the beginning of the first calendar day of the month. No stockholder servicing and/or distribution fees will be paid with respect to Class I. The stockholder servicing and/or distribution fees will be payable to the Intermediary Manager, but the Intermediary Manager anticipates that all or a portion of the stockholder servicing and/or distribution fees will be retained by, or re-allowed
(paid) to, participating broker-dealers.

The Company will cease paying the stockholder servicing and/or distribution fees on the Class S shares and Class D shares on the earlier to occur of the following: (i) a listing of Class I shares, (ii) a merger or consolidation with or into another entity, or the sale or other disposition of all or substantially all of the Company’s assets or (iii) the date following the completion of the primary portion of the Offering on which, in the aggregate, underwriting compensation from all sources in connection with the Offering, including the stockholder servicing and/or distribution fees and other underwriting compensation, is equal to 10% of the gross proceeds from the Offering.
In addition, at the end of the month in which the Intermediary Manager in conjunction with the transfer agent determines that total transaction or other fees, including upfront placement fees or brokerage commissions, and stockholder servicing and/or distribution fees paid with respect to any single share held in a stockholder’s account would exceed, in the aggregate, 10% of the gross proceeds from the sale of such common shares (or a lower limit as determined by the Intermediary Manager or the applicable selling agent), the Company will cease paying the stockholder servicing and/or distribution fee on either (i) each such share that would exceed such limit or (ii) all Class S shares and Class D shares in such stockholder’s account. At the end of such month, the applicable Class S shares or Class D shares in such common stockholder’s account will convert into a number of Class I shares (including any fractional shares), with an equivalent aggregate NAV as such Class S or Class D shares.
The Intermediary Manager is a broker-dealer registered with the SEC and is a member of the Financial Industry Regulatory Authority.
The Intermediary Manager Agreement may be terminated at any time, without the payment of any penalty, by vote of a majority of the Company’s board of directors who are not “interested persons”, as defined in the Investment Company Act, of the Company and who have no direct or indirect financial interest in the operation of the Company’s distribution plan or the Intermediary Manager Agreement or by vote of a majority of the outstanding voting securities of the Company, on not more than 60 days’ written notice to the Intermediary Manager.
The Intermediary Manager may terminate the Intermediary Manager Agreement, without the payment of penalty, on at least 120 days’ written notice to the Company. Either party may terminate the Intermediary Manager Agreement immediately upon notice to the other party in the event that such other party shall have failed to comply with any material provision of the Intermediary Manager Agreement. The Intermediary Manager Agreement will automatically terminate in the event of its assignment, as defined in the Investment Company Act. The Company’s obligations under the Intermediary Manager Agreement to pay the stockholder servicing and/or distribution fees with respect to the Class S and Class D shares distributed shall survive termination of the agreement until such shares are no longer outstanding (including such shares that have been converted into Class I shares, as described above).
Distribution and Servicing Plan
On May 4, 2023, the Board approved a distribution and servicing plan (the “Distribution and Servicing Plan”). The following table shows the stockholder servicing and/or distribution fees the Company pays the Intermediary Manager with respect to the Class S and Class D shares on an annualized basis as a percentage of the Company’s NAV for such class.

Class of Shares of Beneficial Interest	Fee Rate
Class S Shares	0.85%
Class D Shares	0.25%
Class I Shares	—
The stockholder servicing and/or distribution fees are paid monthly in arrears, calculated using the NAV of the applicable class as of the beginning of the first calendar day of the month and subject to FINRA and other limitations on underwriting compensation.

The Intermediary Manager will reallow (pay) all or a portion of the stockholder servicing and/or distribution fees to participating brokers and servicing brokers for ongoing stockholder services performed by such brokers, and will waive stockholder servicing and/or distribution fees to the extent a broker is not eligible to receive it for failure to provide such services. Because the stockholder servicing and/or distribution fees with respect to Class S or Class D shares are calculated based on the aggregate NAV for all of the outstanding shares of each such class, it reduces the NAV with respect to all shares of each such class, including shares issued under the Company’s distribution reinvestment plan.
Eligibility to receive the stockholder servicing and/or distribution fee is conditioned on a broker providing the following ongoing services with respect to the Class S or Class D shares: assistance with recordkeeping, answering investor inquiries regarding the Company, including regarding distribution payments and reinvestments, helping investors understand their investments upon their request, and assistance with share repurchase requests. If the applicable broker is not eligible to receive the stockholder servicing and/or distribution fee due to failure to provide these services, the Intermediary Manager will waive the stockholder servicing and/or distribution fee that broker would have otherwise been eligible to receive. The stockholder servicing and/or distribution fees are ongoing fees that are not paid at the time of purchase. For the period from May 5, 2023 (commencement of operations) through June 30, 2023, the Company has not incurred any expenses in connection with the Intermediary Manager Agreement.
Expense Support and Conditional Reimbursement Agreement
The Company has entered into an Expense Support and Conditional Reimbursement Agreement on May 3, 2023 (the “Expense Support Agreement”) with the Adviser. The Adviser may elect to pay certain expenses of the Company on the Company’s behalf (each, an “Expense Payment”), provided that no portion of an Expense Payment will be used to pay any interest expense or stockholder servicing and/or distribution fees of the Company. Any Expense Payment that the Adviser has committed to pay must be paid by the Adviser to the Company or on behalf of the Company in any combination of cash or other immediately available funds no later than forty-five days after such election was made in writing by the Adviser, and/or offset against amounts due from the Company to the Adviser or its affiliates.
Following any calendar month in which Available Operating Funds (as defined below) exceed the cumulative distributions accrued to the Company’s stockholders based on distributions declared with respect to record dates occurring in such calendar month (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), the Company shall pay such Excess Operating Funds, or a portion thereof, to the Adviser until such time as all Expense Payments made by the Adviser to or on behalf of the Company within three years prior to the last business day of such calendar month have been reimbursed. Any payments required to be made by the Company shall be referred to herein as a “Reimbursement Payment.” As described below, reimbursement payments are conditioned on (i) an expense ratio (excluding any management or incentive fee) that, after giving effect to the recoupment, is lower than the expense ratio (excluding any management or incentive fee) at the time of the fee waiver or expense reimbursement and (ii) a distribution level (exclusive of return of capital to stockholders, if any), equal to, or greater than, the rate at the time of the waiver or reimbursement. “Available Operating Funds” means the sum of (i) the Company’s net investment company taxable income (including net short-term capital gains reduced by net long-term capital losses), (ii) the Company’s net capital gains (including the excess of net long-term capital gains over net short-term capital losses) and (iii) dividends and other distributions paid to the Company on account of investments in portfolio companies (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).
The Company’s obligation to make a Reimbursement Payment shall automatically become a liability of the Company on the last business day of the applicable calendar month, except to the extent the Adviser has waived its right to receive such payment for the applicable month. Reimbursement Payments for a given Expense Payment must be made within three years prior to the last business day of the applicable calendar month. The expense support is measured on a per share class basis.

The Expense Support Agreement provides that no Reimbursement Payment will be made for any calendar month if: (1) the annualized rate (based on a
365-day
year) of regular cash distributions per share of common stock declared by the Board exclusive of returns of capital, distribution rate reductions due to distribution and stockholder fees, and any declared special dividends or distributions (the “Effective Rate of Distributions Per Share”) declared by the Company at the time of such Reimbursement Payment is less than the Effective Rate of Distributions Per Share at the time the Expense Payment was made to which such Reimbursement Payment relates, or (2) the Operating Expense Ratio (as defined below) at the time of such Reimbursement Payment is greater than the Operating Expense Ratio at the time the Expense Payment was made to which such Reimbursement Payment relates. The “Operating Expense Ratio” is calculated by dividing Operating Expenses (as defined below), less organizational and offering expenses, base management and incentive fees owed to the Adviser, and interest expense, by the Company’s net assets. “Operating Expenses” means all of the operating costs and expenses incurred, as determined in accordance with GAAP.
Note 4. Investments
The information in the following tables is presented on an aggregate portfolio basis, without regard to whether they are non-controlled,
non-affiliated,
non-controlled,
affiliated or controlled affiliated, investments.
Investments at fair value consisted of the following (in thousands):

	As of June 30, 2023
Investment Type	Cost	Fair Value	Unrealized Appreciation/ (Depreciation)
Senior Secured First Lien	$22,990	$23,082	$92
Unitranche First Lien	5,391	5,391	—

Total Investments	$28,381	$28,473	$92

The industry composition of investments at fair value is as follows (in thousands):

Industry	Fair Value as of June 30, 2023	Percentage of Fair Value
Software and Services	$8,996	31.6%
Health Care Equipment and Services	2,837	10.0
Consumer Discretionary Distribution and Retail	2,230	7.8
Consumer Services	2,227	7.8
Capital Goods	2,098	7.4
Media and Entertainment	2,022	7.1
Commercial and Professional Services	1,420	5.0
Insurance	745	2.6
Consumer Durables and Apparel	744	2.6
Financial Services	743	2.6
Pharmaceuticals, Biotechnology and Life Sciences	743	2.6
Energy	742	2.6
Materials	738	2.6
Real Estate Management and Development	732	2.6
Utilities	731	2.6
Food, Beverage and Tobacco	725	2.5

Total Investments	$28,473	100.0%

The geographic composition of investments at fair value is as follows (in thousands):

Geographic Region	Fair Value as of June 30, 2023	Percentage of Fair Value
United States	$23,082	81.1%
New Zealand	5,391	18.9

Total Investments	$28,473	100.0%

Note 5. Fair Value of Financial Instruments
Investments
The following table presents fair value measurements of investments as of June 30, 2023 (in thousands):

Fair Value Hierarchy
	Level 1	Level 2	Level 3	Total
Senior Secured First Lien	$—	$21,279	$1,803	$23,082
Unitranche First Lien	—	—	5,391	5,391

Total Investments	$—	$21,279	$7,194	$28,473
The following table provides a reconciliation of the beginning and ending balances for total investments that use Level 3 inputs for the period from May 5, 2023 (commencement of operations) through June 30, 2023, based off of the fair value hierarchy as of June 30, 2023 (in thousands):

	Senior Secured First Lien	Unitranche First Lien	Total
Balance as of May 5, 2023 (Commencement of Operations)	$—	$—	$—
Net change in unrealized appreciation (depreciation)	15	—	15
Purchases	1,793	5,391	7,184
Sales/principal repayments/paydowns	(5)	—	(5)

Balance as of June 30, 2023	$1,803	$5,391	$7,194

Net change in unrealized appreciation (depreciation) from investments still held as of June 30, 2023	$15	$—	$15

The following tables present the fair value of Level 3 investments and the ranges of significant unobservable inputs used to value the Company’s Level 3 investments as of June 30, 2023. These ranges represent the significant unobservable inputs that were used in the valuation of each type of investment. These inputs are not representative of the inputs that could have been used in the valuation of any one investment. For example, the highest market yield presented in the table for senior secured first lien investments is appropriate for valuing a specific investment but may not be appropriate for valuing any other investment. Accordingly, the ranges of inputs presented below do not represent uncertainty in, or possible ranges of, fair value measurements of the Company’s Level 3 investments.

Security Type	Fair Value as of June 30, 2023 (in thousands)	Valuation Technique	Unobservable Input	Range (Weighted Avg)
Senior Secured First Lien	$1,803	Broker Quoted	Broker Quote	N/A
Unitranche First Lien	$5,391	Discounted Cash Flows	Discount Rate	12.7% -12.7% (12.7%)

Total	$7,194

As noted above, the discounted cash flows approach was used in the determination of fair value of certain Level 3 assets as of June 30, 2023. The significant unobservable input used in the discounted cash flow approach is the discount rate used to discount the estimated future cash flows expected to be received from the underlying investment, which include both future principal and interest payments. Increases and decreases in the discount rate would result in a decrease and increase in the fair value, respectively. Included in the consideration and selection of discount rates is risk of default, rating of the investment, call provisions and comparable company investments.
Note 6. Commitments and Contingencies
The Company’s investment portfolio may contain investments that are in the form of lines of credit or unfunded commitments, which require the Company to provide funding when requested by portfolio companies in accordance with the terms of the underlying agreements. Unfunded commitments to provide funds to portfolio companies are not reflected on the Company’s Statement of Assets and Liabilities. These commitments are subject to the same underwriting and ongoing portfolio maintenance as are the on-balance
sheet financial instruments that the Company holds. Since these commitments may expire without being drawn, the total commitment amount does not necessarily represent future cash requirements.
The Company has the following unfunded commitments to portfolio companies (in thousands):

		As of June 30, 2023
Company	Investment Type	Commitment Expiration Date (1)	Unfunded Commitment
Authentic Brands Group - ABG (2)	Delayed Draw Term Loan	12/21/2028	$185
Pushpay USA Inc. (3)	Revolver	5/10/2030	429

Total			$614

(1)
Commitments are generally subject to borrowers meeting certain criteria such as compliance with covenants and certain operational metrics. These amounts may remain outstanding until the commitment period of an applicable loan expires, which may be shorter than its maturity.

(2)	Investment pays 1.00% unfunded commitment fee on delayed draw term loan facility.
(3)	Investment pays 0.50% unfunded commitment fee on revolving credit facility.

Other Commitments and Contingencies
In the normal course of business, the Company enters into contracts which provide a variety of representations and warranties, and that provide general indemnifications. Such contracts include those with certain service providers, brokers and trading counterparties. Any exposure to the Company under these arrangements is unknown as it would involve future claims that may be made against the Company; however, based on the Company’s experience, the risk of loss is remote and no such claims are expected to occur. As such, the Company has not accrued any liability in connection with such indemnifications.
The Adviser has agreed to bear certain expenses through the date on which the Company commences the Offering. The Company will be obligated to reimburse the Adviser for such advanced expenses upon commencing the Offering and the Adviser requesting reimbursement of these expenses paid pursuant to the Expense Support Agreement. The total organization expenses incurred as of June 30, 2023 was $1,004, all of which had been borne by the Adviser. The total offering expenses incurred as of June 30, 2023 was $1,498, all of which had been borne by the Adviser.
Note 7. Net Assets
The Company determines NAV for each class of shares as of the last day of each calendar month. Share issuances related to monthly subscriptions are effective the first calendar day of each month. Shares are issued at an offering price equivalent to the most recent NAV per share available for each share class, which will be NAV per share for each share class as of the last calendar day of the immediately preceding month.
In connection with its formation, the Company has the authority to issue 300,000,000 of Common Shares of beneficial interest at $0.01 par value per share.
On May 3 and 5, 2023, affiliates of the Company, Crescent and Sun Life Assurance, purchased an aggregate of 1,201,000 of the Class I shares at $25.00 per share.
Share Repurchase Program
At the discretion of the Board and beginning no later than the first full calendar quarter from the date on which the Company commences the Offering, the Company intends to commence a share repurchase program in which the Company intends to offer to repurchase, in each quarter, up to 5% of its common shares outstanding (either by number of shares or aggregate NAV) in each quarter. The Board may amend, suspend, or terminate the share repurchase program if it deems such action to be in the best interest of the Company and its common stockholders. As a result, share repurchases may not be available each quarter, or at all. The Company will conduct such repurchase offers in accordance with the requirements of Rule
13e-4
promulgated under the Securities Exchange Act of 1934, as amended, and the Investment Company Act, with terms of such tender offer published in a tender offer statement to be sent to all stockholders and filed with the SEC on Schedule TO. All common stockholders will be given at least 20 business days to elect to participate in such share repurchases. All shares purchased by the Company pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued shares.
Under the share repurchase program, to the extent the Company offers to repurchase shares in any particular quarter, it is expected to repurchase shares pursuant to tender offers using a purchase price equal to the NAV per share as of the last calendar day of the applicable month designated by the Company’s Board, except that the Company deducts 2.00% from such NAV for shares that have not been outstanding for at least one year (an “Early Repurchase Deduction”). The one-year
holding period is measured as of the subscription closing date immediately following the prospective repurchase date. The Early Repurchase Deduction may be waived in the case of repurchase requests arising from the death, divorce or qualified disability of the holder. The Early Repurchase Deduction will be retained by the Company for the benefit of remaining common stockholders.

Note 8. Financial Highlights
Below is the schedule of the Company’s financial highlights (in thousands, except share and per share data):

For the period from May 5, 2023 (Commencement of Operations) through June 30, 2023 (6)
Per Share Data: (1)
Net asset value, beginning of period	$25.00
Net investment income/(loss)	(0.02)
Net realized and unrealized gains (losses) on investments	0.07

Net increase (decrease) in net assets resulting from operations	0.05
Net asset value, end of period	$25.05
Shares outstanding, end of period	1,201,000
Weighted average shares outstanding	1,201,000
Total return based on net asset value (2)	0.20%
Ratio/Supplemental Data:
Net assets, end of period	$30,090
Ratio of total net expenses to average net assets (3)(4)	5.83%
Ratio of net investment income/(loss) to average net assets (4)	-0.56%
Portfolio turnover (5)	0.24%

(1)	Based on actual number of shares outstanding at the end of the corresponding period or the weighted average shares outstanding for the period, unless otherwise noted, as appropriate.
(2)
Total return based on NAV is calculated as the change in NAV per share during the period plus declared dividends per share during the period, divided by the beginning NAV per share, and not annualized.

(3)	The ratio of total expenses to average net assets in the table above reflects the Adviser’s voluntary waivers of its right to receive a portion of the management fees and income incentive fees.
(4)	Annualized.
(5)	Not annualized.
(6)	Net asset information presented is related to Class I shares.
Note 9. Income Taxes
The Company’s aggregate investment unrealized appreciation and depreciation for federal income tax purposes was as follows (in thousands):

As of June 30, 2023
Tax Cost	$98,081

Gross Unrealized Appreciation	$97
Gross Unrealized Depreciation	(5)

Net Unrealized Investment Appreciation (Depreciation)	$92

Note 10. Subsequent Events
The Company’s management evaluated subsequent events through the date of issuance of the financial statements included herein. Other than the items below, there have been no subsequent events that occurred during such period that would require disclosure or would be required to be recognized in the financial statements as of June 30, 2023.
On July 3, 2023, BK Canada, an affiliate of the Adviser, purchased 1,796,407 Class I shares for $45,000. $45,000 of BK Canada’s $120,000 total capital commitment has been called through July 3, 2023.

Report of Independent Registered Public Accounting Firm
To the Shareholder and the Board of Directors of Crescent Private Credit Income Corp.
Opinion on the Financial Statement
We have audited the accompanying statement of assets and liabilities of Crescent Private Credit Income Corp. (the “Company”) as of May 4, 2023, and the related notes (collectively referred to as the “financial statement”). In our opinion, the financial statement presents fairly, in all material respects, the financial position of the Company at May 4, 2023, in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
The financial statement is the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statement based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statement, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statement. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statement. We believe that our audit provides a reasonable basis for our opinion.
/s/ Ernst & Young LLP
We have served as the Company’s auditor since 2023.
Los Angeles, California
July 18, 2023

Crescent Private Credit Income Corp.
Statement of Assets and Liabilities
As of May 4, 2023

Assets
Cash and cash equivalents	$25,000

Total assets	$25,000

Commitments and Contingencies (Note 5)
Net assets
Common shares, $0.01 par value per share; unlimited shares authorized, 1,000 shares issued and outstanding	$10
Paid-in capital in excess of par value	24,990

Total net assets	$25,000

See accompanying notes

CRESCENT PRIVATE CREDIT INCOME CORP.
NOTES TO FINANCIAL STATEMENT
May 4, 2023
Note 1. Organization and Basis of Presentation
Crescent Private Credit Income Corp. (the “Company”) was formed on November 10, 2022 as a Maryland corporation structured as a non-diversified,
closed-end
management investment company. The Company elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”). The Company is externally managed by its adviser, Crescent Cap NT Advisors, LLC (the “Adviser”), an investment adviser that is registered with the Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940. In addition, the Company intends to qualify as a regulated investment company (a “RIC”) under Subchapter M of the Internal Revenue Code of 1986 (the “Code”). As a RIC, the Company will not be taxed on its income to the extent that it distributes such income each year and satisfies other applicable income tax requirements.
The Company’s investment objectives are to generate current income and, to a lesser extent, long-term capital appreciation. The Company invests primarily in directly originated assets, including debt securities and related equity investments, made to or issued by U.S. middle-market companies. The Company may also make investments in syndicated loans and other liquid credit opportunities, including in publicly traded debt instruments, for cash management purposes and to generate attractive risk adjusted returns.
On May 3, 2023, Crescent Capital Group LP, an affiliate of the Adviser, purchased 1,000 Common Shares for $25,000, or $25.00 per share. As of May 4, 2023, the Company has not commenced its investing activities.
Note 2. Summary of Significant Accounting Policies
Basis of Presentation
The Company’s financial statement has been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to Regulation
S-X.
The Company is treated as an investment company and, therefore, applies the specialized accounting and reporting guidance in Accounting Standards Codification (“ASC”) 946,
Financial Services – Investment Companies.
Separate statements of operations, changes in net assets, and cash flows have not been presented because the Company has not yet commenced its principal operations.
Use of Estimates
The preparation of the financial statement in conformity with GAAP requires management to make certain estimates and assumptions that may affect the amounts reported in the financial statement and accompanying notes. The financial statement reflects all adjustments that in the opinion of management are necessary for the fair statement of the Company’s financial position. Although management believes that the estimates and assumptions are reasonable, changes in the economic environment, financial markets and any other parameters used in determining these estimates could cause actual results to differ materially.
Cash and Cash Equivalents
Cash and cash equivalents consist of demand deposits and may include highly liquid investments (e.g., money market funds, U.S. Treasury notes, and similar type instruments) with original maturities of three months or less. The Company deposits its cash and cash equivalents with highly rated banking corporations and, at times, cash deposits may exceed the insured limits under applicable law.

Organization Expenses
Organization expenses include, among other things, the cost of incorporating the Company and the cost of legal services and other fees pertaining to the Company’s organization. Organization expenses will be paid by the Adviser until the commencement of the Company’s anticipated public offering of its common shares (the “Offering”). The Company’s obligation to reimburse the Adviser for organizational expenses paid on its behalf is contingent upon the commencement of the Offering. Subsequent to the commencement of the Offering, any organization expenses incurred by the Company, including the reimbursements to the Adviser, will be expensed as incurred. The Company’s reimbursement of organization expenses paid on its behalf will be in accordance with the terms of the Expense Support and Conditional Reimbursement Agreement (as defined below). As of May 4, 2023, the Adviser accrued or paid organization expenses of $982,406 on behalf of the Company.
Offering Expenses
The Company’s offering expenses include, among other things, legal fees, registration fees and other costs pertaining to the preparation of the Company’s registration statement (and any amendments or supplements thereto) relating to the Offering and associated marketing materials. Offering expenses will be incurred by the Adviser until the commencement of the Offering. The Company’s obligation to reimburse the Adviser for offering expenses paid on its behalf is contingent upon the commencement of the Offering. Subsequent to the commencement of the Offering, any offering expenses incurred by the Company, including reimbursements to the Adviser, will be recorded as deferred offering costs on the statement of assets and liabilities and then subsequently amortized to expense on the Company’s statement of operations over 12 months. The Company’s reimbursement of offering expenses paid on its behalf will be in accordance with the terms of the Expense Support and Conditional Reimbursement Agreement (as defined below). As of May 4, 2023, the Adviser accrued or paid offering expenses of $1,140,000 on behalf of the Company.
Income Taxes
The Company elected to be regulated as a BDC under the 1940 Act. The Company also intends to qualify as a RIC under the Code. So long as the Company maintains its status as a RIC, it will generally not pay corporate-level U.S. federal income or excise taxes on any ordinary income or capital gains that it distributes at least annually to its stockholders as dividends. As a result, any tax liability related to income earned and distributed by the Company represents obligations of the Company’s stockholders and will not be reflected in the financial statement of the Company.
The Company evaluates tax positions taken or expected to be taken in the course of preparing its financial statement to determine whether the tax positions are
“more-likely-than-not”
to be sustained by the applicable tax authority. Tax positions not deemed to meet the
“more-likely-than-not”
threshold are reserved and recorded as a tax benefit or expense in the current year. All penalties and interest associated with income taxes are included in income tax expense. Conclusions regarding tax positions are subject to review and may be adjusted at a later date based on factors including, but not limited to, on-going
analyses of tax laws, regulations and interpretations thereof. The Company intends to make the requisite distributions to its stockholders, which will generally relieve the Company from corporate-level income taxes.
To qualify for and maintain qualification as a RIC, the Company must, among other things, meet certain source-of-income
and asset diversification requirements. In addition, to qualify for RIC tax treatment, the Company must distribute to its stockholders, for each taxable year, at least 90% of its “investment company taxable income” for that year, which is generally its ordinary income plus the excess, if any, of its realized net short-term capital gains over its realized net long-term capital losses.
In addition, based on the excise tax distribution requirements, the Company is subject to a 4% nondeductible federal excise tax on undistributed income unless the Company distributes in a timely manner in each taxable year an amount at least equal to the sum of (1) 98% of its ordinary income for the calendar year, (2) 98.2% of capital gain net income (both long-term and short-term) for the one-year
period ending October 31 in that calendar year and (3) any income realized, but not distributed, in prior years. For this purpose, however, any ordinary income or capital gain net income retained by the Company that is subject to corporate income tax is considered to have been distributed. To the extent that it determines that estimated current year annual taxable income will be in excess of estimated current year dividend distributions from such taxable income, the Company will accrue excise taxes, if any, on estimated undistributed taxable income.
Note 3. Agreements and Related Party Transactions
Administration Agreement
On May 3, 2023, the Company entered into the administration agreement (the “Administration Agreement”) with CCAP Administration LLC (the “Administrator”). Under the terms of the Administration Agreement, the Administrator provides administrative services to the Company. These services include providing office facilities, equipment, clerical bookkeeping and record keeping services, maintaining financial and other records, preparing reports to stockholders and reports and other materials filed with the SEC or any other regulatory authority, and generally overseeing the payment of expenses and the performance of administrative and professional services rendered by others. The Administrator also will provide on the Company’s behalf significant managerial assistance to those portfolio companies to which the Company is required to provide such assistance. Certain of these services are reimbursable to the Administrator under the terms of the Administration Agreement. In addition, the Administrator is permitted to delegate its duties under the Administration Agreement to affiliates or third parties. To the extent the Administrator outsources any of its functions, the Company will pay the fees associated with such functions on a direct basis, without incremental profit to the Administrator. The Administration Agreement may be terminated by either party without penalty on 60 days’ written notice to the other party. No administrative services have been provided to the Company as of May 4, 2023.
No person who is an officer, director or employee of the Administrator or its affiliates and who serves as a director of the Company receives any compensation from the Company for his or her services as a director. However, the Company reimburses the Administrator (or its affiliates) for an allocable portion of the compensation paid by the Administrator or its affiliates to the Company’s accounting professionals, legal counsel, investor relations and compliance professionals who spend time on such related activities (based on the percentage of time those individuals devote, on an estimated basis, to the business and affairs of the Company). The allocable portion of the compensation for these officers and other professionals are included in the administration expenses paid to the Administrator. Directors who are not affiliated with the Administrator or its affiliates receive compensation for their services and reimbursement of expenses incurred to attend meetings.
Investment Advisory Agreement
On May 3, 2023, the Company entered into an investment advisory agreement with the Adviser (the “Investment Advisory Agreement”). Under the terms of the Investment Advisory Agreement, the Adviser provides investment advisory services to the Company and its portfolio investments. The Adviser’s services under the Investment Advisory Agreement are not exclusive, and the Adviser is free to furnish similar or other services to others so long as its services to the Company are not impaired. Under the terms of the Investment Advisory Agreement, the Adviser is entitled to receive a base management fee and may also receive incentive fees, as discussed below, when the Company commences operations. As of May 4, 2023, the Company has not yet commenced its planned principal operations and no fees are payable to the Adviser.
Base Management Fee
The base management fee is calculated and payable monthly in arrears at an annual rate of 1.25% of the value of the Company’s net assets as of the beginning of the first calendar day of the applicable month. For purposes of the Investment Advisory Agreement, “net assets” means the Company’s total net assets determined on a consolidated basis in accordance with GAAP. For the first calendar month in which the Company has operations, net assets will be measured as the beginning net assets as of the date on which the Company commences operations.
Incentive Fee per Investment Advisory Agreement
Under the Investment Advisory Agreement, the incentive fee consists of two parts:
The first part, the income incentive fee, is calculated and payable quarterly in arrears and is paid with respect to the Company’s pre-incentive
fee net investment income (as defined below) in each calendar quarter as follows: (a) no incentive fee based on pre-incentive
fee net investment income in any calendar quarter in which the Company’s pre-incentive
fee net investment income does not exceed a hurdle rate of 1.25% per quarter (5.0% annualized) (the “Hurdle”), (b) 100% of the dollar amount of the Company’s pre-incentive
fee net investment income with respect to that portion of such pre-incentive
fee net investment income, if any, that exceeds the Hurdle rate but is less than a rate of return of 1.43% (5.72% annualized) (the
“Catch-up”),
and (c) 12.5% of the dollar amount of the Company’s
pre-incentive
fee net investment income, if any, that exceeds a rate of return of 1.43% (5.72% annualized).
The second part, the capital gains incentive fee, is determined and payable in arrears as of the end of each calendar year at a rate of 12.5% of the Company’s realized capital gains, if any, on a cumulative basis from the Company’s inception through the end of such calendar year, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of any previously paid capital gain incentive fees. In the event that the Investment Advisory Agreement shall terminate as of a date that is not a calendar year end, the termination date shall be treated as though it were a calendar year end for purposes of calculating and paying a capital gains incentive fee.
Pre-incentive
fee net investment income means, as the context requires, either the dollar value of, or percentage rate of return on the value of the Company’s net assets in accordance with GAAP at the end of the immediately preceding quarter from, interest income, dividend income and any other income (including any other fees (other than fees for providing managerial assistance), such as commitment, origination, structuring, diligence and consulting fees or other fees that the Company receives from portfolio companies) accrued during each calendar quarter, minus the Company’s operating expenses accrued for such quarter (including the base management fee, expenses payable under the Administration Agreement and any interest expense or fees on any credit facilities or outstanding debt and dividends paid on any issued and outstanding preferred stock, but excluding the incentive fee and any distribution or stockholder servicing fees).
Pre-incentive
fee net investment income returns, in the case of investments with a deferred interest feature (such as market discount, original issue discount, debt investments with payment-in-kind
interest and zero coupon securities), accrued income that the Company has not yet received in cash.
Pre-incentive
fee net investment income returns do not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation. Fees payable under the Investment Advisory Agreement for any partial period will be appropriately prorated and adjusted for any share issuances or repurchases during the relevant quarter.
GAAP Incentive Fee on Cumulative Unrealized Capital Appreciation
The Company accrues, but does not pay, a portion of the incentive fee based on capital gains with respect to net unrealized appreciation. Under GAAP, the Company is required to accrue an incentive fee based on capital gains that includes net realized capital gains and losses and net unrealized capital appreciation and depreciation on investments held at the end of each period. In calculating the accrual for the incentive fee based on capital gains, the Company considers the cumulative aggregate unrealized capital appreciation in the calculation, since an incentive fee based on capital gains would be payable if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee payable under the Investment Advisory Agreement. This accrual is calculated using the aggregate cumulative realized capital gains and losses and aggregate cumulative unrealized capital appreciation or depreciation. If such amount is positive at the end of a period, then the Company records a capital gains incentive fee equal to 12.5% of such amount, minus the aggregate amount of actual incentive fees based on capital gains paid in all prior periods. If such amount is negative, then there is no accrual for such period. There can be no assurance that such unrealized capital appreciation will be realized in the future.
Expense Support and Conditional Reimbursement Agreement
The Company has entered into an Expense Support and Conditional Reimbursement Agreement on May 3, 2023 (the “Expense Support Agreement”) with the Adviser. The Adviser may elect to pay certain expenses of the Company on the Company’s behalf (each, an “Expense Payment”), provided that no portion of the payment will be used to pay any interest expense or distribution and/or stockholder servicing fees of the Company. Any Expense Payment that the Adviser has committed to pay must be paid by the Adviser to or on behalf of the Company in any combination of cash or other immediately available funds no later than forty-five days after such commitment was made in writing by the Adviser, and/or offset against amounts due from the Company to the Adviser or its affiliates.
Following any calendar month in which Available Operating Funds (as defined below) exceed the cumulative distributions accrued to the Company’s stockholders based on distributions declared with respect to record dates occurring in such calendar month (the amount of such excess being hereinafter referred to as “Excess Operating Funds”), the Company shall pay such Excess Operating Funds, or a portion thereof, to the Adviser until such time as all Expense Payments made by the Adviser to the Company within three years prior to the last business day of such calendar month have been reimbursed. Any payment required to be made by the Company is referred to herein as a “Reimbursement Payment.” “Available Operating Funds” means the sum of (i) the Company’s net investment company taxable income (including net short-term capital gains reduced by net long-term capital losses), (ii) the Company’s net capital gains (including the excess of net long-term capital gains over net short-term capital losses) and (iii) dividends and other distributions paid to the Company on account of investments in portfolio companies (to the extent such amounts listed in clause (iii) are not included under clauses (i) and (ii) above).
The Company’s obligation to make a Reimbursement Payment shall automatically become a liability of the Company on the last business day of the applicable calendar month, except to the extent the Adviser has waived its right to receive such payment for the applicable month. Reimbursement Payments for a given Expense Payment must be made within three years prior to the last business day of the applicable calendar month.
The Expense Support Agreement provides that no Reimbursement Payment will be made for any calendar month if: (1) the annualized rate (based on a
365-day
year) of regular cash distributions per share of common stock declared by the Board exclusive of returns of capital, distribution rate reductions due to distribution and stockholder fees, and any declared special dividends or distributions (the “Effective Rate of Distributions Per Share”) declared by the Company at the time of such Reimbursement Payment is less than the Effective Rate of Distributions Per Share at the time the Expense Payment was made to which such Reimbursement Payment relates, or (2) the Operating Expense Ratio (as defined below) at the time of such Reimbursement Payment is greater than the Operating Expense Ratio at the time the Expense Payment was made to which such Reimbursement Payment relates. The “Operating Expense Ratio” is calculated by dividing Operating Expenses (as defined below), less organizational and offering expenses, base management and incentive fees owed to the Adviser, and interest expense, by the Company’s net assets. “Operating Expenses” means all of the operating costs and expenses incurred, as determined in accordance with GAAP.

Note 4. Share Repurchase Program
Beginning no later than the first full calendar quarter from the date on which the Company commences the Offering, and at the sole discretion of the Board, the Company intends to commence a share repurchase program in which the Company intends to repurchase, in each quarter, up to 5% of its common shares outstanding (either by number of shares or aggregate NAV) as of the close of the previous calendar quarter. The Board may amend, suspend, or terminate the share repurchase program at any time if it deems such action to be in the best interest of the Company and its common stockholders. As a result, share repurchases may not be available each quarter. The Company intends to conduct such repurchase offers in accordance with the requirements of
Rule 13e-4 promulgated
under the Securities Exchange Act of 1934, as amended, and the 1940 Act. All shares purchased pursuant to the terms of each tender offer will be retired and thereafter will be authorized and unissued shares.
Under the share repurchase plan, to the extent the Company offers to repurchase shares in any particular quarter, it is expected to repurchase shares pursuant to tender offers using a purchase price equal to the NAV per share as of the last calendar day of the applicable month designated by the Company’s Board, except that the Company deducts 2.00% from such NAV for shares that have not been outstanding for at least one year (an “Early Repurchase Deduction”).
The one-year holding
period will be deemed satisfied if the shares to be repurchased would have been outstanding for one year or longer as of the subscription closing date immediately following the prospective repurchase date. The Early Repurchase Deduction may be waived in the case of repurchase requests arising from the death, divorce or qualified disability of the holder. The Early Repurchase Deduction will be retained by the Company for the benefit of remaining stockholders.
Note 5. Commitments and Contingencies
In the normal course of business, the Company enters into contracts that provide a variety of general indemnifications. Any exposure to the Company under these arrangements could involve future claims that may be made against the Company. Currently, no such claims exist or are expected to arise and, accordingly, the Company has not accrued any liability in connection with such indemnifications.
The Adviser has agreed to bear certain expenses through the date on which the Company commences the Offering. The Company will be obligated to reimburse the Adviser for such advanced expenses upon commencing the Offering and the Adviser requesting reimbursement of these expenses paid pursuant to the Expense Support Agreement. The total organization expenses incurred as of May 4, 2023 was $982,406, all of which had been borne by the Adviser. The total offering expenses incurred as of May 4, 2023 was $1,140,000, all of which had been borne by the Adviser.
Note 6. Subsequent Events
The Company has evaluated subsequent events through July 18, 2023, the date this financial statement became available for issuance.
On May 4, 2023, an affiliate of the Company made a $150 million capital commitment to the Company of which $75 million has been called through July 18, 2023.
On July 17, 2023, the Company entered into an intermediary manager agreement with Emerson Equity LLC, who will serve as the managing dealer for the Offering.

APPENDIX A: FORM OF SUBSCRIPTION AGREEMENT

Crescent Private Credit Income Corp.

Subscription Agreement

1.	Your Investment

(a)	Investment Information

Investment Amount $

☐	Initial Purchase

☐	Subsequent Purchase ($500 minimum subscription amount)

(b)	Investment Method

☐ By mail:	Please make checks payable to SS&C GIDS, Inc., AS AGENT FOR CRESCENT PRIVATE CREDIT INCOME CORP. and attach to this agreement*

☐ By wire:	Please wire funds according to the instructions below. Name: SS&C GIDS, Inc., AS AGENT FOR CRESCENT PRIVATE CREDIT INCOME CORP. Bank Name: UMB Bank N.A. ABA: 1010-0069-5 DDA: 9872657373

☐   Broker-dealer / Financial advisor will make payment on your behalf

*Cash, cashier’s checks/official bank checks, temporary checks, foreign checks, money orders, third party checks, or travelers checks are not accepted.

(c)	Share Class Selection

☐ Share Class S	☐ Share Class D **	☐ Share Class I **

(The minimum investment is $2,500)	(The minimum investment is $2,500)	(The minimum investment is $1,000,000 (unless waived))

**Available for certain fee-based wrap accounts and other eligible investors as disclosed in the prospectus, as amended and supplemented.

2.	Ownership Type (Select only one)

(a)   Taxable Accounts

Brokerage Account Number

☐ Individual or Joint Tenant With Rights of Survivorship

☐ Transfer on Death (Optional Designation. Not Available for Louisiana Residents. See Section 3C.)

☐ Tenants in Common

☐ Community Property

☐ Uniform Gift/Transfer to Minors

State of

Date of Birth

(b)  Non-Taxable Accounts

Custodian Account Number

☐ IRA (Custodian Signature Required)

☐ Roth IRA (Custodian Signature Required)

☐ SEP IRA (Custodian Signature Required)

☐ Rollover IRA (Custodian Signature Required)

☐ Beneficial IRA

☐ Pension Plan (Include Certification of Investment Powers Form)

☐ Other

☐ Trust (Include Certification of Investment Powers Form or 1st and Last page of Trust Documents)
(c) Custodian Information (To Be Completed By Custodian)

☐ C Corporation	Custodian Name

☐ S Corporation	Custodian Tax ID #

☐ Profit-Sharing Plan	Custodian Phone #

☐ Non-Profit Organization	Custodian Stamp Here

☐ Limited Liability Corporation
☐ Corporation / Partnership / Other (Corporate Resolution or Partnership Agreement Required)

(d)	Entity Name - Retirement Plan / Trust / Corporation / Partnership / Other

Trustee(s) and/or authorized signatory(s) information MUST be provided in Sections 3A and 3B

Entity Name	Tax ID Number	Date of Formation	Exemptions

(See Form W-9 instructions at www.irs.gov)

Entity Address (Legal Address. Required)

Entity Type (Select one. Required)

☐ Retirement Plan ☐ Trust ☐ S-Corp	☐ C-Corp ☐ LLC ☐ Partnership	Exempt payee code (if any)

☐ Other	Jurisdiction (if Non-U.S.)
(Attach a completed applicable Form W-8)

Exemption from FATCA reporting code (if any)

3.	Investor Information

(a)	Investor Name (Investor / Trustee / Executor / Authorized Signatory Information)

Residential street address MUST be provided. See Section 4 if mailing address is different than residential street address.

First Name	(MI) Last Name	Gender

Social Security Number / Tax ID	Date of Birth (MM/DD/YYYY)	Daytime Phone Number

Residential Street Address	City	State Zip Code

Email Address

If you are a non-U.S. citizen, please specify your country or citizenship (required)	Country of Citizenship

☐ Resident Alien	☐ Non-Resident Alien (Attach a completed From W-8BEN, Rev. J)

Please specify if you are a Crescent employee/officer/ director/affiliate (required)	☐ Crescent Employee	☐ Crescent Officer or Director

☐ Immediate Family Member of Crescent Officer or Director	☐ Crescent Affiliate	☐ Not Applicable

(b)	Co-Investor Name (Co-Investor / Co-Trustee / Co-Authorized Signatory Information, if applicable)

First Name	(MI) Last Name	Gender

Social Security Number / Tax ID	Date of Birth (MM/DD/YYYY)	Daytime Phone Number

Residential Street Address	City	State Zip Code

Email Address

If you are a non-U.S. citizen, please specify your country of citizenship (required):

☐ Resident Alien	☐ Non-Resident Alien (Attach a completed From W-8BEN, Rev. July 2017)	Country of Citizenship

Please specify if you are a Crescent employee/officer/ director/affiliate (required)	☐ Crescent Employee	☐ Crescent Officer or Director

☐ Immediate Family Member of Crescent Officer or Director	☐ Crescent Affiliate	☐ Not Applicable

(c)

Transfer on Death Beneficiary Information (Individual or Joint Account with rights of survivorship only. Not available for Louisiana residents. Beneficiary date of birth required. Whole percentages only; must equal 100%.)

First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary%

First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary%

First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary%

First Name	(MI)	Last Name	SSN	Date of Birth (MM/DD/YYYY)	☐ Primary ☐ Secondary%

Custodian/Guardian for a minor Beneficiary (required, cannot be same as Investor or Co-Investor):

(d)	ERISA Plan Asset Regulations

All investors are required to complete Appendix B attached hereto.

4.	Contact Information (If different than provided in Section 3A)

Mailing Address	City	State	Zip Code

Email Address

5.	Select How You Want to Receive Your Distributions (Please Read Entire Section and Select only one)

You are automatically enrolled in our Distribution Reinvestment Plan, unless you are a resident of ALABAMA, ARKANSAS, CALIFORNIA, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, NEW JERSEY, NORTH CAROLINA, OHIO, OREGON, VERMONT or WASHINGTON.

Refer to the prospectus for terms of the Distribution Reinvestment Plan. If you participate in the Distribution Reinvestment Plan or make subsequent purchases of shares of the Fund, and you fail to meet the minimum net worth of annual income requirements for making an investment or you can no longer make the representations and warranties set forth in Section 8 you are expected to promptly notify your broker-dealer, financial advisor or investment adviser in writing of the change and to terminate your participation in the Distribution Reinvestment Plan.

ONLY complete the following information if you DO NOT wish to enroll in the Distribution Reinvestment Plan. For custodial held accounts, if you elect cash distributions the funds must be sent to the custodian.

(a)	☐ Check mailed to street address in 3A (only available for non-custodial investors).

(b)	☐ Check mailed to secondary address in 3B (only available for non-custodial investors).

(c)	☐ Direct Deposit by ACH (only available for non-custodial investors). PLEASE ATTACH A PRE-VOIDED CHECK

(d)	☐ Check mailed to Third Party Financial Institution (complete section below)

I authorize Crescent Private Credit Income Corp. or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify Crescent Private Credit Income Corp. in writing to cancel it. In the event that Crescent Private Credit Income Corp. deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

☐ If you ARE a resident of Alabama, Arkansas, California, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, New Jersey, North Carolina, Ohio, Oregon, Vermont or Washington, you are not automatically enrolled in the Distribution Reinvestment Plan. Please check here if you wish to enroll in the Distribution Reinvestment Plan. You will automatically receive cash distributions unless you elect to enroll in the Distribution Reinvestment Plan.

☐ If you are not a resident of the states listed above, you are automatically enrolled in the Distribution Reinvestment Plan. Please check here if you DO NOT wish to be enrolled in the Distribution Reinvestment Plan and complete the Cash Distribution information section below.

Financial Institution Name	Mailing Address	City	State	Zip Code

Your Bank’s ABA Routing Number	Your Bank Account Number

6.	Broker-Dealer / Financial Advisor Information (Required Information All fields must be completed.)

The Financial Advisor must sign below to complete the order. The Financial Advisor hereby warrants that he/she is duly licensed and may lawfully sell shares in the state designated as the investor’s legal residence.

Broker-Dealer	Financial Advisor Name

Advisor Mailing Address

City	State	Zip Code

Financial Advisor Number	Branch Number	Telephone Number

E-mail Address	Fax Number

Operations Contact Name	Operations Contact Email Address

Please note that unless previously agreed to in writing by Crescent Private Credit Income Corp., all sales of securities must be made through a Broker-Dealer, including when an RIA has introduced the sale. In all cases, Section 6 must be completed.

The undersigned confirm(s), which confirmation is made on behalf of the Broker-Dealer with respect to sales of securities made through a Broker-Dealer, that they (i) have reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) have discussed such investor’s prospective purchase of shares with such investor; (iii) have advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares; (iv) have delivered or made available a current prospectus and related supplements, if any, to such investor; (v) have reasonable grounds to believe that the investor is purchasing these shares for his or her own account; (vi) have reasonable grounds to believe that the purchase of shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the prospectus and related supplements, if any, and that such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; and (vii) have advised such investor that the shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the prospectus. The undersigned Broker-Dealer, Financial Advisor or Financial Representative listed in Section 6 further represents and certifies that, in connection with this subscription for shares, he/she has complied with and has followed all applicable policies and procedures of his or her firm relating to, and performed functions required by, federal and state securities laws, rules promulgated under the Securities Exchange Act of 1934, as amended, including, but not limited to Rule 151-1 (“Regulation Best Interest”) and Financial Industry Regulatory Authority, Inc. rules and regulations including, but not limited to Know Your Customer, Suitability and PATRIOT Act (Anti Money Laundering, Customer Identification) as required by its relationship with the investor(s) identified on this document.

THIS SUBSCRIPTION AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE GOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE.

If you do not have another broker-dealer or other financial intermediary introducing you to Crescent Private Credit Income Corp., then Emerson Equity LLC (“Emerson”) may be deemed to act as your broker of record in connection with any investment in Crescent Private Credit Income Corp. Emerson is not a full-service broker-dealer and may not provide the kinds of financial services that you might expect from another financial intermediary, such as holding securities in an account. If Emerson is your broker-dealer of record, then your Common Shares will be held in your name on the books of Crescent Private Credit Income Corp. Emerson will not monitor your investments, and has not and will not make any recommendation regarding your investments. If you want to receive financial advice regarding a prospective investment in the shares, contact your broker-dealer or other financial intermediary.

X	Date	X	Date

Financial Advisor Signature	Branch Manager Signature (If required by Broker-Dealer)

7.	Electronic Delivery Form (Optional)

Instead of receiving paper copies of the prospectus, prospectus supplements, annual reports, proxy statements, and other shareholder communications and reports, you may elect to receive electronic delivery of shareholder communications from Crescent Private Credit Income Corp. If you would like to consent to electronic delivery, including pursuant to email, please check the box below for this election.

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of shareholder communications and statement notifications. By consenting below to electronically receive shareholder communications, including your account-specific information, you authorize said offering(s) to either (i) email shareholder communications to you directly or (ii) make them available on our website and notify you by email when and where such documents are available.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

By consenting to electronic access, you will be responsible for certain costs, such as your customary internet service provider charges, and may be required to download software in connection with access to these materials. You understand this electronic delivery program may be changed or discontinued and that the terms of this agreement may be amended at any time. You understand that there are possible risks associated with electronic delivery such as emails not transmitting, links failing to function properly and system failure of online service providers, and that there is no warranty or guarantee given concerning the transmissions of email, the availability of the website, or information on it, other than as required by law.

I consent to electronic delivery	☐

Email Address:

If blank, the email provided in Section 4 or Section 3A will be used

8.	Subscriber Signatures

Crescent Private Credit Income Corp. is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying documents. If you do not provide the information, Crescent Private Credit Income Corp. may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. In order to induce Crescent Private Credit Income Corp. to accept this subscription, you hereby represent and warrant to Crescent Private Credit Income Corp. as follows:

8a.	Please Note: All Items in this section 8.a. must be read and initialed

	Primary Investor Initials	Co- Investor Initials
(i) I have received the prospectus (as amended or supplemented) for Crescent Private Credit Income Corp. at least five business days prior to the date hereof.	Initials	Initials

(ii) I have (A) a minimum net worth (not including home, home furnishings and personal automobiles) of at least $250,000, or (B) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000.	Initials	Initials

	Primary Investor Initials	Co- Investor Initials

(iii) In addition to the general suitability requirements described above, I meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the prospectus under “SUITABILITY STANDARDS.”	Initials	Initials

(iv) If I am an entity that was formed for the purpose of purchasing shares, each individual that owns an interest in such entity meets the general suitability requirements described above.	Initials	Initials

(v) I acknowledge that there is no public market for the shares, shares of this offering are not liquid and appropriate only as a long-term investment.	Initials	Initials

(vi) I acknowledge that the shares have not been registered and are not expected to be registered under the laws of any country or jurisdiction outside of the United States except as otherwise described in the prospectus.	Initials	Initials

(vii) I am purchasing the shares for my own account, or if I am purchasing shares on behalf of a trust or other entity of which I am a trustee or authorized agent, I have due authority to execute this subscription agreement and do hereby legally bind the trust or other entity of which I am trustee or authorized agent.	Initials	Initials

(viii) I acknowledge that Crescent Private Credit Income Corp. may enter into transactions with Crescent affiliates that involve conflicts of interest as described in the prospectus.	Initials	Initials

(ix) I acknowledge that subscriptions must be submitted at least five business days prior to the first day of each month. My investment will be executed as of the first day of the applicable month at the NAV per share as of the preceding day. I acknowledge that I will not know the NAV per share at which my investment will be executed at the time I subscribe and the NAV per share as of the last day of each month will generally be made available at www.crescentprivatecredit.com within 20 business days of the last day of each month.	Initials	Initials

(x) I acknowledge that my subscription request will not be accepted any earlier than two business days before the first calendar day of each month. I acknowledge that I am not committed to purchase shares at the time my subscription order is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying the transfer agent, through my financial intermediary or directly on Crescent Private Credit Income Corp.’s toll-free, automated telephone line, (888) 875-0116.	Initials	Initials

8.b. If you live in any of the following states, please complete Appendix A to Crescent Private Credit Income Corp. Subscription Agreement: Alabama, California, Idaho, Iowa, Kansas, Kentucky, Maine, Massachusetts, Missouri, Nebraska, New Jersey, New Mexico, North Dakota, Ohio, Oklahoma, Oregon, Pennsylvania, Puerto Rico, Tennessee, and Vermont

In the case of sales to fiduciary accounts, the minimum standards in Appendix A shall be met by the beneficiary, the fiduciary, account, or, by the donor or grantor, who directly or indirectly supplies the funds to purchase the shares if the donor or grantor is the fiduciary.

If you do not have another broker-dealer or other financial intermediary introducing you to Crescent Private Credit Income Corp., then Emerson may be deemed to be acting as your broker-dealer of record in connection with any investment in Crescent Private Credit Income Corp. For important information in this respect, see Section 6 above. I declare that the information supplied in this Subscription Agreement is true and correct and may be relied upon by Crescent Private Credit Income Corp. I acknowledge that the Broker-Dealer /

Financial Advisor (Broker-Dealer / Financial Advisor of record) indicated in Section 6 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of shares I own, tax information (including the Form 1099) and redemption information. Investors may change the Broker-Dealer / Financial Advisor of record at any time by contacting Crescent Private Credit Income Corp. Investor Relations at the number indicated below.

SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (required for U.S. investors):

Under penalties of perjury, I certify that:

(1)	The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

(2)

I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)	I am a U.S. citizen or other U.S. person (including a resident alien) (defined in IRS Form W-9); and

(4)	The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

X		Date	X	Date

	Signature of Investor		Signature of Co-Investor or Custodian (If applicable)

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF PLAN IS ADMINISTERED BY A THIRD PARTY)

9.	Miscellaneous

If investors participating in the Distribution Reinvestment Plan or making subsequent purchases of shares of Crescent Private Credit Income Corp. experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 8 above, they are asked to promptly notify Crescent Private Credit Income Corp. and the Broker-Dealer in writing. The Broker-Dealer may notify Crescent Private Credit Income Corp. if an investor participating in the Distribution Reinvestment Plan can no longer make the representations or warranties set forth in Section 8 above, and Crescent Private Credit Income Corp. may rely on such notification to terminate such investor’s participation in the Distribution Reinvestment Plan.

No sale of shares may be completed until at least five business days after you receive the final prospectus. To be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price at least five business prior to the first calendar day of the month (unless waived). You will receive a written confirmation of your purchase.

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the prospectus in its entirety for a complete explanation of an investment in the shares of Crescent Private Credit Income Corp.

Return the completed Subscription Agreement to:

Crescent Private Credit Income Corp.

c/o SS&C GIDS, Inc.

430 W 7th Street, Suite 219079

Kansas City, MO 64105

Crescent Private Credit Income Corp. Investor Relations: (888) 875-0116

Appendix A

For purposes of determining whether you satisfy the standards below, your net worth is calculated excluding the value of your home, home furnishings and automobiles, and, unless otherwise indicated, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.

Investors in the following states have the additional suitability standards as set forth below.

	Primary Investor Initials	Co- Investor Initials
If I am an Alabama resident, in addition to the suitability standards set forth above, an investment in Crescent Private Credit Income Corp. will only be sold to me if I have a liquid net worth of at least 10 times my investment in Crescent Private Credit Income Corp. and its affiliates.	Initials	Initials

If I am a California resident, in addition to the suitability standards set forth above, I may not invest more than 10% of my liquid net worth in Crescent Private Credit Income Corp.	Initials	Initials

If I am an Idaho resident, I must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, the total investment in Crescent Private Credit Income Corp. shall not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.	Initials	Initials

If I am an Iowa resident, I (i) have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000 (net worth should be determined exclusive of home, auto and home furnishings); and (ii) limit my aggregate investment in this offering and in the securities of other non-traded business development companies to 10% of my liquid net worth (liquid net worth should be determined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities).	Initials	Initials

If I am a Kansas resident, I understand that it is recommended by the Office of the Securities Commissioner that I limit my total investment in Crescent Private Credit Income Corp.’s securities and other non-traded business development companies to not more than 10% of my liquid net worth. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities, as determined in conformity with GAAP.	Initials	Initials

If I am a Kentucky resident, I may not invest more than 10% of my liquid net worth in Crescent Private Credit Income Corp. or its affiliates. “Liquid net worth” is defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.	Initials	Initials

If I am a Maine resident, I acknowledge that it is recommended by the Maine Office of Securities that my aggregate investment in this offering and other similar direct participation investments not exceed 10% of my liquid net worth. For this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.	Initials	Initials

If I am a Massachusetts resident, in addition to the suitability standards set forth above, I may not invest more than 10% of my liquid net worth in Crescent Private Credit Income Corp. and in other illiquid direct participation programs. For these purposes, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable investments.	Initials	Initials

	Primary Investor Initials	Co- Investor Initials

If I am a Missouri resident, in addition to the suitability standards set forth above, I may not invest more than 10% of my liquid net worth in Crescent Private Credit Income Corp.	Initials	Initials

If I am a Nebraska resident, I must have (i) either (a) an annual gross income of at least $70,000 and a net worth of at least $70,000, or (b) a net worth of at least $250,000; and (ii) I must limit my aggregate investment in this offering and the securities of other business development companies to 10% of such investor’s net worth. Investors who are accredited investors as defined in Regulation D under the Securities Act of 1933 are not subject to the foregoing investment concentration limit.	Initials	Initials

If I am a New Jersey resident, (1) I have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, my total investment in Crescent Private Credit Income Corp., its affiliates and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of my liquid net worth, and (2), I understand that although Crescent Cap NT Advisors, LLC, the investment adviser to Crescent Private Credit Income Corp. (the “investment adviser”), will advance all organization and offering expenses of Crescent Private Credit Income Corp., and may elect to pay certain of Crescent Private Credit Income Corp.’s expenses, Crescent Private Credit Income Corp. is obligated to reimburse the investment adviser, and this will reduce the returns available to investors.

Additionally, I acknowledge that if I buy Class S shares or Class D shares through certain financial intermediaries, they may directly charge me transaction or other fees, including upfront placement or brokerage commissions, in such amounts as they may determine, provided that they limit such charges to a 3.5% cap on NAV for Class S shares and a 1.5% cap on NAV for Class D shares.

	Initials	Initials

If I am a New Mexico resident, in addition to the general suitability standards listed above, I may not invest, and I may not accept from an investor more than ten percent (10%) of my liquid net worth in shares of Crescent Private Credit Income Corp., its affiliates and in other non-traded business development companies. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.	Initials	Initials

If I am a North Dakota resident, I have a net worth of at least ten times my investment in Crescent Private Credit Income Corp.	Initials	Initials

If I am an Ohio resident, it is unsuitable to invest more than 10% of my liquid net worth in the issuer, affiliates of the issuer, and in any other non-traded business development company. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus, total liabilities) comprised of cash, cash equivalents and readily marketable securities.	Initials	Initials

If I am an Oklahoma resident, my investment in Crescent Private Credit Income Corp. may not exceed 10% of my liquid net worth.	Initials	Initials

	Primary Investor Initials	Co- Investor Initials

If I am an Oregon resident, in addition to the suitability standards set forth above, I may not invest more than 10% of my liquid net worth. Liquid net worth is defined as net worth excluding the value of the investor’s home, home furnishings and automobile.	Initials	Initials
If I am a Pennsylvania resident, I may not invest more than 10% of my liquid net worth in Crescent Private Credit Income Corp.	Initials	Initials

If I am a Puerto Rico resident, I may not invest more than 10% of my liquid net worth in Crescent Private Credit Income Corp., its affiliates and other non-traded business development companies. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of primary residence, home furnishings and automobiles minus total liabilities) consisting of cash, cash equivalents and readily marketable securities.	Initials	Initials

If I am a Tennessee resident, I must have a liquid net worth of at least ten times my investment in Crescent Private Credit Income Corp.	Initials	Initials

If I am a Vermont resident and I am an accredited investor in Vermont, as defined in 17 C.F.R. § 230.501, I may invest freely in this offering. In addition to the suitability standards described above, if I am a non-accredited Vermont investor, I may not purchase an amount in this offering that exceeds 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings or automobiles) minus total liabilities.	Initials	Initials

CPCI Subscription Agreement

Appendix B: Additional Questionnaire

Instructions: All purchasers please complete this Appendix A in its entirety.

1. Are you a “benefit plan investor” within the meaning of the Plan Asset Regulations1 or will you use the assets of a “benefit plan investor”2 to invest in Crescent Private Credit Income Corp.?

☐ Yes   ☐ No

2. If Question (1) above is “yes” please indicate what percentage of the purchaser’s assets invested in Crescent Private Credit Income Corp. are considered to be the assets of “benefit plan investors” within the meaning of the Plan Asset Regulations:

%

3. If you are investing the assets of an insurance company general account, please indicate what percentage of the insurance company general account’s assets invested in Crescent Private Credit Income Corp. are the assets of “benefit plan investors” within the meaning of Section 401(c)(1)(A) of the Employee Retirement Income Security Act of 1974, as amended, or the regulations promulgated thereunder?

%

4. Please indicate if you are a “Controlling Person” defined as: (i) a person (including an entity), other than a “benefit plan investor” who has discretionary authority or control with respect to the assets of Crescent Private Credit Income Corp., a person who provides investment advice for a fee (direct or indirect) with respect to such assets, or any “affiliate” of such a person. An “affiliate” of a person includes any person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with the person. For purposes of this definition, “control,” with respect to a person other than an individual, means the power to exercise a controlling influence over the management or policies of such person.

☐ Yes   ☐ No

[1]

“Plan Asset Regulations” means the regulations issued by the United States Department of Labor at Section 2510.3-101 of Part 2510 of Chapter XXV, Title 29 of the United States Code of Federal Regulations, as modified by Section 3(42) of ERISA, as the same may be amended from time to time.

[2]

The term “benefit plan investor” includes: (i) an “employee benefit plan” as defined in section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to Title I of ERISA (such as employee welfare benefit plans (generally, plans that provide for health, medical or other welfare benefits) and employee pension benefit plans (generally, plans that provide for retirement or pension income)); (ii) “plans” described in section 4975(e)(1) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), that is subject to section 4975 of the Code (e.g., an “individual retirement account”, an “individual retirement annuity”, a “Keogh” plan, a pension plan, an Archer MSA described in section 220(d) of the Code, a Coverdell education savings account described in section 530 of the Code and a health savings account described in section 223(d) of the Code) and (iii) an entity that is, or whose assets would be deemed to constitute the assets of, one or more “employee benefit plans” or “plans” (e.g., a master trust or a plan assets fund) under ERISA or the Plan Asset Regulations.

CRESCENT PRIVATE CREDIT INCOME CORP.

Maximum Offering of $2,500,000,000 in Common Shares

PROSPECTUS

You should rely only on the information contained in this prospectus. No dealer, salesperson or other person is authorized to make any representations other than those contained in this prospectus and supplemental literature authorized by Crescent Private Credit Income Corp. and referred to in this prospectus, and, if given or made, such information and representations must not be relied upon. This prospectus is not an offer to sell nor is it seeking an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

September 29, 2023